As filed with the Securities and Exchange Commission on February 12, 2009

Registration No. 333-151532

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 6 to
FORM S-11

FOR REGISTRATION
UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

LIGHTSTONE VALUE PLUS REAL ESTATE
INVESTMENT TRUST II, INC.

(Exact Name of Registrant As Specified in Its Governing Instruments)

1985 Cedar Bridge Ave., Suite 1
Lakewood, New Jersey 08701

(Address, Including Zip Code and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

David Lichtenstein
c/o The Lightstone Group
1985 Cedar Bridge Ave., Suite 1
Lakewood, New Jersey 08701
(732) 367-0129

(Name and Address, Including Zip Code and Telephone Number,
Including Area Code, of Agent for Service)

With Copies to:

Peter M. Fass, Esq. Proskauer Rose LLP 1585 Broadway New York, New York 10036-8299 Tel: (212) 969-3000 Fax: (212) 969-2900	Joseph E. Teichman, Esq. c/o The Lightstone Group 1985 Cedar Bridge Ave., Suite 1 Lakewood, New Jersey 08701 Tel: (732) 987-8678 Fax: (732) 612-1444

Approximate date of commencement of proposed sale to the public: as soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of this prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to Be Registered		Proposed Maximum Offering Prices per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	51,000,000 shares		$10.00	$510,000,000	$20,043	(2)
Common Stock, $0.01 par value per share	6,500,000 shares	(1)	$9.50	$61,750,000	$2,426.78	(2)

(1)	Represents shares to be issued pursuant to distribution reinvestment program. The offering price per share issuable pursuant to the distribution reinvestment program is estimated for purposes of calculating the registration fee at $9.50 per share.
(2)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS DATED FEBRUARY 12, 2009	SUBJECT TO COMPLETION

500,000 shares of common stock — minimum offering
51,000,000 shares of common stock — maximum offering

LIGHTSTONE VALUE PLUS REAL ESTATE
INVESTMENT TRUST II, INC.

$10.00 PER SHARE Minimum Initial Purchase — 200 Shares

We are a newly formed Maryland corporation incorporated on April 28, 2008 and sponsored by The Lightstone Group, LLC, one of the largest private residential and commercial real estate owners in the United States. We are offering up to 51,000,000 shares of common stock to investors who meet our suitability standards and up to 6,500,000 shares of common stock to participants in our distribution reinvestment program. The dealer manager of the offering, Lightstone Securities, LLC, is not required to sell a specific number or dollar amount of shares but will use its best efforts to sell 51,000,000 of our shares.

Investing in us involves a high degree of risk. See “Risk Factors” beginning on page 14 for a discussion of the risks which should be considered in connection with your investment in our common stock. Some of these risks include:

•	We are a “blind pool” because we do not currently own any properties, we have not identified any properties to acquire with the offering proceeds and we have no operating history or established financing sources;
•	No public market currently exists for our shares of common stock, no public market for those shares may ever exist and our shares are illiquid;
•	There are substantial conflicts between the interests of our investors, our interests and the interests of our advisor, sponsor and our respective affiliates regarding affiliate compensation, investment opportunities and management resources because David Lichtenstein, the Chairman of our board of directors, is the sole owner of our sponsor and our advisor; the sponsor and advisor may compete with us and acquire properties that suit our investment objectives; we have no employees that do not also work for our sponsor or advisor and the advisor is not obligated to devote any fixed, minimum amount of time or effort to management of our operations;
•	We may maintain a level of leverage as high as 75% of the aggregate fair market value of our properties;

•	Federal income tax law limits ownership and transferability of our shares that prohibit five or fewer individuals from beneficially owning more than 50% of our outstanding shares during the last half of each taxable year and, subject to exceptions, we restrict any person from beneficially owning more than 9.8% in value of our aggregate outstanding stock or more than 9.8% of our common stock;
•	Our investment objectives and strategies may be changed without stockholder consent;
•	We are obligated to pay substantial fees to our advisor and its affiliates, including fees payable upon the sale of properties, and our incentive advisor fee structure may result in our advisor recommending riskier or more speculative investments;
•	We may make distributions that include a return of principal and may borrow to make these distributions; and
•	We are not yet a REIT and may be unable to qualify as a REIT.

This offering will end no later than              , 2011 unless we elect to extend it to a date no later than              , 2012 in states that permit us to make this 1-year extension. We will deposit subscription payments in an escrow account held by the escrow agent, Wells Fargo Bank, National Association, in trust for the subscriber’s benefit, pending release to us, and a minimum of 500,000 shares of common stock must be sold within one year following this offering or we will terminate this offering and promptly return your subscription payments with your pro rata share of the interest earned on such funds in accordance with the provisions of the escrow agreement. Subscription payments held in escrow will be placed in short term, low risk, highly liquid interest bearing investments prior our investments in real estate related assets. If a refund is made because of a failure to achieve the minimum offering, The Lightstone Group will pay any escrow fees and no amounts will be deducted from the escrow funds. If we do achieve the minimum offering, we will return all interest earned on proceeds in the escrow account prior to achieving the minimum offering and completing our initial issuance of shares to subscribers.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

These are speculative securities and this investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment.

PENNSYLVANIA AND MASSACHUSETTS INVESTORS: The minimum closing amount is $5,000,000 or 500,000 shares subscribed. Because the minimum closing amount is less than $25,500,000 you are cautioned to carefully evaluate the program’s ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of the program subscriptions. We will not release Pennsylvania or Massachusetts proceeds for subscriptions from escrow until we have 2,550,000 shares subscribed.

TENNESSEE INVESTORS: The minimum closing amount is $10,000,000 or 1,000,000 shares subscribed.

The use of forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in us is not permitted.

	Per Share		Minimum Offering	Maximum Offering
Public offering price	$10.00	(1)	$5,000,000	$510,000,000
Selling commissions(2)	$—		—	—
Dealer manager fee(2)	$—		—	—
Proceeds, before expenses, to us	$10.00		$5,000,000	$510,000,000

(1)	The offering price per share of common stock issuable pursuant to our distribution reinvestment program is initially $9.50.
(2)	All dealer manager fees and selling commissions will be paid for with the proceeds of our sale to Lightstone SLP II LLC, which is controlled by our sponsor, of subordinated profits interests from Lightstone Value Plus REIT II LP, our operating partnership. Distributions with respect to these subordinated profits interests will be made only after stockholders have received a stated preferred return.

Prospectus dated            , 2009

SUITABILITY STANDARDS

Because an investment in our common stock is risky and is a long-term investment, it is suitable and appropriate for you only if you have adequate financial means to make this investment, you have no immediate need for liquidity in your investment and you can bear the loss of your investment.

Therefore, we have established financial suitability standards for investors who purchase shares of our common stock, which we sometimes refer to as the “shares.” In addition, residents of some states must meet higher suitability standards under state law. These standards require you to meet the applicable criteria below. In determining your net worth, do not include your home, home furnishings or your automobile.

General Standards for all Investors

•	Investors must have either (a) a net worth of at least $250,000 or (b) an annual gross income of $70,000 and a minimum net worth of $70,000.

Kentucky

•	Investors must have either (a) a net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a minimum net worth of at least $70,000, with the amount invested in this offering not to exceed 10% of the Kentucky investor’s liquid net worth.

Massachusetts, Michigan, Oregon, Pennsylvania and Washington

•	Investors must have either (a) a net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a minimum net worth of at least $70,000. The investor’s maximum investment in the issuer and its affiliates cannot exceed 10% of the Massachusetts, Michigan, Oregon, Pennsylvania or Washington resident’s net worth.

Kansas, Missouri, and California

•	In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth in our shares and securities of other real estate investment trusts. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Alabama

•	In addition to the general suitability standards above, shares will only be sold to Alabama residents that represent that they have a liquid net worth of at least 10 times the amount of their investment in this real estate investment program and other similar programs.

Tennessee

•	In addition to the general suitability standards described above, Tennessee residents’ maximum investment in the issuer and its affiliates must not exceed ten percent (10%) of their liquid net worth. Further, the minimum closing amount for Tennessee investors is $10,000,000 or 1,000,000 shares subscribed. We will only sell shares of our common stock to Tennessee investors who initially purchase a minimum of 500 shares for a total purchase price of $5,000, except tax-exempt entities may initially purchase a minimum of 250 shares for a total purchase price of $2,500.

Because the minimum offering of our common stock is less than $25.5 million, Pennsylvania and Massachusetts investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds.

The foregoing suitability standards must be met by the investor who purchases the shares. In the case of sales to fiduciary accounts, these minimum standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds to purchase the common stock if the donor or the grantor is the fiduciary. Investors with investment discretion over assets of an employee benefit plan covered by ERISA should carefully review the information in the section entitled “ERISA Considerations.”

i

In the case of gifts to minors, the suitability standards must be met by the custodian of the account or by the donor.

In order to ensure adherence to the suitability standards described above, requisite criteria must be met, as set forth in the subscription agreement in the form attached hereto as Appendix C. In addition, our sponsor, our dealer manager and the soliciting dealers, as our agents, must make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for an investor. In making this determination, the soliciting dealers will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. Executed subscription agreements will be maintained in our records for six years.

RESTRICTIONS IMPOSED BY THE USA PATRIOT ACT AND RELATED ACTS

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (the USA PATRIOT Act), the units offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “Prohibited Shareholder,” which means anyone who is:

•	a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;
•	acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;
•	within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;
•	subject to additional restrictions imposed by the following statutes or regulations, and executive orders issued thereunder: the Trading with the Enemy Act, the Iraq Sanctions Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriation Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or
•	designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC.

The date of this Prospectus is              , 2009

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PROSPECTUS SUMMARY

This summary highlights some of the information in this prospectus. Because this is a summary, it does not contain all the information that may be important to you. You should read this entire prospectus and its appendices carefully before you decide to invest in our shares of common stock.

Lightstone Value Plus Real Estate Investment Trust II, Inc.

We are a Maryland corporation incorporated on April 28, 2008. Beginning with the taxable year 2009, we will elect to be taxed as a real estate investment trust, or a “REIT”, for federal and state income tax purposes. We were formed as a corporation with perpetual existence; however, our corporate existence may be terminated upon our dissolution and the liquidation of our assets in accordance with the terms of our charter. Because we do not own, nor have we yet identified, any specific properties or real estate-related assets for investment, we are considered to be a blind pool.

Our principal executive offices are located at 1985 Cedar Bridge Ave., Suite 1, Lakewood, New Jersey 08701, our telephone number is (732) 367-0129 and our website address is www.lightstonereit.com.

Our Sponsor

Our sponsor does business as The Lightstone Group and wholly owns the limited liability company of that name. Our sponsor is one of the largest private residential and commercial real estate owners and operators in the United States today, with a diversified portfolio of over 900 properties containing approximately 23,000 multifamily units, 4.9 million square feet of office space, 3.7 million square feet of industrial space, 15.7 million square feet of retail space and 686 hotels comprising 76,400 rooms. These residential, office, industrial and retail properties are located in 27 states, the District of Columbia and Puerto Rico, and the hotel properties are located in 44 states and Canada. Based in New York, and supported by regional offices in New Jersey, Illinois, South Carolina and Maryland, our sponsor employs approximately 14,000 staff and professionals including a senior management team with approximately 24 years on average of industry experience. Our sponsor is also the sponsor of Lightstone Value Plus Real Estate Investment Trust, Inc. (referred to in this prospectus as “Lightstone I”), a non-traded REIT with similar investment objectives to ours. For a description of the recent adverse developments that have affected and may continue to affect some of our sponsor’s properties, see the section of this prospectus captioned “Prior Performance of Affiliates of Our Sponsor — Adverse Business Developments.”

Certain officers and directors of The Lightstone Group and its affiliates also have senior management positions with us. The positions and biographical information for these directors and executive officers can be found under the heading “Our Directors and Executive Officers,” below.

Terms of the Offering

We are offering a minimum of 500,000 shares of our common stock and a maximum of 51,000,000 shares of our common stock in this offering. We are offering these shares on a best efforts basis through the dealer manager at $10.00 per share, subject to volume discounts in some cases. An offering on a best efforts basis is one in which the securities dealers participating in the offering are under no obligation to purchase any of the securities being offered and, therefore, no specified number of securities are guaranteed to be sold and no specified amount of money is guaranteed to be raised from the offering. If you are a resident of Pennsylvania, see the “Plan of Distribution — Special Notice to Pennsylvania Investors” section of this prospectus for special escrow requirements for Pennsylvania investors.

Assuming we sell 51,000,000 shares in this offering, the organization and offering expenses, including selling commissions and the dealer manager fee, are expected to be approximately $51,000,000. We will sell subordinated general partner participation units in Lightstone Value Plus REIT II LP, our operating partnership, which we will refer to as the “subordinated profits interests,” to Lightstone SLP II LLC, which is wholly owned and controlled by our sponsor. Our sponsor may elect to purchase subordinated profits interests with either cash or an interest in real property of equivalent value. The proceeds received from the cash sale of subordinated profits interests will be used to pay the dealer manager fees and selling commissions. If our sponsor elects to purchase subordinated profits interests with interests in properties, a majority of our board of directors (including a majority of our independent directors) will determine the value of the interest based on an appraisal obtained by a qualified independent real estate appraiser concerning the underlying property. Presently, our sponsor has neither determine whether to contribute cash or interests in real property in exchange for subordinated profits interests nor has identified any interests in real property that it would contribute. Any subordinated profits interests purchased with an interest in real property may have property level secured indebtedness to which the REIT’s purchase may be subject. In determining the value of such interests, the board of directors will consider the individual and portfolio leverage limitations of the REIT, the maturity date and interest rate of any such indebtedness and the current state of the real estate debt markets at the time of such purchase in determining the value of such property.

Our sponsor will pay all organizational and offering expenses (other than dealer manager fees and selling commissions) in connection with this offering, except we will use the remaining proceeds from the cash sale of the subordinated profits interests (if any) to pay such expenses to the extent that we do not pay dealer manager fees and selling commissions up to 10% of our gross proceeds. Although not assured, Lightstone SLP II LLC may receive distributions after stockholders receive a 7% cumulative return, including up to 40% of proceeds upon sale or other disposition of our properties after stockholders have received their initial capital and a 12% cumulative return. Sponsors of other REITs typically receive up to 15% of proceeds after their stockholders receive a 6% or more cumulative return. Although Lightstone SLP II LLC will not receive any distributions until our stockholders receive a 7% cumulative return, any distributions it does receive will lower distributions that would otherwise be made to our stockholders. See “Compensation Table.”

Certain of our affiliates, including our sponsor, promoters, advisor, dealer manager and property managers, will receive substantial fees and profits in connection with this offering. Such compensation is described more fully below under the heading “Compensation Table” and includes: selling commissions and a dealer manager fee payable to the dealer manager, acquisition fees, asset management fees, regular and liquidation distributions with respect to the subordinated profits interests, reimbursement of certain expenses, and property management fees payable to our property managers.

Our Advisor

Lightstone Value Plus REIT II LLC, our advisor, is wholly owned indirectly by David Lichtenstein as the sole owner of The Lightstone Group, our sponsor. Our advisor, together with our board of directors, will be primarily responsible for making investment decisions and managing our day-to-day operations. Through his ownership and control of The Lightstone Group, Mr. Lichtenstein is the sole owner of our advisor, the sole owner and manager of Lightstone SLP II LLC, the associate general partner of our operating partnership, and acts as our Chairman and Chief Executive Officer. As a result, he controls both the general partner and associate general partner of our operating partnership and is the sole decision-maker of our operating partnership.

We do not have and will not have any employees that are not also employed by our sponsor or its affiliates. We depend substantially on our advisor, which generally has responsibility for our day-to-day operations. Under the terms of the advisory agreement, the advisor also undertakes to use its commercially reasonable best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors.

Our Operating Partnership

We are a holding company and expect to own substantially all of our properties and real estate-related investments through Lightstone Value Plus REIT II LP, a Delaware limited partnership and our operating partnership. We are the general partner of our operating partnership and have full, exclusive and complete responsibility and discretion in the management and control of the partnership. Our structure is generally referred to as an “UPREIT” structure. This structure will enable us to acquire assets from other partnerships and individual owners in a manner that will defer the recognition of gain to the partners of the acquired partnerships or the individual owners, assuming certain conditions are met. We will provide our stockholders with appropriate tax information including a Form 1099.

Our Property Managers

We have four affiliated property managers that may manage the properties we acquire. Our property managers, Prime Retail Property Management LLC, HVM LLC, Prime Group Realty Trust and Beacon Property Management LLC, are each controlled by our sponsor. Prime Retail Property Management LLC is the second largest operator of factory outlet malls in the United States and owns, manages, leases, develops and redevelops all the factory outlet malls controlled by our sponsor. Beacon Management LLC is a significant manager in the multi-family residential housing sector and oversees the management of approximately 24,000 multifamily units. Prime Group Realty Trust is a fully-integrated, self-administrated and self-managed real estate investment trust that owns, manages, leases, develops and redevelops office and industrial real estate, which includes over 7 million of square feet under management. HVM LLC is the operator of Extended Stay Hotels and operates moderately priced extended stay lodging facilities in over 680 locations across the United States and Canada.

Summary Risk Factors

Investment in shares of our common stock involves risks which are described in detail under the heading “Risk Factors.” If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives and, therefore, you may lose some or all of your investment. The most significant risks relating to this offering and an investment in our shares include:

•	Because this is initially a blind pool offering, you may not have the opportunity to evaluate our investments before you make your purchase of our common stock, making your investment more speculative;
•	There are numerous conflicts of interest between the interests of investors and our interests or the interests of our advisor, our sponsor, and their respective affiliates;
•	The subordinated profits interests will entitle a wholly owned subsidiary of our sponsor to certain payments and distributions that will significantly reduce the distributions available to stockholders after they receive a 7% cumulative return on their net investment.
•	We do not currently own any properties and we have not identified any properties to acquire with the offering proceeds;
•	We may borrow to make distributions to our stockholders if we are unable to make distributions with our cash flows from our operations. Such distributions could reduce the cash available to us and could constitute a return of capital to stockholders;
•	The profitability of our acquisitions is uncertain;
•	The bankruptcy or insolvency of a major tenant would adversely impact us;
•	We are subject to risks associated with the significant dislocations and liquidity disruptions currently occurring in the United States credit markets;
•	There are limitations on ownership and transferability of our shares;
•	We have no operating history or established financing sources;
•	Our investment objectives and strategies may be changed without stockholder consent;
•	We are obligated to pay substantial fees to our advisor and its affiliates, including fees payable upon the sale of properties;
•	The incentive advisor fee structure may result in our advisor recommending riskier or more speculative investments;
•	No public market currently exists, or may ever exist, for our shares of common stock and our shares are, and may continue to be, illiquid;
•	There are significant risks associated with maintaining as high level of leverage as permitted under our charter (which permits leverage of up to 75% of the fair market value of all of our properties);
•	Our advisor may have an incentive to incur high levels of leverage due to the fact that asset management fees payable to our advisor are based on total assets, including assets purchased with indebtedness;
•	If only the minimum number of shares is sold in this offering, our ability to diversify our investments will be limited;
•	Our dealer manager has not conducted an independent review of this prospectus;
•	We may fail to qualify or continue to qualify to be treated as a REIT for taxation purposes;

•	Our share repurchase program is subject to numerous restrictions, may be cancelled at any time and should not be relied upon as a means of liquidity; and
•	We may be deemed to be an investment company under the Investment Company Act of 1940 and thus subject to regulation under that Act.

Types of Real Estate We Plan to Acquire and Manage

We intend to acquire residential and commercial properties principally in North America. Our acquisitions may include both portfolios and individual properties. Unlike other REITs, which typically specialize in one sector of the real estate market, we intend to invest in both residential and commercial properties to create a diverse portfolio of property types and take advantage of our sponsor’s expertise in acquiring larger properties and portfolios of both residential and commercial properties. We generally intend to hold each property for seven to ten years.

We are not limited in the number, size or geographical location of any real estate assets. The number and mix of assets we acquire depends, in part, upon real estate and market conditions and other circumstances existing at the time we acquire our assets and, in part, on the net proceeds raised in this offering. We may expand our focus to include properties located outside the United States. If we invest in properties outside of the United States, we intend to focus on properties which we believe to have similar characteristics as those properties in which we have previous investment and management expertise. We do not anticipate that these international investments would comprise more than 10% of our portfolio. Investment in areas outside of the United States may be subject to risks different than those impacting properties in the United States. See “Risk Factors — Risks Associated with Our Properties and the Market — Your investment may be subject to additional risks if we make international investments.”

We expect that we will make the following types of real estate investments:

•	Fee interests in market-rate, multifamily properties located either in or near major metropolitan areas. We will attempt to identify those sub-markets with job growth opportunities and demand demographics which support potential long-term value appreciation for multifamily properties.
•	Fee interests in power shopping centers and malls located in highly trafficked retail corridors, in selected high-barrier to entry markets and sub-markets.“Power” shopping centers are large retail complexes that are generally unenclosed and located in suburban areas that typically contain one or more large brand name retailers rather than a department store anchor tenant. We will attempt to identify those sub-markets with constraints on the amount of additional property supply, which will make future competition less likely.
•	Fee interests in improved, multi-tenanted, industrial properties and properties that contain industrial and office space (“industrial flex”) located near major transportation arteries and distribution corridors with limited management responsibilities.
•	Fee interests in improved, multi-tenanted, office properties located near major transportation arteries in urban and suburban areas.
•	Fee interests in lodging properties located near major transportation arteries in urban and suburban areas.
•	Preferred equity interests in entities that own the property types listed above.
•	Mezzanine loans secured by the pledges of equity interests in entities that own the property types listed above.
•	Commercial mortgage-backed securities secured by mortgages on real property.
•	Collateralized debt obligations.
•	Investments in equity securities issued by public or private real estate companies.

In addition, we may further diversify our portfolio by investing up to 20% of our net assets in collateralized debt obligations, commercial mortgage-backed securities and mortgage and mezzanine loans secured, directly or indirectly, by the same types of properties which we may acquire directly. We may also acquire majority or minority interests in other entities (or business units of such entities) with investment objectives similar to ours or with management, investment or development capabilities that our board of directors deems desirable or advantageous to acquire.

Primary Business Objectives and Strategies

Our primary objective is to achieve capital appreciation with a secondary objective of income without subjecting principal to undue risk. We intend to achieve this goal primarily through investments in real estate properties. We intend to use substantially all of the net proceeds from this offering to acquire and operate a diversified portfolio of real estate investments.

If we have not provided some form of liquidity for our stockholders or if our company is not liquidated, generally within seven to ten years after the proceeds from the offering are fully invested, we will cease reinvesting our capital and sell the properties and other assets, either on a portfolio basis or individually, or engage in another transaction approved by our board of directors (market conditions permitting) unless the directors, including a majority of the independent directors, determine that, in light of our expected life at any given time, it is deemed to be in the best interest of the stockholders to reinvest proceeds from property sales or refinancings. Alternatively, we may merge with, or otherwise be acquired by, an unaffiliated entity, our sponsor or affiliates of our sponsor.

See the “Investment Objectives and Strategies” section of this prospectus for a more complete description of our business and objectives.

Our Structure

The following chart depicts our structure and the services that affiliates of our sponsor will render to us:

OUR STRUCTURE

(1)	Our affiliated property managers are Prime Retail Property Management, LLC, HVM, LLC, Prime Group Realty Trust and Beacon Property Management, LLC. For more information on our property managers please see the section of this prospectus captioned “Management – The Property Managers.”

Conflicts of Interest

Conflicts of interest may exist between us and some of our affiliates, including our advisor. Some of these potential conflicts include:

•	the possibility that our affiliates may invest in properties that meet our investment profile;
•	competition for the time and services of personnel that work for us and our affiliates;
•	substantial compensation payable by us to our advisor, property managers, dealer manager and affiliates for their various services, which may not be on market terms and is payable, in some cases, whether or not our stockholders receive distributions;
•	the possibility that we may acquire or consolidate with our advisor; and
•	the possibility that we may do business with entities that have pre-existing relationships with our affiliates which may result in a conflict between our business and the ongoing business relationships our affiliates have with each other.

Conflicts of interest may also arise in connection with the potential sale or refinancing of our properties or the enforcement of agreements.

See “Conflicts of Interest” for more details of these and other conflicts of interest.

Estimated Use of Proceeds

The amounts listed in the table below represent our current estimates concerning the use of the offering proceeds. Since these are estimates, they may not accurately reflect the actual receipt or application of the offering proceeds. This first scenario assumes we sell the minimum number of 500,000 shares of common stock in this offering and the second scenario assumes that we sell the maximum of 51,000,000 shares in this offering at $10 per share. The third scenario assumes that we will sell the maximum of 51,000,000 shares in this offering at $10 per share and that we maintain the maximum leverage of 75% of the aggregate fair market value of our properties. Our sponsor will pay all organizational and offering expenses (other than dealer manager fees and selling commissions) in connection with this offering, except we will use the remaining proceeds from the cash sale of our subordinated profits interests (if any) to pay such expenses to the extent that we do not pay dealer manager fees and selling commissions up to 10% of our gross offering proceeds. This table does not give effect to special sales or volume discounts which could reduce selling commissions, the sale of a maximum of 6,500,000 shares in our distribution reinvestment program or that our sponsor may elect to contribute interests in real property in lieu of cash in exchange for subordinated profits interests.

	Minimum Dollar Amount(2)	Percent	Maximum Dollar Amount	Percent	Maximum Dollar Amount Assuming Maximum Leverage	Percent
Gross offering proceeds	$5,000,000	100%	$510,000,000	100%	$510,000,000	100%
Less offering expenses(1)
Selling commissions and dealer manager fee(2)	$500,000	10%	$51,000,000	10.0%	$51,000,000	10.0%
Amount available for investment before sale of subordinated profits interests to sponsor(3)	$4,500,000	90%	$459,000,000	90%	$459,000,000	90%
Proceeds from cash sale of subordinated profits interests to sponsor(1)	$500,000		$51,000,000		$51,000,000
Total proceeds after cash sale of subordinated profits interests to sponsor to be contributed to the operating partnership	$5,000,000	100%	$510,000,000	100%	$510,000,000	100%
Acquisition costs
Acquisition fees(4)	$47,500	0.95%	$4,845,000	0.95%	$19,380,000	3.8%
Acquisition expenses(5)	$22,500	0.45%	$2,295,000	0.45%	$6,120,000	1.2%
Initial working capital reserves	$25,000	0.5%	$2,550,000	0.5%	$2,550,000	0.5%
Total proceeds available for investment(6)(7)	$4,905,000	98.1%	$500,310,000	98.1%	$481,950,000	94.5%

(1)	All dealer manager fees and selling commissions will be paid with the proceeds from the sale of subordinated profits interests to Lightstone SLP II LLC if our sponsor elects to purchase subordinated profits interests with cash. Lightstone SLP II LLC will purchase subordinated profits interests of our operating partnership at a cost of $100,000 per unit, the purchase price of which will be repaid only after stockholders receive a stated preferred return and their net investment. These subordinated profits interests will also entitle Lightstone SLP II LLC to a portion of any regular distributions made by the operating partnership, but only if our stockholders receive a 7% preferred return. Our sponsor will pay the dealer manager fees and selling commissions to the extent that such fees and commissions exceed the proceeds from the sale of the subordinated profits interests to Lightstone SLP II LLC. Our sponsor may elect to contribute interests in real property in lieu of cash in exchange for subordinated profits interests. We will pay dealer manager fees and selling commissions with proceeds from this offering to the extent that our sponsor elects to contribute interests in real property in exchange for subordinated profits interests.
(2)	Includes selling commissions generally equal to 7% of aggregate gross offering proceeds and a dealer manager fee equal to 3% of aggregate gross offering proceeds, both of which are payable to Lightstone Securities, our affiliate. See “Plan of Distribution — Volume Discounts” for a description of volume discounts. Lightstone Securities, in its sole discretion, intends to reallow selling commissions of up to 7% of gross offering proceeds to unaffiliated broker-dealers participating in this offering attributable to the amount of shares sold by them. In addition, Lightstone Securities may reallow a portion of its dealer manager fee to participating dealers in the aggregate amount of up to 3% of gross offering proceeds to be paid to such participating dealers as marketing fees, based upon such factors as the volume of sales of such participating dealers, the level of marketing support provided by such participating dealers and the assistance of such participating dealers in marketing the offering, or to reimburse representatives of such participating dealers for the costs and expenses of attending our educational conferences and seminars. The amount of selling commissions may often be reduced under certain circumstances for volume discounts. See the “Plan of Distribution” section of this prospectus for a description of such provisions.
(3)	Until required in connection with the acquisition and development of properties, substantially all of the net proceeds of the offering and, thereafter, our working capital reserves may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.
(4)	Acquisition fees do not include acquisition expenses. Acquisition fees exclude any construction fee paid to a person who is not our affiliate in connection with construction of a project after our acquisition of the property.
(5)	Acquisition expenses include legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, acquisition and development of real estate properties, whether or not acquired. For purposes of this table, we have assumed expenses of 0.45% of average invested assets; however, expenses on a particular acquisition may be higher. Acquisition fees and expenses for any particular property will not exceed, in the aggregate, 5% of the gross contract price of the property. We will reimburse our advisor for acquisition expenses up to a maximum amount which, collectively with all acquisitions fees and expenses, will not exceed, in the aggregate, 5% of the gross offering proceeds.
(6)	We intend to commence distributions in the first quarter after we achieve the minimum offering, and we may pay such distributions from offering proceeds if we have not generated sufficient cash flow from our operations to fund distributions. Our ability to pay regular distributions and the size of these distributions will depend upon a variety of factors. If we pay such distributions from offering proceeds then we will have less offering proceeds available for investment.
(7)	The table assumes that our sponsor elects to purchase subordinated profits interests with cash. If our sponsor elects to contribute interests in real property of an equivalent value in lieu of cash, we will have less total proceeds available for investment. Assuming our sponsor does not purchase any subordinated profits interests with cash, the total proceeds available for investment will be $4,409,500 if we achieve the minimum offering, $450,279,000 if we achieve the maximum offering and $431,103,000 if we achieve the maximum offering assuming maximum leverage. However we would own real property interests valued at $5,000,000 at the time of contribution if we achieve the minimum offering and $51,000,000 at the time of contribution if we achieve the maximum offering without paying acquisition fees or acquisition expenses.

Distribution Reinvestment and Share Repurchase Programs

Our distribution reinvestment program provides our stockholders with an opportunity to purchase additional shares of our common stock at a discount by reinvesting distributions. Our share repurchase program may provide our stockholders with limited, interim liquidity by enabling them to sell their shares back to us, subject to restrictions. However, our board of directors reserves the right to terminate either program for any reason without cause by providing written notice of termination of the distribution reinvestment program to all participants or written notice of termination of the share repurchase program to all stockholders. Both programs are described in greater detail under the heading “Distribution Reinvestment and Share Repurchase Programs,” below.

Financing Strategy

We intend to utilize leverage to make our investments. The number of different investments we will acquire will be affected by numerous factors, including, the amount of funds available to us. When interest rates on mortgage loans are high or financing is otherwise unavailable on terms that are satisfactory to us, we may purchase certain investments for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time. There is no limitation on the amount we may invest in any single investment or on the amount we can borrow for the purchase of any investment.

Our aggregate borrowings, secured and unsecured, will be reasonable in relation to our net assets and will be reviewed by our board of directors at least quarterly. The maximum amount of these borrowings in relation to net assets will not exceed 300% of net assets in the absence of a satisfactory showing that a higher level of borrowing is appropriate, approval by a majority of the independent directors and disclosure to our stockholders. Net assets means our total assets, other than intangibles, at cost before deducting depreciation or other non-cash reserves less our total liabilities, calculated at least quarterly on a basis consistently applied. Any excess in borrowing over this 300% level will be approved by a majority of independent directors and disclosed to our stockholders in our next quarterly report, along with justification for such excess.

Further, our charter limits our aggregate long-term permanent borrowings to 75% of the aggregate fair market value of all properties unless any excess borrowing is approved by a majority of the independent directors and is disclosed to our stockholders.

In addition, our charter prohibits us from making or investing in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our loans, would exceed 85% of the property’s appraised value, unless substantial justification exists and the loans would not exceed the property’s appraised value.

By operating on a leveraged basis, we will have more funds available for our investments. This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. Although our liability for the repayment of indebtedness is expected to be limited to the value of the property securing the liability and the rents or profits derived therefrom, our use of leveraging increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property. To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be restricted. We will endeavor to obtain financing on the most favorable terms available. We expect that our loans will be non-recourse mortgage loans, however our lenders may have recourse to assets not securing the repayment of the indebtedness if we determine that it is beneficial for us to make a recourse loan. Our sponsor may refinance properties during the term of a loan, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage or when an existing mortgage matures. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements or an increase in distributions from proceeds of the refinancing.

Suitability Standards

In order to purchase shares, you must meet the financial suitability standards we have established for this offering. In general you must have either $70,000 in annual gross income and a minimum net worth of $70,000 or a minimum net worth of $250,000. Employee benefit plans covered by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) must consider additional factors before investing. To invest in this offering, you must complete a subscription agreement which, in part, provides that you meet these standards.

Distributions

Federal income tax law requires that a REIT distribute annually at least 90% of its REIT taxable income. In order to qualify for REIT status, we may be required to make distributions in excess of cash available. For a discussion of the tax treatment of distributions to you, see “Federal Income Tax Considerations.”

Distributions will be at the discretion of the board of directors. We intend to commence distributions in the first quarter after we achieve the minimum offering, and we may pay such distributions from offering proceeds or borrowings if we have not generated sufficient cash flow from our operations to fund distributions. Our ability to pay regular distributions and the size of these distributions will depend upon a variety of factors. For example, our borrowing policy permits us to incur short-term indebtedness, having a maturity of two years or less, and we may have to borrow funds on a short-term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. We cannot assure that regular distributions will continue to be made or that we will maintain any particular level of distributions that we may establish.

We will be an accrual basis taxpayer, and as such our REIT taxable income could be higher than the cash available to us. We may therefore borrow to make distributions, which could reduce the cash available to us, in order to distribute 90% of our REIT taxable income as a condition to our election to be taxed as a REIT. These distributions made with borrowed funds may constitute a return of capital to stockholders. “Return of capital” refers to distributions to investors in excess of net income. To the extent that distributions to stockholders exceed earnings and profits, such amounts constitute a return of capital for federal income tax purposes, although such distributions might not reduce stockholders’ aggregate invested capital. Because our earnings and profits are reduced for depreciation and other non-cash items, it is likely that a portion of each distribution will constitute a tax-deferred return of capital for federal income tax purposes.

Is an Investment in Us Appropriate for You?

An investment in us might be appropriate as part of your investment portfolio if you are looking for regular distributions. Our primary goal is achieve capital appreciation with a secondary objective of income without subjecting principal to undue risk. We plan to achieve our primary goal by acquiring and managing a portfolio of commercial and residential properties. We cannot guarantee that we will achieve this goal. Moreover, while we intend to make regular quarterly distributions to our stockholders when we begin making distributions, distributions will be made at the discretion of our board of directors, and we cannot assure you that regular distributions will be made or that any particular level of distributions will be maintained. In order to be qualified as a REIT, we are required under federal income tax law to distribute at least 90% of our REIT taxable income. If we fail to make such distributions, we will not be able to obtain or maintain qualification as a REIT.

An investment in us will not be appropriate for you unless you are prepared to retain our shares for approximately seven to ten years. There is no public trading market for our shares and we do not expect a public trading market for our shares to develop in the near term. The absence of an active public market for our shares could impair your ability to sell our stock at a profit or at all. Within seven to ten years after the net proceeds of this offering are fully invested, our board of directors may determine that it is in our best interests to apply to have the shares listed on a national stock exchange or included for quotation on a national market system if we meet the applicable listing requirements at that time. Alternatively, our board of directors may decide that it is in our best interests to liquidate or to merge or otherwise consolidate with a publicly-traded REIT or merge with, or otherwise be acquired by, an unaffiliated third party, our sponsor or affiliates of our sponsor. Therefore, our shares should be purchased as a long term investment only.

Compensation

We pay our advisor, property managers, dealer manager, The Lightstone Group and their affiliates fees and reimburse certain expenses for services rendered to us. Outlined below are the most significant items of compensation. For a more complete explanation of the fees and expenses, as well as the restrictions on compensation, see the sections captioned “Compensation Table” and “Compensation Restrictions.”

•	Acquisition Fee: Our advisor will be paid an acquisition fee in an amount equal to 0.95% of the gross contract purchase price (including any mortgage assumed) of the property purchased. Our advisor will also be reimbursed for expenses incurred in connection with purchase of the property. The acquisition fee and expenses for any particular property, including amounts payable to affiliates, will not exceed, in the aggregate, 5% of the gross contract purchase price (including any mortgage assumed) of the property. Assuming we achieve the maximum offering, we estimate that the acquisition fee paid our advisor will be $4,845,000, or $19,380,000 with maximum leverage of 75%.
•	Property Management Fees: Our affiliated or unaffiliated property managers will be paid a monthly management fee of 5% of the gross revenues from our residential and retail properties, up to 4.5% of gross revenues from our office and industrial properties and up to 5% of net revenues from our hotel properties. In addition, we may pay our property managers a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area. The actual amounts of property management fees are dependent upon results of operations and, therefore, cannot be determined at the present time.
•	Asset Management Fee: Our advisor will be paid an asset management fee of 0.95% of average invested assets. Average invested assets means the average of the aggregate book value of our assets invested in equity interests in, and loans secured by, real estate before reserves for depreciation or bad debt or other similar non-cash reserves. We will compute the average invested assets by taking the average of these book values at the end of each month during the quarter for which we are calculating the fee. The actual amount of the asset management fee depends on the cost of the average invested assets at the time and, therefore, cannot be determined at the present time.
•	Distributions From Operating Cash Flow to Lightstone SLP II LLC:
•	We will first distribute cash available for distribution to the holders of our common stock until these holders have received dividends equal to a cumulative non-compounded return of 7% per year on their net investment. “Net investment” refers to $10 per share, less a pro rata share of any proceeds received from the sale or refinancing of properties. Until this 7% threshold is reached, our operating partnership will not pay to Lightstone SLP II LLC any distributions with respect to the subordinated profits interests. After the first 7% threshold is reached, our operating partnership will make all of its distributions to Lightstone SLP II LLC until that entity receives an amount equal to a cumulative non-compounded return of 7% per year on the price of the subordinated profits interests.
•	After this second 7% threshold is reached and until the holders of our common stock have received dividends in an amount equal to a cumulative non-compounded return of 12% per year on their net investment (including, for the purpose of the calculation of such amount, the amounts equaling a 7% return on their net investment described in immediately preceding paragraph), 70% of the aggregate amount of any additional distributions by our operating partnership will be payable to us (and the limited partners entitled to such distributions under the terms of the operating partnership’s operating agreement), which we will distribute to the holders of our common stock, and 30% of such amount will be payable by our operating partnership to Lightstone SLP II LLC. After this 12% threshold is reached, 60% of the aggregate amount of any additional distributions by our operating partnership will be payable to us (and the limited partners entitled to such distributions under the terms of the operating partnership’s operating agreement), which we will distribute to the holders of our common stock, and 40% of such amount will be payable by our operating partnership to Lightstone SLP II LLC.
•	Liquidation Distributions to Lightstone SLP II LLC:
•	Distributions in connection with our liquidation will be made initially to us, which we will distribute to holders of our common stock, until these holders have received liquidation distributions equal to their initial investment plus a cumulative non-compounded return of 7% per year on their net investment. “Net investment” refers to $10 per share, less a pro rata share of any proceeds received from the sale or refinancing of properties. Until this initial investment plus 7% threshold is reached, our operating partnership will not pay to Lightstone SLP II LLC any special liquidation distribution in connection with our liquidation. After the first 7% threshold is reached, Lightstone SLP II LLC will receive special liquidation distributions with respect to the purchase price of the subordinated profits interests that it received in exchange for agreeing to pay dealer manager fees and selling commissions until it receives an amount equal to the purchase price of the subordinated profits interests plus a cumulative non-compounded return of 7% per year on the purchase price of those interests.
•	After this second 7% threshold is reached and until the holders of our common stock have received an amount equal to their initial investment plus a cumulative non-compounded return of 12% per year on their net investment (“net investment” refers to $10 per share, less a pro rata share of any proceeds received from the sale or refinancing of properties) (including, for the purpose of the calculation of such amount, the amounts described in paragraph (i) of this section), 70% of the aggregate amount of any additional distributions by our operating partnership will be payable to us (and the limited partners entitled to such distributions under the terms of the operating partnership’s operating agreement), which we will distribute to the holders of our common stock, and 30% of such amount will be payable by our operating partnership to Lightstone SLP II LLC.
•	After this 12% threshold is reached, 60% of the aggregate amount of any additional distributions by our operating partnership will be payable to us (and the limited partners entitled to such distributions under the terms of the operating partnership’s operating agreement), which we will distribute to the holders of our common stock, and 40% of such amount will be payable by our operating partnership to Lightstone SLP II LLC.

There are also a number of other smaller items of compensation and expense reimbursement that our advisor, our sponsor or any of our sponsor’s affiliates may receive. The table set forth below briefly outlines certain additional fees in connection with the offering, but should not be relied on as a complete description of all the terms of all of such fees. For a more complete explanation of the fees and expenses, please see the section of this prospectus captioned “Compensation Table.”

Type of Compensation and Recipient	Method of Compensation	Estimated Maximum Dollar Amount
Organizational and Offering Stage
Selling commissions and dealer manager fees paid to Lightstone Securities LLC.	Up to 7% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers. Lightstone Securities, our dealer manager, intends to reallow 100% of commissions earned for those transactions that involve
	participating broker-dealers.	We currently estimate selling commissions of $35,700,000 if the maximum offering is sold.
	Up to 3% of gross offering proceeds before reallowance to participating broker-dealers. Lightstone Securities, in its sole discretion, may reallow a portion of its dealer manager fee of up to 3% of the gross offering proceeds to be paid to such participating broker-dealers. This fee is in addition to the reimbursement of other organization and offering expenses described below.	We currently estimate a dealer manager fee of $15,300,000 if the maximum offering is sold.

Type of Compensation and Recipient	Method of Compensation	Estimated Maximum Dollar Amount
We will sell subordinated profits interests of our operating partnership to Lightstone SLP II LLC and use the sale proceeds to pay all selling commissions and all dealer manager fees. If we achieve the maximum offering, we estimate selling commissions and dealer manager fees of $51,000,000.
Organization and other offering costs.	Our sponsor will pay all organizational and offering expenses (other than dealer manager fees and selling commissions) in connection with this offering, except we will use the remaining proceeds from the sale of our subordinated profits interests (if any) to pay such expenses to the extent that we do not pay dealer manager fees and selling commissions up to 10% of our gross proceeds.	We currently estimate organization and offering expenses of approximately $4,100,000 if the maximum offering is sold.

The selling commissions, all of which Lightstone Securities LLC will reallow to unaffiliated broker-dealers, and dealer manager fee are unsubordinated payments that we are contractually obligated to make regardless of our sale of the subordinated profits interests. In a separate agreement Lightstone SLP II LLC has committed to purchase subordinated profits interests semiannually at a price of $100,000 for each $1,000,000 in subscriptions that we accept until we achieve the maximum offering. Our sponsor may elect to purchase subordinated profits interests for cash or may contribute interests in real property of equivalent value. The proceeds received from the cash sale of subordinated profits interests will be used to pay the dealer manager fees and selling commissions. If our sponsor elects to purchase subordinated profits interests with interests in real properties, a majority of our board of directors (including a majority of our independent directors) will determine the value of the interest based on an appraisal obtained by a qualified independent real estate appraiser concerning the underlying value of the property. If our sponsor elects to contribute interests in real property in exchange for subordinated profits interests, we would own real property interests valued at the time of contribution at $5,000,000 if we achieve the minimum offering and $51,000,000 if we achieve the maximum offering, in each case without paying any acquisition fees or acquisition expenses. We anticipate that the first sale and purchase of subordinated profits interests will occur on or around the date we achieve the minimum offering. Any subordinated profits interests purchased with an interest in real property may have property level secured indebtedness to which the REIT’s purchase may be subject. In determining the value of such interests, the board of directors will consider the individual and portfolio leverage limitations of the REIT, the maturity date and interest rate of any such indebtedness and the current state of the real estate debt markets at the time of such purchase in determining the value of such property.

In consideration of its purchase of subordinated profits interests, Lightstone SLP II LLC will receive an interest in our regular and liquidation distributions. See “Compensation Table — Subordinated Payments.” These distributions to Lightstone SLP II LLC are always subordinated to our stockholders’ receipt of a stated preferred return and are unrelated to the payments to our dealer manager and unaffiliated soliciting dealers discussed above.

Distribution Chart

We intend to make distributions to our stockholders. In addition, the subordinated profits interests will entitle Lightstone SLP II LLC to certain distributions from our operating partnership, but only after our stockholders have received a stated preferred return. The following table sets forth information with respect to the apportionment of any regular and liquidation distributions that the operating partnership may make among Lightstone SLP II LLC and us, which we will distribute to our stockholders. The return calculations outlined below account for all regular and liquidation distributions that our operating partnership has made to Lightstone SLP II LLC and to us, which we will distribute to our stockholders. For a more detailed discussion of distribution apportionment, see “Operating Partnership Agreement.”

Note that the chart reads chronologically from top to bottom, so that all distributions are initially made to stockholders in accordance with row (i), until the stockholders have received a return of 7% on their net investment. For purposes of the preceding sentence, “net investment” refers to $10 per share, less a pro rata share of any proceeds received from the sale or refinancing of properties. Then, all distributions will be made to Lightstone SLP II LLC in accordance with row (ii) until that entity has received 7% on its net investment. Row (iii) will then apply, and after that row (iv).

We cannot assure investors of the cumulative non-compounded returns discussed below, which we disclose solely as a measure for the incentive compensation of our sponsor, advisor and affiliates.

Recipient(s) of Distribution (Listed Chronologically)	Apportionment of Distributions	Cumulative Non-Compounded Return Threshold (That Initiates Next Level of Distributions)
(i) Stockholders	100%	7% per year on stockholders’ net investment (and, in the case of liquidation, an amount equal to the stockholders’ initial investment)
(ii) Lightstone SLP II LLC	100%	7% per year on subordinated profits interest purchase price (and, in case of liquidation, an amount equal to the purchase price of the subordinated profits interest)
(iii) Stockholders/ Lightstone SLP II LLC	70% to stockholders; 30% to Lightstone SLP II LLC	Until 12% per year on stockholders’ net investment
(iv) Stockholders/ Lightstone SLP II LLC	60% to stockholders; 40% to Lightstone SLP II LLC	Above 12% on stockholders’ net investment (remainder of regular distributions apportioned in this manner)

Compensation Restrictions

As discussed, our compensation structure differs from that of other REITs. For the benefit of our stockholders, our charter limits acquisition fees, acquisition expenses and asset management fee paid to the advisor, and subordinated payments by the operating partnership to our sponsor and Lightstone SLP LLC, collectively. Specifically, our charter prohibits the total of those expenditures from exceeding (i) six percent of all properties’ aggregate gross contract purchase price, (ii) as determined annually, the greater, in the aggregate, of two percent of average invested assets or twenty-five percent of our net income after reducing such asset management amount by those total operating expenses as defined in the NASAA REIT Guidelines that exclude the asset management amount, (iii) disposition fees, if any, of up to three percent of the contract sales price of all properties that we sell and (iv) fifteen percent of net sales proceeds, if any, remaining after we pay our stockholders an aggregate amount sufficient to repay their shares’ initial issue price plus six percent of that issue price per annum, cumulative.

Our charter requires us annually to prepare a comparison between our compensation structure and the compensation structure prescribed by the NASAA REIT Guidelines. Certain state securities regulators require us to deliver this comparison for their review on a regular basis. If the comparison indicates that our proceeds exceed those allowed by the NASAA REIT Guidelines on a cumulative basis, our charter requires us to return any excess proceeds to our stockholders within 30 days of making the comparison.

RISK FACTORS

An investment in our shares involves significant risks and therefore is suitable only for persons who understand those risks and their consequences, and are able to bear the risk of loss of their investment. While we believe that all material risks are presented in this section, you should consider the following risks as well as the other information set forth in this prospectus before making your investment decisions.

Risks Related to the Offering and the Common Stock

Because this is initially a blind pool offering, you may not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.

We do not currently own properties or other investments, we have not obtained any financing and we do not currently conduct any operations. Because we have not yet acquired or identified any investments that we may make, we are not able to provide you with information to evaluate our investments prior to acquisition. You will be unable to evaluate the economic merit of real estate projects before we invest in them and will be relying entirely on the ability of our advisor to select well-performing investment properties. Furthermore, our board of directors will have broad discretion in implementing policies regarding tenant or mortgagor creditworthiness, and you will not have the opportunity to evaluate potential tenants, managers or borrowers. These factors increase the risk that your investment may not generate returns comparable to our competitors.

We are a newly formed company with no operating history upon which to evaluate our likely performance.

We do not currently own properties or other investments, we have not obtained any financing and we do not currently conduct any operations. Therefore, we do not have an operating history upon which to evaluate our likely performance. We may not be able to implement our business plan successfully.

If lenders are not willing to make loans to our sponsor because of recent defaults on some of the sponsor’s properties, lenders may be less inclined to make loans to us and we may not be able to obtain financing for our acquisitions.

U.S. and international markets are currently experiencing increased levels of volatility due to a combination of factors, including decreasing values of residential and commercial real estate, limited access to credit, the collapse or near collapse of certain financial institutions, higher energy costs, decreased consumer spending and fears of a national and global recession. Certain of our sponsor’s program and non-program properties have been adversely affected by recent market conditions and their impact on the real estate market. For example, increased unemployment and the resulting decrease in business travel has adversely affected the occupancy rates and revenues per room at our sponsor’s lodging properties. After an analysis of these factors and other factors, taking into account the increased costs of borrowing, the dislocation in the credit markets and that certain properties are not generating sufficient cash flow to cover their fixed costs, the sponsor has elected to stop paying payments on the non-recourse debt obligations for certain program and non-program properties. As a result, lenders may be less willing to make loans to our sponsor or its affiliates. If lenders are unwilling to make loans to us, we may be unable to purchase certain properties or may be required to defer capital improvements or refurbishments to our properties. Additionally, sellers of real property may be less inclined to enter into negotiations with us if they believe that we may be unable to obtain financing. The inability to purchase certain properties may increase the time it takes for us to generate funds from operations. Additionally, the inability to improve our properties may cause such property to suffer from a greater risk of obsolescence or a decline in value, which could result in a decrease in our cash flow from the inability to attract tenants. For a description of the recent adverse developments that occurred in 2008 and may occur in 2009, see the section of this prospectus captioned ``Prior Performance of Affiliates of Our Sponsor — Adverse Business Developments.”

Our dealer manager has limited experience in public offerings.

Our dealer manager, Lightstone Securities, LLC, which we sometimes refer to as “Lightstone Securities,” was formed in 2004 and has conducted one public offering such as this. This lack of experience may affect the way in which Lightstone Securities conducts the offering. Since it was formed in 2004, Lightstone Securities does not have well established relationships with registered broker dealers, registered investment advisors and bank trust departments, which increases the risk that we will not achieve the minimum offering. Until we achieve the minimum offering, your investment in us will be held in escrow and will invested in accordance with the terms of the escrow agreement. If we do not achieve the minimum offering, the return on your investment in us may be less than the return you would have achieved if you had invested your money in other investments. Our dealer manager is described in more detail below under the heading “Management — Our Affiliated Companies.”

The price of our common stock is subjective and may not bear any relationship to what a stockholder could receive if it was sold.

Our board of directors arbitrarily determined the offering price of the common stock and such price bears no relationship to any established criteria for valuing issued or outstanding shares. It determined the offering price of our shares of common stock based primarily on the range of offering prices of other REITs that do not have a public trading market. In addition, our board of directors set the offering price of our shares at $10, a round number, in order to facilitate calculations relating to the offering price of our shares. However, the offering price of our shares of common stock may not reflect the price at which the shares may trade if they were listed on an exchange or actively traded by brokers, nor of the proceeds that a stockholder may receive if we were liquidated or dissolved.

The dealer manager has not made an independent review of us or this prospectus.

Our dealer manager, Lightstone Securities, is one of our affiliates and has not and will not make an independent due diligence review of us or the offering. Therefore, you will not have the benefit of a due diligence review conducted by an unaffiliated managing dealer in connection with your investment in this offering.

Our common stock is not currently listed on an exchange or trading market and are illiquid. There is currently no public trading market for the shares.

Following this offering, our common stock will not be listed on a stock exchange. Accordingly, we do not expect a public trading market for our shares to develop. We may never list the shares for trading on a national stock exchange or include the shares for quotation on a national market system. The absence of an active public market for our shares could impair your ability to sell our stock at a profit or at all. Therefore, our shares should be purchased as a long term investment only.

Distributions to stockholders may be reduced or not made at all.

Distributions will be based principally on cash available from our properties. The amount of cash available for distributions will be affected by many factors, such as our ability to buy properties as offering proceeds become available, the operating performance of the properties we acquire and many other variables. We may not be able to pay or maintain distributions or increase distributions over time. Therefore, we cannot determine what amount of cash will be available for distributions. Some of the following factors, which we believe are the material factors that can affect our ability to make distributions, are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions:

•	Cash available for distributions may be reduced if we are required to make capital improvements to properties.
•	Cash available to make distributions may decrease if the assets we acquire have lower cash flows than expected.
•	A substantial period of time (i.e. up to one year) may pass between the sale of the common stock through this offering and our purchase of real properties. During that time, we may invest in lower yielding short term instruments, which could result in a lower yield on your investment. See “Investment Objectives and Strategies-Distributions” for a discussion of borrowing in order to make distributions and maintain our status as a REIT.
•	In connection with future property acquisitions, we may issue additional shares of common stock and/or operating partnership units or interests in the entities that own our properties. We cannot predict the number of shares of common stock, units or interests that we may issue, or the effect that these additional shares might have on cash available for distributions to you. If we issue additional shares, that issuance could reduce the cash available for distributions to you.
•	We make distributions to our stockholders to comply with the distribution requirements of the Internal Revenue Code and to eliminate, or at least minimize, exposure to federal income taxes and the nondeductible REIT excise tax. Differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, could require us to borrow funds on a short-term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT.

Our cash flows from real estate investments may become insufficient to pay our operating expenses and to cover the distributions we have paid and/or declared.

We cannot assure you that we will be able to maintain sufficient cash flows to fund operating expenses and distributions at any particular level, if at all.

As we raise proceeds from this offering, the sufficiency of cash flow to fund future distributions with respect to an increased number of outstanding shares will depend on the pace at which we are able to identify and close on suitable cash-generating real property investments. Because the accrual of offering proceeds may outpace the investment of these funds in real property acquisitions, cash generated from such investments may become insufficient to fund operating expenses and distributions.

If we pay distributions from sources other than our cash flow from operations, we will have fewer funds available for the acquisition of properties and real estate-related investments, which may adversely affect your overall return.

We may pay distributions from sources other than from our cash flow from operations. Until we acquire properties or real estate-related investments, we will not generate sufficient cash flow from operations to pay distributions and we intend to fund our distributions, in part, by proceeds of this offering. If we fund distributions from the proceeds of this offering, we will have less funds available for acquiring properties or real estate-related investments. Our inability to acquire properties or real estate-related investments may have a negative affect on our ability to generate sufficient cash flow from operations to pay distributions. As a result, the return you realize on your investment may be reduced. Additionally, we may fund our distributions from borrowings, the sale of assets, or the sale of additional securities if we do not generate sufficient cash flow from operations to pay distributions. Funding distributions from borrowings could restrict the amount we can borrow for investments, which may affect our profitability. Funding distributions with the sale of assets may affect our ability to generate cash flows. Funding distributions from the sale of additional securities could dilute your interest in us if we sold shares of our preferred or common stock to third party investors. Payment of distributions from these sources would restrict out ability to generate sufficient cash flow from operations or would affect the distributions payable to you upon a liquidity event, which may have an adverse affect on your investment.

Our board of directors may amend or terminate our distribution reinvestment program.

The directors, including a majority of independent directors, may by majority vote amend or terminate the distribution reinvestment program upon 30 days notice to participants. If our directors terminate our distribution reinvestment program, you will not be able to reinvest your distributions to purchase our shares at a lower price, which may have a material affect on your investment. Our distribution reinvestment program is described in greater detail below under the heading “Distribution Reinvestment and Share Repurchase Programs.”

You may not be able to receive liquidity on your investment through our share repurchase program.

Limitations on participation in our share repurchase program, and the ability of our board of directors to modify or terminate the plan, may restrict your ability to participate in and receive liquidity on your investment through this program. Our share repurchase program is described in greater detail below under the heading “Distribution Reinvestment and Share Repurchase Programs.”

Your percentage of ownership may become diluted if we issue new shares of stock.

Stockholders have no rights to buy additional shares of stock in the event we issue new shares of stock. We may issue common stock, convertible debt or preferred stock pursuant to a subsequent public offering or a private placement, upon exercise of options, or to sellers of properties we directly or indirectly acquire instead of, or in addition to, cash consideration. In addition, we may also issue shares under our Employee and Director Incentive Restricted Share Plan. Investors purchasing common stock in this offering who do not participate in any future stock issues will experience dilution in the percentage of the issued and outstanding stock they own.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of common stockholders.

Our charter permits our board of directors to issue up to 100,000,000 shares of stock, including 10,000,000 shares of preferred stock. In addition, our board of directors, without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series of stock that we have authority to issue. Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption of any such stock. Thus, if also approved by a majority of our independent directors not otherwise interested in the transaction, our board of directors could authorize the issuance of preferred stock with terms and conditions that could have a priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. See the “Description of Shares — Preferred Stock” section of this prospectus.

Our operations could be restricted if we become subject to the Investment Company Act of 1940.

While we do not currently own properties or other investments, have not obtained any financing and do not currently conduct any operations, we intend to conduct our operations so that we will not be subject to regulation under the Investment Company Act of 1940. We may therefore have to forego certain investments which could produce a more favorable return. Should we fail to qualify for an exemption from registration under the Investment Company Act of 1940, we would be subject to numerous restrictions under this Act, which would have a material adverse affect on our ability to deliver returns to our stockholders.

Investments in real estate will represent the substantial majority of our business, which would not subject us to investment company status. While a company that owns investment securities having a value exceeding 40 percent of its total assets could be considered an investment company, we believe that if we make investments in joint ventures they will be structured so that they are not considered “investment securities” for purposes of the law. However, if an examination of this type of our investments by the SEC or a court deem them to be investment securities, we could be deemed to be an investment company and subject to additional restrictions.

Even if we or our operating partnership are deemed an investment company, we may qualify for an exemption from the provisions of the Investment Company Act, such as the exemption that applies generally to companies that purchase or otherwise acquire interests in real estate. Under Section 3(c)(5)(C), the Investment Company Act exempts entities that are primarily engaged in the business of purchasing or otherwise acquiring “mortgages and other liens on and interests in real estate.” The staff of the SEC has provided guidance on the availability of this exemption. Specifically, the staff’s position generally requires us to maintain at least 55% of our assets directly in qualifying real estate interests (“qualifying assets”). To constitute a qualifying real estate interest under this 55% requirement, a real estate interest must meet various criteria. We intend to invest only in fee or leasehold interests in real estate. Fee interests in real estate are considered “qualifying assets” for purposes of Section 3(c)(5)(C) of the Investment Company Act and leasehold interests in real estate may be considered “qualifying assets” for purposes of Section 3(c)(5)(C) of the Investment Company Act. We do not intend to invest in mezzanine loans, subordinate interests in whole loans (B Notes), distressed debt, preferred equity or multi-class (first loss) mortgage-back securities. Investments in such assets may not be deemed “qualifying assets” for purposes of Section 3(c)(5)(C) of the Investment Company Act and, as a result, any such investments may have to be limited. There can be no assurance that our investments will continue to qualify for an exemption from investment company status.

If we fail to maintain an exemption or exclusion from registration as an investment company, we could, among other things, be required either (a) to substantially change the manner in which we conduct our operations to avoid being required to register as an investment company, or (b) to register as an investment company, either of which could have an adverse effect on us and the market price of our common stock. If we were required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), portfolio composition, including restrictions with respect to diversification and industry concentration and other matters. We intend to monitor our compliance with the exemptions under the Investment Company Act on an ongoing basis.

The subordinated profits interests will entitle Lightstone SLP II LLC, which is controlled and directly owned by The Lightstone Group, our sponsor, to certain payments and distributions that will significantly reduce the distributions available to you after a 7% return.

Lightstone SLP II LLC will receive returns on its subordinated profits interests that are subordinated to stockholders’ 7% return on their net investment. Distributions to stockholders will be reduced after they have received this 7% return because of the payments and distributions to Lightstone SLP II LLC in connection with its subordinated profits interests that will be issued as more proceeds are raised in this offering. In addition, if the advisory agreement is terminated we may repay Lightstone SLP II LLC up to $51,000,000 for its investment in the subordinated profits interests, which will result in a smaller pool of assets available for distribution to you.

Conflicts of Interest

There are conflicts of interest between our dealer manager, advisor, property managers and their affiliates and us.

David Lichtenstein, our sponsor, is the founder of The Lightstone Group, LLC which he wholly owns and does business in his individual capacity under that name. Through The Lightstone Group, Mr. Lichtenstein controls and owns our advisor, our property managers, our operating partnership, our dealer manager and affiliates, except for us, although he would own 4% of our shares indirectly through our advisor if we were to achieve the minimum offering. Mr. Lichtenstein is one of our non-independent directors and The Lightstone Group (or an affiliated entity controlled by Mr. Lichtenstein) employs Bruno de Vinck, our other non-independent director, and each of our officers. As a result, our operation and management may be influenced or affected by conflicts of interest arising out of our relationship with our affiliates.

We do not have employees and we will rely on the employees of our sponsor and its affiliates, which may create a conflict of interest.

We will rely on the employees of our sponsor and its affiliates to manage and operate our business. Our sponsor and its affiliates are general partners, managing members and sponsors of other real estate programs having similar investment objectives to ours. The employees of our sponsor and its affiliates currently control and/or operate other entities that own properties in the many markets in which we may seek to invest, and they spend a material amount of time managing these properties and other assets that are unrelated to our business. Each of our executive officers are also officers of our sponsor and/or its affiliates, and as a result these individuals owe fiduciary duties to these other entities and their stockholders, members and limited partners. Because our sponsor and its affiliates have these interests in other real estate programs and engage in other business activities, the employees of our sponsor and its affiliates may experience a conflict of interest in allocating their time and resources among our business and these other activities. Some of these individuals could make substantial profits as a result of investment opportunities allocated to entities other than us. As a result, these individuals could pursue transactions that may not be in our best interest, which could have a material affect on our operations and your investment.

Certain of our affiliates who provide services to us may be engaged in competitive activities.

Our advisor, property managers and their respective affiliates may, in the future, be engaged in other activities that could result in potential conflicts of interest with the services that they will provide to us. In addition, the sponsor may compete with us for both the acquisition and/or refinancing of properties of a type suitable for our investment following the final closing of this offering, and after 75% of the total gross proceeds from the offering of the shares offered for sale pursuant to this offering have been invested or committed for investment in real properties.

If we invest in joint ventures, the objectives of our partners may conflict with our objectives.

In accordance with one of our acquisition strategies, we may make investments in joint ventures or other partnership arrangements between us and affiliates of our sponsor or with unaffiliated third parties. Investments in joint ventures which own real properties may involve risks otherwise not present when we purchase real properties directly. For example, our co-venturer may file for bankruptcy protection, may have economic or business interests or goals which are inconsistent with our interests or goals, or may take actions contrary to our instructions, requests, policies or objectives. Among other things, actions by a co-venturer might subject real properties owned by the joint venture to liabilities greater than those contemplated by the terms of the joint venture or other adverse consequences.

These diverging interests could result in, among other things, exposing us to liabilities of the joint venture in excess of our proportionate share of these liabilities. The partition rights of each owner in a jointly owned property could reduce the value of each portion of the divided property. Moreover, there is an additional risk that the co-venturers may not be able to agree on matters relating to the property they jointly own. In addition, the fiduciary obligation that our sponsor or our board of directors may owe to our partner in an affiliated transaction may make it more difficult for us to enforce our rights.

We may purchase real properties from persons with whom affiliates of our advisor have prior business relationships.

If we purchase properties from third parties who have sold, or may sell, properties to our advisors or its affiliates, our advisor may experience a conflict between our current interests and its interest in preserving any ongoing business relationship with these sellers. As a result of this conflict, the terms of any transaction between us and such third parties may not reflect the terms that we would receive in the market on an arm’s length basis. If the terms we receive in a transaction are less favorable to us, our results from operations may be adversely affected.

Property management services are being provided by an affiliated party.

Our property managers are controlled by our sponsor, and are thus subject to an inherent conflict of interest. In addition, our advisor may face a conflict of interest when determining whether we should dispose of any property we own that is managed by one of our property managers because the property managers may lose fees associated with the management of the property. Specifically, because the property managers will receive significant fees for managing our properties, our advisor may face a conflict of interest when determining whether we should sell properties under circumstances where the property managers would no longer manage the property after the transaction. As a result of this conflict of interest, we may not dispose of properties when it would be in our best interests to do so.

Our advisor and its affiliates receive fees and other compensation based upon our investments.

Some compensation is payable to our advisor whether or not there is cash available to make distributions to our stockholders. To the extent this occurs, our advisor and its affiliates benefit from us retaining ownership of our assets and leveraging our assets, while our stockholders may be better served by sale or disposition or not leveraging the assets. In addition, the advisor’s ability to receive fees and reimbursements depends on our continued investment in real properties. Therefore, the interest of the advisor and its affiliates in receiving fees may conflict with the interest of our stockholders in earning income on their investment in our common stock. Because asset management fees payable to our advisor are based on total assets under management, including assets purchased using debt, our advisor may have an incentive to incur a high level of leverage in order to increase the total amount of assets under management.

Our sponsor may face conflicts of interest in connection with the management of our day-to-day operations and in the enforcement of agreements between our sponsor and its affiliates.

The property managers and the advisor will manage our day-to-day operations and properties pursuant to management agreements and an advisory agreement. These agreements were not negotiated at arm’s length and certain fees payable by us under such agreements are paid regardless of our performance. Our sponsor and its affiliates may be in a conflict of interest position as to matters relating to these agreements. Examples include the computation of fees and reimbursements under such agreements, the enforcement and/or termination of the agreements and the priority of payments to third parties as opposed to amounts paid to our sponsor’s affiliates. These fees may be higher than fees charged by third parties in an arm’s length transaction as a result of these conflicts.

We may compete with other entities affiliated with our sponsor for tenants.

The sponsor and its affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, management, leasing or sale of real estate projects. The sponsor or its affiliates may own and/or manage properties in most if not all geographical areas in which we expect to acquire real estate assets. Therefore, our properties may compete for tenants with other properties owned and/or managed by the sponsor and its affiliates. The sponsor may face conflicts of interest when evaluating tenant opportunities for our properties and other properties owned and/or managed by the sponsor and its affiliates and these conflicts of interest may have a negative impact on our ability to attract and retain tenants.

We have the same legal counsel as our sponsor and its affiliates, which could result in a conflict of interest.

Proskauer Rose LLP acts as legal counsel to us and also represents our sponsor and some of its affiliates. There is a possibility in the future that the interests of the various parties may become adverse and, under the Code of Professional Responsibility of the legal profession, Proskauer Rose LLP may be precluded from representing any one or all of such parties. If any situation arises in which our interests appear to be in conflict with those of our advisor or its affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected. Moreover, should a conflict of interest not be readily apparent, Proskauer Rose LLP may inadvertently act in derogation of the interest of the parties which could affect our ability to meet our investment objectives.

Risks Related to our Organization, Structure and Management

Limitations on Changes in Control (Anti-Takeover Provisions).

Because of the way we are organized, we would be a difficult takeover target. Certain provisions in our charter, bylaws, operating partnership agreement, advisory agreement and Maryland law may have the effect of discouraging a third party from making an acquisition proposal and could thereby depress the price of our stock and inhibit a management change. Provisions which may have an anti-takeover effect and inhibit a change in our management include:

There are ownership limits and restrictions on transferability and ownership in our charter.

In order for us to qualify as a REIT, no more than 50% of the outstanding shares of our stock may be beneficially owned, directly or indirectly, by five or fewer individuals at any time during the last half of each taxable year. To make sure that we will not fail to qualify as a REIT under this test, our charter provides that, subject to some exceptions, no person may beneficially own (i) more than 9.8% in value of our aggregate outstanding stock or (ii) more than 9.8% in terms of the number of outstanding shares or the value of any class or series of our stock, including our common stock. Our board of directors may exempt a person from the 9.8% ownership limit upon such conditions as the board of directors may direct. However, our board of directors may not grant an exemption from the 9.8% ownership limit to any proposed transferee if it would result in the termination of our status as a REIT.

This restriction may:

•	have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock; or
•	compel a stockholder who had acquired more than 9.8% of our stock to dispose of the additional shares and, as a result, to forfeit the benefits of owning the additional shares.

Our charter permits our board of directors to issue preferred stock with terms that may discourage a third party from acquiring us. Our charter authorizes us to issue additional authorized but unissued shares of common stock or preferred stock. In addition, our board of directors may classify or reclassify any unissued shares of common stock or preferred stock and may set the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of the classified or reclassified shares. Our board of directors could establish a series of Preferred Stock that could delay or prevent a transaction or a change in control that might involve a premium price for the Common Stock or otherwise be in the best interest of our stockholders.

If our advisor loses or is unable to obtain key personnel, our ability to implement our investment strategies could be hindered, which could adversely affect our ability to make distributions and the value of your investment.

Our success depends to a significant degree upon the contributions of certain of our executive officers and other key personnel of our advisor. In particular, we depend on the skills and expertise of David Lichtenstein, the architect of our investment strategies. Neither we nor our advisor has employment agreements with any of our or its key personnel, including Mr. Lichtenstein, and we cannot guarantee that all, or any particular one, will remain affiliated with us or our advisor. If any of our key personnel were to cease their affiliation with our advisor, our operating results could suffer.

Further, we do not intend to separately maintain key person life insurance that would provide us with proceeds in the event of death or disability of Mr. Lichtenstein or any of our key personnel. We believe our future success depends upon our advisor’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that our advisor will be successful in attracting and retaining such skilled personnel. If our advisor loses or is unable to obtain the services of key personnel, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

The operating partnership agreement contains provisions that may discourage a third party from acquiring us.

A limited partner in Lightstone Value Plus REIT II LP, a Delaware limited partnership and our operating partnership, has the option to exchange his or her limited partnership units for cash or, at our option, shares of our common stock. Those exchange rights are generally not exercisable until the limited partner has held those limited partnership units for more than one year. However, if we or the operating partnership propose to engage in any merger, consolidation or other combination with or into another person or a sale of all or substantially all of our assets, or a liquidation, or any reclassification, recapitalization or change of common and preferred stock into which a limited partnership common unit may be exchanged, each holder of a limited partnership unit will have the right to exchange the partnership unit into cash or, at our option, shares of common stock, prior to the stockholder vote on the transaction. As a result, limited partnership unit holders who timely exchange their units prior to the record date for the stockholder vote on any transaction will be entitled to vote their shares of common stock with respect to the transaction. The additional shares that might be outstanding as a result of these exchanges of limited partnership units may deter an acquisition proposal.

Maryland law may discourage a third party from acquiring us.

Maryland law restricts mergers and other business combinations and provides that control shares of a Maryland corporation acquired in a control share acquisition may have limited voting rights. These provisions of Maryland law are more fully described below under the heading “Provisions of Maryland Law and of our

Charter and Bylaws.” The business combination statute could have the effect of discouraging offers from third parties to acquire us and increasing the difficulty of successfully completing this type of offer. The control share statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. Our bylaws contain a provision exempting from the control share acquisition statute any acquisition by any person of shares of our stock, however, this provision may be amended or eliminated at any time in the future.

We may not be reimbursed by our advisor for certain operational stage expenses.

Our advisor may be required to reimburse us for certain operational stage expenses. In the event our advisor’s net worth or cash flow is not sufficient to cover these expenses, we will not be reimbursed. This may adversely affect our financial condition and our ability to pay distributions.

Our rights and the rights of our stockholders to take action against the directors and the advisor are limited.

Maryland law provides that a director has no liability in that capacity if he or she performs his duties in good faith, in a manner he or she reasonably believes to be in the best interests of the corporation and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Subject to the restrictions discussed below, our charter, in the case of our directors and officers, and the advisory agreement, in the case of the advisor, require us to indemnify our directors and officers and the advisor for actions taken on our behalf, determined in good faith and in our best interest and without negligence or misconduct or, in the case of independent directors, without gross negligence or willful misconduct. We may, with the approval of our board of directors, provide indemnification to any of our employees or agents. As a result, we and the stockholders may have more limited rights against our directors, officers, employees and agents, and the advisor than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents or the advisor in some cases.

Stockholders have limited control over changes in our investment objectives and strategies.

Our board of directors determines our investment objectives, financing, growth, debt capitalization, REIT qualification and distributions. Subject to the investment objectives and limitations set forth in our charter, our board of directors may amend or revise these and other objectives and strategies. Although stockholders will have limited control over changes in our objectives and strategies, our charter requires the affirmative vote of a majority of all votes entitled to be cast on the matter in order for the board of directors to amend our charter (except for amendments that do not adversely affect stockholders’ rights, preferences and privileges or are permitted to be made without stockholder approval under Maryland law or our charter), sell all or substantially all of our assets, cause our merger or other reorganization, or dissolve us.

Certain of our affiliates will receive substantial fees prior to the payment of dividends to our stockholders.

We will pay or cause to be paid substantial compensation to our dealer manager, advisor, property managers, management and affiliates and their employees. In addition, our affiliates, Lightstone Securities LLC and Lightstone Value Plus REIT II LLC, will receive compensation for acting, respectively, as our dealer manager and advisor (although we will pay dealer manager fees and selling commissions with the proceeds from the sale of the subordinated profits interests in our operating partnership to the sponsor or an affiliate). In general, this compensation will not be dependent on our success or profitability. These payments are payable before the payment of dividends to our stockholders and none of these payments are subordinated to a specified return to our stockholders. Also, although our property managers, affiliates of our sponsor, will receive compensation under management agreements, in general this compensation would be dependent on our gross revenues. In addition, other affiliates of our sponsor may from time to time provide services to us if approved by the disinterested directors. It is possible that we could obtain such goods and services from unrelated persons at a lesser price.

Limitations on Liability and Indemnification

The liability of directors and officers is limited.

Our directors and officers will not be liable for monetary damages unless the director or officer actually received an improper benefit or profit in money, property or services, or is adjudged to be liable to us or our stockholders based on a finding that his or her action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

Our directors are also required to act in good faith in a manner believed by them to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. A director who performs his or her duties in accordance with the foregoing standards should not be liable to us or any other person for failure to discharge his obligations as a director. We are permitted to purchase and maintain insurance or provide similar protection on behalf of any directors, officers, employees and agents, including our advisor and its affiliates, against any liability asserted which was incurred in any such capacity with us or arising out of such status, except as limited by our charter. This may result in us having to expend significant funds, which will reduce the available cash for distribution to our stockholders.

Our charter prohibits us from indemnifying or holding harmless any indemnitee for any loss or liability that we suffer unless certain conditions are met. For details regarding these restrictions, their effect on our ability to indemnify or hold harmless for liability and circumstances under which we are required or authorized to indemnify and to advance expenses to our directors, officers or the advisor, see “Limitation of Liability and Indemnification of Directors, Officers and Our Advisor.”

We may indemnify our directors, officers and agents against loss.

Under our charter, we will, under specified conditions, indemnify and pay or reimburse reasonable expenses to our directors, officers, employees and other agents, including our advisor and its affiliates, against all liabilities incurred in connection with their serving in such capacities, subject to the limitations set forth in our charter. Our advisor and its affiliates may be indemnified and held harmless from liability only if it has been determined in good faith that its actions were in our best interests and it has acted in a manner not constituting negligence or misconduct. We may also enter into any contract for indemnity and advancement of expenses in this regard. This may result in us having to expend significant funds, which will reduce the available cash for distribution to our stockholders.

Risks Associated with Our Properties and the Market

Real Estate Investment Risks

Failure to generate sufficient cash flows may reduce distributions to stockholders.

We intend to rely primarily on our cash flow from our investments to make distributions to you. The cash flow from equity investments in commercial and residential properties depends on the amount of revenue generated and expenses incurred in operating the properties. The revenue generated and expenses incurred in operating the properties depends on many factors, some of which are beyond our control. For instance, rents from our properties may not increase as expected or the real estate-related investments we buy may not generate the anticipated returns. If our properties do not generate revenue sufficient to meet operating expenses, debt service, and capital expenditures, our cash flows and ability to make distributions to you will be adversely affected.

Economic conditions may adversely affect our income.

U.S. and international markets are currently experiencing increased levels of volatility due to a combination of many factors, including decreasing values of home prices, limited access to credit markets, higher fuel prices, less consumer spending and fears of a national and global recession. The effects of the current market dislocation may persist as financial institutions continue to take the necessary steps to restructure their business and capital structures. As a result, this economic downturn has reduced demand for space and removed support for rents and property values. We cannot predict when the real estate markets will recover. As a result, the value of our properties may decline if current market conditions persist or worsen.

A commercial or residential property’s income and value may be adversely affected by national and regional economic conditions, local real estate conditions such as an oversupply of properties or a reduction in demand for properties, availability of “for sale” properties, competition from other similar properties, our ability to provide adequate maintenance, insurance and management services, increased operating costs

(including real estate taxes), the attractiveness and location of the property and changes in market rental rates. The continued rise in energy costs could result in higher operating costs, which may affect our results from operations. Our income will be adversely affected if a significant number of tenants are unable to pay rent or if our properties cannot be rented on favorable terms. Additionally, if tenants of properties that we lease on a triple-net basis fail to pay required tax, utility and other impositions, we could be required to pay those costs, which would adversely affect funds available for future acquisitions or cash available for distributions. Our performance is linked to economic conditions in the regions where our properties will be located and in the market for residential, office, retail and industrial space generally. Therefore, to the extent that there are adverse economic conditions in those regions, and in these markets generally, that impact the applicable market rents, such conditions could result in a reduction of our income and cash available for distributions and thus affect the amount of distributions we can make to you.

The profitability of our acquisitions is uncertain.

We intend to acquire properties selectively. Acquisition of properties entails risks that investments will fail to perform in accordance with expectations. In undertaking these acquisitions, we will incur certain risks, including the expenditure of funds on, and the devotion of management’s time to, transactions that may not come to fruition. Additional risks inherent in acquisitions include risks that the properties will not achieve anticipated occupancy levels and that estimates of the costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate.

Real estate investments are illiquid.

Because real estate investments are relatively illiquid, our ability to vary our portfolio promptly in response to economic or other conditions will be limited. In addition, certain significant expenditures, such as debt service, real estate taxes, and operating and maintenance costs generally are not reduced in circumstances resulting in a reduction in income from the investment. The foregoing and any other factor or event that would impede our ability to respond to adverse changes in the performance of our investments could have an adverse effect on our financial condition and results of operations.

Rising expenses could reduce cash flow and funds available for future acquisitions.

Our properties will be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance, administrative and other expenses. While some of our properties may be leased on a triple-net-lease basis or require the tenants to pay a portion of the expenses, renewals of leases or future leases may not be negotiated on that basis, in which event we will have to pay those costs. If we are unable to lease properties on a triple-net-lease basis or on a basis requiring the tenants to pay all or some of the expenses, we would be required to pay those costs, which could adversely affect funds available for future acquisitions or cash available for distributions.

If we purchase assets at a time when the commercial and residential real estate market is experiencing substantial influxes of capital investment and competition for properties, the real estate we purchase may not appreciate or may decrease in value.

The commercial and residential real estate markets may experience substantial influxes of capital from investors. This substantial flow of capital, combined with significant competition for real estate, may result in inflated purchase prices for such assets. To the extent we purchase real estate in such an environment, we are subject to the risk that if the real estate market ceases to attract the same level of capital investment in the future as it is currently attracting, or if the number of companies seeking to acquire such assets decreases, our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets.

The bankruptcy or insolvency of a major commercial tenant would adversely impact us.

Any or all of our commercial tenants, or a guarantor of a commercial tenant’s lease obligations, could be subject to a bankruptcy proceeding. The bankruptcy or insolvency of a significant commercial tenant or a number of smaller commercial tenants would have an adverse impact on our income and our ability to pay dividends because a tenant or lease guarantor bankruptcy could delay efforts to collect past due balances under the relevant leases, and could ultimately preclude full collection of these sums. Such an event could cause a decrease or cessation of rental payments which would mean a reduction in our cash flow and the amount available for distributions to you.

Generally, under bankruptcy law, a tenant has the option of continuing or terminating any unexpired lease. In the event of a bankruptcy, we cannot assure you that the tenant or its trustee will continue our lease. If a given lease, or guaranty of a lease, is not assumed, our cash flow and the amounts available for distributions to you may be adversely affected. If the tenant continues its current lease, the tenant must cure all defaults under the lease and provide adequate assurance of its future performance under the lease. If the tenant terminates the lease, we will lose future rent under the lease and our claim for past due amounts owing under the lease will be treated as a general unsecured claim and may be subject to certain limitations. General unsecured claims are the last claims paid in a bankruptcy and therefore this claim could be paid only in the event funds were available, and then only in the same percentage as that realized on other unsecured claims. While the bankruptcy of any tenant and the rejection of its lease may provide us with an opportunity to lease the vacant space to another more desirable tenant on better terms, there can be no assurance that we would be able to do so.

We may depend on commercial tenants for our revenue and therefore our revenue may depend on the success and economic viability of our commercial tenants. Our reliance on single or significant commercial tenants in certain buildings may decrease our ability to lease vacated space.

Our financial results will depend in part on leasing space in the properties we acquire to tenants on economically favorable terms. A default by a commercial tenant, the failure of a guarantor to fulfill its obligations or other premature termination of a lease, or a commercial tenant’s election not to extend a lease upon its expiration could have an adverse effect on our income, general financial condition and ability to pay distributions. Therefore, our financial success is indirectly dependent on the success of the businesses operated by the commercial tenants of our properties.

Lease payment defaults by commercial tenants would most likely cause us to reduce the amount of distributions to stockholders. In the event of a tenant default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. A default by a significant commercial tenant or a substantial number of commercial tenants at any one time on lease payments to us would cause us to lose the revenue associated with such lease(s) and cause us to have to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. Therefore, lease payment defaults by tenants could cause us to reduce the amount of distributions to stockholders.

Even if the tenants of our properties do renew their leases or we relet the units to new tenants, the terms of renewal or reletting may be less favorable than current lease terms. If the lease rates upon renewal or reletting are significantly lower than expected rates, then our results of operations and financial condition will be adversely affected. Commercial tenants may have the right to terminate their leases upon the occurrence of certain customary events of default and, in other circumstances, may not renew their leases or, because of market conditions, may be able to renew their leases on terms that are less favorable to us than the terms of the current leases. If a lease is terminated, we cannot assure you that we will be able to lease the property for the rent previously received or sell the property without incurring a loss. Therefore, the weakening of the financial condition of a significant commercial tenant or a number of smaller commercial tenants and vacancies caused by defaults of tenants or the expiration of leases may adversely affect our operations.

A property that incurs a vacancy could be difficult to re-lease.

A property may incur a vacancy either by the continued default of a tenant under its lease or the expiration of one of our leases. If we terminate any lease following a default by a lessee, we will have to re-lease the affected property in order to maintain our qualification as a REIT. If a tenant vacates a property, we may be unable either to re-lease the property for the rent due under the prior lease or to re-lease the property without incurring additional expenditures relating to the property. In addition, we could experience delays in enforcing our rights against, and collecting rents (and, in some cases, real estate taxes and insurance costs)

due from a defaulting tenant. Any delay we experience in re-leasing a property or difficulty in re-leasing at acceptable rates may reduce cash available to make distributions to our stockholders.

In many cases, tenant leases contain provisions giving the tenant the exclusive right to sell particular types of merchandise or provide specific types of services within the particular retail center, or limit the ability of other tenants to sell such merchandise or provide such services. When re-leasing space after a vacancy is necessary, these provisions may limit the number and types of prospective tenants for the vacant space.

We also may have to incur substantial expenditures in connection with any re-leasing. A number of our properties may be specifically suited to the particular needs of our tenants. Therefore, we may have difficulty obtaining a new tenant for any vacant space we have in our properties, particularly if the floor plan of the vacant space limits the types of businesses that can use the space without major renovation. If the vacancy continues for a long period of time, we may suffer reduced revenues resulting in less cash dividends to be distributed to stockholders. As noted above, certain significant expenditures associated with each equity investment (such as mortgage payments, real estate taxes and maintenance costs) are generally not reduced when circumstances cause a reduction in income from the investment. The failure to re-lease or to re-lease on satisfactory terms could result in a reduction of our income, funds from operations and cash available for distributions and thus affect the amount of distributions to you. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

We may be unable to sell a property if or when we decide to do so.

We may give some commercial tenants the right, but not the obligation, to purchase their properties from us beginning a specified number of years after the date of the lease. Some of our leases also generally provide the tenant with a right of first refusal on any proposed sale provisions. These policies may lessen the ability of the advisor and our board of directors to freely control the sale of the property.

Although we may grant a lessee a right of first offer or option to purchase a property, there is no assurance that the lessee will exercise that right or that the price offered by the lessee in the case of a right of first offer will be adequate. In connection with the acquisition of a property, we may agree on restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. Even absent such restrictions, the real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We may not be able to sell any property for the price or on the terms set by us, and prices or other terms offered by a prospective purchaser may not be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. We may be required to expend funds to correct defects or to make improvements before a property can be sold. We may not have funds available to correct such defects or to make such improvements.

We may not make a profit if we sell a property.

The prices that we can obtain when we determine to sell a property will depend on many factors that are presently unknown, including the operating history, tax treatment of real estate investments, demographic trends in the area and available financing. There is a risk that we will not realize any significant appreciation on our investment in a property. Accordingly, your ability to recover all or any portion of your investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom.

Our properties may not be diversified.

We are making this offering on a best efforts basis and the offering is conditioned on the sale of at least 500,000 shares of common stock for $5,000,000. Because this offering will be made on a best efforts basis, our potential profitability and our ability to diversify our investments, both geographically and by type of properties purchased, will be limited by the amount of funds we raise. If we are unable to raise additional funds, we may not be able to execute our diversification strategy, which may adversely affect your investment. Moreover, even if we sell 51,000,000 shares of common stock for $510,000,000, our properties may not be well diversified and their economic performance could be affected by changes in local economic conditions.

If we are unable to diversify our investments by industry, a downturn in any particular industry may have more pronounced effects on the amount of cash available to us for distribution or on the value of our assets than if we had diversified our investments.

If we are unable to diversify our investments by region, our performance will be linked to a greater extent to economic conditions in the regions in which we acquire properties. Therefore, to the extent that there are adverse economic conditions in the regions in which our properties are located and in the market for real estate properties, such conditions could result in a reduction of our income and cash to return capital and thus affect the amount of distributions we can make to you.

We may incur liabilities in connection with properties we acquire.

We do not currently own properties or other investments, we have not obtained any financing and we do not currently conduct any operations. However, our anticipated acquisition activities are subject to many risks. We may acquire properties or entities that are subject to liabilities or that have problems relating to environmental condition, state of title, physical condition or compliance with zoning laws, building codes, or other legal requirements. In each case, our acquisition may be without any recourse, or with only limited recourse, with respect to unknown liabilities or conditions. As a result, if any liability were asserted against us relating to those properties or entities, or if any adverse condition existed with respect to the properties or entities, we might have to pay substantial sums to settle or cure it, which could adversely affect our cash flow and operating results. However, some of these liabilities may be covered by insurance. In addition, we intend to perform customary due diligence regarding each property or entity we acquire. We also will attempt to obtain appropriate representations and indemnities from the sellers of the properties or entities we acquire, although it is possible that the sellers may not have the resources to satisfy their indemnification obligations if a liability arises. Unknown liabilities to third parties with respect to properties or entities acquired might include:

•	liabilities for clean-up of undisclosed environmental contamination;
•	claims by tenants, vendors or other persons dealing with the former owners of the properties;
•	liabilities incurred in the ordinary course of business; and
•	claims for indemnification by general partners, directors, officers and others indemnified by the former owners of the properties.

Competition with third parties in acquiring and operating properties may reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, many of which have greater resources than we do. Specifically, there are numerous commercial developers, real estate companies, real estate investment trusts and U.S. institutional and foreign investors that operate in the markets in which we may operate, that will compete with us in acquiring residential, office, retail, lodging, industrial and other properties that will be seeking investments and tenants for these properties. Many of these entities have significant financial and other resources, including operating experience, allowing them to compete effectively with us. Competitors with substantially greater financial resources than us may generally be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of entities in which investments may be made or risks attendant to a geographic concentration of investments. In addition, those competitors that are not REITs may be at an advantage to the extent they can utilize working capital to finance projects, while we (and our competitors that are REITs) will be required by the annual distribution provisions under the Internal Revenue Code to distribute significant amounts of cash from operations to our stockholders. Demand from third parties for properties that meet our investment objectives could result in an increase of the price of such properties. If we pay higher prices for properties, our profitability may be reduced and you may experience a lower return on your investment. In addition, our properties may be located in close proximity to other properties that will compete against our properties for tenants. These competing properties may be better located and/or appointed than the properties that we will acquire, giving these properties a competitive advantage over our properties, and we may, in the future, face additional competition from properties not yet constructed or even planned. This competition could adversely affect our business. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built in locations competitive with our properties, causing increased competition for residential renters, retail customer traffic and creditworthy commercial tenants. In addition, our ability to charge premium rental rates to tenants may be negatively impacted. This increased competition may increase our costs of acquisitions or lower the occupancies and the rent we may charge tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties which we would not have otherwise made, thus affecting cash available for distributions to you. See “Competition.”

We may not have control over costs arising from rehabilitation of properties.

We may elect to acquire properties which may require rehabilitation. In particular, we may acquire affordable properties that we will rehabilitate and convert to market rate properties. Consequently, we intend to retain independent general contractors to perform the actual physical rehabilitation work and will be subject to risks in connection with a contractor’s ability to control rehabilitation costs, the timing of completion of rehabilitation, and a contractor’s ability to build in conformity with plans and specifications.

We may incur losses as result of defaults by the purchasers of properties we sell in certain circumstances.

If we decide to sell any of our properties, we will use our best efforts to sell them for cash. However, we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk of default by the purchaser and will be subject to remedies provided by law. There are no limitations or restrictions on our ability to take purchase money obligations. We may incur losses as a result of such defaults, which may adversely affect our available cash and our ability to make distributions to stockholders.

We may experience energy shortages and allocations.

There may be shortages or increased costs of fuel, natural gas, water, electric power or allocations thereof by suppliers or governmental regulatory bodies in the areas where we purchase properties, in which event the operation of our properties may be adversely affected. Increased costs of fuel may reduce discretionary spending on luxury retail items, which may adversely affect our retail tenants if we purchase retail properties. Our revenues will be dependent upon payment of rent by retailers, which may be particularly vulnerable to uncertainty in the local economy and rising costs of energy for their customers. Such adverse economic conditions could affect the ability of our tenants to pay rent, which could have a material adverse effect on our operating results and financial condition, as well as our ability to pay distributions to you.

We have limited experience with international investments.

Neither we nor our sponsor, The Lightstone Group, or any of its affiliates have any substantial experience investing in properties or other real estate-related assets located outside the United States. We may acquire real estate assets located outside the United States and may make or purchase mortgage or mezzanine loans made by a buyer located outside of the United States or secured by property located outside of the United States. We may not have the expertise necessary to maximize the return on our international investments.

Your investment may be subject to additional risks if we make international investments.

We may purchase real estate assets located outside the United States and may make or purchase mortgage or mezzanine loans or joint venture interests in mortgage or mezzanine loans made by a borrower located outside the United States or secured by property located outside the United States. Any international investments may be affected by factors peculiar to the laws of the jurisdiction in which the borrower or the property is located. These laws may expose us to risks that are different from and in addition to those commonly found in the United States. Foreign investments could be subject to the following risks:

•	governmental laws, rules and policies, including laws relating to the foreign ownership of real property or mortgages and laws relating to the ability of foreign persons or corporations to remove profits earned from activities within the country to the person’s or corporation’s country of origin;
•	variations in currency exchange rates or exchange controls or other currency restrictions and fluctuations in exchange ratios related to foreign currency;

•	adverse market conditions caused by inflation or other changes in national or local economic conditions;
•	changes in relative interest rates;
•	changes in the availability, cost and terms of mortgage funds resulting from varying national economic policies;
•	changes in real estate and other tax rates, the tax treatment of transaction structures and other changes in operating expenses in a particular country where we have an investment;
•	lack of uniform accounting standards (including availability of information in accordance with U.S. generally accepted accounting principles);
•	changes in land use and zoning laws;
•	more stringent environmental laws or changes in these laws;
•	changes in the social stability or other political, economic or diplomatic developments in or affecting a country where we have an investment;
•	legal and logistical barriers to enforcing our contractual rights; and
•	expropriation, confiscatory taxation and nationalization of our assets located in the markets where we operate;

Any of these risks could have an adverse effect on our business, results of operations and ability to pay distributions to our stockholders.

We may acquire properties with lock-out provisions which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.

We do not currently own properties or other investments, we have not obtained any financing and we do not currently conduct any operations. However, we may acquire properties in exchange for operating partnership units and agree to restrictions on sales or refinancing, called “lock-out” provisions that are intended to preserve favorable tax treatment for the owners of such properties who sell them to us. Lock-out provisions may restrict sales or refinancings for a certain period in order to comply with the applicable government regulations. Lock-out provisions could materially restrict us from selling or otherwise disposing of or refinancing properties. This would affect our ability to turn our investments into cash and thus affect cash available to return capital to you. Lock-out provisions could impair our ability to take actions during the lock-out period that would otherwise be in the best interests of our stockholders and, therefore, might have an adverse impact on the value of the shares, relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.

We may be affected by foreign government regulations and actions and foreign conditions.

If we pursue investment opportunities in international markets, foreign laws and governmental regulations may be applicable to us, our affiliates and our investors. Changes in these laws and governmental regulations, or their interpretation by agencies or the courts, could occur. Further, economic and political factors, including civil unrest, governmental changes and restrictions on the ability to transfer capital across borders in the United States, but primarily in the foreign countries in which we may invest, can have a major impact on us.

Retail Industry Risks

Retail conditions may adversely affect our income.

A retail property’s revenues and value may be adversely affected by a number of factors, many of which apply to real estate investment generally, but which also include trends in the retail industry and perceptions by retailers or shoppers of the safety, convenience and attractiveness of the retail property. In addition, to the extent that the investing public has a negative perception of the retail sector, the value of our common stock may be negatively impacted.

Some of our leases may provide for base rent plus contractual base rent increases. A number of our retail leases may also include a percentage rent clause for additional rent above the base amount based upon a specified percentage of the sales our tenants generate. Under those leases which contain percentage rent clauses, our revenue from tenants may increase as the sales of our tenants increase. Generally, retailers face declining revenues during downturns in the economy. As a result, the portion of our revenue which we may derive from percentage rent leases could decline upon a general economic downturn.

Our revenue will be impacted by the success and economic viability of our anchor retail tenants. Our reliance on single or significant tenants in certain buildings may decrease our ability to lease vacated space.

In the retail sector, any tenant occupying a large portion of the gross leasable area of a retail center, a tenant of any of the triple-net single-user retail properties outside the primary geographical area of investment, commonly referred to as an anchor tenant, or a tenant that is our anchor tenant at more than one retail center, may become insolvent, may suffer a downturn in business, or may decide not to renew its lease. Any of these events would result in a reduction or cessation in rental payments to us and would adversely affect our financial condition. A lease termination by an anchor tenant could result in lease terminations or reductions in rent by other tenants whose leases permit cancellation or rent reduction if another tenant’s lease is terminated. We may own properties where the tenants may have rights to terminate their leases if certain other tenants are no longer open for business. These “co-tenancy” provisions may also exist in some leases where we own a portion of a retail property and one or more of the anchor tenants leases space in that portion of the center not owned or controlled by us. If such tenants were to vacate their space, tenants with co-tenancy provisions would have the right to terminate their leases with us or seek a rent reduction from us. In such event, we may be unable to re-lease the vacated space. Similarly, the leases of some anchor tenants may permit the anchor tenant to transfer its lease to another retailer. The transfer to a new anchor tenant could cause customer traffic in the retail center to decrease and thereby reduce the income generated by that retail center. A lease transfer to a new anchor tenant could also allow other tenants to make reduced rental payments or to terminate their leases at the retail center. In the event that we are unable to re-lease the vacated space to a new anchor tenant, we may incur additional expenses in order to re-model the space to be able to re-lease the space to more than one tenant.

Competition with other retail channels may reduce our profitability and the return on your investment.

We do not currently own properties or other investments, we have not obtained any financing and we do not currently conduct any operations. However, our retail tenants will face potentially changing consumer preferences and increasing competition from other forms of retailing, such as discount shopping centers, outlet centers, upscale neighborhood strip centers, catalogues and other forms of direct marketing, discount shopping clubs, internet websites and telemarketing. Other retail centers within the market area of our properties will compete with our properties for customers, affecting their tenants’ cash flows and thus affecting their ability to pay rent. In addition, some of our tenants’ rent payments may be based on the amount of sales revenue that they generate. If these tenants experience competition, the amount of their rent may decrease and our cash flow will decrease.

Residential Industry Risks

The short-term nature of our residential leases may adversely impact our income.

If our residents decide not to renew their leases upon expiration, we may not be able to relet their units. Because substantially all of our residential leases will be for apartments, they will generally be for terms of no more than one or two years. If we are unable to promptly renew the leases or relet the units then our results of operations and financial condition will be adversely affected. Certain significant expenditures associated with each equity investment in real estate (such as mortgage payments, real estate taxes and maintenance costs) are generally not reduced when circumstances result in a reduction in rental income.

An economic downturn could adversely affect the residential industry and may affect operations for the residential properties that we acquire.

As a result of the effects of an economic downturn, including increased unemployment rates, the residential industry may experience a significant decline in business caused by a reduction in overall renters. The current economic downturn and increase in unemployment rates may have an adverse affect on our operations if the tenants occupying the residential and office properties we acquire cease making rent payments to us or if there a change in spending patterns resulting in reduced traffic at the retail properties we acquire. Moreover, low residential mortgage interest rates could accompany an economic downturn and encourage potential renters to purchase residences rather than lease them. The residential properties we acquire may experience declines in occupancy rate due to any such decline in residential mortgage interest rates.

Lodging Industry Risks

We may be subject to the risks common to the lodging industry.

Our hotels will be subject to all of the risks common to the hotel industry and subject to market conditions that affect all hotel properties. These risks could adversely affect hotel occupancy and the rates that can be charged for hotel rooms as well as hotel operating expenses, and generally include:

•	increases in supply of hotel rooms that exceed increases in demand;
•	increases in energy costs and other travel expenses that reduce business and leisure travel;
•	reduced business and leisure travel due to continued geo-political uncertainty, including terrorism;
•	adverse effects of declines in general and local economic activity;
•	adverse effects of a downturn in the hotel industry; and
•	risks generally associated with the ownership of hotels and real estate, as discussed below.

We do not have control over the market and business conditions that affect the value of our lodging properties, and adverse changes with respect to such conditions could have an adverse effect on our results of operations, financial condition and cash flows. Hotel properties, including extended stay hotels, are subject to varying degrees of risk generally common to the ownership of hotels, many of which are beyond our control, including the following:

•	increased competition from other existing hotels in our markets;
•	new hotels entering our markets, which may adversely affect the occupancy levels and average daily rates of our lodging properties;
•	declines in business and leisure travel;
•	increases in energy costs, increased threat of terrorism, terrorist events, airline strikes or other factors that may affect travel patterns and reduce the number of business and leisure travelers;
•	increases in operating costs due to inflation and other factors that may not be offset by increased room rates;
•	changes in, and the related costs of compliance with, governmental laws and regulations, fiscal policies and zoning ordinances; and
•	adverse effects of international, national, regional and local economic and market conditions.

Adverse changes in any or all of these factors could have an adverse effect on our results of operations, financial condition and cash flows, thereby adversely impacting our ability to service debt and to make distributions to our stockholders.

Third-Party management of lodging properties can adversely affect our properties.

If we invest in lodging properties, such properties will be operated by a third-party management company and could be adversely affected if that third-party management company, or its affiliated brands, experiences negative publicity or other adverse developments, such as financial disagreements between the third party manager and the owner, disagreements about marketing between the third party manager and the owner and the third party manager’s brand falls out of favor. Any lodging properties we may acquire are expected to be operated under brands owned by an affiliate our sponsor and managed by a management company that is affiliated with such brands. Because of this concentration, negative publicity or other adverse developments that affect that operator and/or its affiliated brands generally may adversely affect our results of operations, financial condition, and consequently cash flows thereby impacting our ability to service debt, and to make distributions to our stockholders. There can be no assurance that our affiliate continues to manage any lodging properties we acquire.

As a REIT, we cannot directly operate our lodging properties.

We cannot and will not directly operate our lodging properties and, as a result, our results of operations, financial position, ability to service debt and our ability to make distributions to stockholders are dependent on the ability of our third-party management companies and our tenants to operate our extended stay hotel properties successfully. In order for us to satisfy certain REIT qualification rules, we cannot directly operate any lodging properties we may acquire or actively participate in the decisions affecting their daily operations. Instead, through a taxable REIT subsidiary (“TRS”), or TRS lessee, we must enter into management agreements with a third-party management company, or we must lease our lodging properties to third-party tenants on a triple-net lease basis. We cannot and will not control this third-party management company or the tenants who operate and are responsible for maintenance and other day-to-day management of our lodging properties, including, but not limited to, the implementation of significant operating decisions. Thus, even if we believe our lodging properties are being operated inefficiently or in a manner that does not result in satisfactory operating results, we may not be able to require the third-party management company or the tenants to change their method of operation of our lodging properties. Our results of operations, financial position, cash flows and our ability to service debt and to make distributions to stockholders are, therefore, dependent on the ability of our third-party management company and tenants to operate our lodging properties successfully.

We will rely on a third-party hotel management company to establish and maintain adequate internal controls over financial reporting at our lodging properties. In doing this, the property manager should have policies and procedures in place which allows them to effectively monitor and report to us the operating results of our lodging properties which ultimately are included in our consolidated financial statements. Because the operations of our lodging properties ultimately become a component of our consolidated financial statements, we evaluate the effectiveness of the internal controls over financial reporting at all of our properties, including our lodging properties, in connection with the certifications we provide in our quarterly and annual reports on Form 10-Q and Form 10-K, respectively, pursuant to the Sarbanes Oxley Act of 2002. However, we will not control the design or implementation of or changes to internal controls at any of our lodging properties. Thus, even if we believe that our lodging properties are being operated without effective internal controls, we may not be able to require the third-party management company to change its internal control structure. This could require us to implement extensive and possibly inefficient controls at a parent level in an attempt to mitigate such deficiencies. If such controls are not effective, the accuracy of the results of our operations that we report could be affected. Accordingly, our ability to conclude that, as a company, our internal controls are effective is significantly dependent upon the effectiveness of internal controls that our third-party management company will implement at our lodging properties. While we do not consider it likely, it is possible that we could have a significant deficiency or material weakness as a result of the ineffectiveness of the internal controls at one or more of our lodging properties.

If we replace a third-party management company or tenant, we may be required by the terms of the relevant management agreement or lease to pay substantial termination fees, and we may experience significant disruptions at the affected lodging properties. While it is our intent to enter into management agreements with a third-party management company or tenants with substantial prior lodging experience, we may not be able to make such arrangements in the future. If we experience such disruptions, it may adversely affect our results of operations, financial condition and our cash flows, including our ability to service debt and to make distributions to our stockholders.

Our use of the taxable REIT subsidiary structure will increase our expenses.

A TRS structure will subject us to the risk of increased lodging operating expenses. The performance of our TRS lessees will be based on the operations of our lodging properties. Our operating risks will include not only changes in hotel revenues and changes to our TRS lessees’ ability to pay the rent due to us under the leases, but also increased hotel operating expenses, including, but not limited to, the following cost elements:

•	wage and benefit costs;

•	repair and maintenance expenses;
•	energy costs;
•	property taxes;
•	insurance costs; and
•	other operating expenses.

Any increases in one or more these operating expenses could have a significant adverse impact on our results of operations, cash flows and financial position.

Failure to properly structure our TRS leases could cause us to incur tax penalties.

A TRS structure will subject us to the risk that the leases with our TRS lessees do not qualify for tax purposes as arms-length which would expose us to potentially significant tax penalties. Our TRS lessees will incur taxes or accrue tax benefits consistent with a “C” corporation. If the leases between us and our TRS lessees were deemed by the Internal Revenue Service to not reflect an arms-length transaction as that term is defined by tax law, we may be subject to tax penalties as the lessor that would adversely impact our profitability and our cash flows.

Failure to maintain franchise licenses could decrease our revenues.

Our inability or that of our third-party management company or our third-party tenants to maintain franchise licenses could decrease our revenues. Maintenance of franchise licenses for our lodging properties is subject to maintaining our franchisor’s operating standards and other terms and conditions. Franchisors periodically inspect lodging properties to ensure that we, our third-party tenants or our third-party management company maintain their standards. Failure by us or one of our third-party tenants or our third-party management company to maintain these standards or comply with other terms and conditions of the applicable franchise agreement could result in a franchise license being canceled. If a franchise license terminates due to our failure to make required improvements or to otherwise comply with its terms, we may also be liable to the franchisor for a termination fee. As a condition to the maintenance of a franchise license, our franchisor could also require us to make capital expenditures, even if we do not believe the capital improvements are necessary, desirable, or likely to result in an acceptable return on our investment. We may risk losing a franchise license if we do not make franchisor-required capital expenditures.

If our franchisor terminates the franchise license, we may try either to obtain a suitable replacement franchise or to operate the lodging property without a franchise license. The loss of a franchise license could materially and adversely affect the operations or the underlying value of the lodging property because of the loss associated with the brand recognition and/or the marketing support and centralized reservation systems provided by the franchisor. A loss of a franchise license for one or more lodging properties could materially and adversely affect our results of operations, financial condition and our cash flows, including our ability to service debt and make distributions to our stockholders.

We do not directly employ or manage the employees managing our lodging properties.

We will generally be subject to risks associated with the employment of hotel employees. Any lodging properties we acquire will be leased to a wholly-owned TRS entity and be subject to management agreements with a third-party manager to operate the properties that we do not lease to a third party under a net lease. Hotel operating revenues and expenses for these properties will be included in our consolidated results of operations. As a result, although we do not directly employ or manage the labor force at our lodging properties, we are subject to many of the costs and risks generally associated with the hotel labor force. Our third-party manager will be responsible for hiring and maintaining the labor force at each of our lodging properties and for establishing and maintaining the appropriate processes and controls over such activities. From time to time, the operations of our lodging properties may be disrupted through strikes, public demonstrations or other labor actions and related publicity. We may also incur increased legal costs and indirect labor costs as a result of the aforementioned disruptions, or contract disputes or other events. Our third-party manager may be targeted by union actions or adversely impacted by the disruption caused by organizing activities. Significant adverse disruptions caused by union activities and/or increased costs affiliated with such activities could materially and adversely affect our results of operations, financial condition and our cash flows, including our ability to service debt and make distributions to our stockholders.

Travel and hotel industries may be affected by economic slowdowns, terrorist attacks and other world events.

The current economic slowdown, terrorist attacks, military activity in the Middle East, natural disasters and other world events impacting the global economy had adversely affected the travel and hotel industries, including extended stay hotel properties, in the past and these adverse effects may continue or occur in the future. If there is less travelling due to the current economic slowdown, increased unemployment rates or rise in fuel prices, the lodging properties we may aquire may be adversely affected. As a result of terrorist attacks around the world, the war in Iraq and the effects of the economic recession, subsequent to 2001 the lodging industry experienced a significant decline in business caused by a reduction in both business and leisure travel. We cannot presently determine the impact that future events such as military or police activities in the U.S. or foreign countries, future terrorist activities or threats of such activities, natural disasters or health epidemics could have on our business. Our business and lodging properties may continue to be affected by such events, including our hotel occupancy levels and average daily rates, and, as a result, our revenues may decrease or not increase to levels we expect. In addition, other terrorist attacks, natural disasters, health epidemics, acts of war, prolonged U.S. involvement in Iraq or other significant military activity could have additional adverse effects on the economy in general, and the travel and lodging industry in particular. These factors could have a material adverse effect on our results of operations, financial condition, and cash flows, thereby impacting our ability to service debt and ability to make distributions to our stockholders.

Hotel industry is very competitive.

The hotel industry is intensely competitive, and, as a result, if our third-party management company and our third-party tenants are unable to compete successfully or if our competitors’ marketing strategies are more effective, our results of operations, financial condition, and cash flows including our ability to service debt and to make distributions to our stockholders, may be adversely affected. The hotel industry is intensely competitive. Our lodging properties compete with other existing and new hotels in their geographic markets. Since we do not operate our lodging properties, our revenues depend on the ability of our third-party management company and our-third party tenants to compete successfully with other hotels in their respective markets. Some of our competitors have substantially greater marketing and financial resources than we do. If our third-party management company and our third-party tenants are unable to compete successfully or if our competitors’ marketing strategies are effective, our results of operations, financial condition, ability to service debt and ability to make distributions to our stockholders may be adversely affected.

Hotel industry is seasonal which can adversely affect our hotel properties.

The hotel industry is seasonal in nature, and, as a result, our lodging properties may be adversely affected. The seasonality of the hotel industry can be expected to cause quarterly fluctuations in our revenues. In addition, our quarterly earnings may be adversely affected by factors outside our control, such as extreme or unexpectedly mild weather conditions or natural disasters, terrorist attacks or alerts, outbreaks of contagious diseases, airline strikes, economic factors and other considerations affecting travel. To the extent that cash flows from operations are insufficient during any quarter, due to temporary or seasonal fluctuations in revenues, we may attempt to borrow in order to make distributions to our stockholders or be required to reduce other expenditures or distributions to stockholders.

Expanding use of internet travel websites by customers can adversely affect our profitability.

The increasing use of internet travel intermediaries by consumers may experience fluctuations in operating performance during the year and otherwise adversely affect our profitability and cash flows. Our third party hotel management company will rely upon Internet travel intermediaries such as Travelocity.com, Expedia.com, Orbitz.com, Hotels.com and Priceline.com to generate demand for our lodging properties. As Internet bookings increase, these intermediaries may be able to obtain higher commissions, reduced room rates or other significant contract concessions from our third-party management company. Moreover, some of these

Internet travel intermediaries are attempting to offer hotel rooms as a commodity, by increasing the importance of price and general indicators of quality (such as “three-star downtown hotel”) at the expense of brand identification. Consumers may eventually develop brand loyalties to their reservations system rather than to our third-party management company and/or our brands, which could have an adverse effect on our business because we will rely heavily on brand identification. If the amount of sales made through Internet intermediaries increases significantly and our third-party management company and our third-party tenants fail to appropriately price room inventory in a manner that maximizes the opportunity for enhanced profit margins, room revenues may flatten or decrease and our profitability may be adversely affected.

Industrial Industry Risks

Potential liability as the result of, and the cost of compliance with, environmental matters is greater if we invest in industrial properties or lease our properties to tenants that engage in industrial activities.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances.

We may invest in properties historically used for industrial, manufacturing and commercial purposes. Some of these properties are more likely to contain, or may have contained, underground storage tanks for the storage of petroleum products and other hazardous or toxic substances. All of these operations create a potential for the release of petroleum products or other hazardous or toxic substances.

Leasing properties to tenants that engage in industrial, manufacturing, and commercial activities will cause us to be subject to increased risk of liabilities under environmental laws and regulations. The presence of hazardous or toxic substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such property as collateral for future borrowings.

Our industrial properties are subject to fluctuations in manufacturing activity in the United States.

Our industrial properties may be adversely affected if manufacturing activity decreases in the United States. Trade agreements with foreign countries have given employers the option to utilize less expensive non-US manufacturing workers. The outsourcing of manufacturing functions could lower the demand for our industrial properties. Moreover, an increase in the cost of raw materials or decrease in the demand of housing could cause a slowdown in manufacturing activity, such as furniture, textiles, machinery and chemical products, and our profitability may be adversely affected.

Office Industry Risks

The loss of anchor tenants for our office properties could adversely affect our profitability.

We may acquire office properties and, as with our retail properties, we are subject to the risk that tenants may be unable to make their lease payments or may decline to extend a lease upon its expiration. A lease termination by a tenant that occupies a large area of space in one of our office properties (commonly referred to as an anchor tenant) could impact leases of other tenants. Other tenants may be entitled to modify the terms of their existing leases in the event of a lease termination by an anchor tenant or the closure of the business of an anchor tenant that leaves its space vacant, even if the anchor tenant continues to pay rent. Any such modifications or conditions could be unfavorable to us as the property owner and could decrease rents or expense recoveries. In the event of default by an anchor tenant, we may experience delays and costs in enforcing our rights as landlord to recover amounts due to us under the terms of our agreements with those parties.

Declines in overall activity in our markets may adversely affect the performance of our office properties.

Rental income from office properties fluctuates with general market and economic conditions. Our office properties may be adversely affected during periods of diminished economic growth and a decline in white-collar employment. We may experience a decrease in occupancy and rental rates accompanied by increases in the cost of re-leasing space (including for tenant improvements) and in uncollectible receivables. Early lease terminations may significantly contribute to a decline in occupancy of our office properties and may adversely affect our profitability. While lease termination fees increase current period income, future rental income may be diminished because, during periods in which market rents decline, it is unlikely that we will collect from replacement tenants the full contracted amount which had been payable under the terminated leases.

Risks Related to Real Estate–Related Investments

Risks Associated with Investments in Mezzanine and Mortgage Loans

Our advisor does not have substantial experience investing in mezzanine and mortgage loans, which could result in losses to us.

Neither our advisor nor any of its affiliates have substantial experience investing in mezzanine or mortgage loans. If we make or acquire such loans, or participations in them, we may not have the necessary expertise to maximize the return on our investment in these types of loans.

The risk of default on mezzanine and mortgage loans is caused by many factors beyond our control, and our ability to recover our investment in foreclosure may be limited.

The default risk on mezzanine and mortgage loans is caused by factors beyond our control, including local and other economic conditions affecting real estate values, interest rate changes, rezoning and failure by the borrower to maintain the property. We do not know whether the values of the property securing the loans will remain at the levels existing on the dates of origination of the loans. If the values of the underlying properties drop, our risk will increase because of the lower value of the security associated with such loans.

In the event that there are defaults under these loans, we may not be able to quickly repossess and sell the properties securing such loans. An action to foreclose on a property securing a loan is regulated by state statutes and regulations and is subject to many delays and expenses typical of any foreclosure action. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the loan, which could reduce the value of our investment in the defaulted loan.

The mezzanine loans in which we may invest involve greater risks of loss than senior loans secured by income-producing real properties.

We may invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of either the entity owning the real property or the entity that owns the interest in the entity owning the real property. These types of investments involve a higher degree of risk than long-term senior mortgage lending secured by income producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of the entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment.

Our mortgage or mezzanine loans will be subject to interest rate fluctuations, which could reduce our returns as compared to market interest rates and reduce the value of the loans in the event we sell them.

If we invest in fixed-rate, long-term mortgage or mezzanine loans and interest rates rise, the loans could yield a return lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that mortgage or mezzanine loans are prepaid, because we may not be able to make new loans at the previously higher interest rate. If we invest in variable-rate loans and interest rates decrease, our revenues will also decrease. Fluctuations in interest rates adverse to our loans could adversely affect our returns on such loans.

The liquidation of our assets may be delayed as a result of our investment in mortgage or mezzanine loans, which could delay distributions to our stockholders.

The mezzanine and mortgage loans we may purchase will be illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment in the event of a borrower’s default. If we enter into mortgage or mezzanine loans with terms that expire after the date we intend to have sold all of our properties, any intended liquidation of us may be delayed beyond the time of the sale of all of our properties until all mortgage or mezzanine loans expire or are sold.

Risks Related to Investments in Real Estate-Related Securities

We may invest in various types of real estate-related securities.

We may invest in real estate-related securities, including securities issued by other real estate companies, commercial mortgage-backed securities (“CMBS”) or collateralized debt obligations (“CDOs”). We may also invest in real estate-related securities of both publicly traded and private real estate companies. Neither we nor our advisor may have the expertise necessary to maximize the return on our investment in real estate-related securities. If our advisor determines that it is advantageous to us to make the types of investments in which our advisor or its affiliates do not have experience, our advisor intends to employ persons, engage consultants or partner with third parties that have, in our advisor’s opinion, the relevant expertise necessary to assist our advisor in evaluating, making and administering such investments.

Investments in real estate-related securities will be subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities, which may result in losses to us.

Our investments in real estate-related securities will involve special risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer. Issuers of real estate-related securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate-related investments discussed in this prospectus, including risks relating to rising interest rates.

Real estate-related securities are often unsecured and also may be subordinated to other obligations of the issuer. As a result, investments in real estate-related securities are subject to risks of (1) limited liquidity in the secondary trading market in the case of unlisted or thinly traded securities, (2) substantial market price volatility resulting from changes in prevailing interest rates in the case of traded equity securities, (3) subordination to the prior claims of banks and other senior lenders to the issuer, (4) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets, (5) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations and (6) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic slow down or downturn. These risks may adversely affect the value of outstanding real estate-related securities and the ability of the issuers thereof to repay principal and interest or make distribution payments.

The mortgage loans in which we may invest and the commercial mortgage loans underlying the commercial mortgage backed securities in which we may investment will be subject to delinquency, foreclosure and loss, which could result in losses to us.

Commercial mortgage loans are secured by multifamily or other types of commercial property, and are subject to risks of delinquency and foreclosure and risks of loss that are greater than similar risks associated with loans made on the security of single family residential property. The ability of a borrower to repay a loan secured by a property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income producing property can be affected by, among other things: tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expense or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, acts of God, terrorism, social unrest and civil disturbances.

In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations and limit amounts available for distribution to our stockholders. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process which could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan.

The CMBS and CDOs in which we may invest are subject to several types of risks.

CMBS are bonds which evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. CDOs are a type of collateralized debt obligation that is backed by commercial real estate assets, such as CMBS, commercial mortgage loans, B-notes, or mezzanine paper. Accordingly, the CMBS and CDOs we invest in are subject to all the risks of the underlying mortgage loans.

In a rising interest rate environment, the value of CMBS and CDOs may be adversely affected when payments on underlying mortgages do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The value of CMBS and CDOs may also change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities markets as a whole. In addition, CMBS and CDOs are subject to the credit risk associated with the performance of the underlying mortgage properties. In certain instances, third party guarantees or other forms of credit support can reduce the credit risk.

CMBS and CDOs are also subject to several risks created through the securitization process. Subordinate CMBS and CDOs are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes a large percentage of delinquent loans, there is a risk that interest payment on subordinate CMBS and CDOs will not be fully paid. Subordinate securities of CMBS and CDOs are also subject to greater credit risk than those CMBS and CDOs that are more highly rated.

If we use leverage in connection with our investment in CMBS or CDOs, the risk of loss associated with this type of investment will increase.

We may use leverage in connection with our investment in CMBS or CDOs. Although the use of leverage may enhance returns and increase the number of investments that can be made, it may also substantially increase the risk of loss. There can be no assurance that leveraged financing will be available to us on favorable terms or that, among other factors, the terms of such financing will parallel the maturities of the underlying securities acquired. Therefore, such financing may mature prior to the maturity of the CMBS or CDOs acquired by us. If alternative financing is not available, we may have to liquidate assets at unfavorable prices to pay off such financing. We may utilize repurchase agreements as a component of our financing strategy. Repurchase agreements economically resemble short-term, variable-rate financing and usually require the maintenance of specific loan-to-collateral value ratios. If the market value of the CMBS or CDOs subject to a repurchase agreement decline, we may be required to provide additional collateral or make cash payments to maintain the loan to collateral value ratio. If we are unable to provide such collateral or cash repayments, we may lose our economic interest in the underlying these securities.

Investments in real estate-related preferred equity securities involve a greater risk of loss than traditional debt financing.

We may invest in real estate-related preferred equity securities, which may involve a higher degree of risk than traditional debt financing due to a several factors, including that such investments are subordinate to traditional loans and are not secured by property underlying the investment. If the issuer defaults on our investment, we would be only be able to take action against the entity in which we have an interest, not the property owned by such entity underlying our investment. As a result, we may not recover some or all of our investment, which could result in losses to us.

Recent market conditions and the risk of continued market deterioration may continue cause a decrease in the value of our real estate securities.

The U.S. credit markets and the sub-prime residential mortgage market have recently experienced severe dislocations and liquidity disruptions. Sub-prime mortgage loans have recently experienced increased rates of delinquency, foreclosure and loss. These and other related events have had a significant impact on the capital markets associated not only with sub-prime mortgage-backed securities and asset-backed securities and CDOs, but also with the U.S. credit and financial markets as a whole.

We may invest in any real estate securities, including CMBS and CDOs, that contain assets that could be classified as sub-prime residential mortgages. The values of many of these securities are sensitive to the volatility of the credit markets, and many of these securities may be adversely affected by future developments. In addition, to the extent that turmoil in the credit markets continues and/or intensifies, it has the potential to materially affect both the value of our real estate related securities investments and/or the availability or the terms of financing that we may anticipate utilizing in order to leverage our real estate related securities investments.

The recent market volatility has also made the valuation of these securities more difficult, particularly the CMBS and CDO assets. Management’s estimate of the value of these investments incorporates a combination of independent pricing agency and third-party dealer valuations, as well as comparable sales transactions. However, the methodologies that we will use in valuing individual investments are generally based on a variety of estimates and assumptions specific to the particular investments, and actual results related to the investments therefore often vary materially from such assumptions or estimates.

Because there is significant uncertainty in the valuation of, or in the stability of the value of, certain of these securities holdings, the fair values of such investments as reflected in our results of operations may not reflect the prices that we would obtain if such investments were actually sold. Furthermore, due to the recent market events, many of these investments are subject to rapid changes in value caused by sudden developments which could have a material adverse effect on the value of these investments.

A portion of our real estate securities investments may be illiquid and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

Certain of the real estate securities that we may purchase in the future in connection with privately negotiated transactions may not be registered under the relevant securities laws, resulting in a prohibition against their sale, transfer pledge or other disposition except in a transaction exempt from the registration requirements of those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited.

Interest rate and related risks may cause the value of our real estate securities investments to be reduced.

Interest rate risk is the risk that fixed income securities will decline in value because of changes in market interest rates. Generally, when market interest rates rise, the market value of such securities will decline, and vice versa. Our investment in such securities means that the net asset value and market price of the common shares may tend to decline if market interest rates rise.

During periods of rising interest rates, the average life of certain types of securities may be extended because of slower than expected principal payments. This may lock in a below-market interest rate, increase the security’s duration and reduce the value of the security. This is known as extension risk. During periods of declining interest rates, an issuer may be able to exercise an option to prepay principal earlier than scheduled, which is generally known as call or prepayment risk. If this occurs, we may be forced to reinvest in lower yielding securities. This is known as reinvestment risk. An issuer may redeem an obligation if the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. These risks may reduce the value of our real estate securities investments.

Real Estate Financing Risks

General Financing Risks

We plan to incur mortgage indebtedness and other borrowings, which may increase our business risks.

We intend to acquire properties subject to existing financing or by borrowing new funds. In addition, we intend to incur or increase our mortgage debt by obtaining loans secured by selected or all of the real properties to obtain funds to acquire additional real properties. We may also borrow funds if necessary to satisfy the requirement that we distribute to stockholders as dividends at least 90% of our annual REIT taxable income, or otherwise as is necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.

We intend to incur mortgage debt on a particular real property if we believe the property’s projected cash flow is sufficient to service the mortgage debt. However, if there is a shortfall in cash flow, requiring us to use cash from other sources to make the mortgage payments on the property, then the amount available for distributions to stockholders may be affected. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by properties may result in foreclosure actions initiated by lenders and our loss of the property securing the loan which is in default. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. We may, in some circumstances, give a guaranty on behalf of an entity that owns one of our properties. In these cases, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one real property may be affected by a default.

Any mortgage debt which we place on properties may contain clauses providing for prepayment penalties. If a lender invokes these penalties upon the sale of a property or the prepayment of a mortgage on a property, the cost to us to sell the property could increase substantially, and may even be prohibitive. This could lead to a reduction in our income, which would reduce cash available for distribution to stockholders and may prevent us from borrowing more money. Moreover, if we enter into financing arrangements involving balloon payment obligations, such financing arrangements will involve greater risks than financing arrangements whose principal amount is amortized over the term of the loan. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment.

If we have insufficient working capital reserves, we will have to obtain financing from other sources.

We have established working capital reserves that we believe are adequate to cover our cash needs. However, if these reserves are insufficient to meet our cash needs, we may have to obtain financing to fund our cash requirements. Sufficient financing may not be available or, if available, may not be available on economically feasible terms or on terms acceptable to us. If mortgage debt is unavailable at reasonable rates, we will not be able to place financing on the properties, which could reduce the number of properties we can acquire and the amount of distributions per share. If we place mortgage debt on the properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when the properties are refinanced, our income could be reduced, which would reduce cash available for distribution to stockholders and may prevent us from borrowing more money. Additional borrowing for working capital purposes will increase our interest expense, and therefore our financial condition and our ability to pay distributions may be adversely affected.

We may not have funding or capital resources for future improvements.

When a commercial tenant at one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract one or more new tenants, we will be required to expend substantial funds for leasing costs, tenant improvements and tenant refurbishments to the vacated space. We will incur certain fixed operating costs during the time the space is vacant as well as leasing commissions and related costs to re-lease the vacated space. We may also have similar future capital needs in order to renovate or refurbish any of our properties for other reasons.

Also, in the event we need to secure funding sources in the future but are unable to secure such sources or are unable to secure funding on terms we feel are acceptable, we may be required to defer capital improvements or refurbishment to a property. This may cause such property to suffer from a greater risk of obsolescence or a decline in value and/or produce decreased cash flow as the result of our inability to attract tenants to the property. If this happens, we may not be able to maintain projected rental rates for affected properties, and our results of operations may be negatively impacted. Or, we may be required to secure funding on unfavorable terms.

We may be adversely affected by limitations in our charter on the aggregate amount we may borrow.

We do not currently own properties or other investments, we have not obtained any financing and we do not currently conduct any operations. Our charter limits the aggregate amount we may borrow, absent approval by our independent directors and justification for such excess. That limitation could have adverse business consequences such as:

•	limiting our ability to purchase additional properties;
•	causing us to lose our REIT status if additional borrowing was necessary to pay the required minimum amount of cash distributions to our stockholders to maintain our status as a REIT;
•	causing operational problems if there are cash flow shortfalls for working capital purposes; and
•	resulting in the loss of a property if, for example, financing was necessary to repay a default on a mortgage.

Any excess borrowing over 300% of our net assets will be disclosed to stockholders in our next quarterly report, along with justification for such excess.

Lenders may require us to enter into restrictive covenants relating to our operations.

In connection with obtaining financing, a bank or other lender could impose restrictions on us affecting our ability to incur additional debt and our distribution and operating policies. Loan documents we enter into may contain negative covenants limiting our ability to, among other things, further mortgage our properties, discontinue insurance coverage or replace Lightstone Value Plus REIT II LLC as our advisor. In addition, prepayment penalties imposed by banks or other lenders could affect our ability to sell properties when we want.

Financing Risks on the Property Level

Some of our mortgage loans may have “due on sale” provisions.

We do not currently own properties or other investments, we have not obtained any financing and we do not currently conduct any operations. However, in purchasing properties subject to financing, we may obtain financing with “due-on-sale” and/or “due-on-encumbrance” clauses. Due-on-sale clauses in mortgages allow a mortgage lender to demand full repayment of the mortgage loan if the borrower sells the mortgaged property. Similarly, due-on-encumbrance clauses allow a mortgage lender to demand full repayment if the borrower uses the real estate securing the mortgage loan as security for another loan. These clauses may cause the maturity date of such mortgage loans to be accelerated and such financing to become due. In such event, we may be required to sell our properties on an all-cash basis, to acquire new financing in connection with the sale, or to provide seller financing. It is not our intent to provide seller financing, although it may be necessary or advisable for us to do so in order to facilitate the sale of a property. It is unknown whether the holders of mortgages encumbering our properties will require such acceleration or whether other mortgage financing will be available. Such factors will depend on the mortgage market and on financial and economic conditions existing at the time of such sale or refinancing.

Lenders may be able to recover against our other properties under our mortgage loans.

We do not currently own properties or other investments, we have not obtained any financing and we do not currently conduct any operations. However, we will seek secured loans (which are nonrecourse) to acquire properties. However, only recourse financing may be available, in which event, in addition to the property securing the loan, the lender may look to our other assets for satisfaction of the debt. Thus, should we be unable to repay a recourse loan with the proceeds from the sale or other disposition of the property securing the loan, the lender could look to one or more of our other properties for repayment. Also, in order to facilitate the sale of a property, we may allow the buyer to purchase the property subject to an existing loan whereby we remain responsible for the debt.

Our mortgage loans may charge variable interest.

Some of our mortgage loans will be subject to fluctuating interest rates based on certain index rates, such as the prime rate. Future increases in the index rates would result in increases in debt service on variable rate loans and thus reduce funds available for acquisitions of properties and dividends to the stockholders.

Insurance Risks

We may suffer losses that are not covered by insurance.

If we suffer losses that are not covered by insurance or that are in excess of insurance coverage, we could lose invested capital and anticipated profits. We intend to cause comprehensive insurance to be obtained for our properties, including casualty, liability, fire, extended coverage and rental loss customarily obtained for similar properties in amounts which our advisor determines are sufficient to cover reasonably foreseeable losses, with policy specifications and insured limits that we believe are adequate and appropriate under the circumstances. Some of our commercial tenants may be responsible for insuring their goods and premises and, in some circumstances, may be required to reimburse us for a share of the cost of acquiring comprehensive insurance for the property, including casualty, liability, fire and extended coverage customarily obtained for similar properties in amounts which our advisor determines are sufficient to cover reasonably foreseeable losses. Material losses may occur in excess of insurance proceeds with respect to any property as insurance proceeds may not provide sufficient resources to fund the losses. However, there are types of losses, generally of a catastrophic nature, such as losses due to wars, earthquakes, floods, hurricanes, pollution, environmental matters, mold or, in the future, terrorism which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments.

Insurance companies have recently begun to exclude acts of terrorism from standard coverage. Terrorism insurance is currently available at an increased premium, and it is possible that the premium will increase in the future or that terrorism coverage will become unavailable. Mortgage lenders in some cases have begun to insist that specific coverage against terrorism be purchased by commercial owners as a condition for providing loans. We intend to obtain terrorism insurance if required by our lenders, but the terrorism insurance that we obtain may not be sufficient to cover loss for damages to our properties as a result of terrorist attacks. In addition, we may not be able to obtain insurance against the risk of terrorism because it may not be available or may not be available on terms that are economically feasible. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot assure you that we will have adequate coverage for such losses. If such an event occurred to, or caused the destruction of, one or more of our properties, we could lose both our invested capital and anticipated profits from such property. In addition, certain losses resulting from these types of events are uninsurable and others may not be covered by our terrorism insurance. Terrorism insurance may not be available at a reasonable price or at all.

In addition, many insurance carriers are excluding asbestos-related claims from standard policies, pricing asbestos endorsements at prohibitively high rates or adding significant restrictions to this coverage. Because of our inability to obtain specialized coverage at rates that correspond to the perceived level of risk, we may not obtain insurance for acts of terrorism or asbestos-related claims. We will continue to evaluate the availability and cost of additional insurance coverage from the insurance market. If we decide in the future to purchase insurance for terrorism or asbestos, the cost could have a negative impact on our results of operations. If an uninsured loss or a loss in excess of insured limits occurs on a property, we could lose our capital invested in the property, as well as the anticipated future revenues from the property and, in the case of debt that is recourse to us, would remain obligated for any mortgage debt or other financial obligations related to the property. Any loss of this nature would adversely affect us. Although we intend to adequately insure our properties, we cannot assure that we will successfully do so.

Compliance with Laws

The costs of compliance with environmental laws and regulations may adversely affect our income and the cash available for any distributions.

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. Under various federal, state and local laws, ordinances and regulations, a current or previous owner, developer or operator of real estate may be liable for the costs of removal or remediation of hazardous or toxic substances at, on, under or in its property. The costs of removal or remediation could be substantial. In addition, the presence of these substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent such property or to use the property as collateral for future borrowing.

Environmental laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the presence of hazardous or toxic materials. Even if more than one person may have been responsible for the contamination, each person covered by the environmental laws may be held responsible for all of the clean-up costs incurred. In addition, third parties may sue the owner or operator of a site for damages and costs resulting from environmental contamination arising from that site. The presence of hazardous or toxic materials, or the failure to address conditions relating to their presence properly, may adversely affect the ability to rent or sell the property or to borrow using the property as collateral. Persons who dispose of or arrange for the disposal or treatment of hazardous or toxic materials may also be liable for the costs of removal or remediation of such materials, or for related natural resource damages, at or from an off-site disposal or treatment facility, whether or not the facility is or ever was owned or operated by those persons. In addition, environmental laws today can impose liability on a previous owner or operator of a property that owned or operated the property at a time when hazardous or toxic substances were disposed on, or released from, the property. A conveyance of the property, therefore, does not relieve the owner or operator from liability.

There may be potential liability associated with lead-based paint arising from lawsuits alleging personal injury and related claims. Typically, the existence of lead paint is more of a concern in residential units than in commercial properties. Although a structure built prior to 1978 may contain lead-based paint and may present a potential for exposure to lead, structures built after 1978 are not likely to contain lead-based paint.

Properties’ values may also be affected by their proximity to electric transmission lines. Electric transmission lines are one of many sources of electro-magnetic fields (“EMFs”) to which people may be exposed. Research completed regarding potential health concerns associated with exposure to EMFs has produced inconclusive results. Notwithstanding the lack of conclusive scientific evidence, some states now regulate the strength of electric and magnetic fields emanating from electric transmission lines, and other states have required transmission facilities to measure for levels of EMFs. On occasion, lawsuits have been filed (primarily against electric utilities) that allege personal injuries from exposure to transmission lines and EMFs, as well as from fear of adverse health effects due to such exposure. This fear of adverse health effects from transmission lines has been considered both when property values have been determined to obtain financing and in condemnation proceedings. We may not, in certain circumstances, search for electric transmission lines near our properties, but are aware of the potential exposure to damage claims by persons exposed to EMFs.

Recently, indoor air quality issues, including mold, have been highlighted in the media and the industry is seeing mold claims from lessees rising. To date, we have not incurred any material costs or liabilities relating to claims of mold exposure or abating mold conditions. However, due to the recent increase in mold claims and given that the law relating to mold is unsettled and subject to change, we could incur losses from claims relating to the presence of, or exposure to, mold or other microbial organisms, particularly if we are unable to maintain adequate insurance to cover such losses. We may also incur unexpected expenses relating to the abatement of mold on properties that we may acquire.

Limited quantities of asbestos-containing materials are present in various building materials such as floor coverings, ceiling texture material, acoustical tiles and decorative treatment. Environmental laws govern the presence, maintenance and removal of asbestos. These laws could be used to impose liability for release of, and exposure to, hazardous substances, including asbestos-containing materials, into the air. Such laws require that owners or operators of buildings containing asbestos (1) properly manage and maintain the asbestos, (2) notify and train those who may come into contact with asbestos and (3) undertake special precautions, including removal or other abatement, if asbestos would be disturbed during renovation or demolition of a building. Such laws may impose fines and penalties on building owners or operators who fail to comply with these requirements. These laws may allow third parties to seek recovery from owners or operators of real properties for personal injury associated with exposure to asbestos fibers. As the owner of our properties, we may be potentially liable for any such costs.

We cannot assure you that properties which we acquire in the future will not have any material environmental conditions, liabilities or compliance concerns. Accordingly, we have no way of determining at this time the magnitude of any potential liability to which we may be subject arising out of environmental conditions or violations with respect to the properties we own.

The costs of compliance with laws and regulations relating to our lodging and residential properties may adversely affect our income and the cash available for any distributions.

Various laws, ordinances, and regulations affect multi-family residential properties, including regulations relating to recreational facilities, such as activity centers and other common areas. Although we do not currently own properties or other investments, we have not obtained any financing and we do not currently conduct any operations, we intend for our properties to have all material permits and approvals to operate. In addition, rent control laws may also be applicable to any of our residential properties.

Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations, stricter interpretation of existing laws or the future discovery of environmental contamination may require material expenditures by us. Future laws, ordinances or regulations may impose material environmental liabilities, and the current environmental condition of our properties might be affected by the operations of the tenants, by the existing condition of the land, by operations in the vicinity of the properties, such as the presence of underground storage tanks, or by the activities of unrelated third parties.

These laws typically allow liens to be placed on the affected property. In addition, there are various local, state and federal fire, health, life-safety and similar regulations which we may be required to comply with, and which may subject us to liability in the form of fines or damages for noncompliance.

Any newly acquired or developed lodging or multi-family residential properties must comply with Title II of the Americans with Disabilities Act (the “ADA”) to the extent that such properties are “public accommodations” and/or “commercial facilities” as defined by the ADA. Compliance with the ADA requires removal of structural barriers to handicapped access in certain public areas of the properties where such removal is “readily achievable.” We intend for our properties to comply in all material respects with all present requirements under the ADA and applicable state laws. We will attempt to acquire properties which comply with the ADA or place the burden on the seller to ensure compliance with the ADA. We may not be able to acquire properties or allocate responsibilities in this manner. Noncompliance with the ADA could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages to private litigants. The cost of defending against any claims of liability under the ADA or the payment of any fines or damages could adversely affect our financial condition and affect cash available to return capital and the amount of distributions to you.

The Fair Housing Act (the “FHA”) requires, as part of the Fair Housing Amendments Act of 1988, apartment communities first occupied after March 13, 1990 to be accessible to the handicapped. Noncompliance with the FHA could result in the imposition of fines or an award of damages to private litigants. We intend for any of our properties that are subject to the FHA to be in compliance with such law. The cost of defending against any claims of liability under the FHA or the payment of any fines or damages could adversely affect our financial condition.

Changes in applicable laws and regulations may adversely affect the income and value of our properties.

The income and value of a property may be affected by such factors as environmental, rent control and other laws and regulations and changes in applicable general and real estate tax laws (including the possibility of changes in the federal income tax laws or the lengthening of the depreciation period for real estate). For example, the properties we will acquire will be subject to real and personal property taxes that may increase as property tax rates change and as the properties are assessed or reassessed by taxing authorities. We anticipate that most of our leases will generally provide that the property taxes, or increases therein, are charged to the lessees as an expense related to the properties that they occupy. As the owner of the properties, however, we are ultimately responsible for payment of the taxes to the government. If property taxes increase, our tenants may be unable to make the required tax payments, ultimately requiring us to pay the taxes. In addition, we will generally be responsible for property taxes related to any vacant space. If we purchase residential properties, the leases for such properties typically will not allow us to pass through real estate taxes and other taxes to residents of such properties. Consequently, any tax increases may adversely affect our results of operations at such properties.

Failure to comply with applicable laws and regulations where we invest could result in fines, suspension of personnel of our advisor, or other sanctions. Compliance with new laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures, which could reduce the available cash flow for distributions to our stockholders. Additionally, future laws, ordinances or regulations may impose material environmental liability, which may have a material adverse effect on our results of operations.

Risks Related to General Economic Conditions and Terrorism

Adverse economic conditions may negatively affect our returns and profitability.

The timing, length and severity of any economic slowdown that the nation may experience, including the current economic slowdown, cannot be predicted with certainty. Since we may liquidate within seven to ten years after the proceeds from the offering are fully invested, there is a risk that depressed economic conditions at that time could cause cash flow and appreciation upon the sale of our properties, if any, to be insufficient to allow sufficient cash remaining after payment of our expenses for a significant return on stockholders’ investment.

The terrorist attacks of September 11, 2001 on the United States negatively impacted the U.S. economy and the U.S. financial markets. Any future terrorist attacks and the anticipation of any such attacks, or the consequences of the military or other response by the U.S. and its allies, may have further adverse impacts on the U.S. financial markets and the economy and may adversely affect our operations and our profitability. It is not possible to predict the severity of the effect that any of these future events would have on the U.S. financial markets and economy.

It is possible that the economic impact of the terrorist attacks may have an adverse effect on the ability of the tenants of our properties to pay rent. In addition, insurance on our real estate may become more costly and coverage may be more limited due to these events. The instability of the U.S. economy may also reduce the number of suitable investment opportunities available to us and may slow the pace at which those investments are made. In addition, armed hostilities and further acts of terrorism may directly impact our properties.

These developments may subject us to increased risks and, depending on their magnitude, could have a material adverse effect on our business and stockholders’ investment.

Current state of debt markets could limit our ability to obtain financing which may have a material adverse impact on our earnings and financial condition.

The commercial real estate debt markets are currently experiencing volatility as a result of certain factors including the tightening of underwriting standards by lenders and credit rating agencies and the significant inventory of unsold Collateralized Mortgage Backed Securities in the market. Credit spreads for major sources of capital have widened significantly as investors have demanded a higher risk premium. This is resulting in lenders increasing the cost for debt financing. Should the overall cost of borrowings increase, either by increases in the index rates or by increases in lender spreads, we will need to factor such increases into the economics of our acquisitions. This may result in our acquisitions generating lower overall economic returns and potentially reducing cash flow available for distribution.

The recent dislocations in the debt markets has reduced the amount of capital that is available to finance real estate, which, in turn, (a) will no longer allow real estate investors to rely on capitalization rate compression to generate returns and (b) has slowed real estate transaction activity, all of which may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operations of real properties and mortgage loans. Investors will need to focus on market-specific growth dynamics, operating performance, asset management and the long-term quality of the underlying real estate.

In addition, the state of the debt markets could have an impact on the overall amount of capital investing in real estate which may result in price or value decreases of real estate assets.

Tax Risks

Your investment has various federal income tax risks.

Although the provisions of the Internal Revenue Code relevant to your investment are generally described in the section of the prospectus titled “Federal Income Tax Considerations,” we strongly urge you to consult your own tax advisor concerning the effects of federal, state and local income tax law on an investment and on your individual tax situation.

If we fail to qualify as a REIT or to maintain our REIT status, our dividends will not be deductible to us, and our income will be subject to taxation. We intend to qualify as a REIT under the Internal Revenue Code which will afford us significant tax advantages. The requirements for this qualification, however, are complex. If we fail to meet these requirements, our dividends will not be deductible to us and we will have to pay a corporate level tax on our income. This would substantially reduce our cash available to pay distributions and your yield on your investment. In addition, tax liability might cause us to borrow funds, liquidate some of our investments or take other steps which could negatively affect our operating results. Moreover, if our REIT status is terminated because of our failure to meet a technical REIT test or if we voluntarily revoke our election, we would be disqualified from electing treatment as a REIT for the four taxable years following the year in which REIT status is lost. This could materially and negatively affect your investment by causing a loss of common stock value.

Investment in lodging facilities requires special REIT compliance.

As discussed above in “Risk Factors — Real Estate Investment Risks — Lodging Industry Risks” and below in “Federal Income Tax Considerations” we expect to invest in lodging facilities. The Internal Revenue Code restricts the way in which a REIT can own, operate and manage lodging facilities in order for it to qualify as a REIT. In general, subject to some very complex rules, a lodging facility owned by a REIT must be leased to a taxable REIT subsidiary. In addition, the lodging facility must also be operated and managed by a third-party management company that meets certain independent contract requirements; primarily that it not be a related party with respect to the taxable REIT subsidiary or the REIT. As a result, the rental income from such lease would be good income to the REIT. However, failure to maintain the proper operation and management of lodging facilities, as required by the Internal Revenue Code, could jeopardize our REIT status subjecting you to the consequences described in the previous paragraph.

You may have tax liability on distributions you elect to reinvest in common stock.

If you participate in our distribution reinvestment program, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in common stock. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

The opinion of Proskauer Rose LLP regarding our status as a REIT does not guarantee our ability to remain a REIT.

Our legal counsel, Proskauer Rose LLP, has rendered its opinion that we will qualify as a REIT, based upon our representations as to the manner in which we are and will be owned, invest in assets and operate, among other things. Our qualification as a REIT depends upon our ability to meet, through investments, actual operating results, distributions and satisfaction of specific stockholder rules, the various tests imposed by the Internal Revenue Code. Proskauer Rose LLP will not review these operating results or compliance with the qualification standards. We may not satisfy the REIT requirements in the future. Also, this opinion represents Proskauer Rose LLP’s legal judgment based on the law in effect as of the date of this prospectus and is not binding on the Internal Revenue Service or the courts, and could be subject to modification or withdrawal based on future legislative, judicial or administrative changes to the federal income tax laws, any of which could be applied retroactively. Failure to qualify as a REIT or to maintain such qualification could materially and negatively impact your investment and its yield to you by causing a loss of common share value and by substantially reducing our cash available to pay distributions.

If the operating partnership fails to maintain its status as a partnership, its income may be subject to taxation.

We intend to maintain the status of the operating partnership as a partnership for federal income tax purposes. However, if the Internal Revenue Service were to successfully challenge the status of the operating partnership as a partnership, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that the operating partnership could make to us. This would also result in our losing REIT status, and becoming subject to a corporate level tax on our own income. This would substantially reduce our cash available to pay distributions and the yield on your investment. In addition, if any of the partnerships or limited liability companies through which the operating partnership owns its properties, in whole or in part, loses its characterization as a partnership for federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to the operating partnership. Such a recharacterization of an underlying property owner could also threaten our ability to maintain REIT status.

Non-U.S. income or other taxes, and a requirement to withhold any non-U.S. taxes, may apply, which would reduce our net cash from operations.

From time to time, we may acquire real property located outside the U.S. and may invest in securities of entities owning real property located outside the U.S. As a result, we may be subject to foreign (i.e., non-U.S.) income taxes, stamp taxes, real property conveyance taxes, withholding taxes, and similar foreign taxes in connection with U.S. ownership of foreign real property or foreign securities. The country in which real property is located may impose these taxes regardless of whether we are profitable and in addition to any U.S. income tax or other U.S. taxes imposed on profits from our investments in foreign real property or foreign securities. As a result, you may be subject to taxes imposed by the foreign country plus any U.S. federal income taxes imposed on taxable income from any foreign real property or foreign securities. If a foreign country imposes income taxes on profits from our investments in foreign real property or foreign securities, you may be eligible to claim a tax credit in the U.S. to offset the income taxes paid to the foreign country. However, there is no guarantee that tax credits will be available or that they will fully eliminate the double taxation of a given real property or other security. The imposition of any foreign country taxes in connection with our ownership and operations of foreign real property or our investment in securities of foreign entities will reduce the amounts distributable to you. Similarly, the imposition of withholding taxes by a foreign country will reduce the amounts distributable to you. We expect the organizational costs associated with non-U.S. investments, including costs to structure the investments so as to minimize the impact of foreign taxes, will be higher than those associated with the U.S. investments. Moreover, if we invest in foreign real property or in securities of an entity owning foreign real property, we may be required to file income tax or other information returns in the foreign jurisdiction to report any income attributable to ownership of real properties or other securities in the other country. Any organizational costs and reporting requirements will increase our administrative expenses and reduce the amount of cash available for distribution to you. You are urged to consult with your own tax advisors with respect to the impact of applicable non-U.S. taxes and tax withholding requirements on an investment in our common stock.

Even REITS are subject to federal and state income taxes.

We do not currently own properties or other investments, we have not obtained any financing and we do not currently conduct any operations. Even if we qualify and maintain our status as a REIT, we may become subject to federal income taxes and related state taxes. For example, if we have net income from a “prohibited transaction,” such income will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. This will result in our stockholders being treated for tax purposes as though they had received their proportionate shares of such retained income. However, to the extent we have already paid income taxes directly on such income, our stockholders will also be credited with their proportionate share of such taxes already paid by us. Stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the operating partnership or at the level of the other companies through which we indirectly own our assets.

We may not be able to continue to satisfy the REIT requirements, and it may cease to be in our best interests to continue to do so in the future.

Future changes in the income tax laws could adversely affect our profitability.

Future events, such as court decisions, administrative rulings and interpretations and changes in the tax laws or regulations, including the REIT rules, that change or modify these provisions could result in treatment under the federal income tax laws for us and/or our stockholders that differs materially and adversely from that described in this prospectus; both for taxable years arising before and after such event. Future legislation, administrative interpretations or court decisions may be retroactive in effect.

In recent years, numerous legislative, judicial and administrative changes have been made to the federal income tax laws applicable to investments in REITs and similar entities. Additional changes to tax laws are likely to continue to occur in the future, and may adversely affect the taxation of our stockholders.

In view of the complexity of the tax aspects of the offering, particularly in light of the fact that some of the tax aspects of the offering will not be the same for all investors, prospective investors are strongly advised to consult their tax advisors with specific reference to their own tax situation prior to an investment in shares of our common stock.

Employee Benefit Plan Risks

An investment in our common stock may not satisfy the requirements of ERISA or other applicable laws.

When considering an investment in our common stock, an individual with investment discretion over assets of any pension plan, profit-sharing plan, retirement plan, individual retirement account (IRA) or other employee benefit plan covered by ERISA or other applicable laws should consider whether the investment satisfies the requirements of Section 404 of ERISA or other applicable laws. In particular, attention should be paid to the diversification requirements of Section 404(a)(1)(C) of ERISA in light of all the facts and circumstances, including the portion of the plan’s portfolio of which the investment will be a part. All plan investors should also consider whether the investment is prudent and meets plan liquidity requirements as there may be only a limited market in which to sell or otherwise dispose of our common stock, and whether the investment is permissible under the plan’s governing instrument. We have not, and will not, evaluate whether an investment in our common stock is suitable for any particular plan. Rather, we will accept entities as stockholders if an entity otherwise meets the suitability standards.

The annual statement of value that we will be sending to stockholders subject to ERISA and stockholders is only an estimate and may not reflect the actual value of our shares. The annual statement of value will report the value of each common share as of the close of our fiscal year. The value will be based upon an estimated amount we determine would be received if our properties and other assets were sold as of the close of our fiscal year and if such proceeds, together with our other funds, were distributed pursuant to a liquidation. However, the net asset value of each share of common stock will be deemed to be $10 until the end of the first year following the completion of this offering. Thereafter, our advisor or its affiliates will determine the net asset value of each share of common stock. Because this is only an estimate, we may subsequently revise any annual valuation that is provided. It is possible that:

•	a value included in the annual statement may not actually be realized by us or by our stockholders upon liquidation;
•	stockholders may not realize that value if they were to attempt to sell their common stock; or
•	an annual statement of value might not comply with any reporting and disclosure or annual valuation requirements under ERISA or other applicable law. We will stop providing annual statements of value if the common stock becomes listed for trading on a national stock exchange or included for quotation on a national market system.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements.  We based these forward-looking statements on our current expectations and projections about future events. Our actual results could differ materially from those discussed in, or implied by, these forward-looking statements. Forward-looking statements are identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may,” “estimate,” “continue,” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. The following factors could cause our actual results to differ from those implied by the forward-looking statements in this prospectus:

•	changes in economic conditions generally and the real estate market specifically;
•	legislative/regulatory changes (including changes to laws governing the taxation of real estate investment trusts);
•	availability of capital, changes in interest rates and interest rate spreads; and
•	changes in generally accepted accounting principles and policies and guidelines applicable to REITs.

Other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described in the “Risk Factors” section and elsewhere in this prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

HOW WE OPERATE

We intend to operate as a REIT for federal and state income tax purposes. Our sponsor is David Lichtenstein, doing business as The Lightstone Group. Our sponsor was instrumental in our organization.

David Lichtenstein founded The Lightstone Group in 1988. Through The Lightstone Group, Mr. Lichtenstein controls our advisor, our property managers, our dealer manager and affiliates, except for us. Mr. Lichtenstein would own 4% of our shares indirectly through our advisor if we were to achieve the minimum offering. Mr. Lichtenstein is one of our non-independent directors and The Lightstone Group, or an affiliated entity controlled by Mr. Lichtenstein, employs Bruno de Vinck, our other non-independent director, and each of our officers. Neither The Lightstone Group nor any of our other affiliates has been or currently is the subject of any regulatory action or proceeding.

We contract with Lightstone Value Plus REIT II LLC for its services as our advisor. Our advisor is owned by The Lightstone Group and has the responsibility for our day-to-day operations and the management of our assets. In addition to the services of our advisor, we contract with Prime Retail Property Management, LLC, HVM, LLC, Prime Group Realty Trust and Beacon Property Management, LLC for property management services. Our property managers may provide the day-to-day property management services for our properties. Additionally, we may engage one or more third parties to provide the day-to-day property management services for some or all of our properties, in which case our property managers will supervise the services provided by such parties. Our property managers are affiliated with The Lightstone Group.

Our structure is generally referred to as an “UPREIT” structure. Substantially all of our assets will be held through Lightstone Value Plus REIT II LP, a Delaware limited partnership and our operating partnership. This structure will enable us to acquire assets from other partnerships and individual owners that will defer the recognition of gain to the partners of the acquired partnerships or the individual owners, assuming certain conditions are met.

We will be the general partner of the operating partnership. As the general partner of the operating partnership, we generally have the exclusive power under the partnership agreement to manage and conduct the business of the operating partnership. The partnership interests in the operating partnership will be owned by us and any persons who transfer interests in properties to the operating partnership in exchange for units in the operating partnership. We will own one unit in the operating partnership for each outstanding share of our common stock. Our interest in the operating partnership will entitle us to share in cash distributions from, and in profits and losses of, the operating partnership. Holders of limited partnership units in the operating partnership will have the same rights to distributions as our holders of common stock. In addition, each limited partnership interest will be exchangeable by the holder for cash at the-then fair market value or, at our option, one share of common stock. For a detailed discussion of the structure and operation of the operating partnership, including the responsibilities of the partners thereof, please see the section titled “Operating Partnership Agreement,” below.

We expect that all of the properties will be owned by subsidiary limited partnerships or limited liability companies. These subsidiaries will be single-purpose entities that we create to own a single property, and each will have no assets other than the single investment property it owns. These entities represent a useful means of shielding our operating partnership from liability under the state laws and will make the underlying properties easier to transfer. These subsidiary arrangements are intended to ensure that no environmental or other liabilities associated with any particular property can be attributed against other properties that the operating partnership or we will own. The limited liability aspect of a subsidiary’s form will shield parent and affiliated (but not subsidiary) companies, including the operating partnership and us, from liability assessed against it.

Tax law disregards single-member LLCs and so it will be as if the operating partnership owns the underlying properties for tax purposes. Use of single-purpose entities in this manner is customary for REITs.

CONFLICTS OF INTEREST

We are subject to conflicts of interest arising out of our relationships with our sponsor, advisor, property managers and their affiliates. All of our agreements and arrangements with such parties, including those relating to compensation, are not the result of arm’s-length negotiations. Some of the conflicts inherent in our transactions with our sponsor, advisor, property managers and their affiliates, and the limitations on such parties adopted to address these conflicts, are described below. Our sponsor, advisor, property managers and their affiliates will try to balance our interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of our stock.

We may purchase real properties from persons with whom affiliates of our advisor have prior business relationships.  We may purchase properties from third parties who have sold properties in the past, or who may sell properties in the future, to our advisor or its affiliates. If we purchase properties from these third parties, our advisor will experience a conflict between our current interests and its interest in preserving any ongoing business relationship with these sellers. The prices we pay to these third parties may not be the subject of arm’s-length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated with other third parties. However, we will only purchase properties from third parties with whom our affiliates have prior business relationships if the purchase price of the property acquired does not exceed its current appraised value, which must be determined by a qualified appraiser selected by our independent directors. In addition, a majority of our directors, including a majority of our independent directors, that are disinterested in the transaction must determine that the purchase or sale of property is fair and reasonable to us. We will not purchase or sell real properties to any of our affiliates, however we may enter into joint ventures and preferred equity investments to co-invest with our affiliates for the acquisition of properties.

We may compete with other entities affiliated with our sponsor for tenants.  The sponsor and its affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, management, leasing or sale of real estate projects. The sponsor or its affiliates may own and/or manage properties in most if not all geographical areas in which we expect to acquire real estate assets. Therefore, our properties may compete for tenants with other properties owned and/or managed by the sponsor and its affiliates. The sponsor may face conflicts of interest when evaluating tenant opportunities for our properties and other properties owned and/or managed by the sponsor and its affiliates and these conflicts of interest may have a negative impact on our ability to attract and retain tenants.

Each member of our Board of Directors is also on the Board of Directors of Lightstone I.

Each of our directors is also a director of Lightstone I, the other public program of our sponsor. Accordingly, our Board of Directors will owe fiduciary duties and duties of loyalty to Lightstone I and its stockholders. The loyalties of our directors to Lightstone I may influence the judgment of our Board of Directors when considering issues that may affect us. For example, we are permitted to enter into a joint venture or preferred equity investment with Lightstone I for the acquisition of property or real estate-related investments. Decisions of our Board of Directors regarding the terms of those transactions may be influenced by its loyalties to Lightstone I and its stockholders. In addition, decisions of our Board of Directors regarding the timing of our property sales could be influenced by concerns that the sales would compete with those of Lightstone I.

For the fiscal year ended December 31, 2007, our independent directors received fees from certain affiliates of our sponsors. From Lightstone I, each of our independent directors received an annual fee of $30,000 and was reimbursed for out-of-pocket expenses (as incurred). Each our of our independent directors also received 3,000 options to purchase the common stock of Lightstone I at an exercise price of $10 per share.

Shawn R. Tominus is one of our independent directors and also serves as a director of Prime Group Realty Trust, a publicly traded REIT. For serving as an independent director of Prime Group Realty Trust, Mr. Tominus received $45,500 for the fiscal year ended December 31, 2007. George R. Whittemore is one of our independent directors and also serves as a direct of Prime Group Realty Trust. For serving as an independent director of Prime Group Realty Trust, Mr. Whittemore received $50,500 for the fiscal year ended December 31, 2007.

Property management services are being provided by companies owned by The Lightstone Group.  Our property managers, which are affiliated with our sponsor, may provide property management services to us or may engage one or more third parties to provide such services for some or all of our properties, in which case our property managers will supervise the services provided by such parties. Our property management services agreements provide that we pay our property managers a monthly management fee equal to 4.5% or 5% of either gross or net revenues, depending on the property type. In addition, we may pay a separate fee for the one-time initial rent-up or leasing-up of newly constructed office and industrial properties in an amount not to exceed the fee customarily charged in arm’s-length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area.

Our property managers may be entitled to receive higher fees in the event our property managers demonstrate to the satisfaction of a majority of the directors (including a majority of the independent directors) that a higher competitive fee is justified for the services rendered. In the event that one of our property managers engage one or more third parties to perform the day-to-day property management services for some or all of our properties, the fees payable to such parties for such services will be deducted from the monthly management fee payable to such property manager pursuant to the immediately preceding sentence or paid by such property manager.

Our advisor and the property managers believe that the property managers have sufficient personnel and other required resources to discharge all responsibilities to us.

Our advisor and its affiliates receive commissions, fees and other compensation based upon our investments.  We believe that the compensation we pay to our advisor and its affiliates is no more than what we would pay for similar services performed by independent firms. Some compensation is payable whether or not there is cash available to make distributions to our stockholders. To the extent this occurs, our advisor and its affiliates benefit from us retaining ownership of our assets and leveraging our assets, while our stockholders may be better served by the sale, disposition or avoidance of new or additional debt on the assets. In addition, the advisor’s ability to receive fees and reimbursements depends on our continued investment in properties and in other assets which generate fees. Therefore, the interest of the advisor and its affiliates in receiving fees may conflict with the interest of our stockholders in earning income on their investment in our common stock. Because asset management fees payable to our advisor are based on total assets under management, including assets purchased using debt, our advisor may have an incentive to incur a high level of leverage in order to increase the total amount of assets under management. Our advisor and its affiliates recognize that they have a fiduciary duty to us and our stockholders, and have represented to us that their actions and decisions will be made in the manner taking into account our interests and those of our stockholders.

While we will not make loans to our advisor or its affiliates, we may borrow money from them for various purposes, including funding working capital requirements and funding acquisitions before we receive the proceeds of this offering. If we do, the terms, such as the interest rate, security, fees and other charges, will be at least as favorable to us as those which would be charged by unaffiliated lending institutions in the same locality on comparable loans.

Our advisor and its affiliates may do business with others who also do business with us, although presently there are no instances of this. However, our advisor or its affiliates may not receive rebates or participate in any reciprocal business arrangements which would have the effect of circumventing our agreement with our advisor.

Employees of our advisor may have conflicting fiduciary obligations if we co-invest with our sponsor or its affiliates.  Our advisor may cause us to acquire an interest in a property through a joint venture with its affiliates. In these circumstances, our advisor will have a fiduciary duty to both us and its affiliates participating in the joint venture. In order to minimize the conflict between these fiduciary duties, the advisory agreement provides guidelines for investments in joint ventures with affiliates. In addition, our charter requires a majority of our disinterested directors to determine that the transaction is fair and reasonable to us and is on terms and conditions no less favorable than from unaffiliated third parties entering into the venture.

There is competition for the time and services of our advisor.  We rely on our advisor and its affiliates for our daily operation and the management of our assets. Personnel of our advisor and its affiliates have conflicts in allocating their management time, services and functions among our sponsor, the real estate investment programs it currently services and any future real estate investment programs or other business ventures which they may organize or serve, as applicable. Our advisor and its affiliates believe they have enough staff to perform their responsibilities in connection with all of the real estate programs and other business ventures in which they are involved. In addition, other persons employed by the advisor may devote such time to our business as is necessary.

Our advisor may face a conflict of interest when determining whether we should dispose of any property.  Our advisor may face a conflict of interest when determining whether we should dispose of any property we own that is managed by one of our property managers because such property manager may lose fees associated with the management of the property. Specifically, because our property managers will receive significant fees for managing our properties, our advisor may face a conflict of interest when determining whether we should sell properties under circumstances where our property managers would no longer manage the property after the transaction. As a result of this conflict of interest, we may not dispose of properties when it would be in our best interests to do so.

We do not have arm’s-length agreements with our advisor, property managers and dealer manager.  As we have noted, our agreements and arrangements with our advisor, property managers, dealer manager, or any of their affiliates, including those relating to compensation, are not the result of arm’s-length negotiations. However, we believe these agreements and arrangements approximate the terms of arm’s-length transactions, as they contain similar terms as recent similar agreements and arrangements with unaffiliated third parties.

Our dealer manager is affiliated with us and will not perform an independent due diligence review.  Because our dealer manager is affiliated with us, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities, although the participating broker-dealers will perform a due diligence review of us and the offering.

There may be conflicting investment opportunities among us and affiliates of The Lightstone Group in the future.   Our advisor does not advise any entity other than us. However, employees of our advisor are also employed by Lightstone Value Plus REIT LLC, the advisor to Lightstone I. In addition, our advisor may, in the future, advise entities that invest in properties that meet our investment criteria. Likewise, David W. Lichtenstein, a principal of our sponsor may, in the future, invest in properties that meet our investment criteria. Therefore, our sponsor, our advisor and their affiliates, could face conflicts of interest in determining which investment programs or joint ventures will finance or acquire real properties and other assets as they become available. Such conflicts could result in a particular property being offered to an affiliate rather than to us. If our advisor, in the future, offers our sponsor or its other affiliates the opportunity to acquire or finance such properties, they may decide not to pursue investments in such properties. In such case these investments may be offered to us.

The method for allocation of the acquisition of properties by two or more programs of our sponsor or advisor that seek to acquire similar types of assets must be reasonable. Under our charter and the advisory agreement, before our advisor may take advantage of an investment opportunity for its own account or recommend it to others, it is obligated to present such opportunity to us if (i) such opportunity is compatible with our investment objectives and strategies (including our requirements relating to all pertinent factors, including diversification, size of the investment, property type and location), (ii) such opportunity is of a character which could be taken by us, and (iii) we have the financial resources to take advantage of such opportunity. In the event that an investment opportunity meets the investment objectives and strategies of us and Lightstone I, the REIT with offering proceeds uninvested for the longest period of time shall have priority. The board of directors of such REIT will review the investment opportunity in accordance with its investment policies and objectives, including geographic and property type diversification. If the board of directors decides not to pursue this investment opportunity, the other REIT shall be afforded the opportunity. If the investment opportunity is of the magnitude that both REITs may participate, they may enter into a joint venture on the same terms and conditions. In addition, neither our advisor nor any affiliate of our advisor may make any investment in property where the investment objective is substantially similar to our investment objectives until such time as 75% of the total gross proceeds from the offering of the shares offered for sale pursuant to this offering, following the final closing of this offering, have been invested or committed for investment in properties.

Our sponsor and advisor will each use their respective best efforts to present suitable investments to us consistent with our investment procedures, objectives and policies. If our sponsor or advisor or any of their respective affiliates is presented with a potential investment in a property which might be made by more than one investment entity which it advises or manages, the decision as to the suitability of the property for investment by a particular entity will be based upon a review of the investment portfolio of each entity and upon factors such as:

•	cash flow from the property;
•	the effect of the acquisition of the property on the diversification of each entity’s portfolio;
•	the amount of equity required to make the investment;
•	the policies of each entity relating to leverage;
•	the funds of each entity available for investment; and
•	the length of time the funds have been available for investment and the manner in which the potential investment can be structured by each entity.

To the extent that a particular property might be determined to be suitable for more than one investment entity, priority generally will be given to the investment entity having uninvested funds for the longest period of time. In addition, our advisor currently believes that sufficient investment opportunities exist so that we and any REITs, programs and joint ventures that our sponsor may form in the future will have enough properties meeting our respective investment objectives in which to invest.

Finally, all actions that occur between us and our advisor or its affiliates that present potential conflicts with us must be approved by a majority of our independent directors.

We have the same legal counsel as our advisor.  Proskauer Rose LLP serves as our general legal counsel, as well as special counsel to our sponsor and various affiliates. The interests of our advisor may become adverse to ours in the future. Under legal ethics rules, Proskauer Rose LLP may be precluded from representing us due to any conflict of interest between us and our advisor. If any situation arises in which our interests appear to be in conflict with those of our advisor or its affiliates, other counsel may be retained for one or more parties. Proskauer Rose LLP is not representing the prospective investors in connection with the transactions contemplated by this prospectus.

Title insurance services are being provided by an affiliated party.  From time to time, The Lightstone Group’s affiliates purchase title insurance from an agent in which our sponsor owns a fifty percent limited partnership interest. Because this title insurance agent receives significant fees for providing title insurance, our advisor may face a conflict of interest when considering the terms of purchasing title insurance from this agent. However, prior to the purchase by The Lightstone Group’s affiliates of any title insurance, an independent title consultant with more than 25 years of experience in the title insurance industry reviews the transaction, and performs market research and competitive analysis on our behalf. This process results in terms similar to those that would be negotiated at an arm’s-length basis.

COMPENSATION TABLE

The compensation arrangements between us, our advisor, property managers, dealer manager, The Lightstone Group and their affiliates were not determined by arm’s-length negotiations. The following table discloses the compensation which we may pay such parties. In those instances in which there are maximum amounts or ceilings on the compensation which may be received, our affiliates may not recover any excess amounts for those services by reclassifying them under a different compensation or fee category. See the section of this prospectus captioned “Conflict of Interest” for more information about the conflicts of interest with our affiliates.

We define net income as total revenues less expenses other than additions to reserves for depreciation or bad debts or other similar non-cash reserves. When we use the term “net income” for purposes of calculating some expenses and fees, it excludes the gain from the sale of our assets. However, this net income definition is not in accordance with generally accepted accounting principles in the United States, because we do not deduct depreciation and other non-cash reserves in determining net income.

We define the term “net investment” to mean the original issue price paid for our common stock, reduced by distributions from the sale or financing of our properties.

For description of an undertaking that we have made to limit compensation paid to our affiliates, see “Compensation Restrictions” and “Reports to Stockholders.”

Non-Subordinated Payments

The following aggregate amounts of compensation, allowances and fees we may pay to our affiliates are not subordinated to the returns on initial investments that we are required to pay to our stockholders.

Type of Compensation and Recipient	Method of Compensation	Estimated Maximum Dollar Amount
Organizational and Offering Stage
Selling commissions and dealer manager fees paid to Lightstone Securities LLC.(1)	Up to 7% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers. Lightstone Securities, our dealer manager, intends to reallow 100% of commissions earned for those transactions that involve
	participating broker-dealers.	We currently estimate selling commissions of $35,700,000 if the maximum offering is sold.
	Up to 3% of gross offering proceeds before reallowance to participating broker-dealers. Lightstone Securities, in its sole discretion, may reallow a portion of its dealer manager fee of up to 3% of the gross offering proceeds to be paid to such participating broker-dealers.	We currently estimate a dealer manager fee of $15,300,000 if the maximum offering is sold.

Type of Compensation and Recipient	Method of Compensation	Estimated Maximum Dollar Amount
We will sell subordinated profits interests of our operating partnership to Lightstone SLP II LLC and use the sale proceeds to pay all selling commissions and all dealer manager fees. If we achieve the maximum offering, we estimate selling commissions and dealer manager fees of $51,000,000.
Organization and other offering costs.(2)	Our sponsor will pay all organizational and offering expenses (other than selling commissions and dealer manager fees) in connection with this offering, except we will use the remaining proceeds from the cash sale of our subordinated profits interests (if any) to pay such expenses to the extent that we do not pay dealer manager fees and selling commissions up to 10% of our gross proceeds.	We currently estimate organization and offering expenses of approximately $4,100,000 if the maximum offering is sold.
If the selling commissions and dealer manager fee discussed above, exceed 10% of the proceeds raised in this offering, the excess will be paid by our advisor without recourse to us and our advisor will not receive subordinated profits interests of our operating partnership.
Acquisition Stage
Acquisition fee and expenses paid to our advisor.	Our advisor will be paid an acquisition fee in an amount equal to 0.95% of the gross contract purchase price (including any mortgage assumed) of the property purchased. Our advisor will also be reimbursed for expenses that it incurs in connection with purchase of the
	property.	$4,845,000 will be paid as an acquisition fee if 51,000,000 shares are sold ($19,380,000 assuming aggregate long-term permanent leverage of approximately 75%).
The acquisition fee and expenses for any particular property, including amounts payable to affiliates, will not exceed, in the aggregate, 5% of the gross contract purchase price (including any mortgage assumed) of the property.

Type of Compensation and Recipient	Method of Compensation	Estimated Maximum Dollar Amount
If we request additional services, the compensation will be provided on separate agreed-upon terms and the rate will be approved by a majority of disinterested directors, including a majority of the disinterested independent directors, as fair and reasonable for us.
Operational Stage
Property management fee paid to our property managers. This fee will be paid for services in connection with the rental, leasing, operation and management of the properties and the supervision of any third parties that are engaged by our property managers to provide such services.	Residential and Retail Properties: Our property managers will be paid a monthly management fee of 5% of the gross revenues from our residential and retail properties.

	Office and Industrial Properties: For the management and leasing of our office and industrial properties, we will pay to our property managers property management and leasing fees of up to 4.5% of gross revenues from our office and industrial properties. In addition, we may pay our property manager a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm’s-length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area.	The actual amounts are dependent upon results of operations and, therefore, cannot be determined at the present time.
Lodging Properties: For the management and leasing of our lodging properties, we will pay to our property managers property management fee of up to 5% of revenues.
Notwithstanding the foregoing, our property managers may be entitled to receive higher fees in the event our property managers demonstrate to the satisfaction of a majority of the directors (including a majority of the independent directors) that a higher competitive fee is justified for the services rendered.

Type of Compensation and Recipient	Method of Compensation	Estimated Maximum Dollar Amount
Our property managers may subcontract their duties for a fee that may be less than the fee provided for in the management services agreements. In the event one of our property managers subcontracts its duties with respect to some or all of our properties, the fees payable to such parties for such services will be deducted from the monthly management fee payable to such property manager by us or paid directly by such property manager.
Asset management fee paid to our advisor.	Our advisor will be paid an advisor asset management fee of 0.95% of our average invested assets. Average invested assets means the average of the aggregate book value of our assets invested in equity interests in, and loans secured by, real estate before reserves for depreciation or bad debt or other similar non-cash reserves. We will compute the average invested assets by taking the average of these values at the end of each month during the quarter for which we are calculating the fee. The fee will be payable quarterly in an amount equal to 0.2375 of 1% of average invested assets as of the last day of the immediately preceding quarter.	The amount of the fee depends on the cost of the average invested assets at the time the fee is payable and, therefore, cannot be determined now.
Our advisor must reimburse us for the amounts, if any, by which our total operating expenses, the sum of the advisor asset management fee plus other operating expenses, paid during the previous fiscal year exceed the greater of:
(1) 2% of our average invested assets for that fiscal year, or
(2) 25% of our net income for that fiscal year;

Type of Compensation and Recipient	Method of Compensation	Estimated Maximum Dollar Amount
Items such as interest payments, taxes, non-cash expenditures, the special liquidation distribution, organization and offering expenses, and acquisition fees and expenses are excluded from the definition of total operating expenses, which otherwise includes the aggregate expenses of any kind paid or incurred by us. Excess amounts relating to items listed above may not need to be reimbursed. See “Management — Our
Advisory Agreement” for an explanation of circumstances where the excess amount specified in clause (1) may not need to be reimbursed.
Reimbursable expenses to our advisor. These may include costs of goods and services, administrative services and non-supervisory services performed directly for us by independent parties.	We will reimburse some expenses of the advisor related to our organization and this offering, but only to the extent that we have proceeds remaining from the sale of subordinated profits interests after the payment of dealer manager fees and selling commissions. Our sponsor will reimburse us for any other of our advisor’s organizational and offering expenses that we reimburse. We will reimburse our advisor for acquisition expenses up to a maximum amount which, collectively with all acquisition expenses and fees, will not exeed, in the aggregate, 5% of our gross offering proceeds. The compensation and reimbursements to our advisor will be approved by a majority of our directors and a majority of our independent directors as fair and reasonable for us.	The actual amounts of reimbursable expenses in connection with this offering are dependent upon results of operations and, therefore, cannot be determined at the present time. The reimbursable expenses are subject to aggregate limitations on our operating expenses referred to under “Non-Subordinating Payments — Operational Stage — Asset Management Fee” above.
Subordinated Payments(2)	Operational Stage
We cannot assure investors of the cumulative non-compounded returns discussed below, which we disclose solely as a measure for the incentive compensation of our sponsor, advisor and affiliates.

Type of Compensation and Recipient	Method of Compensation	Estimated Maximum Dollar Amount
Distributions with respect to the subordinated profits interests, payable to Lightstone SLP II LLC, which is controlled by our sponsor.(3)	(i) Before Achieving the 7% Stockholder Return Threshold. Regular distributions will be made initially to us, which we will then distribute to the holders of our common stock, until these holders have received dividends equal to a cumulative non-compounded return of 7% per year on their net investment. Until this 7% threshold is reached, our operating partnership will not pay to Lightstone SLP II LLC, which is controlled by our sponsor, any distributions with respect to the purchase price of the subordinated profits interests that it received in exchange for agreeing to pay the dealer manager fees and selling commissions.	The actual amounts are dependent upon results of operations and, therefore, cannot be determined at the present time.
(ii) After Achieving the 7% Stockholder Return Threshold. After the first 7% threshold is reached, our operating partnership will make all of its distributions to Lightstone SLP II LLC until that entity receives an amount equal to a cumulative non-compounded return of 7% per year on the purchase price of the subordinated profits interests.
(iii) Before Achieving the 12% Stockholder Return Threshold. After this second 7% threshold is reached and until the holders of our common stock have received dividends in an amount equal to a cumulative non-compounded return of 12% per year on their net investment (including, for the purpose of the calculation of such amount, the amounts equaling a 7% return on their net investment described in paragraph (i) of this section), 70% of the aggregate amount of any additional distributions by our operating partnership will be payable to us (and the limited partners entitled to such distributions under the terms of the operating partnership’s operating agreement), which we will distribute to the holders of our common stock, and 30% of such amount will be payable by our operating partnership to Lightstone SLP II LLC. “Net investment” refers to $10 per share, less a pro rata share of any proceeds received from the sale or refinancing of properties.

Type of Compensation and Recipient	Method of Compensation	Estimated Maximum Dollar Amount
(iv) After Achieving the 12% Stockholder Return Threshold. After this 12% threshold is reached, 60% of the aggregate amount of any additional distributions by our operating partnership will be payable to us (and the limited partners entitled to such distributions under the terms of the operating partnership’s operating agreement), which we will distribute to the holders of our common stock, and 40% of such amount will be payable by our operating partnership to Lightstone SLP II LLC.
Liquidation Stage
Special liquidation distribution, payable to Lightstone SLP II LLC, which is controlled by our sponsor.(4)	i. Before Achieving the 7% Stockholder Return Threshold. Distributions in connection with our liquidation will be made initially to us, which we will distribute to holders of our common stock, until these holders have received liquidation distributions equal to their initial investment plus a cumulative non-compounded return of 7% per year on their net investment. “Net investment” refers to $10 per share, less a pro rata share of any proceeds received from the sale or refinancing of properties. Until this 7% threshold is reached, our operating partnership will not pay to Lightstone SLP II LLC any special liquidation distribution in connection with our liquidation.	The actual amounts to be received depend upon the net sale proceeds upon our liquidation and, therefore, cannot be determined at the present time.
ii. After Achieving the 7% Stockholder Return Threshold. After the first 7% threshold is reached, Lightstone SLP II LLC will receive special liquidation distributions with respect to the purchase price of the subordinated profits interests that it received in exchange for agreeing to pay the costs and expenses of this offering, including dealer manager fees and selling commissions, until it receives an amount equal to the purchase price of the subordinated profits interests plus a cumulative non-compounded return of 7% per year on the purchase price of those interests.

Type of Compensation and Recipient	Method of Compensation	Estimated Maximum Dollar Amount
iii. Before Achieving the 12% Stockholder Return Threshold. After this second 7% threshold is reached and until the holders of our common stock have received an amount equal to their initial investment plus a cumulative non-compounded return of 12% per year on their net investment (“net investment” refers to $10 per share, less a pro rata share of any proceeds received from the sale or refinancing of properties) purpose of the calculation of such amount, the amounts described in paragraph (i) of this section), 70% of the aggregate amount of any additional distributions by our operating partnership will be payable to us (and the limited partners entitled to such distributions under the terms of the operating partnership’s operating agreement), which we will distribute to the holders of our common stock, and 30% of such amount will be payable by our operating partnership to Lightstone SLP II LLC; and
iv. After Achieving the 12% Stockholder Return Threshold”. After this 12% threshold is reached, 60% of the aggregate amount of any additional distributions by our operating partnership will be payable to us (and the limited partners entitled to such distributions under the terms of the operating partnership’s operating agreement), which we will distribute to the holders of our common stock, and 40% of such amount will be payable by our operating partnership to Lightstone SLP II LLC.
In the event of the termination of the advisory agreement, Lightstone SLP II LLC may elect to (i) receive cash in an amount equal to the cash purchase price per subordinated profits interest and the value of the contributed interests in real property (with such value determined at the time o contribution) per subordinated profits interest, or (ii) retain the subordinated profits interests and receive distributions in accordance with the terms of such interests.

Type of Compensation and Recipient	Method of Compensation	Estimated Maximum Dollar Amount
We cannot assure investors of the cumulative non-compounded returns discussed above, which we disclose solely as a measure for the incentive compensation of our sponsor, advisor and affiliates.

(1)	The selling commissions, all of which Lightstone Securities will reallow to unaffiliated broker-dealers, and dealer manager fee are unsubordinated payments that we are contractually obligated to make regardless of our sale of the subordinated profits interests. In a separate agreement, Lightstone SLP II LLC committed to purchase subordinated profits interests semiannually at a price of $100,000 for each $1,000,000 in subscriptions that we accept until we achieve the maximum offering. Our sponsor may elect to purchase subordinated profits interests with cash or may contribute interests in real property of equivalent value. The proceeds received from the cash sale of subordinated profits interests will be used to pay dealer manager fees and selling commissions. If our sponsor elects to purchase subordinated profits interests with interests in real properties, a majority of our board of directors (including a majority of our independent directors) will determine the value of the interest based on an appraisal obtained by a qualified independent real estate appraiser concerning the underlying property. If our sponsor elects to contribute interests in real property in exchange for subordinated profits interests, we would own real property interests valued at the time of contribution at $5,000,000 if we achieve the minimum offering and $51,000,000 if we achieve the maximum offering, in each case without paying any acquisition fees or acquisition expenses. Any subordinated profits interests purchased with an interest in real property may have property level secured indebtedness to which the REIT’s purchase may be subject. In determining the value of such interests, the board of directors will consider the individual and portfolio leverage limitations of the REIT, the maturity date and interest rate of any such indebtedness and the current state of the real estate debt markets at the time of such purchase in determining the value of such property. We anticipate that the first sale and purchase of subordinated profits interests will occur on or around the date that we achieve the minimum offering. Our sponsor will independently finance Lightstone SLP II’s cash purchases of these interests without using any funds that we receive from the sale of our common stock. As a result, we will be able to use all of the proceeds from the sale of our common stock to invest in real properties. We will use any of the proceeds the funds received for the subordinated profits interests to pay the unsubordinated selling commissions, dealer manager fee and organizational and offering expenses described above. In consideration of its purchase of subordinated profits interests, Lightstone SLP II LLC will receive an interest in our regular and liquidation distributions. See “Compensation Table — Subordinated Payments.” These distributions to Lightstone SLP II LLC are always subordinated to our stockholders’ receipt of a stated preferred return and are unrelated to the payments to our dealer manager and unaffiliated soliciting dealers discussed above.
(2)	Organization costs consist of actual legal, accounting, printing and other accountable offering expenses, other than selling commissions and the dealer manager fee, including, but not limited to, amounts to reimburse our advisor for marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares of our common stock to be sold in connection with this offering, which shall include, but not be limited to, development of marketing materials and marketing presentations, participating in due diligence, training seminars and educational conferences and coordinating generally the marketing process for this offering in addition to certain oversight costs. We structure the allocation of distributions and other subordinated payments differently than most REITs. In order to facilitate a complete understanding of our allocation structure, please see “Subordinated Distribution Chart” below for a basic table that illustrates how we will allocate these subordinated payments.
(3)	This section describes the apportionment of any regular distributions that the operating partnership may make. At each stage of distributions, a different apportionment method commences or terminates, as applicable, when a particular party or parties have received a specific amount of distributions. The return calculations described below take into account all regular distributions received and not the specific distribution being made. Achievement of a particular threshold, therefore, is determined with reference to all prior distributions made by our operating partnership to Lightstone SLP II, LLC and to us, which distributions we will distribute to holders of our common stock. Once a threshold is reached, the operating partnership will make all subsequent regular distributions pursuant to the allocation method triggered by that or later thresholds.
(4)	This section describes the apportionment of any liquidation distributions that we make. At each stage of distributions, a different apportionment method commences or terminates, as applicable, when a particular party or parties have received a specific amount of distributions. The return calculations described below take into account all regular and liquidation distributions received and not just distributions made upon liquidation. Achievement of a particular threshold, therefore, is determined with reference to all prior distributions made by our operating partnership to Lightstone SLP II LLC and to us, which we will distribute to our stockholders.

Calculations of cumulative non-compounded returns in the above table are computed as follows: for the period for which the calculation is being made, the percentage resulting from dividing: (i) the total distributions paid on each distribution payment date during the designated period, by (ii) the product of (a) the average adjusted investor capital for such period (calculated on a daily basis), and (b) the number of years (including the fractions thereof) elapsed during the specified period.

Subordinated Distribution Chart

We intend to make distributions to our stockholders. In addition, the subordinated profits interests will entitle Lightstone SLP II LLC, which is controlled by our sponsor, to certain distributions from our operating partnership, but only after our stockholders have received a stated preferred return. The following table sets forth information with respect to the apportionment of any regular and liquidation distributions that the operating partnership may make among Lightstone SLP II LLC and us, which we will distribute to our stockholders. The return calculations outlined below account for all regular and liquidation distributions that our operating partnership has made to Lightstone SLP II LLC and to us, which we will distribute to our stockholders. For a more detailed discussion of distribution apportionment, see “Operating Partnership Agreement.”

Note that the chart reads chronologically from top to bottom, so that all distributions are initially made to stockholders in accordance with row (i), until the stockholders have received a return of 7% on their net investment. For purposes of the preceding sentence, “net investment” refers to $10 per share, less a pro rata share of any proceeds received from the sale or refinancing of properties. Then, all distributions will be made to Lightstone SLP II, LLC in accordance with row (ii) until that entity has received 7% on the purchase price of the subordinated profits interests. Row (iii) will then apply, and after that row (iv).

We cannot assure investors of the cumulative non-compounded returns discussed below, which we disclose solely as a measure for the incentive compensation of our sponsor, advisor and affiliates.

Recipient(s) of Distribution (Listed Chronologically)	Apportionment of Distribution	Cumulative Non-Compounded Return Threshold (That Initiates Next Level of Distributions)
(i) Stockholders	100%	7% per year on stockholders’ net investment (and, in the case of liquidation, an amount equal to the stockholders’ initial investment)
(ii) Lightstone SLP II LLC	100%	7% per year on the purchase price of the subordinated profits interest (and, in the case of liquidation, an amount equal to the purchase price of the subordinated profits interest)
(iii) Stockholders/ Lightstone SLP II LLC	70% to stockholders; 30% to Lightstone SLP II LLC	Until 12% per year on stockholders’ net investments
(iv) Stockholders/ Lightstone SLP II LLC	60% to stockholders; 40% to Lightstone SLP II LLC	Above 12% on stockholders’ net investment (remainder of regular distributions apportioned in this manner)

ESTIMATED USE OF PROCEEDS

The amounts listed in the table below represent our current estimates concerning the use of the offering proceeds. Since these are estimates, they may not accurately reflect the actual receipt or application of the offering proceeds. This first scenario assumes we sell the minimum number of 500,000 shares of common stock in this offering at $10 per share. The second scenario assumes that we sell the maximum of 51,000,000 shares in this offering at $10 per share. The third scenario assumes that we sell the maximum of 51,000,000 shares in this offering at $10 per share and that we maintain the maximum leverage of 75% of the aggregate fair market value of our properties. We will deposit subscription payments in an escrow account, and if we do not achieve the minimum offering we will terminate this offering and we will promptly return your subscription payments with interest. In such case, The Lightstone Group will pay any escrow fees and no amounts will be deducted from the escrow funds. If we achieve the minimum offering, we will return any interest earned on subscription payments prior to achieving the minimum offering and completing our initial issuance of shares to subscribers. Our sponsor will pay all organizational and offering expenses (other than dealer manager fees and selling commissions) in connection with this offering, except that we will use the remaining proceeds from the sale of our subordinated profits interests to pay such expenses to the extent that we do not pay dealer manager fees and selling commissions up to 10% of our gross offering proceeds. Under each of these scenarios we have not given effect to the following:

•	any special sales or volume discounts which could reduce selling commissions;
•	the sale of the maximum of 6,500,000 shares of common stock in our distribution reinvestment program at $9.50 per share; or
•	that our sponsor may elect to contribute interests in real property in lieu of cash in exchange for subordinated profits interests.

	Minimum Dollar Amount(2)	Percent	Maximum Dollar Amount	Percent	Maximum Dollar Amount Assuming Maximum Leverage	Percent
Gross offering proceeds	$5,000,000	100%	$510,000,000	100%	$510,000,000	100%
Less offering expenses(1)
Selling commissions and dealer manager fee(2)	$500,000	10%	$51,000,000	10.0%	$51,000,000	10.0%
Amount available for investment before sale of subordinated profits interests to sponsor(4)	$4,500,000	90%	$459,000,000	90%	$459,000,000	90%
Proceeds from cash sale of subordinated profits interests to sponsor(3)	$500,000		$51,000,000		$51,000,000
Total proceeds after cash sale of subordinated profits interests to Sponsor to be contributed to the operating partnership	$5,000,000	100%	$510,000,000	100%	$510,000,000	100%
Acquisition costs
Acquisition fees(4)	$47,500	0.95%	$4,845,000	0.95%	$19,380,000	3.8%
Acquisition expenses(5)	$22,500	0.45%	$2,295,000	0.45%	$6,120,000	1.2%
Initial working capital reserves	$25,000	0.5%	$2,550,000	0.5%	$2,550,000	0.5%
Total proceeds available for investment(6)(7)	$4,905,000	98.1%	$500,310,000	98.1%	$481,950,000	94.5%

(1)	All dealer manager fees and selling commissions will be paid with the proceeds from the sale of subordinated profits interests to Lightstone SLP II LLC if our sponsor elects to purchase subordinated profits interests for cash. Lightstone SLP II LLC will purchase subordinated profits interests of our operating partnership at a cost of $100,000 per unit, the purchase price of which will be repaid only after stockholders receive a stated preferred return and their net investment. These subordinated profits interests will also entitle Lightstone SLP II LLC to a portion of any regular distributions made by the operating partnership, but only if our stockholders receive a 7% preferred return. Our sponsor will pay the dealer manager fees and selling commissions to the extent that such fees and commissions exceed the proceeds from the sale of the subordinated profits interests to Lightstone SLP II LLC. Our sponsor may elect to contribute interests in real property in lieu of cash in exchange for subordinated profits interests. We will pay dealer manager fees and selling commissions with proceeds from this offering to the extent that our sponsor elects to contribute interests in real property in exchange for subordinated profits interests.
(2)	Includes selling commissions generally equal to 7% of aggregate gross offering proceeds and a dealer manager fee equal to 3% of aggregate gross offering proceeds, both of which are payable to Lightstone Securities, our affiliate. See “Plan of Distribution — Volume Discounts” for a description of volume discounts. Lightstone Securities, in its sole discretion, intends to reallow selling commissions of up to 7% of gross offering proceeds to unaffiliated broker-dealers participating in this offering attributable to the amount of shares sold by them. In addition, Lightstone Securities may reallow a portion of its dealer manager fee to participating dealers in the aggregate amount of up to 3% of gross offering proceeds to be paid to such participating dealers as marketing fees, based upon such factors as the volume of sales of such participating dealers, the level of marketing support provided by such participating dealers and the assistance of such participating dealers in marketing the offering, or to reimburse representatives of such participating dealers for the costs and expenses of attending our educational conferences and seminars. The amount of selling commissions may often be reduced under certain circumstances for volume discounts. See the “Plan of Distribution” section of this prospectus for a description of such provisions.
(3)	Until required in connection with the acquisition and development of properties, substantially all of the net proceeds of the offering and, thereafter, our working capital reserves may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.
(4)	Acquisition fees do not include acquisition expenses. Acquisition fees exclude any construction fee paid to a person who is not our affiliate in connection with construction of a project after our acquisition of the property.
(5)	Acquisition expenses include legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, acquisition and development of real estate properties, whether or not acquired. For purposes of this table, we have assumed expenses of 0.45% of average invested assets; however, expenses on a particular acquisition may be higher. Acquisition fees and expenses for any particular property will not exceed, in the aggregate, 5% of the gross contract price of the property. We will reimburse our advisor for acquisition expenses up to a maximum amount which, collectively with all acquisitions fees and expenses, will not exceed, in the aggregate, 5% of the gross offering proceeds.
(6)	We intend to commence distributions in the first quarter after we achieve the minimum offering, and we may pay such distributions from offering proceeds if we have not generated sufficient cash flow from our operations to fund distributions. Our ability to pay regular distributions and the size of these distributions will depend upon a variety of factors. If we pay such distributions from offering proceeds then we will have less offering proceeds available for investment.
(7)	The table assumes that our sponsor elects to purchase subordinated profits interests with cash. If our sponsor elects to contribute interests in real property of an equivalent value in lieu of cash, we will have less total proceeds available for investment. Assuming our sponsor does not purchase any subordinated profits interests with cash, the total proceeds available for investment will be $4,409,500 if we achieve the minimum offering, $450,279,000 if we achieve the maximum offering and $431,103,000 if we achieve the maximum offering assuming maximum leverage. However we would own real property interests valued at $5,000,000 at the time of contribution if we achieve the minimum offering and $51,000,000 at the time of contribution if we achieve the maximum offering without paying acquisition fees or acquisition expenses.

PRIOR PERFORMANCE OF AFFILIATES OF OUR SPONSOR

Prior Performance Summary

The following paragraphs contain information on prior programs sponsored by its owner, David Lichtenstein (“Sponsor” or “The Lightstone Group”), to invest in real estate. This discussion includes a narrative summary of our Sponsor’s experience in the last ten years for (i) all programs sponsored by him that have invested in real estate regardless of the investment objectives of the program and (ii) its investments for his own account. The information set forth is current as of December 31, 2007, except where a different date is specified. You are strongly encouraged to carefully read the section captioned “Prior Performance of Affiliates of Our Sponsor — Adverse Business Developments” below for recent adverse developments that occurred in 2008 and may occur in 2009 that are not reflected in the tabular information reflected in this prospectus, including current and potential loan defaults and other adverse developments.

For purposes of this summary and the tables included in this Prospectus, we have divided the information into two separate sections. One section deals with the investment performance of our Sponsor, investing for its own account. These investments are referred to as “Non-Program Properties”. The other section deals with the 19 public and non-public real estate investment programs sponsored by our Sponsor and its affiliates which raised funds from outside investors during the 10 years ended December 31, 2007. These investments are referred to as “Program Properties.”

The information contained herein is included solely to provide prospective investors with background to be used to evaluate the real estate experience of our Sponsor and its affiliates. The information summarized below is set forth in greater detail in the Prior Performance Tables for Program and Non-Program Properties included in this Prospectus. Investors should direct their attention to the Prior Performance Tables for Program and Non-Program Properties for further information regarding the prior performance of the Sponsor and its affiliates. In addition, as part of its Registration Statement, we have filed certain tables with the Securities and Exchange Commission which report more detailed information regarding Program Property acquisitions by prior programs. Investors can obtain copies of such tables, without charge, by requesting Table VI — Acquisition of Properties by Programs from Part II of this registration statement from us.

THE INFORMATION IN THIS SECTION AND THE TABLES REFERENCED HEREIN SHOULD NOT BE CONSIDERED AS INDICATIVE OF HOW WE WILL PERFORM. THIS DISCUSSION REFERS TO THE PERFORMANCE OF PRIOR PROGRAMS AND PROPERTIES SPONSORED BY OUR SPONSOR OR ITS AFFILIATES OVER THE PERIODS LISTED THEREIN. IN ADDITION, THE TABLES INCLUDED WITH THIS PROSPECTUS (WHICH REFLECT RESULTS OVER THE PERIODS SPECIFIED IN EACH TABLE) DO NOT MEAN THAT WE WILL MAKE INVESTMENTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. IF YOU PURCHASE SHARES IN LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC., YOU WILL NOT HAVE ANY OWNERSHIP INTEREST IN ANY OF THE REAL ESTATE PROGRAMS DESCRIBED IN THE TABLES (UNLESS YOU ARE ALSO AN INVESTOR IN THOSE REAL ESTATE PROGRAMS).

Our Sponsor

Our Sponsor does business as The Lightstone Group and wholly owns the limited liability company of that name, and is one of the largest private residential and commercial real estate owners and operators in the United States today. Our Sponsor is one of the largest private residential and commercial real estate owners and operators in the United States today, with a portfolio of over 900 properties containing approximately 23,000 multifamily units, 4.9 million square feet of office space, 3.7 million square feet of industrial space, 15.7 million square feet of retail space and 686 hotels comprising 76,400 rooms. These residential, office, industrial and retail properties are located in 27 states, the District of Columbia and Puerto Rico, and the hotel properties are located in 44 states and Canada. Based in New York, and supported by regional offices in New Jersey, Illinois, South Carolina and Maryland, our Sponsor employs approximately 14,000 staff and professionals including a senior management team with approximately 24 years on average of industry experience. For a description of the recent adverse developments that have affected and may continue to affect some of the sponsor’s properties, see the section of this prospectus captioned “Prior Performance of Affiliates of our Sponsor — Adverse Business Developments,” below.

During the past ten years, our Sponsor has invested in numerous real estate properties. Generally, our Sponsor acquired such properties for its own account. (These personal account investments are referred to as “Non-Program Properties”.) Additionally, our Sponsor also purchased certain real estate properties through 19 non-public and public programs in which it raised funds from outside investors during the last ten years. (Since outside investors are included, these are referred to as “Program Properties”.)

Non-Program Properties

The following is a summary of the investment performance of our Sponsor that represents the results of investments made for his own account (“Non-Program Properties”) since 2003. Mr. Lichtenstein has been in the real estate business since 1985 and has been operating independently since 1995. Prior to that date, Mr. Lichtenstein operated in an organization that was controlled by a group over which he did not have operational control. This information is presented to show our Sponsor’s experience investing in Non-Program Properties. For all Non-Program Properties, our Sponsor has operational control, including making all material property decisions.

The following definitions are applicable to the Non-Program Properties summaries below:

“Acquisition Costs” include a Non-Program Properties total purchase price including closing costs (e.g., legal fees and expenses, appraisals, accounting fees, due diligence expenses, title insurance and similar and related costs).

“Cumulative Capital Advanced” is the total cash capital contributed or loans advanced to the owning entities by our Sponsor and its affiliates.

“Cumulative Cash Distributions” is the aggregate amount of cash distributed by the owning entities from operating cash flow and sale and refinancing to our Sponsor and its affiliates.

These Non-Program Properties have similar investment objectives as the REIT, capital appreciation with a secondary objective of income. The Non-Program Properties differ from those of the REIT in that: (i) a substantial portion of our Sponsor’s returns have come from refinancing proceeds; (ii) our Sponsor utilizes more leverage than the REIT is permitted to use; (iii) the Non-Program Properties owning entities generally do not pay any Acquisition Fees, Asset Management Fees or other fees to our Sponsor which the REIT does pay; and (iv) the Non-Program Properties owning entities operational documents generally do not contain the prohibitions of self-dealing activities and the operational and investment limitations that are applicable to the REIT. YOU SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING INFORMATION AS IMPLYING IN ANY MANNER THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE INFORMATION BELOW BECAUSE THE YIELD AND CASH AVAILABLE AND OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT IN OUR PROPERTIES.

At December 31, 2007, the aggregate acquisition cost of the Non-Program Properties owned is approximately $1.9 billion. Such cost is the actual total acquisition costs of the Non-Program Properties and does not represent the current fair market value of such properties. The Cumulative Capital Advanced in the Non-Program Properties is approximately $295.7 million with no capital advanced remaining in such properties (after taking into account all cash distributions as indicated in the table below). As a percentage of capital invested in these properties, cash distributions during the five years ended December 31, 2007 averaged 30.2% per year. Based on appraisals and other valuations, we believe that the value of the equity in these Non-Program Properties as of December 31, 2007 is substantially in excess of the Cumulative Capital Advanced.

For the period January 1, 2003 through December 31, 2007, the Non-Program Properties owned by our Sponsor made aggregate cash distributions to our Sponsor from operations, sales and refinancing proceeds of approximately $314.1 million. Information on such Non-Program Properties owned is set forth in the table below.

During the period 2004 through 2006, our Sponsor sold one multi-family Non-Program Property and 6 commercial Non-Program Properties (which were part of larger portfolios which our Sponsor still owns). Information on such Non-Program Sold Properties is set forth in the table below.

Aggregate Cash Distributions from Non-Program Properties
for the Period January 1, 2003 to December 31, 2007

	2003	2004	2005	2006	2007
Number of Non-Program Real Estate Properties Owned	56	61	76	100	129
Cumulative Acquisition Costs to date(1)	$263,702,089	$263,702,089	$1,332,727,089	$1,640,447,392	$1,901,263,338
Cumulative Capital Advanced as of the end of the period(2)	$35,251,434	$37,201,786	$247,598,614	$270,952,381	$295,316,428
Cumulative Cash Distributions as of the end of the period(3)	$44,356,005	$55,585,489	$150,812,489	$303,098,044	$314,054,088
Total Acquisition Costs during the period	$10,991,619	$—	$1,069,025,000	$307,720,303	$260,815,946
Original Mortgage	$7,928,714	$—	$865,393,953	$286,573,360	$237,550,000
Cash Down Payment	$3,062,904		$203,631,047	$21,146,943	$23,265,946
Capital Invested during the period	$4,370,745	$1,950,353	$210,396,827	$23,353,767	$24,364,047
Total Cash distributions during the period	$8,006,044	$11,229,484	$95,227,001	$152,285,555	$10,956,043
From operating cash flow	$3,385,682	$3,414,127	$1,981,368	$4,470,024	$7,968,543
From sales	$—	$—	$—	$67,476,682	$—
From refinancing	$4,620,362	$7,815,357	$93,245,633	$80,338,849	$2,987,500
Non Program Debt at December 31,	$472,907,843	$547,819,174	$1,280,058,727	$1,737,270,977	$2,080,651,294

(1)	Costs for all years include Acquisition costs in the amount of $83.7 million which were for the properties sold shown on the table below.
(2)	Cumulative Capital Advanced as of 12/31/07, included $10.4 million of capital contributed for the properties sold shown in the table below.
(3)	Cumulative Capital Distributed as of 12/31/07, included $83.1 million of capital distributed for the properties sold shown in the table below.

Non-Program Properties Sales for 2005 to 2007

Property	Six Properties from the Original Acadia Portfolio(1)	Fair Field Towers
Date Acquired	Dec-02	Feb-99
Date Sold	Dec-06	Jul-06
Total costs of properties, including closing and soft costs	$11,782,027	$31,000,000
Original Mortgage Financing	$11,569,200	$28,500,000
Total Cumulative Capital Advanced during period owned	$212,827	$2,179,011
Total Selling Price, Net of Closing Costs	$15,499,465	$78,696,008
Mortgage Balance at time of Sale(2)	$11,261,367	$23,665,110
Total Cumulative Cash Distributions during period owned from operations	$1,166,892	$2,484,057
Total Cumulative Cash Distributions during period owned from refinancings	$—	$—
Cash received Net of Closing costs	$4,238,098	$51,977,217
Total cash distributions	$5,404,990	$54,461,274

(1)	The Acadia Portfolio was purchased as a portfolio and treated as a portfolio purchase with no individual allocations to properties.
(2)	In contemplation of the sale of properties from the Acadia portfolio, the entire portfolio of 17 properties was refinanced in December 2005. The mortgage balance represents the amount that was paid off as part of the portfolio refinancing. The actual sale occurred in 2006.

Narrative Summary of Acquisitions of Non-Program Properties for the Period 1998 through 2007

In 1998, our Sponsor acquired Towne Oaks, a 99 unit residential property located in Boundbrook, New Jersey, Liberty Gardens, a 232 unit residential property located in Bergenfield, New Jersey (sold in 2004), Plaza Village, a 114 unit residential property located in Morrisville, Pennsylvania and Lakewood Mazal, a 26 unit residential property located in Lakewood, New Jersey. During the same year our Sponsor also acquired 150 Grand Street, a 84,770 square foot office property located in White Plains, New York and Matawan Mall, a 20,585 square foot retail property located in Matawan, New Jersey.

In 1999, our Sponsor acquired 801 Madison, a 46 unit residential property located in Lakewood, New Jersey, Fairfield Towers, a 983 unit residential property located in Brooklyn, New York (sold in 2006), Pinewood Chase, a 492 unit residential property located in Suitland, Maryland, and Reisterstown Square, a 493 unit residential property located in Baltimore, Maryland. It also acquired Burrstone and Midtown, each of which are 100 unit residential properties located in New York.

In 2000, our Sponsor acquired two industrial properties containing 263,979 square feet located in Maryland and a portfolio of four shopping centers containing 379,686 square feet, located in Connecticut and Massachusetts. In addition, our Sponsor acquired 15 residential properties located in central New Jersey which consisted of 3,334 units.

In 2001, our Sponsor acquired Belford Towers, a 467 unit residential property located in Takoma Park, Maryland. In addition, our Sponsor acquired a portfolio of over 730,000 square feet of office properties in Pennsylvania and Florida.

In 2002, our Sponsor acquired a portfolio of 17 shopping centers (6 centers were sold in 2006) located in the Eastern U.S. containing approximately 2,300,000 square feet and Lakewood Plaza, a 98 unit residential property located in Lakewood, New Jersey.

In 2003, our Sponsor acquired a portfolio of 19 apartment buildings in Virginia containing 1,808 units. Finally, it acquired a six-building high-tech industrial complex, containing approximately 375,000 square feet, located in Las Piedras, Puerto Rico, and three shopping centers containing approximately 193,000 square feet, located in New Jersey.

In 2005, our Sponsor acquired a portfolio of two full price malls of over 1.1 million square feet of retail space located in Macon, Georgia and Burlington, North Carolina. In addition, our Sponsor acquired 101,000 square feet of retail space located in Egg Harbor, New Jersey. Finally, our Sponsor acquired 11 office buildings totaling 4.6 million square feet, a 120,000-square-foot industrial property, and 9.3 acres of developable land, in addition to three joint venture interests in office properties totaling 2.8 million square feet, all located primarily in the Chicago metropolitan area.

In 2006, our Sponsor acquired fifteen residential properties in Detroit, Michigan which consisted of over 4,000 units.

In 2007, our Sponsor acquired eighteen industrial, office and flex use properties in the gulf coast area in two private programs containing over 1.4 million square feet. Our Sponsor also acquired land and associated ground leases for 17 hotel properties in 2007, which included over 70,000 available rooms.

Program Properties

Generally our Sponsor acquired properties for its own account. Our Sponsor has also purchased properties through 18 non-public programs and one public program, which as of December 31, 2007 had 28 and 3,149 aggregate investors, respectively. As of December 31, 2007, our Sponsor and its affiliates have raised approximately $782.0 million in 18 non-public programs that have acquired interests in Program Properties with an aggregate investment in excess of $9.4 billion. Our Sponsor has financed these programs with institutional first mortgages. The cumulative capital advanced or contributed for Program Properties (both investors and our Sponsor) was $782.0 at December 31, 2007; $147.3 million at December 31, 2006; $116.8 million at December 31, 2005; $72.6 million at December 31, 2004; and $63.9 million at December 31, 2003. These Program Properties are located throughout the United States. 87.2% of the Program Properties acquired are hospitality, 11.2% are retail, 1.1% of the Program Properties acquired are residential and 0.5% of the Program Properties acquired are office and industrial. None of the Program Properties included in such figures were newly constructed, and only one of them has been sold. Each of these programs is similar to our program because they invested in the same property types, (i.e., retail, residential, industrial and office). As a percentage of capital invested in these properties, cash distributions during the five years ended December 31, 2007 averaged 39.0% per year. Based on appraisals and other valuations, we believe that the value of the equity in these Program Properties as of December 31, 2007 is substantially in excess of the cumulative capital advanced or contributed.

Our Sponsor is also the sponsor of Lightstone I, a publicly offered non-traded real estate investment trust with a similar structure to ours. Lightstone I commenced its initial public offering on May 22, 2005 and is our Sponsor’s only public program. As of September 30, 2008, Lightstone I had received aggregate gross offering proceeds of approximately $290.3 million from approximately 7,300 stockholders from the sale of approximately $29.2 million shares in its initial public offering. After allowing for the payment of approximately $22.9 million in selling commissions and dealer manager fees, and $5.7 million in other organization and offering expenses, as of September 30, 2008, Lightstone I had raised aggregate net offering proceeds of approximately $290.3 million. As of September 30, 2008, Lightstone I had approximately $340 million invested in investment property and interest in joint ventures owning properties and approximately $445 million in total assets. As of September 30, 2008, Lightstone I had purchased approximately 30 number of properties (including our interests in joint ventures owning properties) located throughout the United States. Based on purchase price, 37% of these properties are retail, 28% are residential, 4% are lodging and 31% are office and industrial. One of the properties included in such figures was newly constructed and Lightstone I has not sold any of its properties. The initial public offering of Lightstone I ended on October 10, 2008 when the offering was fully subscribed. For more information regarding our Sponsor’s Program Properties, see the prior performance tables in “Appendix A” of this prospectus.

Narrative Summary of Non-Public Program Properties for the Period 2005-2007

In 2005, our Sponsor acquired two Belz Outlets retail properties located in Orlando Florida, and one regional mall located in Minot, North Dakota, totaling approximately 1.3 million square feet of retail space. Our Sponsor acquired four industrial properties, two located in New Jersey, one in Pennsylvania and one in Maryland totaling approximately 253,000 square feet. Our Sponsor has financed these programs with institutional first mortgages.

In 2006, our Sponsor acquired one retail outlet property located in Williamsburg, Virginia which totaled 65,000 square feet of retail space. Our Sponsor is currently expanding and renovating and developing this space and our Sponsor has financed these programs with a construction loan.

In 2007, our Sponsor acquired 684 hotels located in various locations in the United States and Canada and one office building located in Charleston, South Carolina. Our Sponsor has financed these programs with institutional first mortgages, mezzanine debt, assumed subordinated debt and assumed capital lease obligations.

Narrative Summary of Public Program Properties for the Period 2005-2007

Lightstone I did not acquire any properties in 2005.

In 2006, Lightstone I acquired the following properties, each financed with an institutional first mortgage: the Belz Outlets located in St. Augustine, Florida, a retail outlet center with 255,758 square feet of retail space; four apartment complexes located in Michigan, consisting of 1017 apartment units; and a retail mall located in Omaha, Nebraska with approximately 177,000 rentable square feet.

In 2007, Lightstone I acquired the following properties: a 49% interest of a sub-leasehold interest in an office building located at 1407 Broadway, New York, New York with approximately 915,000 rentable square feet and an expiration date of 2048 on the ground lease; a six acre land parcel in Lake Jackson, Texas for immediate development of a 61,287 square foot power center; five apartment communities located in Tampa, Florida (one property), Charlotte, North Carolina (two properties) and Greensboro, North Carolina (two properties); a portfolio consisting of 12 industrial and 2 office properties located in New Orleans, Louisiana (5 industrial and 2 office properties), Baton Rouge, Louisiana (3 industrial properties) and San Antonio, Texas (4 industrial properties); two hotels located in Houston, Texas consisting of 5.5 acres; and an interest in four buildings with approximately 281,000 rentable square feet, located in Sarasota, Florida. Other than the property in Sarasota, Florida, which was acquired without borrowed funds, Lightstone I acquired all of its properties with institutional first mortgages.

All properties purchased by Lightstone I were purchased from unaffiliated third parties except for the property located in Sarasota, Florida, which was acquired through foreclosure after an affiliate of the sponsor initiated the foreclosure action following the default of an unaffiliated third party on a loan made to the third party by the affiliate for which the property served as security.

Adverse Business Developments

General

The Program Properties and Non-Program Properties sponsored by The Lightstone Group and its affiliates generally have met and continue to meet their principal objectives. Certain of the sponsor’s program and non-program properties, however, have been adversely affected by recent market conditions. U.S. and international markets are currently experiencing increased levels of volatility due to a combination of many factors, including decreasing values of residential and commercial real estate, limited access to credit, the collapse or near collapse of certain financial institutions, decreased consumer spending and a national and global recession. The liquidity disruptions in the credit markets have significantly limited the access to debt financing. Those institutions with lending capacity are demanding much higher interest rates, significantly increasing the cost of capital for those with access to the credit markets. The dislocations in the credit markets’ continuing weakness in the U.S. economy and resulting decline in asset values have negatively impacted the financial performance of several of the sponsor’s properties. Some of these properties are not generating sufficient cash flows to support their debt service and operating costs, in most of those instances the value of the underlying property is less than the value of the debt secured by the property.

After an analysis of these factors, taking into account the dislocation in the credit markets, the valuation of the affected assets, the increased costs of borrowing and the fact that certain properties are not generating sufficient cash flow to cover their fixed costs, the sponsor has elected to stop making payments on certain debt obligations in the aggregate amount of $361.0 million for certain properties in the Program and Non Program performance tables reflected in this prospectus. Unless otherwise indicated, these loans are non-recourse obligations. The sponsor believes that preservation of capital is opportunistic given the limited access to the credit markets and a global recession. In the aggregate, the 20 properties described below represent approximately 11.4 percent of the sponsor’s properties excluding hospitality properties and approximately 2.1 percent of the sponsor’s total properties. These actions are not reflected in the program and non-program performance data listed below. Because the sponsor’s defaults represent a small part of its portfolio and outstanding mortgage indebtedness, the sponsor does not anticipate any adverse effects as a result of these defaults. In the future, lenders may tighten their lending standards and may require a larger equity contribution from sponsors, but this effect emanates from the prevailing market conditions and not from one default or a series of defaults from a borrower. The sponsor does not anticipate that it will resume payments on these debt obligations, however the sponsor may negotiate the terms of the loans with the lenders and any decision to resume payments will be based on various considerations, including current market conditions, the amount of debt on the property, the property’s cash flows and interest rate expense. Since the sponsor will not invest in further capital improvements to these properties, the properties may become less desirable to potential tenants. If the properties cannot retain existing tenants or attract new tenants, the cash flow generated from these properties will decline.

Program Properties

The sponsor has made a decision to stop infusing additional capital to fund the obligations on a loan secured by two mutlifamily properties acquired in 2003 located in Indianapolis, Indiana, which are included in the International Village and Regency Park programs. The financing was provided by Wachovia Bank,

National Association, and the aggregate principal amount outstanding on the mortgage loan is $21 million. The sponsor sold these properties to the lenders in November 2008.

The sponsor also made a decision to stop infusing additional capital to fund the obligations on a multifamily property that is included in the Program Performance table. This multifamily property is located in Washington, D.C. and is included in the Marbury Plaza portfolio. The property was acquired in 2004 and refinanced in June 2005 and a loan secured by the property was originated in connection with the refinancing. Currently, there is $40.7 million outstanding indebtedness secured by the property. The sponsor expects that it will no longer have any ownership interests in this property.

The sponsor has made a decision to not contribute additional capital to repay the mortgage loan in the amount of $1.6 million secured by an industrial property located in Lowell, Massachusetts, which has reached maturity. This loan is a recourse loan to the sponsor. This property is included in the PREIT Industrial program. The sponsor has received a formal notice of default from the lender. Currently, the sponsor is in discussions with the lender regarding a possible restructuring of the indebtedness or other similar alternatives, however as of the date of this prospectus the result of any potential restructuring is unknown. The lender is entitled to all customary remedies upon default, including foreclosure.

The sponsor also made a decision to stop infusing additional capital to fund the obligations on two multi family properties that are included in the Program Performance table. These properties are the Whipple and Henry Apartments, located in western Virginia, which are included in the F&W program. This loan was originated in 2003 with Wachovia Bank, National Association in the amount of $1.625 million and is secured by the properties. The sponsor did not pay the loan when it matured on November 11, 2008 and the loan is currently in default.

The sponsor made a decision to stop infusing additional capital to fund the obligations on a portfolio of four regional malls acquired in late 2004 and refinanced in 2006 with a mortgage loan and two mezzanine loans in the aggregate amount of $88.8 million: the Bradley Square Mall Located in Cleveland, Tennessee; The Martinsburg Mall located in Martinsburg, West Virginia; The Mount Berry Mall located in Rome, Georgia and the Shenango Valley Mall located in Hermitage, Pennsylvania. These malls are included in the PREIT Malls program. The mortgage loan owed to Canadian Imperial Bank of Commerce is cross-collateralized by these malls in the principal amount of approximately $73.8 million and is in default. These malls have been placed into receivership. The sponsor expects that it will no longer have any ownership interests in these properties.

The sponsor has made a decision to stop contributing additional capital to pay the debt obligations on a mezzanine loan in the aggregate principal amount of $3.3 million secured by a regional mall located in York, Pennsylvania. Currently, the property is not generating sufficient cash flow from operations to pay the debt service on the mezzanine loan. This property is included in the PREIT Malls program. The senior mortgage loan is being paid in accordance with its terms and is not in default. Currently, the sponsor is in discussions with the mezzanine lender regarding a possible restructuring of the indebtedness or other similar alternatives, however as of the date of this prospectus the result of any potential restructuring is unknown.

The sponsor has made a decision to stop contributing additional capital to pay the debt obligations on a mezzanine loan in the aggregate principal amount of $7.7 million secured by two regional malls located in Lake Jackson, Texas and Shawnee, Oklahoma. These properties are included in the Lightstone Member II program. As of the date of this prospectus, the debt service on the senior indebtedness has been timely paid in accordance with the terms of the financing documents governing this indebtedness. However, the properties are not generating sufficient cash flow from operations to satisfy certain maintenance covenants contained in the financing documents for the senior mortgage loan and are unable to pay the mezzanine indebtedness. The sponsor is in discussions with the lender regarding a possible restructuring of the mezzanine indebtedness or other similar alternatives, however as of the date of this prospectus the result of any potential restructuring is unknown.

Non-Program Properties

The sponsor decided to stop infusing additional capital to fund the debt obligations on a mortgage loan secured by two cross-collateralized regional malls located in Macon, Georgia and Burlington, North Carolina and two mezzanine loans in the aggregate amount of approximately $164.6 million. Each of these loans is in default. The mortgage loan in the amount of $137.7 million is owed to Wachovia Bank, National Association. The mezzanine loans in the amount of $17.3 million and $9.5 million are held by Wachovia Bank, National Association and Presidential Realty Corporation, respectively. The lender has issued a notice of default and accelerated the loans, and it is likely that the lender will foreclose or conduct a sale to a third party. The sponsor expects that it will no longer have any ownership intersts in these properties.

The 800 Jorie Boulevard office property located in Oak Brook, Illinois and purchased in 1999 has generated negative cash flows over the past year, and as a result the sponsor decided to discontinue its debt service payments on the mortgage loan. On October 20, 2008, the sponsor received a notice of default from the special servicer of the mortgage note and is currently in the process of negotiating the terms of the loan with the special servicer and the lender. The principal amount of the note is approximately $23 million.

The sponsor has made a decision to not contribute additional capital to repay the mortgage loan in the amount of $8.0 million secured by a retail shopping center located in Egg Harbor Township, New Jersey, which has reached maturity. The loan is a recourse loan to the sponsor. The sponsor has received a formal notice of default from the lender. Currently, the sponsor is in discussions with the lender regarding a possible restructuring of the indebtedness or other similar alternatives, however as of the date of this prospectus the result of any potential restructuring is unknown. The lender is entitled to all customary remedies upon default, including foreclosure.

Additional Adverse Business Developments

In June 2007, the sponsor acquired Extended Stay Hotels, Inc. (“Extended Stay”) for approximately $8 billion, $7.4 billion of which was financed with mortgage and mezzanine loans. The acquisition of Extended Stay, which is included in the DL-DW Holdings LLC program, involved the acquisition of approximately 684 hotels located in 44 states and Canada. As of December 31, 2008, the principal amount outstanding on the acquisition financing was approximately $7.4 billion. As a result of a downturn in the economy, Extended Stay is experiencing a decline in revenues per available hotel room (“RevPar”) and resulting cash flow from operations. Extended Stay is currently satisfying its debt service obligations and is not in default of any of its obligations under the financing documents. The possibility of a default in the future is currently unknown and depends on a variety of factors, including but not limited to a continued decline in occupancy rates, a decline in business travel or a decline in the overall economy. Amortization payments on Extended Stay’s indebtedness will commence in June 2009, and the cash flows may not be adequate to cover the debt service and other expenses. In addition, there could be potential technical defaults of certain maintenance covenants contained in the financing documents. Because of the amount of debt outstanding and a decline in Extended Stay’s performance and the current economic climate, Extended Stay has engaged restructuring advisors to assist it in a comprehensive restructuring of its debt. The result of a potential restructuring is unknown, however a restructuring may involve a conversion of the outstanding indebtedness to equity, greater control by the lenders of Extended Stay’s operations, an extension on the due date for amortization payments or a reduction of the outstanding indebtedness.

In June 2007, affiliates of Extended Stay and our sponsor purchased two hotels located in Findlay, Ohio and Wilkes-Barre, Pennsylvania as part of the $8 billion acquisition of Extended Stay. Our sponsor financed this acquisition with a mortgage loan in the principal amount of $8.5 million secured by these two hotels. The acquisition financing was provided by Bank of America. Currently, the sponsor is in technical default of a maintenance covenant in the loan agreement for failing to generate a specified amount of EBITDA. The sponsor does not anticipate that this nonpayment default will have an adverse effect on the two hotels. As of December 31, 2008, the sponsor has made all scheduled principal and interest payments on the loan.

In addition, in 2007 Extended Stay had a net tax loss of $282 million. While material, this loss was after depreciation from Extended Stay Hotels operations totalling $291 million. Additionally, this loss represents 3.5% of the acquisition price, and cash generated totalled approximately $216 million.

In addition to the adverse developments described above, over time some of our sponsor’s prior programs have acquired troubled properties or mortgage bonds or loans that were troubled at the time of their acquisition. For example, in 2005 The Lightstone Group acquired Prime Group Realty Trust for approximately $889.4 million (including assumed indebtedness), which was subject to certain risks related to litigation and potential bankruptcy. Another example includes the acquisition of a sub-leasehold interest in an office building located at 1407 Broadway, New York, New York by Lightstone I in 2007, which was also subject to risk of an adverse outcome in litigation. None of the troubled properties or mortgage bonds or loans have prevented the programs from meeting their objectives.

Additional Information on Lightstone Value Plus Real Estate Investment Trust, Inc.

We will provide, upon request, for no fee, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission within the previous 24 months by Lightstone I to the extent the same are required to be filed. We will also provide, upon request, for a reasonable fee, the exhibits to each such Form 10-K. A request for an Annual Report on Form 10-K should be addressed to Lightstone Value Plus Real Estate Investment Trust, Inc., 1985 Cedar Bridge Ave., Suite 1, Lakewood, New Jersey 08701, Attention: Investor Relations.

Undertakings

Potential investors are encouraged to examine the Non-Program Properties and Program Properties Prior Performance Tables included in this prospectus for more detailed information regarding the prior experience of The Lightstone Group and its affiliates with respect to such Non-Program Properties and Program Properties. Table VI — Acquisition of Properties by Programs is not a part of this prospectus and is contained in Part II of the registration statement of which it is a part.

MANAGEMENT

Overview

Our sponsor, David Lichtenstein, who does business as The Lightstone Group and wholly owns the limited liability company of that name, is one of the largest private residential and commercial real estate owners and operators in the United States today. Our sponsor has a portfolio of over 900 properties containing approximately 23,000 multifamily units, 4.9 million square feet of office space, 3.7 million square feet of industrial space, 15.7 million square feet of retail space and 686 hotels comprising 76,400 rooms. These residential, office, industrial and retail properties are located in 27 states, the District of Columbia and Puerto Rico, and the hotel properties are located in 44 states and Canada. Based in New York, and supported by regional offices in New Jersey, Illinois, South Carolina and Maryland, our sponsor employees approximately 14,000 staff and professionals. For a description of the recent adverse developments that have affected and may continue to affect some of the sponsor’s properties, see the section of this prospectus captioned “Prior Performance of Affiliates of Our Sponsor — Adverse Business Developments.”

Our General Management

We operate under the direction of our board of directors. Our board of directors is responsible for the overall management and control of our affairs. Investment decisions will be made either by the advisor or by the board of directors. As described in greater detail under “Our Advisor,” below, our advisor will be responsible for making investment decisions where the purchase price of a particular property is less than $15,000,000 and the investment does not exceed stated leverage limitations. Where such leverage limitations are exceeded, or where the purchase price is equal to or greater than $15,000,000, investment decisions will be made by our board of directors.

Our board of directors reviewed and unanimously ratified our charter and adopted our bylaws. We currently have five directors, three of whom are independent directors. Directors are elected annually by our stockholders, and there is no limit on the number of times a director may be elected to office. Each director serves until the next annual meeting of shareholders or (if longer) until his or her successor has been duly elected and qualifies.

In addition to the investment policies set forth in our charter and bylaws, our board of directors has approved a written statement of our objectives and strategies on investments and borrowing for us as described in this prospectus. The directors may establish further written objectives and strategies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that our objectives and strategies are being fulfilled and are in the best interest of the shareholders. We will follow our objectives and strategies on investments and borrowings set forth in this prospectus unless and until they are modified by our board of directors following, if applicable, requirements set forth in our charter and bylaws.

Our Directors and Executive Officers

Pursuant to our charter, the term of office for each director is one year and until his or her successor is duly elected and qualifies. Pursuant to our bylaws, officers are elected annually, except that our Chief Executive Officer and President may appoint Vice-Presidents, Assistant Secretaries or Assistant Treasurers. The following table sets forth information with respect to our directors and executive officers.

Name	Age	Position and Office
David Lichtenstein	47	Chief Executive Officer and Chairman of the Board of Directors
Edwin J. Glickman	75	Director
George R. Whittemore	58	Director
Shawn R. Tominus	49	Director
Bruno de Vinck	62	Secretary and Director
Peyton Owen	50	Chief Operating Officer
Stephen Hamrick	56	President
Joseph Teichman	35	General Counsel
Donna Brandin	51	Chief Financial Officer and Treasurer

DAVID LICHTENSTEIN is the Chairman of our board of directors and Chief Executive Officer. Mr. Lichtenstein founded both American Shelter Corporation and The Lightstone Group. Since 1988 to the present, Mr. Lichtenstein has served as Chairman of the Board of Directors and Chief Executive Officer of The Lightstone Group, directing all aspects of the acquisition, financing and management of a diverse portfolio of multi-family, lodging, retail and industrial properties located in 27 states, the District of Columbia and Puerto Rico. Since 2004 to the present, Mr. Lichtenstein has served as the Chairman of the Board of Directors and Chief Executive Officer of Lightstone Value Plus Real Estate Investment Trust, Inc. and Lightstone Value Plus REIT LLC, its advisor. Mr. Lichtenstein also presently serves as the Chairman of the board of trustees of Prime Group Realty Trust, a publicly registered REIT trading on the NYSE, as well as Extended Stay Hotels and Prime Retail, private companies. Mr. Lichtenstein is also a member of the International Council of Shopping Centers and NAREIT.

EDWIN J. GLICKMAN is one of our independent directors and the Chairman of our audit committee. Since 2004 to the present, Mr. Glickman has served as a member of the board of directors of Lightstone Value Plus Real Estate Investment Trust, Inc. In January 1995, Mr. Glickman co-founded Capital Lease Funding, a leading mortgage lender for properties net leased to investment grade tenants, where he remained as Executive Vice President until May 2003. Mr. Glickman was previously a trustee of publicly traded RPS Realty Trust from October 1980 through May 1996 and Atlantic Realty Trust from May 1996 to March 2006. Mr. Glickman graduated from Dartmouth College.

GEORGE R. WHITTEMORE is one of our independent directors. Since July 2006 to the present, Mr. Whittewmore has served as a member of the board of directors of Lightstone Value Plus Real Estate Investment Trust, Inc. Mr. Whittemore also presently serves as Audit Committee Chairman of Prime Group Realty Trust, as a Director of Village Bank & Trust in Richmond, Virginia and as a Director of Supertel Hospitality, Inc. in Norfolk, Nebraska, all publicly traded companies. Mr. Whittemore previously served as President and Chief Executive Officer of Supertel Hospitality Trust, Inc. from November 2001 until August 2004 and as Senior Vice President and Director of both Anderson & Strudwick, Incorporated, a brokerage firm based in Richmond, Virginia, and Anderson & Strudwick Investment Corporation, from October 1996 until October 2001. Mr. Whittemore has also served as a Director, President and Managing Officer of Pioneer Federal Savings Bank and its parent, Pioneer Financial Corporation, from September 1982 until August 1994, and as President of Mills Value Adviser, Inc., a registered investment advisor. Mr. Whittemore is a graduate of the University of Richmond in Virginia.

SHAWN R. TOMINUS is one of our independent directors. Since July 2006 to the present, Mr. Tominus has served as a member of the board of directors of Lightstone Value Plus Real Estate Investment Trust, Inc. Mr. Tominus is the founder and President of Metro Management, a real estate investment and management company founded in 1994 which specializes in the acquisition, financing, construction and redevelopment of residential, commercial and industrial properties. He also serves as a member of the audit committee of Prime Group Realty Trust, a publicly traded REIT located in Chicago. Mr. Tominus has over 25 years experience in real estate and serves as a national consultant focusing primarily on market and feasibility analysis. Prior to his time at Metro Management, Mr. Tominus held the position of Senior Vice President at Kamson Corporation, where he managed a portfolio of over 5,000 residential units as well as commercial and industrial properties.

BRUNO DE VINCK is our Secretary and a Director. Mr. de Vinck is a Senior Vice President with The Lightstone Group, and has been employed by the Lightstone Group since April 1994 to the present. Since 2004 to the present, Mr. de Vinck also has served as Chief Operating Officer, Senior Vice President, Secretary and a member of the board of directors of Lightstone Value Plus Real Estate Investment Trust, Inc. and Lightstone Value Plus REIT LLC, its advisor. Mr. de Vinck is also presently a Director of the privately held Park Avenue Bank and Extended Stay Hotels, as well as Prime Group Realty Trust, a publicly registered REIT. Mr. de Vinck was previously General Manager of JN Management Co. from November 1992 to January 1994, AKS Management Co., Inc. from September 1988 to July 1992 and Heritage Management Co., Inc. from May 1986 to September 1988. In addition, Mr. de Vinck worked as Senior Property Manager at Hekemien & Co. from May 1975 to May 1986, as a Property Manager at Charles H. Greenthal & Co. from July 1972 to June 1975 and in sales and residential development for McDonald & Phillips Real Estate Brokers from May 1970 to June 1972. From July 1982 to July 1984 Mr. de Vinck was the founding president of the Ramsey Homestead Corp., a not-for-profit senior citizen residential health care facility, and, from July 1984 until October 2004, was Chairman of its board of directors. Mr. de Vinck studied Architecture at Pratt Institute and then worked for the Bechtel Corporation from February 1966 to May 1970.

STEPHEN H. HAMRICK is our President and President and CEO of our affiliated dealer-manager. Mr. Hamrick is also the Vice President of our advisor. Since September of 2007, Mr. Hamrick has served as President of Lightstone Value Plus Real Estate Investment Trust, Inc. Prior to joining Lightstone Securities LLC in July of 2006, Mr. Hamrick served five years as President of Carey Financial Corporation and Managing Director of W.P. Carey & Co. Mr. Hamrick is a member of the Committee on Securities for the American Stock Exchange and The Board of Trustees of The Saratoga Group of Funds. In the 1990s, Mr. Hamrick developed an electronic trading business utilized by the institutional customers of Cantor Fitzgerald, including brokerage firms and banks, to trade privately held securities; spent two years as CEO of a full-service, investment brokerage business at Wall Street Investor Services, where he executed a turnaround strategy and the ultimate sale of that business; and served as Chairman of Duroplas Corporation, a development stage company building on proprietary technology that enables the production of thermoplastic compounds. From 1988 until 1994, Mr. Hamrick headed up Private Investments at PaineWebber Incorporated and was a member of the firm’s Management Council. From 1975 until joining PaineWebber, he was associated with E.F. Hutton & Company, holding positions ranging from Account Executive to National Director of Private Placements. Mr. Hamrick has served on the Listings Panel for NASDAQ, as Chairman of the Securities Industry Association’s Direct Investment Committee and as Chairman of the Investment Program Association. He is a Certified Financial Planner and was graduated with degrees in English and Economics from Duke University in North Carolina.

PEYTON OWEN is our Chief Operating Officer and also serves as President and Chief Operating Officer of The Lightstone Group. Prior to joining The Lightstone Group in July 2007, Mr. Owen served as President and CEO of Equity Office Properties LLC from February 2007 to June 2007, as Executive Vice President and Chief Operating Officer of Equity Office Properties Trust from October 2003 to February 2007, and as Chief Operating Officer of Jones Lang LaSalle Inc’s Americas Region from April 1999 to October 2003. Prior to April 1999, Mr. Owen held positions as Executive Vice President and Chief Operating Officer, Chief of Staff, and Leasing Director with LaSalle Partners, Inc., and as Regional Sales Director at Liebherr-America, Inc. Mr. Owen earned a Bachelor of Science in Mechanical Engineering at the University of Virginia and a Masters of Business Administration from the University of Virginia’s Darden School.

JOSEPH E. TEICHMAN is our General Counsel and also serves as General Counsel of Lightstone Value Plus Real Estate Investment Trust, Inc. Mr. Teichman also serves as Executive Vice President and General Counsel of our Sponsor and as General Counsel of our Advisor, as well as a director of Extended Stay Hotels, a private company. Prior to joining The Lightstone Group in January 2007, Mr. Teichman practiced law at the law firm of Paul, Weiss, Rifkind, Wharton & Garrison LLP in New York, NY from September 2001 to January 2007. Mr. Teichman earned a J.D. from the University of Pennsylvania Law School and a B.A. from Beth Medrash Govoha, Lakewood, NJ. Mr. Teichman is licensed to practice law in New York and New Jersey.

DONNA BRANDIN is our Chief Financial Officer and Treasurer and also serves as the Chief Financial Officer of our advisor and our sponsor. Since August of 2008, Ms. Brandin has served as Chief Financial Officer of Lightstone Value Plus Real Estate Investment Trust, Inc. Ms. Brandin joined The Lightstone Group in April of 2008. Prior to The Lightstone Group, Ms. Brandin spent over three years as the Executive Vice President and Chief Financial Officer of Equity Residential, the largest publicly traded apartment REIT in the country. Prior to Equity Residential she was the Senior Vice President and Treasurer for Cardinal Health. Prior to 2000, Ms. Brandin held the Assistant Treasurer roles at Campbell Soup for two years and Emerson Electric Company for seven years. Prior to Emerson, Ms. Brandin spent 10 years at Peabody Holding Company as manager of financial reporting and then the director of planning and analysis. Ms Brandin earned her Masters in Finance at St. Louis University in Missouri and is a certified public accountant.

Other Principals of the Sponsor

ROBERT A. BRVENIK is President of The Lightstone Group’s retail subsidiary, Prime Retail, Inc. (“Prime”). Mr. Brvenik joined Prime in 2000 as its Chief Financial Officer and was promoted to President upon The Lightstone Group’s acquisition of Prime in November 2003. Prior to joining Prime, Mr. Brvenik served in several key capacities including chief financial officer, chief operating officer, director of development and senior leasing representative over a 13 year career at Pyramid Management Group, Inc. Mr. Brvenik also held positions at Arthur Andersen & Co. and Citicorp. Mr. Brvenik is a Certified Public Accountant and holds a Bachelor of Science in accounting from Utica College of Syracuse University in New York.

JEFFREY A. PATTERSON is the President and Chief Executive Officer of The Lightstone Group’s office subsidiary, Prime Group Realty Trust (“PGRT”). Mr. Patterson has served in various capacities at PGRT since 1997 and had previously served as Executive Vice President at The Prime Group, Inc. as Director of Development at Tishman Speyer Properties and as a Senior Financial Analyst at Metropolitan Life Insurance Company’s Real Estate Investment Group. Mr. Patterson is an associate member of the Urban Land Institute and a member of the National Association of Real Estate Investment Trusts.

GARY A. DELAPP is President and CEO of HVM LLC, operators of Extended Stay Hotels. Prior to its merger with Extended Stay America in 2004, Mr. DeLapp served as President and CEO of Homestead Village. He joined Homestead Village as Vice President in 1996, became Managing Director in 2000, and took the helm as President and CEO in 2001. Mr. DeLapp was employed with Vista Host, Inc. from 1983 to 1996. He is a graduate of Florida State University.

Committees of Our Board of Directors

Our charter authorizes our board of directors to establish such committees as it deems appropriate, so long as a majority of the members of each committee are independent directors and in the case of the audit committee, all members are independent directors. Currently, we intend to form the committees listed below.

Audit Committee.  Our board of directors will establish an audit committee consisting of our three independent directors, Edwin Glickman, George Whittemore and Shawn Tominus. These independent directors will include at least one person who is a financial expert, as defined by applicable rules promulgated by the Securities and Exchange Commission. Our audit committee will operate pursuant to a written charter to be adopted by our board of directors. Among other things, the audit committee charter will call upon the audit committee to:

•	oversee the accounting and financial reporting processes and compliance with legal and regulatory requirements on behalf of our board of directors and report the results of its activities to the board;
•	be directly and solely responsible for the appointment, retention, compensation, oversight, evaluation and, when appropriate, the termination and replacement of our independent auditors;
•	review the annual engagement proposal and qualifications of our independent auditors;
•	prepare an annual report as required by applicable SEC disclosure rules;
•	review the integrity, adequacy and effectiveness of our internal controls and financial disclosure process;
•	review and approve all related party transactions, including all transactions with our advisor; and
•	manage our relationship with our advisor under the advisory agreement.

The audit committee shall have such additional powers, duties and responsibilities as may be delegated by the board of directors or contained in an audit committee charter approved by our board of directors.

Nominating and Corporate Governance Committee.  Our board of directors may establish a nominating and corporate governance committee. Our nominating and corporate governance committee, if established, will be comprised of three directors (a majority of which will be independent) and will be formed to establish and implement our corporate governance practices and to nominate individuals for election to the board of directors. Our nominating and corporate governance committee, if established, will operate pursuant to a written charter to be adopted by our board of directors. Among other things, the committee charter will call upon the nominating and corporate governance committee to:

•	develop criteria for selecting new directors and to identify individuals qualified to become board members and members of the various committees of the board;
•	select, or to recommend that the board select, the director nominees for each annual meeting of stockholders and the committee nominees; and
•	develop and recommend to the board a set of corporate governance principles applicable to the corporation.

The nominating and corporate governance committee will consider nominees recommended by stockholders.

Independent Directors

Our board of directors has determined that each of our independent directors is independent within the meaning of the applicable (i) provisions set forth in our charter, and (ii) requirements set forth in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable SEC rules, and (iii) rules of the New York Stock Exchange (the “NYSE”), although our shares are not listed on the NYSE. Our board applied the NYSE rules governing independence as part of its policy of maintaining strong corporate governance practices.

Our charter provides that in order to be considered an independent director, the director may not, other than in his or her capacity as a director:

•	own any interest in the sponsor, the advisor or their affiliates, other than us;
•	be or have been employed by the advisor, the sponsor or their affiliates, or by us or our affiliates, on the date of determination or for two years prior to the date of determination;
•	serve as an officer of the sponsor, the advisor or any of their affiliates;
•	perform services, other than as a member of our board of directors;
•	serve as a director, including as a member of our board of directors, of more than three real estate investment trusts organized or controlled by the sponsor or advised by the advisor; or
•	maintain a “material” business or professional relationship with the sponsor, the advisor or any of their affiliates. A business or professional relationship qualifies as “material” if the aggregate gross revenue derived by the director from the sponsor, the advisor and their affiliates exceeds five percent of either the director’s annual gross income during either of the last two years or the director’s net worth on a fair market value basis.

In addition, an independent director may not maintain, or have maintained, any of these prohibited associations either directly or indirectly. According to our charter, an indirect association with the sponsor or the advisor includes circumstances in which a spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with the sponsor, the advisor, any of their affiliates or us.

To be considered independent under the NYSE rules, the board of directors must determine that a director does not have a material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with any of those entities, including The Lightstone Group and its affiliates). Under the NYSE rules, a director will not be independent if, within the last three years:

•	the director was employed by us or The Lightstone Group;
•	an immediate family member of the director was employed by us or The Lightstone Group as an executive officer;
•	the director, or an immediate family member of the director, received more than $100,000 during any 12-month period in direct compensation from us or The Lightstone Group, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);
•	the director was affiliated with or employed by a present or former internal or external auditor of us or The Lightstone Group;
•	an immediate family member of the director was affiliated with or employed in a professional capacity by a present or former internal or external auditor of us or The Lightstone Group;
•	an executive officer serves on our compensation committee or the board of directors of a company which employed the director, or which employed an immediate family member of the director, as an executive officer; or
•	the director was an executive officer or an employee (or an immediate family member of the director was an executive officer) of a company that makes payments to, or receives payments from, us or The Lightstone Group for property or services in an amount which, in any single fiscal year, exceeded the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues.

Our independent directors are responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of our shareholders. Our independent directors may determine from time to time during or after this offering to increase or decrease the fees and expenses payable our advisor or any of its affiliates. The independent directors will also be responsible for reviewing the performance of our advisor and determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services performed and our investment performance and that the provisions of the Advisory Agreement are being carried out. Specifically, the independent directors will consider factors such as:

•	our net assets and net income;
•	the amount of the fees paid to our advisor in relation to the size, composition and performance of our investments;
•	the success of the advisor in generating appropriate investment opportunities;
•	rates charged to other REITs, especially REITs of similar structure and other investors by advisors performing similar services;
•	additional revenues realized by the advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;
•	the quality and extent of service and advice furnished by the advisor;
•	the performance of our investment portfolio;
•	the quality of our portfolio relative to the investments generated by the advisor for its own account; and

Compensation of Directors

Our compensation committee designs our director compensation with the goals of attracting and retaining highly qualified individuals to serve as independent directors and to fairly compensate them for their time and efforts. Because of our unique attributes as a REIT, service as an independent director on our board requires broad expertise in the fields of real estate and real estate investment.

We pay each of our independent directors an annual fee of $30,000 and are responsible for reimbursement of their out-of-pocket expenses, as incurred. Pursuant to our Employee and Director Incentive Restricted Share Plan, in lieu of receiving his or her annual fee in cash, an independent director is entitled to receive the annual fee in the form of our common shares or a combination of common shares and cash.

Compensation of Officers

Our officers will not receive any cash compensation from us for their services as our officers. We may compensate our officers with restricted shares of our common stock in accordance with our Employee and Director Incentive Restricted Share Plan. Our board of directors (including a majority of our independent directors) will determine if and when any of our officers will receive restricted shares of our common stock. Additionally, our officers are officers of one or more of our affiliates and are compensated by those entities (including our sponsor), in part, for their services rendered to us.

Stock Option Plan for Independent Directors

We have adopted a stock option plan under which our independent directors may receive annual awards of nonqualified stock options. The purpose of our stock option plan is to promote the interests of our stockholders and to enhance our profitability by attracting and retaining qualified independent directors and giving such individuals an opportunity to acquire a proprietary interest in us, thereby creating an increased personal interest in our success.

We have authorized and reserved 75,000 shares of our common stock for issuance under our stock option plan. The board of directors may make appropriate adjustments to the number of shares available for awards and the terms of outstanding awards under our stock option plan to reflect any change in our capital structure or business, stock dividend, stock split, reverse stock split, recapitalization, reorganization, merger, consolidation or sale of all or substantially all of our assets. The stock options issuable to the independent directors will not exceed an amount equal to 10% of the outstanding shares on the date of such grant. We will not grant options to our independent directors until such time as either we offer stock options to the general public on the same terms or the rules of the North American Securities Administrators Association permit real estate investment trusts to grant compensatory stock options to independent directors without offering such options to the general public.

The exercise price for options granted under our stock option plan will be at least 100% of the fair market value of our common stock as of the date the option is granted.

Notwithstanding any other provisions of our stock option plan to the contrary, no stock option issued pursuant thereto may be exercised if such exercise would jeopardize our status as a REIT under the Internal Revenue Code.

Compliance with the American Jobs Creation Act

As part of our strategy for compensating our independent directors, we intend to issue options to purchase our common stock under our independent directors’ stock option plan, which is described above. This method of compensating individuals may possibly be considered to be a “nonqualified deferred compensation plan” under Section 409A of the Internal Revenue Code.

Under Section 409A, “nonqualified deferred compensation plans” must meet certain requirements regarding the timing of distributions or payments and the timing of agreements or elections to defer payments, and must also prohibit any possibility of acceleration of distributions or payments, as well as certain other requirements. A stock option with an exercise price that is less than the fair market value of the underlying stock as of the date of grant would be considered a “nonqualified deferred compensation plan.”

If Section 409A applies to any of the awards issued under the plan, or if Section 409A applies to any other arrangement or agreement that we may make, and if such award, arrangement or agreement does not meet the timing and other requirements of Section 409A, then (i) all amounts deferred for all taxable years under the award, arrangement or agreement would be currently includible in the gross income of the recipient of such award or of such deferred amount to the extent not subject to a substantial risk of forfeiture and not previously included in the gross income of the recipient, (ii) interest at the underpayment rate plus 1% would be imposed upon the recipient on the underpayments that would have occurred had the compensation been includible in income when first deferred (or, if later, when not subject to a substantial risk of forfeiture) and (iii) a 20% additional tax would be imposed on the recipient with respect to the amounts required to be included in the recipient’s income. Furthermore, if the affected individual is our employee, we would be required to withhold federal income taxes on the amount deferred but includible in income due to Section 409A, although there may be no funds currently being paid to the individual from which we could withhold such taxes. We would also be required to report on an appropriate form (W-2 or 1099) amounts which are deferred, whether or not they meet the requirements of Section 409A, and if we fail to do so, penalties could apply.

We do not intend to issue any award, or enter into any agreement or arrangement that would be considered a “nonqualified deferred compensation plan” under Section 409A, unless such award, agreement or arrangement complies with the timing and other requirements of Section 409A. Nonetheless, there can be no assurances that any option award, agreement or arrangement which we have entered into will not be affected by Section 409A, or that any such option award, agreement or arrangement will not be subject to income taxation under Section 409A.

Employee and Director Incentive Restricted Share Plan

We intend to adopt prior to our effective date our Employee and Director Incentive Restricted Share Plan to:

•	furnish incentives to individuals chosen to receive restricted shares because they are considered capable of improving our operations and increasing profits;
•	encourage selected persons to accept or continue employment with our advisor and its affiliates; and
•	increase the interest of our employees, officers and directors in our welfare through their participation in the growth in the value of our common shares.

The Employee and Director Incentive Restricted Share Plan provides us with the ability to grant awards of restricted shares to our directors, officers and full-time employees (in the event we ever have employees), full-time employees of our advisor and its affiliates, full-time employees of entities that provide services to us, directors of the advisor or of entities that provide services to us, certain of our consultants and certain consultants to the advisor and its affiliates or to entities that provide services to us. The total number of common shares reserved for issuance under the Employee and Director Incentive Restricted Share Plan is equal to 0.5% of our outstanding shares on a fully diluted basis at any time, not to exceed 255,000 shares.

Restricted share awards entitle the recipient to common shares from us under terms that provide for vesting over a specified period of time or upon attainment of pre-established performance objectives. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with us. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash dividends prior to the time that the restrictions on the restricted shares have lapsed. Any dividends payable in common shares shall be subject to the same restrictions as the underlying restricted shares.

The guidance under Section 409A of the Internal Revenue Code provides that there is no deferral of compensation merely because the value of property (received in connection with the performance of services) is not includible in income by reason of the property being substantially nonvested (as defined in Section 83 of the Internal Revenue Code). Accordingly, it is intended that the restricted share grants will not be considered “nonqualified deferral compensation.”

Corporate Governance

Code of Business Conduct and Ethics.  Our board of directors has established a code of business conduct and ethics. Among other matters, the code of business conduct and ethics will be designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;
•	compliance with applicable governmental laws, rules and regulations;
•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and
•	accountability for adherence to the code.

Waivers to the code of business conduct and ethics may only be granted by unanimous consent of the independent directors of our board of directors. In the event that the independent directors grant any waivers of the elements listed above to any of our officers, we expect to announce the waiver within five business days on the corporate governance section on our corporate website (www.lightstonereit.com). The information on that website will not be a part of this prospectus.

Our Advisor

Our advisor, Lightstone Value Plus REIT II LLC, is a Delaware limited liability company and is wholly owned by our sponsor. Our advisor was formed on April 29, 2008. The following table sets forth information regarding the executive officers and directors of our advisor.

Name	Age	Position
David Lichtenstein	47	Chief Executive Officer and President
Bruno de Vinck	62	Chief Operating Officer and Secretary
Joseph E. Teichman	35	General Counsel
Donna Brandin	51	Chief Financial Officer
Stephen Hamrick	56	Vice President

The biographies of David Lichtenstein, Bruno de Vinck, Joseph E. Teichman, Stephen Hamrick and Donna Brandin are set forth above in “Our Directors and Executive Officers.”

Our Advisory Agreement

Experience of Our Advisor.  The experience of our advisor, which is wholly owned by our sponsor, can be assessed by reference to our sponsor’s prior performance. For a summary of our sponsor’s prior performance, see “Prior Performance Summary,” which includes a narrative summary of our sponsor’s experience in the last ten years for (i) all programs sponsored by him, which are referred to as Program Properties and (ii) his investments for his own account, which investments are referred to as Non-Program Properties. The Prior Performance Tables for Program Properties are included in the back of this prospectus at pages A-1 through A-25. In addition, David Lichtenstein has over 20 years of experience in identifying, acquiring financing, refinancing and operating real property investments. For a further discussion of the experience of Mr. Lichtenstein, see “Our Directors and Executive Officers.” The board of directors will determine that any successor advisor possesses sufficient qualifications to perform the advisory function for us and justify the compensation provided for in its contract with us.

Duties of Our Advisor.  Under the terms of our advisory agreement, our advisor generally has responsibility for our day-to-day operations. Many of the services to be performed by the advisor in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions which the advisor will perform for us as our advisor, and it is not intended to include all of the services which may be provided to us by the advisor or by third parties. Under the terms of the advisory agreement, the advisor undertakes to use its best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, the advisor, either directly or indirectly by engaging an affiliate or third party, shall, subject to the authority of the board of directors:

•	find, present and recommend to us real estate investment opportunities consistent with our investment policies, acquisition strategy and objectives;
•	structure the terms and conditions of transactions pursuant to which acquisitions of properties will be made;

•	acquire properties on our behalf in compliance with our investment objectives and strategies;
•	arrange for the financing and refinancing of properties;
•	administer our bookkeeping and accounting functions;
•	serve as our consultant in connection with policy decisions to be made by our board of directors, managing our properties or causing them to be managed by another party;
•	render other services as our board of directors deems appropriate.

The advisor may not acquire any property with a purchase price that is equal to or greater than $15,000,000 or finance any such acquisition, on our behalf, without the prior approval of a majority of our board of directors. The actual terms and conditions of transactions involving investments in such properties will be determined in the sole discretion of the advisor, subject at all times to such board of directors approval. Conversely, the advisor may acquire any real property with purchase price that is lower than $15,000,000, or finance any such acquisition, on our behalf, without the prior approval of the board of directors, if the following conditions are satisfied: (i) the investment in the property would not, if consummated, violate our investment guidelines, (ii) the investment in the property would not, if consummated, violate any restrictions on indebtedness; and (iii) the consideration to be paid for such properties does not exceed the fair market value of such properties, as determined by a qualified independent real estate appraiser selected by the advisor.

Likewise, the advisor may not arrange for the financing and refinancing of properties without a satisfactory showing that such a higher level of borrowing is appropriate, the approval of the board of directors (including a majority of independent directors) and disclosure to stockholders if such financing or refinancing, when consummated, causes the total long-term permanent leverage on all of our properties, in the aggregate, to exceed 75% of such properties’ fair market value. The actual terms and conditions of financing and refinancing transactions will be determined in the sole discretion of the advisor, subject at all times to board of directors approval. However, the advisor may arrange for the financing and refinancing of properties, without the approval of the board of directors, if such financing or refinancing, when consummated, does not cause the aggregate long-term permanent leverage on all of our properties, in the aggregate, to exceed 75% of such properties’ fair market value. The advisor can also arrange for short-term indebtedness having a maturity of two years or less.

Finally, the advisor may not arrange for the financing and refinancing of properties without a satisfactory showing that such a higher level of borrowing is appropriate, the approval of the board of directors (including a majority of independent directors) and disclosure to stockholders if such financing or refinancing, when consummated, causes the total leverage on all of our properties, in the aggregate, to exceed 300% of our net assets. Net assets means our total assets, other than intangibles, at cost before deducting depreciation or other non-cash reserves less our total liabilities, calculated at least quarterly on a basis consistently applied. In addition, our aggregate borrowings, secured and unsecured, must be reasonable in relation to our net assets and reviewed by our board of directors at least quarterly. The actual terms and conditions of financing and refinancing will be determined in the sole discretion of the advisor, subject at all times to approval of our board of directors. However, the advisor may arrange for the financing and refinancing of properties, without the approval of the board of directors, if such financing or refinancing, when consummated, does not cause the total leverage on all of our properties, in the aggregate, to exceed 300% of our net assets. In addition, the advisor may not arrange for mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our loans, would exceed 85% of the property’s appraised value, unless substantial justification exists and the loans would not exceed the property’s appraised value.

Term of the Advisory Agreement.  The advisory agreement has an initial term of one year and is renewable for successive one-year terms upon the mutual consent of the parties. It may be terminated by either party, by mutual consent of the parties or by a majority of the independent directors, as the case may be, upon 60 days’ written notice. If the advisory agreement is terminated, the advisor must cooperate with us and take all reasonable steps requested by our board of directors to assist it in making an orderly transition of the advisory function. We will also have to pay our advisor any accrued but unpaid fees and expenses, as set forth below.

Compensation to Advisor.  The advisory agreement provides for the advisor to be paid fees in connection with services provided to us (see “Management Compensation”). These fees include acquisition and asset management fees.

We will not reimburse the advisor or its affiliates for services for which the advisor or its affiliates are entitled to compensation in the form of a separate fee. If the advisor or its affiliates perform services that are outside of the scope of the advisory agreement, we will compensate them at rates and in amounts agreed upon by the advisor and the independent directors. We will reimburse our advisor for acquisition expenses up to a maximum amount which, collectively with all acquisition fees and expenses, will not exceed, in the aggregate, 5% of our gross offering proceeds.

Other than as set forth in the following paragraph, the advisor bears the expenses it incurs in connection with performing its duties under the advisory agreement. These include salaries and fringe benefits of its directors and officers, travel costs and other administrative expenses of its directors or officers.

We may reimburse the advisor for certain costs it incurs in connection with the services it provides to us including, but not limited to: (i) organization costs in an amount up to 2% of gross offering proceeds, which include actual legal, accounting, printing and expenses attributable to preparing the SEC registration statement, qualification of the shares for sale in the states and filing fees incurred by the advisor, as well as reimbursements for salaries and direct expenses of its employees, including, without limitation, employee benefits, while engaged in registering the shares and other organization costs, other than selling commissions and the dealer manager fee; (ii) advertising expenses, expense reimbursements, and legal and accounting fees; (iii) the actual cost of goods and materials used by us and obtained from entities not affiliated with the advisor; (iv) administrative services (including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the advisor receives a separate fee); and (v) rent, leasehold improvement costs, utilities or other administrative items generally constituting our advisor’s overhead. We will not reimburse the advisor for any services for which we will pay the advisor a separate fee. We will reimburse our advisor for such costs only to the extent that we have proceeds remaining from the sale of subordinated profits interests after paying all dealer manager fees and selling commissions in connection with the offering. Our sponsor will reimburse us for any amounts that we reimburse to the advisor that are not paid with remaining proceeds from the sale of subordinated profits interests.

Fees Payable Upon Termination of the Advisory Agreement.  If the advisory agreement is terminated by reason of a change of control, by us without cause, by the advisor for good reason or upon our liquidation, the advisor will be entitled to receive payment of any earned but unpaid compensation and expense reimbursements accrued as of the date of termination. In the event of the termination of the advisory agreement, Lightstone SLP II LLC may elect to (i) receive cash in an amount equal to the cash purchase price per subordinated profits interest and the value of the contributed interests in real property (with such value determined at the time of contribution) per subordinated profits interest, or (ii) retain the subordinated profits interests and receive distributions in accordance with the terms of such interests.

The advisor will be entitled to receive all accrued but unpaid compensation in cash within 30 days of the effective date of the termination.

Reimbursement by Advisor.  Unless our stockholders amend our charter, our advisor must reimburse us for the amounts, if any, by which our total REIT operating expenses paid during the previous fiscal year exceed the greater of:

•	2% of our average invested assets for that fiscal year; or
•	25% of our net income for that fiscal year;

provided, however, only so much of the excess specified above will be required to be reimbursed as the board of directors, including a majority of the independent directors, determines should justifiably be reimbursed in light of such unanticipated, unusual or non-recurring factors. Within 60 days after the end of the quarter for which the excess occurred the stockholders will be sent a written disclosure and explanation of the factors the independent directors considered in arriving at the conclusion that the higher total operating expenses were justified. Operating expenses are defined for this purpose as being exclusive of those expenses incurred in the operation of properties we have acquired, acquisition fees and related expenses paid to our advisor, depreciation and amortization expenses, and financing related expenses such as fees paid to lenders and interest expense paid on borrowings by the REIT or the operating partnership.

Liability and Indemnification of Advisor.  Under the advisory agreement, we are also required to indemnify the advisor and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding with respect to the advisor’s acts or omissions. For details regarding these limitations and circumstances under which we are required or authorized to indemnify and to advance expenses to the advisor, see “Limitation of Liability and Indemnification of Directors, Officers and Our Advisor.”

Other Activities of Advisor and its Affiliates.  The advisor and its affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, the advisor must devote sufficient resources to the administration of Lightstone Value Plus Real Estate Investment Trust II, Inc. to discharge its obligations. The advisor may assign the advisory agreement to an affiliate upon approval of a majority of the independent directors. We may assign or transfer the advisory agreement to a successor entity.

Amendment of the Advisory Agreement.  The advisory agreement can be amended by a written instrument that is signed by all of the parties to that agreement (or their successors or assigns, where applicable).

Potential Acquisition of Advisor.  Many REITs which are listed on a national stock exchange are considered “self-administered,” since the employees of such a REIT perform all significant management functions. In contrast, REITs that are not self-administered, like us, typically engage a third-party, such as our advisor and property managers, to perform management functions on its behalf. If for any reason our independent directors determine that we should become self-administered, the advisory agreement permits us to acquire the business conducted by the advisor (including all of its assets). As the parent of our advisor and thus the recipient of the proceeds from such sale, our sponsor has an incentive to achieve our listing on a national stock exchange and thus cause the independent directors to determine that we should become self-administered. See “Conflicts of Interest.” Any such transaction will occur, if at all, only if our board of directors obtains a fairness opinion from a recognized financial advisor or institution providing valuation services to the effect that the consideration to be paid therefor is fair, from a financial point of view, to our stockholders.

If at any time the shares become listed on a national securities exchange (New York Stock Exchange or NASDAQ), we will negotiate in good faith with our advisor a fee structure appropriate for an entity with a perpetual life. Our independent directors must approve the new fee structure negotiated with our advisor. The fee paid to our advisor likely will be paid in the form of an interest bearing promissory note that will be repaid from the net sale proceeds of each sale after the date of the termination or listing, although we may pay this fee with cash or shares of our common stock, or any combination of the foregoing. At the time of such sale, we may, however, at our discretion, pay all or a portion of such promissory note with shares of our common stock. If shares are used for payment, we do not anticipate that they will be registered under the Securities Act and, therefore, will be subject to restrictions on transferability. The market value of our outstanding stock will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed or included for quotation.

The Property Managers

Our property managers, Beacon Property Management, LLC, HVM, LLC, Prime Group Realty Trust and Prime Retail Property Management, LLC are all affiliates of our sponsor and provide property management services to us under the terms of the management agreements. The property managers will provide services in connection with the rental, leasing, operation and management of our properties. We have agreed to pay our property managers a monthly management fee of 5% of the gross revenues from our residential and retail properties. In addition, for the management and leasing of our office and industrial properties, we will pay our property managers property management and leasing fees of up to 4.5% of gross revenues from our office and industrial properties. In addition, for the management of our lodging properties, we will pay our property mangers property management fees up to 5% of revenues. We may pay our property managers a separate fee for the one-time initial rent-up or leasing-up of newly constructed office and industrial properties in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area.

Notwithstanding the foregoing, our property managers may be entitled to receive higher fees in the event our property managers demonstrate to the satisfaction of a majority of the directors (including a majority of the independent directors) that a higher competitive fee is justified for the services rendered.

Our property managers will also be paid a monthly fee for any extra services equal to no more than that which would be payable to an unrelated party providing the services.

The property managers may subcontract their duties for a fee that may be all of the fee or less than the fee provided for in the management services agreements. In the event that one of our property managers subcontracts its duties with respect to some or all of our properties, the fees payable to such parties for such services will be deducted from the monthly management fee payable to such property manager by us or paid directly by us or such property manager.

Prime Retail is the parent company of Prime Outlets and one of the largest owners of factory outlet centers in the United States, with approximately 8 million square feet of holdings throughout the nation. Prime Retail is a fully integrated company that owns, manages, leases, develops and redevelops factory outlet malls. Prime Retail is headquartered in Baltimore and is today the second largest operator of factory outlet malls in the United States. Robert A. Brvenik was promoted to President upon The Lightstone Group’s acquisition of Prime Retail in 2003, having joined Prime Retail as its Chief Financial Officer in 2000.

Beacon Management LLC (“Beacon”) is a significant manager in the multi-family residential housing sector. Headquartered in Lakewood, NJ, with offices in the Northeast, Southeast and Midwest regions of the U.S., Beacon oversees the management of approximately 24,000 multifamily units. Beacon’s president, Jack Cassidy, who has over 20 years of experience managing multifamily assets, joined Beacon in 2008 after serving as President and Chief Executive Officer of America First Apartment Investors, Inc.

Prime Group Realty Trust (“PGRT”), a subsidiary of The Lightstone Group, is a fully-integrated, self-administered and self-managed real estate investment trust that owns, manages, leases, develops, and redevelops office and industrial real estate. Headquartered in Chicago, PGRT manages over 7 million square feet, including the office building located at 1407 Broadway. Jeffrey A. Patterson is PGRT’s President and Chief Executive Officer and has served in various capacities at PGRT since 1997.

HVM LLCSM the operator of Extended Stay Hotels, is headquartered in Spartanburg, SC. The company operates moderately priced extended stay lodging hotels with over 680 locations reaching all major metropolitan areas across the United States and Canada. Its brands include Extended Stay DeluxeSM, Extended Stay America Efficiency Studios®, Homestead Studio Suites®, StudioPLUS Deluxe Studios® and Crossland Economy Studios®. Gary A. Delapp has served as President and Chief Executive Officer since 2004 and previously served previously in the same capacity for one of the company’s subsidiary brands, which he joined in 1996.

The property management agreements can be amended by written instrument executed by the party against whom the amendment is asserted. Such management agreements can be terminated after one year and will terminate upon written notice from our operating partnership to the property manager of negligence or misconduct in the performance of its duties. The property management agreements will also terminate upon our property manager’s bankruptcy, receivership, reorganization or similar financial difficulties relating to its insolvency.

Our Dealer Manager

Lightstone Securities, our dealer manager, is registered under the applicable federal and state securities laws and is qualified to do business as a securities broker-dealer throughout the United States. It does not render these services to anyone other than affiliates of The Lightstone Group, and it does not make sales directly to retail customers or maintain customer accounts. It is a member firm of the Financial Industry Regulatory Authority and has qualified as a broker-dealer in all 50 states. The President and Chief Executive

Officer of Lightstone Securities, Stephen Hamrick, has over 30 years of experience in the financial services business, including extensive experience overseeing national sales and marketing.

We will pay Lightstone Securities selling commissions of up to 7% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers. Lightstone Securities will provide wholesale marketing support in connection with this offering and expects to reallow 100% of commissions earned for those transactions that involve participating broker-dealers. We may also pay to Lightstone Securities LLC a dealer manager fee of up to 3% of gross offering proceeds before reallowance to participating broker-dealers. Lightstone Securities LLC, in its sole discretion, may reallow a portion of its dealer manager fee of up to 3% of the gross offering proceeds to be paid to such participating broker-dealers.

Set forth below is a table that demonstrates the approximate compensation that will be paid to our dealer manager.

		Maximum Cash Sales of Subordinated Profits Interests		No Cash Sales of Subordinated Profits Interests
	Per Unit	Total Minimum	Total Maximum	Total Minimum	Total Maximum
Price to public	$10.00	$5,000,000	$510,000,000	$5,000,000	$510,000,000
Selling commissions paid by us	(.70)	(350,000)	(35,700,000)	(350,000)	(35,700,000)
Selling commissions funded using proceeds from sale of subordinated profits interests	.70	350,000	35,700,000	0	0
Dealer manager fee paid by us	(.30)	(150,000)	(15,300,000)	(150,000)	(15,300,000)
Dealer Manager fee funded using proceeds from sale of subordinated profits interests	.30	150,000	15,300,000	0	0
Proceeds to Lightstone Value Plus Real Estate Investment Trust II, Inc.	$10.00	$5,000,000	$510,000,000	$4,500,000 (1)	$459,000,000 (1)

Lightstone SLP II LLC

Lightstone SLP II LLC was formed in Delaware on April 29, 2008 for the purpose of purchasing the subordinated profits interests from our operating partnership in exchange for proceeds sufficient to pay all dealer manager fees and selling commissions and receiving subordinated profits interest distributions. Lightstone SLP II LLC is a direct, wholly owned subsidiary of our sponsor.

LIMITATION OF LIABILITY AND INDEMNIFICATION
OF DIRECTORS, OFFICERS AND OUR ADVISOR

Our charter provides that our advisor and directors are deemed to be in a fiduciary relationship to us and our stockholders and that our directors have a fiduciary duty to the stockholders to supervise our relationship with the advisor.

The liability of our directors and officers to us or our stockholders for money damages is limited to the fullest extent permitted. As a result, our directors and officers will not be liable to us or our stockholders for monetary damages unless:

•	the person actually received an improper benefit or profit in money, property or services; and
•	the person is adjudged to be liable based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

Except as described below, our charter authorizes and directs us to indemnify and to pay or reimburse reasonable expenses to any director or officer and our advisor and its affiliates. We may, with the approval of the board of directors, provide indemnification and advance expenses to any of our employees or agents. Our charter currently prohibits us from indemnifying or holding harmless for any loss or liability that we suffer, any indemnitee unless:

•	the person seeking indemnification has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;
•	the person seeking indemnification was acting on our behalf or performing services for us; and
•	the liability or loss was not the result of negligence or misconduct on the part of the person seeking indemnification, except that if the person seeking indemnification is or was an independent director, the liability or loss will not have been the result of gross negligence or willful misconduct.
•	the indemnification or agreement to indemnify is recoverable only out of our net assets and not from the assets of our stockholders.

We will not indemnify any director, officer, employee, agent or the advisor, his, her or its affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;
•	the claims have been dismissed with prejudice by a court of competent jurisdiction;
•	or a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made, and the court considering the request has been advised of the position of the Securities and Exchange Commission and the published position of any state securities regulatory authority of a jurisdiction in which our securities were offered and sold as to indemnification for securities law violations.

Subject to applicable law, our charter requires us to advance amounts to a person entitled to indemnification for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied:

•	the legal action relates to acts or omissions relating to the performance of duties or services for us or on our behalf by the person seeking indemnification;
•	the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves advancement;
•	the person seeking indemnification provides us with a written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•	the person seeking indemnification undertakes in writing to repay us the advanced funds, together with interest at the applicable legal rate of interest, if the person seeking indemnification is found not to be entitled to indemnification.

We may purchase and maintain insurance or provide similar protection on behalf of any director, officer, employee, agent or the advisor or its affiliates against any liability asserted which was incurred in any such capacity with us or arising out of such status; provided, however, that we may not incur the costs of any liability insurance which insures any person against liability for which he, she or it could not be indemnified under our charter. We may enter into any contract for indemnity and advancement of expenses with any officer, employee or agent who is not a director as may be determined by the board of directors and as permitted by law. Our sponsor has purchased directors and officers liability insurance on behalf of our officers and directors and we will reimburse our sponsor for the premiums incurred under such policy.

We have been advised that, in the opinion of the Securities and Exchange Commission, any indemnification that applies to liabilities arising under the Securities Act is contrary to public policy and, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table provides information as of December 31, 2008 regarding the number and percentage of shares beneficially owned by each director, each executive officer, all directors and executive officers as a group and any person known to us to be the beneficial owner of more than 5% of our outstanding shares. As of December 31, 2008, we had one stockholder of record and 20,000 shares of common stock outstanding. Beneficial ownership includes outstanding shares and shares which are not outstanding that any person has the right to acquire within 60 days after the date of this table. However any such shares which are not outstanding are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person. Except as indicated, the persons named in the table have sole voting and investing power with respect to all shares beneficially owned by them.

Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
The Lightstone Group(1)	20,000	100%

(1)	Includes 20,000 shares owned by our advisor. Our advisor is wholly owned by The Lightstone Group, LLC, which is controlled and wholly owned by David Lichtenstein, our sponsor. Lightstone SLP II LLC, which is also controlled and wholly owned by our sponsor, will receive subordinated profits interests of our operating partnership in exchange for $51,000,000, assuming 51,000,000 shares are sold pursuant to this offering, which we will use to pay all selling commissions and dealer manager fees.

OUR STRUCTURE AND FORMATION

We were formed on April 28, 2008 as a Maryland corporation. The operating partnership was formed on April 30, 2008 as a Delaware limited partnership.

Structure

We operate our business using what is commonly known as an UPREIT structure. This means that we have formed the operating partnership to own all of our assets, either directly or indirectly. Our advisor contributed $200,000 to us for 20,000 shares of our common stock to form us. We have contributed the $200,000 of proceeds we received from the advisor in exchange for 20,000 general partnership units in the operating partnership. We will contribute the net proceeds of this offering to the operating partnership. We are and will be the only holder of regular general partnership units in the operating partnership. As the general partner of the operating partnership, we will have the power to manage and conduct the business of the operating partnership. See the section under the heading “Operating Partnership Agreement” for a summary of the operating partnership agreement. The advisor holds 200 limited partnership units in the operating partnership valued at $10 each for its $2,000 capital contribution. As a result, the advisor is a limited partner in the operating partnership.

Currently, we do not own any properties. We will conduct substantially all of our business, and hold our interests in the properties in which we invest, directly or indirectly, through the operating partnership. We may form entities to acquire properties and such entities will be owned or controlled directly or indirectly by the operating partnership. In other instances, there likely will be other investors in the entities that own our properties, in addition to the operating partnership. These investors would be the former owners of properties that we acquired from them in exchange for interests in such entities.

Partnership interests in the operating partnership are divided into “units.” Initially, the operating partnership will have two classes of units: general partnership units and limited partnership units. Our operating partnership will issue subordinated profits interests, a third class of units, to Lightstone SLP II LLC. Limited partnership units represent an interest as a limited partner in the operating partnership. In general, each limited partnership unit will share equally in the distributions from the operating partnership when we (as the general partner) declare distributions. For more information on the rights and preferences of the operating partnership units, see “Operating Partnership Agreement – Description of Partnership Units.”

As a REIT, we may conduct some of our business and hold some of our interests in properties through “taxable REIT subsidiaries” or “TRS” which may be wholly or partially owned. Although we do not currently have any taxable REIT subsidiaries, we may form a TRS to allow our acquisition of lodging assets in the future. Additionally, we may in the future decide to conduct other business or hold some of our interests in properties in such subsidiaries.

See “Prospectus Summary — Organizational Chart” for a diagram depicting the services to be rendered by our affiliates to us, as well as our organizational structure and the organizational structure of the operating partnership.

Prior to this offering, our 20,000 general partnership units represent 99.01%, and the advisor’s 200 limited partnership units represent .99%, of the outstanding units of the operating partnership. If only the minimum offering of 500,000 shares for gross offering proceeds of $5,000,000 is sold, we will receive 5,000,000 general partnership units for contributing such proceeds to the operating partnership (this figure includes the purchase, described in the preceding paragraph, of the shares sold to The Lightstone Group or an affiliate). If 51,000,000 of the shares offered by this prospectus are sold for gross offering proceeds of $510,000,000 as set forth on the cover page of this prospectus, we will receive 51,000,000 general partnership units for contributing such proceeds to the operating partnership (this figure includes the purchase, described in the preceding paragraph, of the shares sold to The Lightstone Group or an affiliate).

We intend to comply with all of the corporate responsibility and disclosure rules related to the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350).

Benefits of the UPREIT Structure

The benefits of our REIT status and UPREIT structure include the following:

•	Access to Capital. We believe our structure will provide us with access to capital for refinancing and growth. Sources of capital include the common stock sold in this offering and possible future issuances of debt or equity through public offerings or private placements. Our anticipated financial strength should enable us to obtain financing at advantageous rates and on acceptable terms.
•	Growth. Our structure will allow stockholders through their ownership of common stock and the limited partners through their ownership of limited partnership units, an opportunity to participate in the growth of the real estate market through an ongoing business enterprise. In addition to the portfolio of initial real properties, we give stockholders an interest in all future investments in additional properties.
•	Tax Deferral. The UPREIT structure will provide property owners who transfer their real properties to the operating partnership in exchange for limited partnership units the opportunity to defer the tax consequences that would arise from a sale of their real properties and other assets to us or to a third party. This will allow us to acquire assets without using as much of our cash and may allow us to acquire assets that the owner would otherwise be unwilling to sell because of tax considerations.

Affiliates

Throughout this prospectus, we use the term “affiliate.” For purposes of this prospectus, an “affiliate” of any natural person, partnership, corporation, association, trust, limited liability or other legal entity (a “person”) includes any of the following:

(a)	any person directly or indirectly owning, controlling or holding, with power to vote 10% or more of the outstanding voting securities of such other person;
(b)	any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other person;
(c)	any person directly or indirectly controlling, controlled by, or under common control with, such other person;
(d)	any executive officer, director, trustee or general partner of such other person; and
(e)	any legal entity for which such person acts as an executive officer, director, trustee or general partner.

SELECTED FINANCIAL DATA

As of the date of this prospectus, we have not yet had any operations. Therefore, we have not had any income, funds from operations, or funds available for distributions, nor have we declared any distributions or issued any shares to public investors. We have sold 20,000 shares to our advisor for an aggregate purchase price of $200,000 and have contributed the proceeds from that sale to the operating partnership, for which we have acquired 20,000 general partnership units of the operating partnership. A portion of these proceeds were used to directly fund organization costs that have since been reimbursed by our advisor. The advisor has also made a capital contribution of $2,000 to the operating partnership, for which it acquired 200 limited partnership units of the operating partnership. See “Management’s Discussion and Analysis of the Financial Condition of the Company” and our financial statements and related notes thereto appearing elsewhere in this prospectus.

COMPETITION

The retail, lodging, office, industrial and residential real estate markets are highly competitive. We compete in all of our markets with other owners and operators of retail, lodging, office, industrial and residential real estate. The continued development of new retail, lodging, office, industrial and residential properties has intensified the competition among owners and operators of these types of real estate in many market areas in which we intend to operate. We compete based on a number of factors that include location, rental rates, security, suitability of the property’s design to prospective tenants’ needs and the manner in which the property is operated and marketed. The number of competing properties in a particular market could have a material effect on our occupancy levels, rental rates and on the operating expenses of certain of our properties.

In addition, we will compete with other entities engaged in real estate investment activities to locate suitable properties to acquire and to locate tenants and purchasers for our properties. These competitors will include other REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, lenders, governmental bodies and other entities. There are also other REITs with asset acquisition objectives similar to ours and others may be organized in the future. Some of these competitors, including larger REITs, have substantially greater marketing and financial resources than we will have and generally may be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of tenants. In addition, these same entities seek financing through similar channels to our company. Therefore, we will compete for institutional investors in a market where funds for real estate investment may decrease.

Competition from these and other third party real estate investors may limit the number of suitable investment opportunities available to us. It may also result in higher prices, lower yields and a narrower spread of yields over our borrowing costs, making it more difficult for us to acquire new investments on attractive terms. In addition, competition for desirable investments could delay the investment of proceeds from this offering in desirable assets, which may in turn reduce our earnings per share and negatively affect our ability to commence or maintain distributions to stockholders.

We believe that our senior management’s experience, coupled with our financing, professionalism, diversity of properties and reputation in the industry will enable us to compete with the other real estate investment companies.

Because we are organized as an UPREIT, we are well-positioned within the industries in which we intend to operate to offer existing owners the opportunity to contribute those properties to our company in tax-deferred transactions using our operating partnership units as transactional currency. As a result, we have a competitive advantage over most of our competitors that are structured as traditional REITs and non-REITs in pursuing acquisitions with tax-sensitive sellers.

INVESTMENT OBJECTIVES AND STRATEGIES

Our primary objective is to achieve capital appreciation with a secondary objective of income without subjecting principal to undue risk. We intend to achieve this goal primarily through investments in real estate properties. Our acquisitions may include both portfolios and individual properties. We intend to use substantially all of the net proceeds from this offering to acquire and operate a diversified portfolio of real estate investments. Unlike other REITs, which typically specialize in one sector of the real estate market, we intend to invest in both residential and commercial properties to create a diverse portfolio of property types and take advantage of our sponsor’s expertise in acquiring larger properties and portfolios of both residential and commercial properties. The actual allocation to each property type or any specific property is not predetermined and will ultimately depend on the availability of opportunities, the funds available to us to invest and the investment criteria described in this section of the prospectus. We generally intend to hold each property for seven to ten years.

The following is descriptive of our investment objectives and strategies:

•	Reflecting a flexible operating style, our portfolio is likely to be diverse and include retail, lodging, industrial, industrial/flex and office and multifamily apartment properties. The portfolio is likely to be determined largely by the purchase opportunities that the market offers. This is in contrast to those funds that are more likely to hold investments of a single type, usually as outlined in their charters.
•	We may invest in properties that are not sold through conventional marketing and auction processes.
•	We may be more likely to make investments that are in need of rehabilitation, redirection, re-marketing and/or additional capital investment.
•	We will attempt to identify and execute value-creation plans through a program of aggressive asset management. We will focus on opportunities characterized by properties that are under-performing relative to comparable assets due to inadequate management or unresolved conflicts among existing owners, lenders, tenants and managers. These situations often offer attractive risk-adjusted returns through recapitalization and the subsequent redevelopment or repositioning of the underlying real estate.

Acquisition Structure

We anticipate acquiring fee interests in properties, although other methods of acquiring a property may be utilized if we deem it to be advantageous. For example, we may acquire properties through a joint venture or the acquisition of substantially all of the interests of an entity which in turn owns the real property. A “fee interest” is the absolute, legal possession and ownership of land, property, or rights. We expect that we will acquire the following types of real estate interests:

•	Fee interests in market-rate multifamily properties located either in or near major metropolitan areas. We will attempt to identify those sub-markets with job growth opportunities and demand demographics which support long-term value appreciation for multifamily properties.
•	Fee interests in “power” shopping centers and malls located in highly trafficked retail corridors, in selected high-barrier to entry markets and sub-markets. “Power” shopping centers are large retail complexes that are generally unenclosed and located in suburban areas that typically contain one or more large brand name retailers rather than a department store anchor tenant. We will attempt to identify those sub-markets with constraints on the amount of additional property supply that will make future competition less likely.
•	Fee interests in improved, multi-tenanted, industrial properties and properties that contain industrial and office space located near major transportation arteries and distribution corridors with limited management responsibilities.
•	Fee interests in improved, multi-tenanted, office properties located near major transportation arteries with limited management responsibilities.

•	Fee interests in lodging properties located near major transportation arteries in urban and suburban areas.

Our advisor and its affiliates may purchase properties in their own name, assume loans in connection with the purchase or loan and temporarily hold title to the properties for the purpose of facilitating acquisition or financing by us, the completion of rehabilitation of the property or any other purpose related to our business.

In addition, we may to further diversify our portfolio by investing up to 20% of our net assets in collateralized debt obligations, commercial mortgage-backed securities and mortgage and mezzanine loans secured, directly or indirectly, by the same types of properties which we may acquire directly. We believe that, given the current extraordinary market conditions, we may be able to acquire these investments at significantly depressed prices. The decreasing value of commercial real estate has resulted in larger than anticipated defaults in the pools of mortgages securing mortgage-backed securities, however the prices of mortgage-backed securities have not stabilized because of the lack of available credit in the market. We believe that, as a non-traded REIT, we are a good investment vehicle for purchasing these assets because we intend to purchase assets for long-term investment, have access to permanent capital from our stockholders and are not subject to the market volatility of publicly traded REITs. We may also acquire majority or minority interests in other entities (or business units of such entities) with investment objectives similar to ours or with management, investment or development capabilities that our board of directors deems desirable or advantageous to acquire.

We cannot assure you that we will attain these objectives.

Diversification

We will attempt to be diversified by property type. We may invest in retail properties such as power shopping centers (including factory outlet malls), lodging properties (including extended stay hotels), industrial, industrial/flex and office properties and multifamily apartment properties. The actual allocation to each property type is not predetermined and will ultimately depend on the availability of opportunities reviewed by our advisor and meeting our investment criteria and by the funds available to us to invest.

We are not limited in the number, size or geographical location of any real estate assets. The number and mix of assets we acquire depends, in part, upon real estate and market conditions and other circumstances existing at the time we acquire our assets and, in part, on the net proceeds raised in this offering. We intend to invest primarily in properties located near our sponsor’s existing operations to achieve economies of scale where possible. Our sponsor currently maintains operations throughout the United States (Hawaii, South Dakota, Vermont and Wyoming excluded), Puerto Rico and Canada. We are not limited as to the geographic area where we may conduct our operations, and may expand our focus to include properties located outside North America. If we invest in properties outside North America, we intend to focus on properties which we believe to have similar characteristics as those properties in which we have previous investment and management expertise. We do not anticipate that these international investments would comprise more than 10% of our portfolio. Investment in areas outside of the United States may be subject to risks different than those impacting properties in the United States. See “Risk Factors — Risks Associated with Our Properties and the Market — Your investment may be subject to additional risks if we make international investments.”

Sources of Investment Opportunities

We expect to originate transactions from real estate industry sources with whom our sponsor has built relationships over a number of years. In addition, some of our purchases will be from domestic banks, insurance companies and other regulated financial institutions, which may come into possession of real property as the result of foreclosures or surrenders.

Real Property Investments

Our equity investments in real estate will be made through the purchase of all or part of a fee simple ownership or a more limited form of ownership, or all or part of a leasehold interest. Investment in an equity interest will give us a right to part or all of the cash flow and capital appreciation generated by the property after satisfaction of liens on the property. Liens usually include the payment of principal and interest on mortgage loans, real estate taxes and other assessments. We may also purchase limited partnership interests, limited liability company interests and other equity securities.

We will invest in real estate that our advisor believes is available for less than its potential value. During the period we hold real estate, we may develop or redevelop the property, make tenant improvements or make certain onsite and offsite improvements. We may generally maintain the property, pay property taxes and carry insurance on the property. We may elect to finance or refinance some of our real estate holdings by borrowing against them on a non-recourse basis. We intend to acquire both portfolios and individual properties on a geographically diverse basis.

Property Acquisition Standards

We intend to analyze relevant demographic, economic and financial data. Specifically, we will consider the following factors, among others, in the process of evaluating and performing due diligence on a piece of real property:

•	geographic location and type;
•	barriers to entry which would limit competition;
•	quality of tenants;
•	construction quality, condition and design;
•	current and projected cash flow and the ability to increase cash flow;
•	occupancy levels at the property and stability;
•	potential for capital appreciation;
•	lease rent roll, including the potential for rent increases;
•	potential for economic growth in the tax and regulatory environment of the community in which the property is located;
•	potential for expanding the physical layout of the property and/or the number of sites;
•	occupancy and demand by tenants for properties of a similar type in the same geographic vicinity (the overall market and submarket);
•	prospects for liquidity through sale, financing or refinancing of the property; and
•	treatment under applicable federal, state and local tax and other laws and regulations.

Before purchasing a property, we will examine and evaluate the potential value of the site, the financial condition and business history of the property, the demographics of the area in which the property is located or to be located, the proposed purchase price, geographic and market diversification and potential sales. However, we do not intend to invest in single family residential properties, leisure home sites, farms, ranches, timberlands or unimproved properties not intended to be developed.

Our obligation to close the purchase of any investment will generally be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	leases, licenses and temporary tenants;
•	plans and specifications;
•	occupancy history;
•	sales reports;
•	zoning analyses and future development potential;
•	traffic flow, car count and parking studies;
•	trends in area;

•	tenant mix;
•	environmental and engineering reports;
•	projections, surveys and appraisals;
•	evidence of marketable title subject to such liens and encumbrances as are acceptable to our advisor;
•	audited financial statements covering recent operations of properties having operating histories unless such statements are not required to be filed with the Securities and Exchange Commission and delivered to our stockholders; and
•	title and liability insurance policies.

Joint Ventures and Preferred Equity Investments

We may enter into joint ventures to co-invest with affiliated entities for the acquisition, development or improvement of properties and for the purpose of diversifying our portfolio of assets. We may also enter into joint ventures, general partnerships, co-tenancies and other participations with real estate developers, owners and others for the purpose of developing, owning and operating real properties. In determining whether to invest in a particular joint venture, we will evaluate the real property which such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our real estate property investments. The percentage of our assets that we expect to be invested in such investments cannot be predetermined, however, we do not expect that our joint venture investments will exceed 25% of the gross proceeds from this offering. We will not enter into a joint venture to make an investment that we would not be permitted to make on our own. In connection with such a joint investment, both we and our affiliates would be required to approve any material decisions concerning the investment, including refinancing and capital improvements. We may enter into joint ventures with our sponsor, advisor, directors or any of their affiliates for the acquisition of properties, but we may only do so provided that:

•	a majority of our directors (including a majority of the independent directors) not otherwise interested in such transaction approves the transaction as being fair and reasonable to us; and
•	the investment by us and the investment by our affiliate are on substantially the same terms and conditions as those received by the other joint venturers.

We expect to participate in preferred equity investments by acquiring interests in companies owning properties that are consistent with our investment objectives. The general partner or managing member of each such entity will generally be the developer of the property or an affiliate of the developer. Each such entity will be governed by a limited partnership agreement or, as applicable, an operating agreement, the terms of which will be negotiated between us and the general partner. Since the terms of these agreements have been or will be negotiated separately with each respective general partner, it is not possible at this time to describe these agreements in determining whether to participate in a preferred equity investment, we will evaluate the underlying real property under the same criteria described elsewhere in the prospectus for the purchase of real property.

Loans

Our loan policies are subject to the restrictions contained in our charter. We are prohibited from making loans to our sponsor or any of its affiliates except for (i) mortages where an appraisal is obtained by a qualified independent real estate appraiser concerning the underlying property and (ii) loans to our wholly owned subsidiaries. We may not borrow money from our sponsor, advisor or our directors, or any their affiliates, unless a majority of directors (including a majority of independent directors) not otherwise interested in such transaction approve the transaction as being fair, competitive and commercially reasonable, and no less favorable to us than loans between unaffiliated parties under the same circumstances. We will not make loans to persons or entities other than our subsidiaries, to which we will make capital contributions and may make loans as a means of providing those entities with sufficient capital to acquire single assets.

Investment Limitations

Our charter and investment policies place numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. We will not:

•	invest more than 10% of our total assets in unimproved real property (and will only invest in unimproved real property intended to be developed) or in mortgage loans on unimproved real property;
•	invest in commodities or commodity future contracts;
•	issue redeemable shares of stock;
•	make or invest in mortgage loans or mezzanine loans unless an appraisal is obtained concerning the underlying property, except for those loans insured or guaranteed by a government or government agency. In cases in which a majority of our independent directors so determine, and in all cases in which the transaction is with our advisor, our Sponsor, any director or any affiliates thereof, such appraisal of the underlying property must be obtained from an independent appraiser. Such appraisal shall be maintained in our records for at least five years and shall be available for inspection and duplication by any stockholder for a reasonable charge. In addition to the appraisal, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained.
•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;
•	make or invest in any mortgage, including a mezzanine loan or construction loan, on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of the REIT, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the “aggregate amount of all mortgage loans outstanding on the property, including the loans of the REIT'' shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds five percent per annum of the principal balance of the loan.
•	make or invest in indebtedness secured by a mortgage on real property that is subordinate to the lien or other indebtedness of our advisor, any director, our sponsor or any of our affiliates;
•	issue shares on a deferred payment basis or other similar arrangement;
•	invest in equity securities unless a majority of directors (including a majority of independent directors) not otherwise interested in such transaction approves the transaction as being fair, competitive and commercially reasonable;
•	invest in joint ventures with our sponsor, advisor or directors, or any affiliate thereof, unless a majority of directors (including a majority of independent directors) not otherwise interested in such transaction approves the transaction as being fair and reasonable to us and on substantially the same conditions as those received by the other joint venturers;
•	engage in underwriting activities or distribution, as an agent, of securities issued by others;
•	operate in such a manner as to be classified as an “investment company” for purposes of the Investment Company Act. See “Summary of the Organizational Documents — Restrictions on Investments” for additional investment limitations;
•	issue debt securities unless the historical debt service coverage in the most recently completed fiscal year, as adjusted for known charges, is sufficient to properly service that higher level of debt;
•	engage in hedging or similar activities for speculative purposes;
•	invest any proceeds from this offering, or other funds, in the securities of other issuers for the purpose of exercising control over such other issuers; or
•	engage in the purchase and sale (or turnover) of properties.

We will not enter into transactions to purchase for cash or lease an asset from, or sell or lease an asset to, any of our affiliates, including our sponsor and our advisor. However, we are permitted to enter into joint ventures and preferred equity investments to co-invest with our affiliates, including our advisor and our sponsor, for the acquisition of properties, if a majority of our directors (including a majority of the independent directors) not otherwise interested in such transaction approves the transaction as being fair and reasonable to us.

Our properties may be subject to various laws, ordinances and regulations, including regulations relating to recreational facilities such as swimming pools, activity centers and other common areas. Prior to acquiring a property, we will ascertain whether such property has the necessary permits and approvals to operate its business.

Regulatory Aspects of Our Investment Strategy

We do not believe that we or our operating partnership will be considered an “investment company” as defined in the Investment Company Act of 1940. Investments in real estate will represent the substantial majority of our business, which would not subject us to investment company status. We intend to invest only in fee or leasehold interests in real estate. Fee interests in real estate are considered “qualifying assets” for purposes of Section 3(c)(5)(C) of the Investment Company Act and leasehold interests in real estate may be considered “qualifying assets” for purposes of Section 3(c)(5)(C) of the Investment Company Act. We may invest in mezzanine loans, distressed debt, preferred equity or multi-class (first loss) mortgage-back securities. Investments in such assets may not be deemed “qualifying assets” for purposes of Section 3(c)(5)(C) of the Investment Company Act and, as a result, any such investments will be limited.

If we fail to maintain an exemption or exclusion from registration as an investment company, we could, among other things, be required either (a) to substantially change the manner in which we conduct our operations to avoid being required to register as an investment company, or (b) to register as an investment company, either of which could have an adverse effect on us and the market price of our common stock. If we were required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), portfolio composition, including restrictions with respect to diversification and industry concentration and other matters.

We intend to monitor our compliance with the exemptions under the Investment Company Act on an ongoing basis.

Change in Investment Objectives and Strategies

Our board of directors has the responsibility for our investment objectives and strategies, and we may change our current plans, without stockholder approval, if our board of directors determines that it would be in the best interests of our stockholders to engage in any such transactions. Our stockholders have no voting rights to implement our investment objectives and strategies. Our board of directors may not make any material changes, however, regarding the restrictions on investments set forth in our charter without amending the charter, and any such amendment to our charter requires the affirmative vote of a majority of all votes entitled to be cast on the matter. See “Summary of the Organizational Documents — Restrictions on Investments.”

Financing Strategy

We intend to utilize leverage to acquire our properties. The number of different properties we will acquire will be affected by numerous factors, including the amount of funds available to us. When interest rates on mortgage loans are high or financing is otherwise unavailable on terms that are satisfactory to us, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time. There is no limitation on the amount we may invest in any single property or on the amount we can borrow for the purchase of any property.

Our charter restricts the aggregate amount we may borrow, both secured and unsecured, to 300% of net assets in the absence of a satisfactory showing that a higher level is appropriate, the approval of our board of directors and disclosure to stockholders. Net assets means our total assets, other than intangibles, at cost, before deducting depreciation or other non-cash reserves, less our total liabilities, calculated at least quarterly on a basis consistently applied. Additional borrowing over such 300% of net assets level must be approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report to stockholders, along with justification for such excess. In addition, our charter limits our aggregate long-term permanent borrowings to 75% of the aggregate fair market value of all properties unless any excess borrowing is approved by a majority of the independent directors and is disclosed to our stockholders. Our charter also prohibits us from making or investing in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our loans, would exceed 85% of the property’s appraised value, unless substantial justification exists and the loans would not exceed the property’s appraised value. The proceeds from such borrowings will generally be used to acquire additional properties or to finance improvements to existing properties.

We may also incur short-term indebtedness having a maturity of two years or less there are no limits on the short-term indebtedness we can incur. By operating on a leveraged basis, we will have more funds available for investment in properties. This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. Although our liability for the repayment of indebtedness is expected to be limited to the value of the property securing the liability and the rents or profits derived therefrom, our use of leveraging increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property. To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be restricted. We will endeavor to obtain financing on the most favorable terms available. Lenders may have recourse to assets not securing the repayment of the indebtedness. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing and/or an increase in property ownership if some refinancing proceeds are reinvested in real estate.

Borrowings may consist of single-property mortgages as well as mortgages cross-collateralized by a pool of properties. Such mortgages may be put in place either at the time we acquire a property or subsequent to our purchasing a property for cash. In addition, we may acquire properties that are subject to existing indebtedness where we choose to assume the existing mortgages. Generally, though not exclusively, we intend to seek to encumber our properties with debt which will be on a non-recourse basis. This means that a lender’s rights on default will generally be limited to foreclosing on the property. However, we may, at our discretion, secure recourse financing or provide a guarantee to lenders if we believe this may result in more favorable terms. When we give a guaranty for a property owning entity, we will be responsible to the lender for the satisfaction of the indebtedness if it is not paid by the property owning entity. We also intend to obtain level payment financing, meaning that the amount of debt service payable would be substantially the same each year. Accordingly, we expect that most of the mortgages on our property will provide for fixed interest rates. However, we expect that most of the mortgages on our properties will provide for a so-called “balloon” payment and that certain of our mortgages will provide for variable interest rates. Any mortgages secured by a property will comply with the restrictions set forth by the Commissioner of Corporations of the State of California.

We may also obtain lines of credit to be used to acquire properties. These lines of credit will be at prevailing market terms and will be repaid from offering proceeds, proceeds from the sale or refinancing of properties, working capital or permanent financing. Our sponsor or its affiliates may guarantee the lines of credit although they will not be obligated to do so. We may draw upon the lines of credit to acquire properties pending our receipt of proceeds from our initial public offering. We expect that such properties may be purchased by our sponsor’s affiliates on our behalf, in our name, in order to avoid the imposition of a transfer tax upon a transfer of such properties to us.

Operations

Our affiliated property managers or unaffiliated third party property managers will manage and lease substantially all of the properties that we acquire with their existing management and leasing staff of their affiliates and where appropriate they may acquire and incorporate the existing management and leasing staffs of the portfolio properties we acquire.

Description of Leases

Commercial Leases

The terms and conditions of any lease we enter into with our commercial tenants may vary substantially from those we describe in this prospectus. However, we expect that some of our industrial leases may be economically what are generally referred to as “triple-net” leases. A “triple-net” lease typically provides that, in addition to making its lease payments, the tenant will be required to pay or reimburse us for all real estate taxes, sales and use taxes, special assessments, maintenance, utilities, insurance and building repairs, and other building operation and management costs. As landlord, we will probably have responsibility for certain capital repairs or replacement of specific structural components of a property such as the roof of the building, the truck court and parking areas, as well as the interior floor or slab of the building.

We intend to include provisions in our commercial leases that increase the amount of base rent payable at various points during the lease term. In addition, we intend for our commercial leases to provide for the payment of additional rent calculated as a percentage of a tenant’s gross sales above predetermined thresholds in most leases. We expect that the leases with most anchor retail tenants will generally have initial terms of 10 to 25 years, with one or more renewal options available to the tenant. By contrast, smaller commercial leases will typically have 3 to 10 year terms.

Residential Leases

We expect that the majority of the leases at residential properties that we may acquire will be for a term of 12 months, which may enable us to seek increased rents upon renewal of existing leases or commencement of new leases. Such short-term leases generally minimize the risk to us of the adverse effects of inflation, although as a general rule these leases permit residents to leave at the end of the lease term without penalty. In certain circumstances lease terms may be shorter than 12 months.

Hotel Leases

To qualify as a REIT, neither we nor our operating partnership, Lightstone Value Plus REIT II LP, nor any of our subsidiaries can operate our hotels. Accordingly, Lightstone Value Plus REIT II LP or its subsidiaries, as lessors, will lease our hotels to the taxable REIT subsidiary (TRS) lessee, as lessee. Concurrently, the TRS lessee will enter into hotel management agreements with HVM LLC, our property manager for hotel properties, or another third party. The TRS lessee may enter into leases or agreements through its subsidiaries.

We expect that the majority of leases for each hotel that we may acquire will have a term of six years from date of the lease agreement. Provided that no event of default has occurred, we expect that the lease will automatically extend for two renewal terms of five years each unless the TRS lessee elects to terminate the agreement.

The leases provide for the TRS lessee to pay in each calendar month the base rent plus, in each calendar month, percentage rent, if any, based upon gross revenues in excess of certain agreed upon amounts.

The TRS lessee will covenant to take the following actions to maintain our status as a REIT:

•	the TRS lessee will elect to be and operate as a “taxable REIT subsidiary” of us within the meaning of Section 856(l) of the Code;
•	the TRS lessee may only assign or sublet the leased property upon our approval if any portion of the rent from the sublessee would fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code;
•	the TRS lessee will use its best efforts to cause the hotel property to qualify as a “qualified lodging facility” under Section 856(d) of the Code.

Distributions

Federal income tax law requires that a REIT distribute annually at least 90% of its REIT taxable income (excluding any net capital gains), although the board of directors, in its discretion, may increase that percentage as it deems appropriate. See “Federal Income Tax Considerations — Taxation — Annual Distribution Requirements.” For a discussion of the tax treatment of distributions to you, see “Federal Income Tax Considerations.”

Distributions will be at the discretion of the board of directors and depend upon our distributable funds, current and projected cash requirements, tax considerations and other factors. Our first distribution will occur within 30 days after we sell the minimum number of 500,000 shares of common stock. Our ability to pay distributions and the size of these distributions will depend upon a variety of factors. For example, our borrowing policy permits us to incur short-term indebtedness, having a maturity of two years or less, and we may have to borrow funds on a short-term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. We cannot assure that distributions will continue to be made or that we will maintain any particular level of distributions that we may establish. Additionally, we may fund our distributions from proceeds of this offering if we do not generate sufficient cash flow from operations to pay distributions. If we fund distributions with the proceeds of this offering, we will have less funds available for acquiring properties or real estate-related investments. If we limit our ability to acquire properties or real estate-related investments, we may limit our ability to generate sufficient cash flow from our investments to fund future distributions.

We intend to make regular distributions to stockholders. Distributions will be made to those stockholders who are stockholders as of the record date selected by the directors. The board of directors currently intends to declare distributions on a daily basis, payable quarterly. In order for an investor to receive a distribution, they must be a stockholder of record as of the record date for such distributions. Therefore, newly admitted investors, or investors redeeming or transferring shares, will not receive a distribution for a record date that they are not considered a stockholder of record. The interest, if any, earned on subscription proceeds before our first closing will be distributed to each subscriber within 30 days after the date a subscriber is admitted as a stockholder. After the initial admission of stockholders in connection with the sale of at least the minimum offering, no interest will be payable to subscribers.

Generally, income distributed will not be taxable to us under federal income tax laws if we comply with the provisions relating to electing taxation as a REIT. As we are required to distribute annually at least 90% of our real estate investment trust taxable income (excluding any net capital gains) to maintain our objective of being taxed as a REIT, we may be required to make distributions in excess of cash available. If the cash available to us is insufficient to pay such distributions, we may obtain the necessary funds by borrowing or selling assets. These methods of obtaining funds could affect future distributions by increasing operating costs. We may also use proceeds from this offering to fund distributions until we are able to fund distributions with cash flow from operations. To the extent that distributions to stockholders exceed earnings and profits, such amounts constitute a return of capital for federal income tax purposes, although such distributions might not reduce stockholders’ aggregate invested capital. Distributions in kind will not be permitted, except for distributions of readily marketable securities; distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of the charter; or distributions of in-kind property, as long as, with respect to in-kind property, the board of directors advises each stockholder of the risks associated with direct ownership of the property; offers each stockholder the election of receiving in-kind property distributions; and distributes in-kind property only to those stockholders who accept the directors’ offer.

We will not make distributions-in-kind, except for:

•	distributions of readily marketable securities;
•	distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our charter; or
•	distributions of in-kind property which meet all of the following conditions:
•	our board of directors advises each stockholder of the risks associated with direct ownership of the in-kind property; and
•	our board of directors offers each stockholder the election of receiving in-kind property distributions and we distribute in-kind property only to those stockholders who accept the directors’ offer.

Distributions will be made at the discretion of the directors, depending primarily on net cash from operations (which includes cash received from tenants, distributions from joint ventures, and interest income from borrowers under loans, less expenses paid) and our general financial condition, subject to the obligation of the directors to cause us to qualify and remain qualified as a REIT for federal income tax purposes. We intend to increase distributions in accordance with increases in net cash from operations, if any.

Sale or Disposition of Properties

Our board of directors will determine whether a particular property should be sold or otherwise disposed of after considering the relevant factors, including performance or projected performance of the property and market conditions, with a view toward achieving our principal investment objectives.

We currently intend to hold our properties for seven to ten years prior to selling them. After seven to ten years, our board of directors may decide to liquidate us, list our shares on a national stock exchange (New York Stock Exchange or NASDAQ, in each case if we meet the applicable listing requirements), sell our properties individually or merge or otherwise consolidate us with a publicly-traded REIT. Alternatively, we may merge with, or otherwise be acquired by, our sponsor or its affiliates. We may, however, sell properties prior to such time and if so, we may invest the proceeds from any sale, financing, refinancing or other disposition of our properties into additional properties. Alternatively, we may use these proceeds to fund maintenance or repair of existing properties or to increase reserves for such purposes. We may choose to reinvest the proceeds from the sale, financing and refinancing of our properties to increase our real estate assets and our net income. Notwithstanding this policy, the board of directors, in its discretion, may distribute all or part of the proceeds from the sale, financing, refinancing or other disposition of all or any of our properties to our stockholders. In determining whether to distribute these proceeds to stockholders, the board of directors will consider, among other factors, the desirability of properties available for purchase, real estate market conditions, the likelihood of the listing of our shares on a national securities exchange or including the shares for quotation on a national market system and compliance with the applicable requirements under federal income tax laws.

When we sell a property, we intend to obtain an all-cash sale price. However, we may take a purchase money obligation secured by a mortgage on the property as partial payment, and there are no limitations or restrictions on our ability to take such purchase money obligations. The terms of payment to us will be affected by custom in the area in which the property being sold is located and the then prevailing economic conditions. If we receive notes and other property instead of cash from sales, these proceeds, other than any interest payable on these proceeds, will not be available for distributions until and to the extent the notes or other property are actually paid, sold, refinanced or otherwise disposed. Therefore, the distribution of the proceeds of a sale to the stockholders may be delayed until that time. In these cases, we will receive payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. See “Federal Income Tax Considerations.”

We cannot assure you that we will attain any of our objectives. If we have not facilitated liquidity in seven to ten years, we intend to start selling our properties and other assets, either on a portfolio basis or individually, or engage in another transaction approved by the board of directors, market conditions permitting, unless the directors (including a majority of the independent directors) determine that, in light of our expected life at any given time, it is in the best interest of the stockholders to reinvest proceeds from property sales or refinancings. In making the decision to apply for listing of the shares or providing other forms of liquidity, the board of directors will try to determine whether listing the shares or liquidating will result in greater value for the stockholders. It cannot be determined at this time the circumstances, if any, under which the directors will agree to list the shares. Even if liquidity has not been facilitated, we are under no obligation to liquidate our portfolio within this period since the precise timing will depend on real estate and financial markets, economic conditions of the areas in which the properties are located and federal income tax effects on stockholders which may prevail in the future. Furthermore, there can be no assurance that we will be able to liquidate our portfolio and it should be noted that we will continue in existence until all properties are sold and our other assets are liquidated. Alternatively, as discussed above, we may merge with, or otherwise be acquired by, our sponsor or its affiliates. The independent directors shall review our investment objectives and strategies at least annually, and with sufficient frequency to determine that such objectives and strategies are in the best interests of our stockholders.

Liquidation, Listing or Merger

We anticipate that within seven to ten years after the net proceeds of this offering are fully invested, our board of directors will determine whether to:

•	apply to have our shares of common stock listed for trading on a national securities exchange, provided we meet the then applicable listing requirements;
•	sell our assets individually or otherwise;
•	list our shares of common stock at a future date;
•	commence the liquidation of our assets by a specified date; or
•	merge or otherwise consolidate us with a publicly traded REIT.

Many REITs that are listed on a national stock exchange are considered “self-administered,” since the employees of such a REIT perform all significant management functions. In contrast, REITs that are not self-administered, like us, typically engage a third party, such as our advisor and property managers, to perform management functions on its behalf. If for any reason our independent directors determine that we should become self-administered, the advisory agreement permits us to acquire the business conducted by the advisor (including all of its assets). See “Conflicts of Interest.”

If our shares of common stock are listed for trading on a national securities exchange (New York Stock Exchange or NASDAQ), we anticipate that we will acquire our advisor and become self-administered. The compensation paid to our advisor likely will be paid in the form of an interest bearing promissory note that will be repaid from the net sale proceeds of each of our investments after the date of the termination or listing, although we may pay this compensation with cash or shares of our common stock, or any combination of the foregoing. At the time of such listing, we may, however, at our discretion, pay all or a portion of such promissory note with shares of our common stock. If shares are used for payment, we do not anticipate that they will be registered under the Securities Act and, therefore, will be subject to restrictions on transferability. As the parent of our advisor and thus the recipient of such shares, our sponsor has an incentive to direct the advisor to effect such listing. “See Management — Our Advisory Agreement — Potential Acquisition of Advisor.” In connection with any such acquisition, to assist in the process, a special committee of our independent directors will be formed and will retain a recognized financial advisor or institution providing valuation services to serve as the committee’s financial advisor. The financial advisor will be required to render an opinion to the special committee with respect to the fairness to our stockholders from a financial point of view of the consideration paid in such acquisition of our advisor and property manager.

If our shares of common stock are not listed for trading on a national securities exchange by the tenth anniversary of the completion of our initial public offering, our board of directors must either (a) adopt a resolution that (i) proposes an extension or elimination of this deadline by amendment to our charter, (ii) declares that such amendment is advisable and (iii) directs that the proposed amendment be submitted for consideration at a stockholder meeting, or (b) adopt a resolution that declares that a proposed liquidation and dissolution is advisable and mandates submission of the proposed plan of liquidation for consideration at a stockholder meeting. If our stockholders do not approve the amendment extending or eliminating the deadline for listing on a national exchange sought by our board of directors, then our board of directors shall propose the plan of liquidation described above to the stockholders. If our stockholders do not then approve the plan of liquidation, we shall continue our business. If our board of directors initially seeks the plan of liquidation and our stockholders do not approve the resolution, then our board of directors shall seek the charter amendment extending the ten-year deadline. If our stockholders do not then approve the amendment, we shall continue our business.

Alternatively, if we have not facilitated liquidity in our shares within seven to ten years after the net proceeds of this offering are fully invested, we may merge with, or otherwise be acquired by, our sponsor or its affiliates. We expect that in connection with such merger or acquisition transaction, our stockholders would receive cash or shares of a publicly traded company. The terms of such transaction must be approved by a special committee of our board of directors which will consist of our independent directors. Such merger or acquisition transaction would also require the affirmative vote of a majority of the votes entitled to be cast on the matter. To assist with this process, a special committee of our independent directors will be formed and will retain a recognized financial advisor or institution providing valuation services to serve as its financial advisor. The financial advisor will be required to render an opinion to the special committee with respect to the fairness to our stockholders from a financial point of view of the consideration to be paid in the merger or acquisition transaction.

Other Policies

Money Market Investments

Pending the purchase of other permitted investments, or to provide the reserve described below, we will temporarily invest in one or more unaffiliated money market mutual funds or directly in certificates of deposit, commercial paper, interest-bearing government securities and other short-term instruments. We intend to hold substantially all funds, pending our investment in real estate or real estated-related assets, in assets which will allow us to continue to qualify as a REIT. These investments will be highly liquid and provide for appropriate safety of principal, such as cash, cash items and government securities. Cash items include cash on hand, cash deposited in time and demand accounts with financial institutions, receivables which arise in our ordinary course of operation, commercial paper and certificates of deposit. Generally, government securities are any securities issued or guaranteed as to principal or interest by the United States federal government. See “Federal Income Tax Considerations — Taxation — REIT Qualification Tests.”

Reserves

A portion of the proceeds of this offering will be reserved to meet working capital needs and contingencies associated with our operations. We will initially allocate not less than 0.5% of the proceeds of the offering to our working capital reserve to provide for our anticipated obligations, including the payment of property taxes, insurance, improvements and maintenance costs associated with real estate held by us, and the payment of our other expenses. In addition, we may hold cash in reserve in order to maintain liquidity to take advantage of investment opportunities. If reserves and any other available income become insufficient to cover our operating expenses and liabilities, it may be necessary to obtain additional funds by borrowing, refinancing properties or liquidating our investment in one or more properties.

Purchase Options

In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for the option, if any, usually would be surrendered if the property was not purchased and normally would be credited against the purchase price if the property was purchased. See “Real Property Investments — General” for a detailed description of the types of properties we may invest in.

Appraisals

To the extent we invest in properties, a majority of the directors will approve the consideration paid for such properties based on the fair market value of the properties. If a majority of independent directors so determines, the fair market value will be determined by a qualified independent real estate appraiser selected by the independent directors. In addition, the advisor may purchase on our account, without the prior approval of the board of directors, properties whose purchase price is less than $15,000,000, if the following conditions are satisfied:

•	The investment in the property would not, if consummated, violate our investment guidelines;
•	The investment in the property would not, if consummated, violate any restrictions on indebtedness; and
•	The consideration to be paid for such properties does not exceed the fair market value of such properties, as determined by a qualified independent real estate appraiser selected by the advisor and acceptable to the independent directors.

Appraisals are estimates of value and should not be relied on as measures of true worth or realizable value. We will maintain the appraisal in our records for at least five years, and copies of each appraisal will be available for review by stockholders upon their request.

Environmental Matters

We will not close the acquisition of any property unless and until we obtain an environmental assessment (generally a minimum of a Phase I environmental assessment (defined below)) for each property acquired and are generally satisfied with the environmental status of the property. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real estate may be required to investigate and clean up hazardous or toxic substances or petroleum product releases at such property, and may be held liable to a governmental entity or to third parties for property damage and for investigation and clean-up costs incurred by such parties in connection with the contamination. Such laws typically impose clean-up responsibility and liability without regard to whether the owner knew of or caused the presence of the contaminants, and the liability under such laws has been interpreted to be joint and several unless the harm is divisible and there is a reasonable basis for allocation of responsibility. The cost of investigation, remediation or removal of such substances may be substantial, and the presence of such substances, or the failure to properly remediate the contamination on such property, may adversely affect the owner’s ability to sell or rent such property or to borrow using such property as collateral.

Persons who arrange for the disposal or treatment of hazardous or toxic substances at a disposal or treatment facility also may be liable for the costs of removal or remediation of a release of hazardous or toxic substances at such disposal or treatment facility, whether or not such facility is owned or operated by such person. Liability for the cost of remediating releases of toxic or hazardous substances or petroleum products may adversely affect our cash flow available for distribution. Such liabilities may not be dischargeable in bankruptcy and may under some environmental laws result in a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. Finally, the owner of a site may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site. Statutes of limitations applicable to liabilities arising from releases of hazardous or toxic substances or petroleum products generally are not based on the time of disposal. In connection with our acquisition, ownership and operation of residential properties we may be potentially liable for such costs.

Although we may require the seller of a property to provide a current Phase I environmental assessment and, if necessary, a Phase II environmental assessment, and we may also choose to obtain these reports ourselves, it is possible that our assessments do not reveal all environmental liabilities or that there are material environmental liabilities. An environmental assessment, in accordance with the accepted ASTM E1527-05 standard and commonly known as a Phase I environmental assessment, basically consists of a visual survey of the building, the property and neighboring properties, reviews of historic reports, regulatory database reviews and interviews of prior and neighboring owners and operators in an attempt to assess surface conditions or activities that may have an adverse environmental impact on the property and to identify areas of known or potential environmental concerns at or in the vicinity of the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, ground water or building materials from the property, and may not reveal all environmental hazards on a property. If, however, a Phase I environmental assessment identifies an environmental concern and recommends further investigation of such a concern, such as with a Phase II environmental assessment consisting of, among other things, sampling and testing of soil, ground water or building materials, such an investigation would be conducted at the property.

Insurance Coverage on Properties

We will carry comprehensive general liability coverage and umbrella liability coverage on all of our properties with limits of liability which we deem adequate to insure against liability claims and provide for the costs of defense. Similarly, we are insured against the risk of direct physical damage in amounts we estimate to be adequate to reimburse us on a replacement cost basis for costs incurred to repair or rebuild each property, including loss of rental income during the rehabilitation period. We intend to obtain earthquake, mold and terrorism coverage, if deemed necessary, if such coverage is available in the marketplace at terms and costs which are commercially reasonable. These coverages are currently excluded by insurance companies in standard policies. Some, but not all insurance companies, may be willing to make this coverage available for a significantly increased premium. To the extent we decide to obtain such coverage or are required to do so in connection with financings, it could increase our cost of operations.

In December 2007, the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”) was enacted into law. TRIPRA extends the federal terrorism insurance backstop through 2014. TRIPRA was adopted to ensure affordable terrorism insurance to commercial insureds, including real estate investment trusts. Its extension should increase availability of terrorism insurance coverage on our properties through 2014, and thus mitigate certain of the risks and concerns outlined in the sections of our prospectus captioned “Risk Factors — Risks Associated with our Properties and the Market — Insurance Risks” and “Real Property Investments — Insurance Coverage on Properties.”

Return of Uninvested Proceeds

All subscription payments will be deposited in an escrow account. If at least 500,000 shares are not sold within one year from the original effective date of this prospectus, all funds received from subscribers in connection with this offering will be promptly returned to them, together with any interest earned on the funds. If we achieve the minimum offering, we will return any interest earned on subscription payments prior to achieving the minimum offering and completing our initial issuance of shares to subscribers. In addition, any of the proceeds of this offering allocable to investments in real property which are not invested in real property or committed for investment prior to the earlier of 36 months from the original effective date of this prospectus or 36 months from the termination of the offering will be distributed to the stockholders without interest. All funds we receive out of the escrow account (except for interest payable to you under the circumstances described above) will be available for our general use from the time we receive them until expiration of the period discussed in the prior sentence. In addition to using these funds for investments in real property, we may use these funds to:

•	fund expenses incurred to operate the properties which have been acquired;
•	reimburse the advisor for our expenses, to the extent allowable under the advisory agreement;
•	pay the advisor its compensation under the advisory agreement; and
•	pay the property managers their property management fees under the management agreements.

See “Estimated Use of Proceeds” and “Plan of Distribution — Escrow Conditions.” We will not segregate these funds separate from our other funds pending investment, and interest will be payable to the stockholders if uninvested funds are returned to them.

Issuance of Securities

Subject to applicable law, our board of directors has the authority, without further stockholder approval, to issue additional authorized common stock and/or preferred stock or otherwise raise capital in any manner and on the terms and for the consideration it deems appropriate, including in exchange for property and/or as consideration for acquisitions. Existing stockholders will have no preemptive right to additional shares issued in any future offering or other issuance of our capital stock, and any offering or issuance may cause a dilution of your investment. In addition, preferred shares could have distribution, voting, liquidation and other rights and preferences that are senior to those of our common shares. See “Description of Shares.” We may in the future issue common stock or preferred stock in connection with acquisitions, including issuing common stock or preferred stock in exchange for property. We also may issue units of partnership interest in our operating partnership in connection with acquisitions of property or other assets or entities. Although we are authorized to issue senior securities, we have no current plans to do so. See “Description of Securities — Preferred Stock,” “Issuance of Additional Securities and Debt Instruments,” and “Restrictions on Issuance of Securities.”

CAPITALIZATION

The following table sets forth our historical capitalization as of October 31, 2008 and our pro forma capitalization as of that date as adjusted to give effect to (i) the sale of the minimum offering as if 500,000 shares were sold, (ii) the sale of the maximum offering as if 51,000,000 shares were sold, and the application of the estimated net proceeds from such sales as described in “Estimated Use of Proceeds.” The information set forth in the following table should be read in conjunction with our historical financial statements included elsewhere in this prospectus and the discussion set forth in “Management’s Discussion and Analysis of Our Financial Condition — Liquidity” and “ — Capital Resources.”

	October 31, 2008 Historical	Minimum Offering	Maximum Offering
Minority Interest in Partnership(1)	$2,000	$2,000	$2,000
Stockholders’ Equity(2):
Preferred Stock, $.01 par value, 10,000,000 authorized, none outstanding	—	—	—
Common Stock, $.01 par value, 100,000,000 authorized, 20,000 shares(3) issued and outstanding historical	200	5,200	510,200
Additional Paid-in Capital	199,800	5,194,800	509,689,800
Total stockholders’ equity	200,000	5,200,000	510,200,000
Total capitalization	$202,000	$5,202,000	$510,202,000

(1)	Includes the initial 2,000 from the capital contribution of $2,000 by the advisor plus does not include proceeds from the sale of subordinated profits interests to Lightstone SLP II LLC.
(2)	Does not include 200 shares of common stock reserved for issuance on exchange of 200 outstanding limited partnership units of the operating partnership, up to 6,500,000 shares of common stock available pursuant to our distribution reinvestment program, 75,000 shares of common stock that are reserved for issuance under our stock option plan or 255,000 shares reserved for issuance under our Employee and Director Incentive Restricted Share Plan. In addition, does not include the subordinated profits interests that our sponsor will receive from Lightstone Value Plus REIT II LP, our operating partnership, in exchange for agreeing to pay for all organization and offering expenses of this offering, including dealer manager fees and selling commissions.
(3)	We were originally capitalized on May 20, 2008 through the cash contribution of $200,000 by our advisor, for which our advisor received 20,000 shares of common stock, and through the capital contribution of $2,000 by the advisor to the operating partnership, for which our advisor received 200 limited partnership units of the operating partnership.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF OUR FINANCIAL CONDITION AND RESULTS OF OPERATION

Forward-looking statements are those that are not historical in nature. They can often be identified by their inclusion of words such as “will,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend” and similar expressions. Any projection of revenues, earnings or losses, capital expenditures, distributions, capital structure or other financial terms is a forward-looking statement.

Our forward-looking statements are based upon our management’s beliefs, assumptions and expectations of our future operations and economic performance, taking into account the information currently available to us. Some statements contained in this “Management’s Discussion and Analysis of Our Financial Condition and Results of Operation” and elsewhere in this prospectus constitute forward-looking statements that involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among other things:

•	our limited operating history;
•	your inability to review the assets that we will acquire with the net proceeds of this offering;
•	changes in interest rates;
•	potential impacts of our leveraging policies on our net income and cash available for distribution;
•	risks associated with borrowings secured by our properties;
•	competition for tenants and customers;
•	federal, state or local regulations;
•	adverse changes in general economic or local conditions;
•	competition for property acquisitions with third parties that have greater financial resources than ours;
•	inability of lessees to meet financial obligations;
•	uninsured losses;
•	risks of failing to maintain our qualification as a REIT; and
•	potential conflicts of interest between ourselves and our affiliates, including the advisor.

You should read the following discussion along with our financial statements and the related notes included in this prospectus.

Overview

We were incorporated on April 28, 2008 and have no significant operations to date. In addition, we currently own no properties. We intend to elect taxation as a REIT under the Internal Revenue Code.

The proceeds of this offering and the cash flow generated from properties we will acquire and any short term investments will be our principal source of liquidity. In addition, we may borrow funds, subject to the approval of our board of directors.

Liquidity

The net proceeds of this offering will provide funds to enable us to purchase properties. It will be our policy to incur indebtedness to acquire properties if favorable financing terms are available, though we may pay the purchase price of each property in cash or for shares of common stock, limited partnership units, interests, or a combination thereof and selectively encumber such properties following acquisition. We may incur junior mortgage debt as well. The proceeds from such loans shall be used to acquire additional properties to increase cash flow and provide further diversity. In the event that this offering is not fully sold, our ability to diversify its investments may be diminished. Our advisor expects that the cash to be generated from operations of properties that we may acquire if we achieve the minimum offering will be adequate to pay total operating expenses and provide distributions to you as stockholders.

Our management will monitor the various qualification tests that we must meet to maintain our status as a REIT. Large share ownership is tested upon purchase to determine that no more than 50% in value of the outstanding shares is owned, directly or indirectly, by five or fewer persons or entities at any time. Our management also determines, on a quarterly basis, that the gross income, asset and distribution tests as described in the section of this prospectus entitled “Federal Income Tax Considerations — Taxation of the Company — REIT Qualification Tests” are met. On an ongoing basis, as due diligence is performed by both our management and the advisor’s management on potential purchases of properties or temporary investment of uninvested capital, management of both entities will determine that the income from the new asset will qualify for REIT purposes. We intend to elect to be taxed as a REIT beginning in our first taxable year.

Upon completion of the offering, we anticipate that our principal liquidity requirements will be to purchase properties and other permitted investments, to pay acquisition expenses, to pay our REIT operating fees and expenses, to make distributions to our stockholders and to establish a working capital reserve of at least 0.5% of the proceeds of this offering. We also may be required to make expenditures with respect to the refurbishing of properties and with respect to improvements and repairs at acquired properties. We will satisfy our liquidity requirements relating to the offering and organization with the proceeds from the sale of a subordinated profits interests in our operating partnership to our sponsor or an affiliate. We may also use a portion of the proceeds of this offering, especially in the early stages of our operations, to make expenditures with respect to the opening of properties.

We anticipate that our REIT operating fees and expenses will be paid out of cash flow from our operations. Once we begin the offering and acquire properties, we anticipate that our cash flow from operations and the offering will be adequate to cover our operating expenses and to permit us to meet our anticipated short-term liquidity requirements, including distribution requirements. Mortgages that we take on our properties, meanwhile, should be sufficient to satisfy our anticipated long-term liquidity requirements.

As REITs are required to distribute substantially all of their taxable income annually, there may be distributions that include a return of capital. Taxable income is less than operating cash flow due to non-cash expenses such as depreciation. Inflation may increase our operating costs, including our costs on bank borrowings, if any. Because we must distribute at least 90% of our taxable income, excluding net capital gains, to our stockholders to elect to be taxed as a REIT, our ability to use income or cash flow from operations to finance our growth and acquisition activities may be limited. As of the date of this prospectus, we have no material commitments for capital expenditures.

Under the advisory agreement, we will pay our advisor an acquisition fee representing 0.95% of the gross contract purchase price (including any mortgage assumed) of the property purchased. Additionally, we will reimburse our advisor for expenses that it incurs in connection with the purchase of a property. We anticipate that acquisition expenses will be 0.45% of a property’s purchase price, however, expenses on any particular acquisition may be higher. Acquisition fees and expenses are capped at 5% of the gross contract purchase price of a property. Our advisor will also be paid an advisor asset management fee of 0.95% of our average invested assets and we will reimburse some expenses of the advisor. The actual amounts of these fees and reimbursements depend upon results of operations and, therefore, cannot be determined at the present time.

Results of Operations

Our advisor is not aware of any known trends or uncertainties, other than national economic and general market conditions, which have had or which may be reasonably expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operation of real properties other than those referred to herein.

Capital Resources

As of the date of this prospectus, we have not identified any properties in which to invest. The number of properties to be acquired will depend upon the amount of the net proceeds of this offering. The advisor is not aware of any material trends, favorable or unfavorable, in either capital resources or the outlook for long-term cash generation, nor does it expect any material changes in the availability and relative cost of such capital resources, other than as referred to elsewhere in this prospectus.

We will sell subordinated profits interests of our operating partnership to Lightstone SLP II, LLC, which is controlled by our sponsor, and use the proceeds to pay all costs and expenses of this offering (including organizational expenses, broker dealer fees and selling commissions). Accordingly, unlike other REITs, which do not have a public trading market and typically invest between 85% and 90% of gross offering proceeds toward the purchase of property, we expect up to all of the gross proceeds of this offering will be available for the purchase of properties, the payment of fees and expenses associated with such properties, the funding of distributions to our stockholders to the extent that we do not fund such distributions with cash flows from operations and the establishment of reserves.

As of the effective date of this prospectus, no subscriptions for shares have been received from the public. The only funds received to date are from the contribution by our sponsor on behalf of our advisor of $200,000 for 20,000 shares and our advisor’s contribution of $2,000 to the operating partnership for 200 limited partnership units in the operating partnership.

Impact of Accounting Principles

Our accounting policies have been established and conform with generally accepted accounting principles in the United States, which we sometimes refer to as “GAAP.” The preparation of financial statements in conformity with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If our judgment or interpretation of the facts and circumstances relating to various transactions had been different, it is possible that different accounting policies would have been applied; thus, resulting in a different presentation of our financial statements. Below is a discussion of the accounting policies that we consider to be critical in that they may require complex judgment in their application or require estimates about matters which are inherently uncertain.

Investment in Real Estate Assets

We are required to make subjective assessments as to the useful lives of our depreciable assets. We consider the period of future benefit of the asset to determine the appropriate useful lives. These assessments, which are based on estimates, have a direct impact on net income. The estimated useful lives of our assets by class are generally as follows:

Building	40 years
Tenant improvements	Lesser of useful life or lease term
Intangible lease assets	Lesser of useful life or lease term

Allocation of Purchase Price of Acquired Assets

Upon the acquisition of real properties, it is our policy to allocate the purchase price of properties to acquired tangible assets, consisting of land and building, and identified intangible assets and liabilities, consisting of the value of above-market and below-market leases, other value of in-place leases and value of tenant relationships, based in each case on their fair values. We utilize independent appraisals to determine the fair values of the tangible assets of an acquired property (which includes land and building).

The fair values of above-market and below-market in-place lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) an estimate of fair market lease rates for the corresponding in-place leases, which is generally obtained from independent appraisals, measured over a period equal to the remaining non-cancelable term of the lease. The above-market and below-market lease values are capitalized as intangible lease assets or liabilities and amortized as an adjustment of rental income over the remaining terms of the respective leases.

The fair values of in-place leases include direct costs associated with obtaining a new tenant, opportunity costs associated with lost rentals which are avoided by acquiring an in-place lease, and tenant relationships.

Direct costs associated with obtaining a new tenant include commissions, tenant improvements, and other direct costs and are estimated based on independent appraisals and management’s consideration of current market costs to execute a similar lease. These direct costs are included in intangible lease assets in the accompanying consolidated balance sheet and are amortized to expense over the remaining terms of the respective

Straight-Lined Rental Revenues

We will recognize rental income generated from all leases on real estate assets in which we have an ownership interest, either directly or through investments in joint ventures, on a straight-line basis over the terms of the respective leases. If a tenant was to encounter financial difficulties in future periods, the amount recorded as a receivable may not be realized.

Revenue Recognition

Upon the acquisition of real estate, certain properties will have leases where minimum rent payments increase during the term of the lease. We will record rental revenue for the full term of each lease on a straight-line basis. When we acquire a property, the term of existing leases is considered to commence as of the acquisition date for the purposes of this calculation. In accordance with Staff Accounting Bulletin 101, Revenue Recognition in Financial Statements, we defer the recognition of contingent rental income, such as percentage rents, until the specific target that triggers the contingent rental income is achieved. Cost recoveries from tenants are included in tenant reimbursement income in the period the related costs are incurred.

Operating Cost Reimbursements

We will generally bill tenants for operating cost reimbursements, either directly or through investments in joint ventures, on a monthly basis at amounts estimated largely based on actual prior period activity and the respective lease terms. Such billings are generally adjusted on an annual basis to reflect reimbursements owed to the landlord based on the actual costs incurred during the period and the respective lease terms. Financial difficulties encountered by tenants may result in receivables not being realized.

Valuation of Real Estate Assets

We will continually monitor events and changes in circumstances that could indicate that the carrying amounts of our real estate and related intangible assets may not be recoverable. When indicators of potential impairment are present that indicate that the carrying amounts of real estate and related intangible assets may not be recoverable, we assess the recoverability of the assets by determining whether the carrying value of the assets will be recovered through the undiscounted future operating cash flows expected from the use of the assets and their eventual disposition. In the event that such expected undiscounted future cash flows do not exceed the carrying value, we will adjust the real estate and related intangible assets to the fair value and recognize an impairment loss.

Projections of expected future cash flows require us to estimate future market rental income amounts subsequent to the expiration of current lease agreements, property operating expenses, discount rates, the number of months it takes to re-lease the property and the number of years the property is held for investment. The use of inappropriate assumptions in the future cash flow analysis would result in an incorrect assessment of the property’s future cash flow and fair value and could result in the overstatement of the carrying value of our real estate and related intangible assets and net income.

Income Taxes

We will make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code commencing with our taxable year ending December 31, 2009. If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax to the extent we distribute our REIT taxable income to our stockholders, and so long as we distribute at least 90% of our REIT taxable income. REITs are subject to a number of other organizational and operational requirements. Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income and property, and federal income and excise taxes on our undistributed income. We believe we will be organized and operating in such a manner as to qualify to be taxed as a REIT for the taxable year ending December 31, 2009.

Inflation

We will be exposed to inflation risk as income from long-term leases is the primary source of our cash flows from operations. There will be provisions in certain of our tenant leases that would protect us from the impact of inflation such as step rental increases and percentage rent provisions. However, due to the long-term nature of the leases, the leases may not re-set frequently enough to cover inflation.

Impact of Recent Accounting Pronouncements

In June 2008, the FASB issued FSP Emerging Issues Task Force (EITF) No. 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities.” Under the FSP, unvested share-based payment awards that contain rights to receive nonforfeitable dividends (whether paid or unpaid) are participating securities, and should be included in the two-class method of computing EPS. The FSP is effective for fiscal years beginning after December 15, 2008, and interim periods within those years, and is not expected to have a significant impact on our results of operations, financial condition or liquidity.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 162”). The statement is intended to improve financial reporting by identifying a consistent hierarchy for selecting accounting principles to be used in preparing financial statements that are prepared in conformance with generally accepted accounting principles. Unlike Statement on Auditing Standards (“SAS”) No. 69, “The Meaning of Present in Conformity With GAAP,” SFAS No. 162 is directed to the entity rather than the auditor. The statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board (“PCAOB”) amendments to AU Section 411, “The Meaning of Present Fairly in Conformity with GAAP,” and is not expected to have any impact on our results of operations, financial condition or liquidity.

In April 2008, the FASB issued FASB Staff Position (“FSP”) No. 142-3, which amends the factors that must be considered in developing renewal or extension assumptions used to determine the useful life over which to amortize the cost of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets.” The FSP requires an entity to consider its own assumptions about renewal or extension of the term of the arrangement, consistent with its expected use of the asset, and is an attempt to improve consistency between the useful life of a recognized intangible asset under SFAS No. 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS No. 141, “Business Combinations.” The FSP is effective for fiscal years beginning after December 15, 2008, and the guidance for determining the useful life of a recognized intangible asset must be applied prospectively to intangible assets acquired after the effective date. The FSP is not expected to have a significant impact on our results of operations, financial condition or liquidity.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities,” an amendment of FASB Statement No. 133 “Accounting for Derivative Instruments and Hedging Activities” that requires entities to provide greater transparency about how and why an entity uses derivative instruments, how derivative instruments and related hedged items are accounted for under SFAS No. 133, and how derivative instruments and related hedged items affect an entity’s financial position, results of operations, and cash flows. The statement is effective for financial statements issues for fiscal years and interim periods beginning after November 15, 2008, and is not expected to have a significant impact on our results of operations, financial condition or liquidity.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” (“SFAS No. 141(R)”), which replaces SFAS No. 141. SFAS No. 141(R) establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non-controlling interest in the acquiree and the goodwill acquired. The Statement also establishes disclosure requirements which will enable users to evaluate the nature and financial effects of the business combination. SFAS No. 141(R) is effective for fiscal years beginning after December 15, 2008. The adoption of SFAS No. 141(R) will have an impact on accounting for business combinations once adopted, but the effect is dependent upon acquisitions at that time.

In June 2007, the American Institute of Certified Public Accountants (“AICPA”) issued Statement of Position 07-1 “SOP” No, 07-1, entitled “Clarification of the Scope of the Audit and Accounting Guide Investment Companies and Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies.” SOP No. 07-1 (a) provides guidance for determining whether an entity is within the scope of the AICPA Audit and Accounting Guide Investment Companies, or the Guide (b) addresses whether the specialized industry accounting principles of the Guide, or investment company accounting, should be retained by the parent company of an investment company in consolidation or by an investor that has the ability to exercise significant influence over the investment company, or equity method investor, and (c) includes certain disclosure requirements for parent companies and equity method investors in investment companies that retain investment company accounting in the parent company’s consolidated financial statements or the financial statements of an equity method investor. In February, 2008, the FASB issued a staff position indefinitely delaying the effective date of SOP 07-1 until the FASB can reassess SOP-07-1’s provisions.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” SFAS No. 159 provides entities with an irrevocable option to report most financial assets and liabilities at fair value, with subsequent changes in fair value reported in earnings. The election can be applied on an instrument-by-instrument basis. SFAS No. 159 establishes presentation and measurement attributes for similar types of assets and liabilities. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. To date, this statement has had no impact on our financial statements.

In September 2006, the Financial Accounting Standards Board (“FASB”), issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements”. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in GAAP, and requires enhanced disclosures about fair value measurements. SFAS No. 157 applies when other accounting pronouncements require or permit fair value measurements; it does not require new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those years. To date, this statement has had no impact on our financial statements.

Market Risk

The commercial real estate debt markets are currently experience volatility as a result of certain factors, including the tightening of underwriting standards by lenders and credit rating agencies and the significant inventory of unsold collateralized mortgage backed securities. The volatility in the credit markets has resulted in a decrease in the availability of debt financing. When debt financing is available, lenders are demanding larger premiums. The continued decrease in the availability of debt financing and/or the continued increase in the cost of borrowing may reduce future cash flows available for distribution.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements.

DESCRIPTION OF SECURITIES

We were incorporated under the laws of the State of Maryland. Your rights are governed by Maryland law, our charter and our bylaws. The following summary of the terms of our stock is only a summary and you should refer to our charter and bylaws for a full description. Copies of our charter and bylaws are filed as part of the registration statement of which this prospectus is a part.

Authorized Stock

Our charter provides that we may issue up to 100,000,000 shares of common stock and 10,000,000 shares of preferred stock. As of December 31, 2008, we had 20,000 shares of common stock outstanding and no preferred stock outstanding.

Our charter contains a provision permitting our board of directors, without any action by our stockholders, to amend the charter to increase or decrease the aggregate number of shares of common stock or preferred stock that we are authorized to issue and to change the aggregate number of shares, change the number of shares of any class or series of stock we have the authority to issue, and classify or reclassify any unissued common stock or preferred stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such stock.

We believe that the power of the board of directors to approve a charter amendment to increase our authorized stock, to issue additional authorized but unissued shares of common stock or preferred stock and to classify or reclassify unissued shares of common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional common stock or preferred stock will generally be available for issuance without further action by our stockholders.

Common Stock

All of the common stock we are offering will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock and to the provisions of our charter regarding the restriction on the ownership and transfer of shares of our stock, holders of our common stock will be entitled to receive distributions if authorized by our board of directors and to share ratably in our assets available for distribution to the stockholders in the event of a liquidation, dissolution or winding-up.

Each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding common stock can elect all of the directors then standing for election, and the holders of the remaining common stock will not be able to elect any directors.

Holders of our common stock have no conversion, sinking fund, redemption or exchange rights, and have no preemptive rights to subscribe for any of our securities. Maryland law provides that a stockholder has appraisal rights in connection with some transactions. However, our charter provides that the holders of our stock do not have appraisal rights unless a majority of the board of directors determines that such rights shall apply. Shares of our common stock have equal dividend, distribution, liquidation and other rights.

Under our charter, we cannot make some material changes to our business form or operations without the approval of stockholders holding at least a majority of the shares of our stock entitled to vote on the matter. Generally, these include (1) certain amendments to our charter, (2) our liquidation or dissolution, (3) the sale of substantially all of our assets, other than in the ordinary course of business, (4) our reorganization, and (5) our merger or consolidation. Share exchanges in which we are the acquirer, however, do not require stockholder approval.

Our bylaws provide that the election of directors requires a majority of all the votes present at a meeting of our stockholders at which a quorum is present. Our charter provides that the affirmative vote of the holders of a majority of the votes entitled to be cast generally in the election of directors may remove any director with or without cause.

Our registrar and transfer agent will be ACS Securities Services, Inc.

Preferred Stock

Shares of preferred stock may be issued in the future in one or more series as authorized by our board of directors. Prior to the issuance of shares of any series, the board of directors is required by our charter to fix the number of shares to be included in each series and the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each series. Because our board of directors has the power to establish the preferences, powers and rights of each series of preferred stock, it may provide the holders of any series of preferred stock with preferences, powers and rights, voting or otherwise, senior to the rights of holders of our common stock. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

Issuance of Additional Securities and Debt Instruments

Our directors are authorized to issue additional stock or other convertible securities for cash, property or other consideration on such terms as they may deem advisable. Subject to restrictions in our charter, our directors may cause us to issue debt obligations on such terms and conditions as they may determine, including debt with the right to convert into stock. Subject to certain restrictions, our directors may also cause us to issue warrants, options and rights to buy our common stock on such terms as they deem advisable to our stockholders, as part of a financing arrangement, or pursuant to our Employee and Director Incentive Restricted Share Plan and stock option plan. Our directors may cause us to issue warrants, options and rights to buy our common stock even though their exercise could result in dilution in the value of our outstanding common stock.

Restrictions on Issuance of Securities

Our charter provides that we will not issue:

•	equity securities which are redeemable solely at the option of the holder;
•	debt securities unless the historical debt service coverage in the most recently completed fiscal year is sufficient to properly service the higher level of debt;
•	options or warrants to purchase stock to our advisor, sponsor, director(s) or any affiliates of our advisor, sponsor or directors except on the same terms as sold to the general public and in an amount not to exceed 10% of our outstanding common or preferred stock on the date of grant of any options or warrants; or
•	equity securities on a deferred payment basis or similar arrangement.

The charter also provides that options or warrants may be issued to persons other than our advisor, directors, sponsor or any affiliate thereof, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of our independent directors has a market value less than the value of such option or warranty on the date of grant. The charter also provides that the voting rights of shares (other than any publicly held shares) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of a publicly held share as the consideration paid to us for each privately offered share bears to the book value of each outstanding publicly held share.

Restrictions on Ownership and Transfer

The resale of our shares may be restricted by limitations on transferability of shares imposed by state suitability standards or blue sky laws. Specifically, the REIT sponsors must establish minimum income and net worth standards for purchasers of shares in REITs for which there is not likely to be a substantial and active secondary market, such as us. The Guidelines require a sponsor to propose minimum income and net worth standards that are reasonable given the type of REIT and risk associated with the purchase of shares. REITs with greater investor risk must have minimum standards with a substantial net worth requirement. Generally, unless a particular state regulator decides otherwise, stockholders must have a minimum annual gross income of $70,000 and a minimum net worth of $70,000, or a minimum net worth of $250,000. For specific states with increased minimum income and net worth requirements, or other requirements, see the page immediately following the cover page of this prospectus.

In order to qualify as a REIT under the Internal Revenue Code, among other things, our charter provides that, subject to exceptions described below, no person may beneficially own, or be deemed to beneficially own by virtue of the attribution provisions of the Internal Revenue Code, (i) more than 9.8% in value of our aggregate outstanding stock, (ii) more than 9.8%, in number of shares or value, whichever is more restrictive, of any class or series of our stock, including our outstanding common stock or (iii) our capital stock to the extent that such ownership would result in us being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, ownership that would result in us owning (actually or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Company from such tenant would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Code). Our charter further provides that any transfer of our common stock or preferred stock that would result in our common stock and preferred stock being beneficially owned by fewer than 100 persons shall be null and void, and the intended transferee will not acquire any rights in the common stock or preferred stock intended to be transferred.

Subject to the exceptions described below, to the extent that any person beneficially owns our common or preferred stock in excess of the 9.8% ownership limit or that would cause us to be “closely held” within the meaning of the Code or would otherwise cause us to fail to qualify as a REIT, such shares will be transferred automatically by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by us. The trustee will be a person unaffiliated with us who is designated by us. The automatic transfer will be effective as of the close of business on the business day prior to the date of the transfer. Within 20 days of receiving notice from us of the transfer of shares to the trust, we will authorize the trustee of the trust to sell the shares held in the trust to a person or entity who could own such shares without violating the ownership limit. The trustee will distribute to the prohibited transferee an amount equal to the lesser of the price paid by the prohibited transferee for the shares held in the trust or the sales proceeds received by the trust for such shares.

In the case of any shares held in the trust resulting from any event other than a transfer or from a transfer for no consideration, such as a gift, the trustee will be required to sell the shares held in the trust to a qualified person or entity and distribute to the prohibited owner an amount equal to the lesser of the market price of the shares held in the trust as of the date of the event or the sales proceeds received by the trust for the shares held in the trust. In either case, any proceeds in excess of the amount distributable to the prohibited transferee or prohibited owner, as applicable, will be distributed to the beneficiary. Prior to a sale of any of the shares by the trust, the trustee will be entitled to receive, in trust for the beneficiary, all dividend and other distributions paid by us with respect to the shares, and also will be entitled to exercise all voting rights with respect to the shares. Subject to the MGCL, effective as of the date that such shares have been transferred to the trust, the trustee shall have the authority, in its sole discretion to:

•	rescind as void any vote cast by a prohibited transferee or prohibited owner, as applicable, prior to the discovery by us that such shares have been transferred to the trust; and
•	recast such vote in accordance with the desires of the trustee acting for the benefit of the beneficiary.

However, if we have already taken irreversible corporate action, then the trustee shall not have the authority to rescind and recast such vote. Any dividend or other distribution paid to the prohibited transferee or prohibited owner prior to the discovery by us that such shares had been automatically transferred to a trust as described above, will be required to be repaid to the trustee upon demand for distribution to the beneficiary. In the event that the transfer to the trust as described above is not automatically effective for any reason to prevent violation of the ownership limit or such other limit as provided in the charter or as otherwise permitted by the board of directors, our charter provides that the transfer of the excess shares will be voided.

In addition, our shares which are held in trust shall be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

•	the price per share on the transaction that resulted in such transfer to the trust, or, in the case of a gift, the market price at the time of the gift; and
•	the market price on the date we accept such offer.

We shall have the right to accept such offer until the trustee has sold the shares of stock held in the trust. Upon such a sale to us, the interest of the beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the prohibited transferee or prohibited owner.

Our charter requires all persons who directly or indirectly beneficially own more than 5%, or any lower percentages as required pursuant to regulations under the Internal Revenue Code, of our outstanding common and preferred stock, within 30 days after December 31 of each year, to provide to us a written statement stating their name and address, the number of shares of common and preferred stock they beneficially own directly or indirectly, and a description of how the shares are held. In addition, each beneficial owner must provide to us any additional information as we may request in order to determine the effect, if any, of their beneficial ownership on our status as a REIT and to ensure compliance with the 9.8% ownership limit.

Our board of directors may exempt a person from the 9.8% ownership limit upon certain conditions. However, our board of directors may not grant an exemption from the 9.8% ownership limit to any proposed transferee whose beneficial ownership of our common and preferred stock in excess of the ownership limit would result in the termination of our status as a REIT.

Unless otherwise provided by our board of directors, we will not issue share certificates. Ownership of our shares will be recorded by us in book-entry form. We will provide to the record holders of such shares a written statement of the information required by Maryland law to be included on stock certificates. In the event that we issue shares of stock represented by certificates, such certificates will bear a legend referring to the restrictions described above and will contain the information required by Maryland law.

Provisions of Maryland Law and of Our Charter and Bylaws

The following paragraphs summarize material provisions of Maryland law and of our charter and bylaws. The following summary does not purport to be complete, and you should review our charter and bylaws, copies of which are exhibits to the registration statement of which this prospectus is part.

Business Combinations.  Under Maryland law, some business combinations (including a merger, consolidation, share exchange or, under some circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns ten percent or more of the voting power of the corporation’s shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then-outstanding voting stock of the corporation (an interested stockholder) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. A person is not an interested stockholder if, prior to the most recent time at which the person would otherwise have become an interested stockholder, the board of directors of the corporation approved the transaction which otherwise would have resulted in the person becoming an interested stockholder. The board of directors may provide that its approval is subject to compliance with any terms and conditions determined by the board of directors. After the five-year prohibition, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the Maryland business combination statute) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that the interested stockholder becomes an interested stockholder. Our board, by resolution, has exempted any business combinations involving us and The Lightstone Group or any of its affiliates from these provisions. As a result, the five-year prohibition and the super-majority vote requirement will not apply to any business combinations between any affiliate of The Lightstone Group and us. As a result, any affiliate of The Lightstone Group may be able to enter into business combinations with us, which may or may not be in the best interests of the stockholders.

Control Share Acquisition.  With some exceptions, Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares (1) owned by the acquiring person, (2) owned by officers, and (3) owned by employees who are also directors. Control shares mean voting shares which, if aggregated with all other voting shares owned by an acquiring person or which the acquiring person can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;
•	one-third or more but less than a majority; or
•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power (except solely by virtue of a revocable proxy) of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a meeting is made, we may present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of our shares of stock. We cannot assure that such provision will not be amended or eliminated at any time in the future.

SHARES ELIGIBLE FOR FUTURE SALE

Shares to be Outstanding or Issuable upon Exercise or Conversion of Other Outstanding Securities

Upon the completion of the offering and the consummation of the formation transactions and subject to the assumptions set forth below, we expect to have outstanding 57,520,000 shares of common stock. This includes:

•	the 20,000 shares issued to our advisor; and
•	the 6,500,000 shares sold pursuant to our distribution reinvestment program and registered on the registration statement of which this prospectus forms a part;

and assumes that:

•	we sell all 51,000,000 shares of common stock offered on a best efforts basis in this offering; and
•	we sell all 6,500,000 shares to be issued pursuant to our distribution reinvestment program.

In addition, we have reserved 75,000 shares for issuance upon exercise of options which may be granted pursuant to our stock option plan and 255,000 shares which may be issued in accordance with and pursuant to our Employee and Director Incentive Restricted Share Plan.

Subject to the provisions of our charter, we could issue an undetermined number of shares of common or preferred stock:

•	directly for equity interests in real properties;
•	upon exchange of any units of limited partnership interest in the operating partnership, including units issued in exchange for equity interests in real properties; or
•	upon exchange of any interests in entities that own our properties or in other companies we control, which might be issued for equity interests in real properties.

All of the common stock we are offering by this prospectus will be freely tradable in the public market, if any, without restriction or limitation under the Securities Act of 1933 by persons other than our affiliates and soliciting dealers considered underwriters. However, the common stock will be subject to the restrictions explained under “Description Of Securities — Restrictions on Ownership and Transfer.”

Securities Act Restrictions

The common stock owned by our affiliates and the common stock issuable upon exchange of limited partnership units will be subject to Rule 144 promulgated under the Securities Act and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including exemptions contained in Rule 144.

In general, under Rule 144 a person (or persons whose shares are aggregated in accordance with Rule 144) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders), would be entitled to sell those shares, subject only to the availability of current public information about us (which will require us to file periodic reports under the Exchange Act of 1934, as amended). A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

A person (or persons whose shares are aggregated in accordance with Rule 144) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of (i) one percent of the then outstanding shares of our common stock or (ii) the weekly trading volume of our common stock during the four calendar weeks preceding such sale. Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us (which will require us to file periodic reports under the Exchange Act of 1934, as amended).

Stock Option Plan

We have established a stock option plan for the purposes of attracting and retaining independent directors. We have not yet issued any options to purchase shares of our common stock to our independent directors. The exercise price for all stock options granted under our stock option plan will be at least 100% of the fair market value of our common stock as of the date the option is granted. See “Management — Stock Option Plan” for additional information regarding the stock option plan. We intend to register the common stock to be issued under stock option plan in a registration statement or statements on Form S-8.

Employee and Director Incentive Restricted Share Plan

The Employee and Director Incentive Restricted Share Plan provides us with the ability to grant awards of restricted shares to our directors, officers and full-time employees (in the event we ever have employees), full-time employees of our advisor and its affiliates, full-time employees of entities that provide services to us, directors of the advisor or of entities that provide services to us, certain of our consultants and certain consultants to the advisor and its affiliates or to entities that provide services to us. Such awards shall consist of restricted shares. The total number of common shares reserved for issuance under the Employee and Director Incentive Restricted Share Plan is equal to 0.5% of our outstanding shares on a fully diluted basis at any time, not to exceed 255,000 shares. We have not yet granted any awards of restricted shares.

Effect of Availability of Shares on Market Price of Shares

Prior to the date of this prospectus, there has been no public market for our common stock. We cannot assure that a public market for our common stock will develop. We cannot predict that future sales of common stock, including sales pursuant to Rule 144, or the availability of common stock for future sale will have on the market price, if any, prevailing from time to time. Sales of substantial amounts of our common stock, including shares issued upon the exercise of options or the exchange of limited partnership units or other interests, or the perception that these sales could occur, could adversely affect prevailing market prices of our common stock and impair our ability to obtain additional capital through the sale of equity securities. See “Risk Factors — Investment Risks.” For a description of restrictions on transfer of common stock, see “Description of Securities — Restrictions on Ownership and Transfer.” Also, see the following paragraphs regarding exchange and registration rights pertaining to limited partnership units.

Exchange Rights

Limited partners in the operating partnership will have the ability to exchange their limited partnership units into cash equal to the fair market value of one share of our common stock, or, at our option, shares of our common stock. See “Operating Partnership Agreement — Limited Partner Exchange Rights.”

See also “Operating Partnership Agreement — Extraordinary Transactions” for a discussion of exchange rights triggered by mergers and other major transactions.

Similar exchange rights may be given to holders of other classes of units in the operating partnership and to holders of interests in other companies we control, if any.

Any common stock issued to a limited partner upon exchange of limited partnership units may be sold only pursuant to an effective registration under the Securities Act or pursuant to any available exemption from such registration, such as Rule 144 promulgated under the Securities Act.

Limited partnership unit holders cannot exchange units for shares within one year of issuance.

Registration Rights

In the future we expect to grant “demand” and/or “piggyback” registration rights to (1) stockholders receiving our common stock directly for their equity interests in our assets, (2) limited partners receiving units of limited partnership interest in the operating partnership for their interests in properties, and (3) persons receiving interests in any real property partnership for their interests in real properties. These rights will be for registration under the Securities Act of any of our common stock acquired by them directly or upon exchange of their units or interests in the applicable partnership. The terms and conditions of any agreements for registration rights will be negotiated and determined at such future time as we determine advisable in connection with the acquisition of one or more properties.

SUMMARY OF OUR ORGANIZATIONAL DOCUMENTS

Each stockholder is bound by and deemed to have agreed to the terms of our organizational documents by his, her or its election to become a stockholder. Our organizational documents consist of our charter and bylaws. The following is a summary of material provisions of our organizational documents and does not purport to be complete. Our organizational documents are filed as exhibits to our registration statement of which this prospectus is part. See “Where You Can Find More Information.”

Our charter in its present form was filed with the State Department of Assessments and Taxation of Maryland on December 5, 2008. The bylaws in their present form became operative when our board of directors approved them as of December 1, 2008. Neither our charter nor bylaws have an expiration date. As a result, they will remain effective in their current form throughout our existence, unless they are amended.

CHARTER AND BYLAW PROVISIONS

The stockholders’ rights and related matters are governed by our charter and bylaws and Maryland law. Some provisions of the charter and bylaws, summarized below, may make it more difficult to change the composition of our board of directors and could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

Stockholders’ Meetings

Our bylaws provide that an annual meeting of the stockholders will be held on the date in the month of July in each year that the board of directors may determine, but not less than 30 days after the delivery of our annual report to stockholders. The purpose of each annual meeting of the stockholders is to elect directors and to transact any other proper business. The chairman, the president, the chief executive officer, a majority of the directors or a majority of the independent directors may call a special meeting of the stockholders. The secretary must call a special meeting when stockholders holding 10% or more of all the votes entitled to be cast at such meeting make a written request for a meeting. The written request may be delivered in person or by mail and must state the purpose(s) of the meeting and matters proposed to be acted upon at the meeting. The meeting will be held on a date not less than 15 nor more than 60 days after the distribution of the notice for such meeting, at the time and place specified in the stockholder request. Except as provided in the preceding sentence, we will give notice of any annual or special meeting of stockholders not less than 10 nor more than 90 days before the meeting. With respect to special meetings, the notice will state the purpose of the meeting and the matters to be acted upon. At any meeting of the stockholders, each stockholder is entitled to one vote for each share owned of record on the applicable record date. In general, the presence in person or by proxy of a majority of all the votes entitled to be cast at such meeting will constitute a quorum.

Board of Directors

Our bylaws provide that we may not have less than three or more than 15 directors. A majority of the directors must be independent directors. (See “Our Directors and Executive Officers — Committees of Our Board of Directors”). Any vacancy on the board of directors may be filled by a majority of the remaining directors, whether or not the remaining directors constitute a quorum, except that upon a vacancy created by the death, resignation or incapacity of an independent director, the remaining independent directors must nominate a replacement. Any director may resign at any time and may be removed with or without cause at a meeting called for that purpose by the affirmative vote of the holders of a majority of the votes entitled to be cast generally in the election of directors.

A director must have at least three years of relevant experience and demonstrate the knowledge required to successfully acquire and manage the type of assets we are acquiring. At least one of the independent directors must have three years of relevant real estate experience. At least one of the independent directors must be a financial expert, with at least three years of equivalent financial experience.

Stockholder Voting Rights

Each share of our common stock has one vote on each matter submitted to a vote of stockholders. Shares of common stock do not have cumulative voting rights or preemptive rights. Stockholders may vote in person or by proxy.

Directors are elected when they receive the affirmative vote of majority of the votes present in person or by proxy at a stockholders’ meeting, provided there was a quorum when the meeting commenced. A quorum is obtained when the stockholders holding a majority of the aggregate number of shares entitled to be voted are present in person or by proxy. Any or all directors may be removed, with or without cause, at a meeting called for that purpose, by the affirmative vote of the holders of not less than a majority of the outstanding shares entitled to vote generally in the election of directors. A majority of all the votes cast at a meeting of stockholders at which a quorum is present is sufficient to approve any other matter unless our charter or the MGCL require otherwise. Unless the charter of the corporation provides otherwise (which ours does not), Maryland law provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting by the unanimous written consent of all common stockholders (which may be impracticable for a publicly held corporation).

A majority of the then outstanding shares may, without the necessity for concurrence by our board of directors, vote to:

•	amend our charter;
•	remove directors; or
•	dissolve or liquidate.

The approval of our board of directors and of holders of at least a majority of the outstanding voting shares of equity stock is necessary for us to do either of the following:

•	transfer all or substantially all of our assets other than in the ordinary course of business or in connection with liquidation and dissolution; or
•	with certain exceptions, engage in mergers, consolidations or share exchanges.

Neither the advisor, the directors, nor any of their affiliates may vote their shares of stock or consent on matters submitted to the stockholders regarding the removal of the advisor, such directors or any of their affiliates or any transaction between us and any of them. For purposes of determining the necessary percentage in interest of shares needed to approve a matter on which the advisor, the directors and any of their affiliates may not vote or consent, the shares of our common stock owned by them will not be included.

Stockholder Lists; Inspection of Books and Records

A stockholder or his designated representative will be permitted access to all of our records to which he is entitled by applicable law at all reasonable times and may inspect and copy any of them for a reasonable charge for the purposes specified below. We maintain an alphabetical list of names, record addresses and business telephone numbers, if any, of all stockholders with the number of shares held by each at our principal office. The stockholder list is updated at least quarterly and is open for inspection by a stockholder or his designated agent at the stockholder’s request. A stockholder may request a copy of the stockholder list to find out about matters relating to the stockholder’s voting rights and their exercise of those rights under federal proxy laws. We will mail the stockholder list to any stockholder requesting it within 10 days of receiving the request. We may impose a reasonable charge for expenses incurred in reproducing the list.

If our advisor or board of directors neglect or refuse to exhibit, produce or mail a copy of the stockholder list as requested, then in accordance with applicable law and our charter, the advisor and the directors will be liable to the stockholder who requested the list. Their liability will include the costs, including reasonable attorneys’ fees, incurred by the stockholder in compelling the production of the list and actual damages suffered by the stockholder because of the refusal or neglect. However, the fact that the actual purpose of the request is to secure the list for the purpose of selling it, or using it for a commercial purpose unrelated to such stockholder’s interest in us is a defense against liability for refusal to supply the list. We may require the stockholder requesting the list to represent that the stockholder list is not requested for a commercial purpose unrelated to the stockholder’s interest in us.

Amendment of the Organizational Documents

Our charter may be amended, after a declaration by the board of directors that the amendment is advisable and approval by the affirmative vote of holders of a majority of all votes entitled to be cast on the matter. Our bylaws may be amended in a manner not inconsistent with the charter by a majority vote of the directors.

Dissolution or Termination

We may be dissolved after a declaration by the board of directors that dissolution is advisable and the approval of a majority of all the votes entitled to cast on the matter. If our shares are listed on a national stock exchange or traded in the over-the-counter market by the tenth anniversary of completion of our initial public offering, we shall continue perpetually unless dissolved pursuant to any applicable provision of the MGCL. If not, our board of directors must either (a) adopt a resolution that proposes an extension or elimination of this deadline by amendment to our charter, declares that such amendment is advisable and directs that the proposed amendment be submitted for consideration at a stockholder meeting, or (b) adopt a resolution that declares that a proposed liquidation and dissolution is advisable and mandates submission of the proposed plan of liquidation for consideration at a stockholder meeting. If our stockholders do not approve the amendment sought by our board of directors, then our board of directors shall seek the plan of liquidation described above. If our stockholders do not then approve the plan of liquidation, we shall continue our business. If our board of directors initially seeks the plan of liquidation and our stockholders do not approve the resolution, then our board of directors shall seek the charter amendment extending the ten-year deadline. If our stockholders do not then approve the amendment, we shall continue our business.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to our annual meeting of stockholders, nominations for election to our board of directors and the proposal of business to be considered by stockholders may be made only:

•	pursuant to our notice of the meeting;
•	by or at the direction of our board of directors; or
•	by a stockholder who was a stockholder of record both at the time of giving notice of such nomination or proposal of business and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in the bylaws.

Our bylaws also provide that, with respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting of stockholders and nominations for election to the board of directors may be made only:

•	pursuant to our notice of the meeting;
•	by or at the direction of the board of directors; or
•	provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who was a stockholder of record both at the time of giving notice of such nomination or proposal of business and at the time of the meeting, who is entitled to vote at the meeting and who complied with the advance notice procedures set forth in the bylaws.

A stockholder nomination or proposal of business in connection with an annual meeting must provide the information required in our bylaws and be delivered to our secretary at our principal executive offices:

•	not less than 120 days nor more than 150 days before the first anniversary of the date of the proxy statement for the prior year’s annual meeting; or
•	in the event that the number of directors is increased and there is no public announcement of such action at least 130 days before the first anniversary of the date of the proxy statement for the preceding year’s annual meeting, with respect to nominees for any new positions created by such increase, not later than 5:00 p.m., Eastern Standard Time, on the tenth day following the day on which such public announcement is first made.

A stockholder nomination or proposal of business for a special meeting must provide the information required in our bylaws and be delivered to our secretary at our principal executive offices:

•	not earlier than the 120th day prior to the special meeting; and
•	not later than 5:00 p.m., Eastern Standard Time, on the later of the 90th day prior to the special meeting or the tenth day following the first public announcement of the special meeting and the nominees proposed by the board of directors to be elected at the meeting.

Restrictions on Conversion Transactions and Roll-Ups

A roll-up entity is a partnership, REIT, corporation, trust or similar entity that would be created or would survive after the successful completion of a proposed roll-up transaction. A roll-up does not include (1) a transaction involving securities that have been listed on a national securities exchange for at least 12 months, or (2) a transaction involving our conversion to a trust or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

•	stockholders’ voting rights;
•	our term of existence;
•	sponsor or advisor compensation; or
•	our investment objectives.

In the event of a proposed roll-up, an appraisal of all our assets must be obtained from a person with no current or prior business or personal relationship with our advisor or directors and who is a qualified appraiser of real estate of the type held by the Company or of other assets determined by our board of directors. Further, that person must be substantially engaged in the business of rendering valuation opinions of assets of the kind we hold. If the appraisal is used in connection with the roll-up transaction, the appraisal must be filed with the Securities and Exchange Commission and the states as an exhibit to the Registration Statement. We will include a summary of the appraisal, indicating all material assumptions underlying it, in a report to our stockholders in connection with a proposed roll-up. We may not participate in any proposed roll-up which would:

•	result in the stockholders having rights which are more restrictive to stockholders than those provided in our charter, including any restriction on the frequency of meetings;
•	result in the stockholders having less voting rights than are provided in our charter;
•	result in the stockholders having greater liability than provided in our charter;
•	result in the stockholders having fewer rights to receive reports than those provided in our charter;
•	result in the stockholders having access to records that are more limited than those provided for in our charter;
•	include provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity;
•	limit the ability of an investor to exercise its voting rights in the roll-up entity on the basis of the number of the shares held by that investor; or
•	place any of the costs of the transaction on us if the roll-up is not approved by the stockholders.

Stockholders who vote “no” on the proposed roll-up will have the choice of:

•	accepting the securities of the roll-up entity offered; or
•	either remaining as our stockholders and preserving their interests on the same terms and conditions as previously existed or receiving cash in an amount equal to their pro rata share of the appraised value of our net assets.

These provisions in our charter could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

Limitation on Total Operating Expenses

Our charter provides that, subject to the conditions described herein, reimbursement to the advisor for total operating expenses (excluding property level operating expenses) in any four consecutive fiscal quarters shall not exceed the greater of 2% of our average invested assets or 25% of our net income. Our independent directors have the responsibility to limit our annual total operating expenses to amounts that do not exceed these limits. Our independent directors may, however, determine that a higher level of total operating expenses is justified for such period because of unusual and non-recurring expenses. Such a finding by our independent directors and the reasons supporting it shall be recorded in the minutes of meetings of our board of directors. If at the end of any fiscal quarter our total operating expenses for the 12 months then ended are more than 2% of average invested assets or more than 25% of net income, whichever is greater, as described above, we will disclose this in writing to the stockholders within 60 days of the end of the fiscal quarter. If our independent directors conclude that higher total operating expenses are justified, the disclosure will also contain an explanation of the conclusion. If total operating expenses exceed the limitations described above and if our directors are unable to conclude that the excess was justified, then the advisor will reimburse us the amount by which the aggregate annual total operating expenses we paid or incurred exceed the limitation. Our advisor must make the reimbursement within 60 days after the end of such fiscal quarter.

Transactions with Affiliates

Our charter prohibits us from entering into transactions to purchase for cash or lease an asset from, or sell or lease and asset to, our sponsor or any of its affiliates. However, our sponsor may elect to contribute interests in real property in exchange for subordinated profits interests. While we and our advisor have no current plans to do so, we may enter into joint ventures and preferred equity investments to co-invest with our sponsor or its affiliates for the acquisition of properties. See “Investment Objectives and Strategies — Joint Ventures and Preferred Equity Investments.”

Restrictions on Borrowing

Our aggregate borrowings, secured and unsecured, will be reasonable in relation to our net assets and will be reviewed by our board of directors at least quarterly. We anticipate that, in general, aggregate long-term permanent borrowings will not exceed 75% of the aggregate fair market value of all properties. This anticipated amount of leverage will be achieved over time and we may also incur short-term indebtedness, having a maturity of two years or less. In addition, our charter provides that the aggregate amount of borrowing (both long- and short-term) in relation to our net assets will, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, not exceed 300% of net assets. Any excess in borrowing over such 75% of fair market value or 300% of net assets levels will be:

•	approved by a majority of our independent directors and
•	disclosed to stockholders in our next quarterly report, along with justification for such excess.

In addition, our charter prohibits us from making or investing in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our loans, would exceed 85% of the property’s appraised value, unless substantial justification exists and the loans would not exceed the property’s appraised value. See “Investment Objectives and Strategies — Borrowing.”

Restrictions on Investments

In addition to other investment restrictions imposed by our directors from time to time consistent with our objective to continue to qualify as a REIT, we will observe the following restrictions on our investments as set forth in our charter:

(1)	Not more than 10% of our total assets will be invested in unimproved real property. For purposes of this paragraph, “unimproved real properties” does not include properties acquired for the purpose of producing rental or other operating income, properties under construction and properties for which development or construction is planned within one year.
(2)	We will not invest in commodities or commodity future contracts. This limitation does not apply to interest rate futures when used solely for hedging purposes in connection with our ordinary business of investing in real estate assets and mortgages.
(3)	We will not invest in contracts for the sale of real estate unless in recordable form and appropriately recorded.
(4)	Mortgage indebtedness on any property shall not exceed the appraised value of the property.
(5)	We will not invest in equity securities unless a majority of disinterested directors, including a majority of disinterested independent directors, approves the transaction as being fair, competitive and commercially reasonable. Investments in entities affiliated with our advisor, the sponsor, any director or their affiliates are subject to the restrictions on joint venture investments.
(6)	We will not engage in any short sale nor will we borrow on an unsecured basis if the borrowing will result in an asset coverage of less than 300%, unless the borrowing is approved by a majority of our independent directors and disclosed to our stockholders in our subsequent quarterly report, along with justification for such excess.
(7)	To the extent we invest in properties, a majority of the directors will approve the consideration paid for such properties based on the fair market value of the properties. If a majority of independent directors so determines, or if an asset is acquired from our advisor, one or more of our directors, our sponsor or any of their affiliates, the fair market value will be determined by a qualified independent real estate appraiser selected by the independent directors. In addition, the advisor may purchase on our account, without the prior approval of the board of directors, properties whose purchase price is less than $15,000,000, if the following conditions are satisfied:
•	The investment in the property would not, if consummated, violate our investment guidelines;
•	The investment in the property would not, if consummated, violate any restrictions on indebtedness; and
•	The consideration to be paid for such properties does not exceed the fair market value of such properties, as determined by a qualified independent real estate appraiser selected by the advisor and acceptable to the independent directors.
(8)	We will not engage in trading, as compared with investment activities.
(9)	We will not engage in underwriting activities, or distribute as agent, securities issued by others.
(10)	We will not acquire securities in any entity holding investments or engaging in activities prohibited by the restrictions on investments set forth in the foregoing clauses (1) through (9).
(11)	We will not invest in foreign currency or bullion.

Subject to the above restrictions and so long as we qualify as a REIT, a majority of our directors, including a majority of our independent directors, may alter our investment strategies or objectives if they determine that a change is in our best interests. In addition, if we fail to so qualify, our stockholders must vote on any such changes.

We intend to invest in a manner so that we are not considered an “investment company” as defined in the Investment Company Act of 1940. See “Investment Objectives and Strategies — Regulatory Aspects of Our Investment Strategy.”

OPERATING PARTNERSHIP AGREEMENT

The following is a summary of the agreement of limited partnership of Lightstone Value Plus REIT II LP. This summary and the descriptions of its provisions elsewhere in this prospectus, are qualified by the operating partnership agreement itself, which is filed as an exhibit to our registration statement, of which this prospectus is a part. See “Where You Can Find Additional Information.”

Conducting our operations through the operating partnership allows the sellers of properties to contribute their property interests to the operating partnership in exchange for limited partnership units rather than for cash or common stock. By this, the seller is able to defer some or all of the potential taxable gain on the transfer. From the seller’s point of view, there are also differences between the ownership of common stock and units. Some of the differences may be material to investors because they impact the form of business organization, distribution rights, voting rights, transferability of equity interests received and federal income taxation.

Description of Partnership Units

Partnership interests in the operating partnership are divided into “units.” Initially, the operating partnership will have two classes of units: general partnership units and limited partnership units. General partnership units represent an interest as a general partner in the operating partnership and we will hold them as general partner. In return for our initial capital contribution of $200,000 the operating partnership issued to us 20,000 general partnership units.

Limited partnership units represent an interest as a limited partner in the operating partnership. The operating partnership may issue additional units and classes of units with rights different from and superior to those of general partnership units or limited partnership units without the consent of the limited partners. Holders of limited partnership units do not have any preemptive rights with respect to the issuance of additional units.

For each limited partnership common unit received, investors generally will be required to contribute money or a property with a net equity value determined by the general partner. Holders of limited partnership units will not be obligated to make additional capital contributions to the operating partnership. Furthermore, they will not have the right to make additional capital contributions to the operating partnership or the right to purchase additional units without our consent as general partner. For further information on capital contributions, see “ — Capital Contributions” in this section. Limited partners who do not participate in the management of the operating partnership generally are not liable for the debts and liabilities of the operating partnership beyond the amount of their capital contributions by virtue of their status as limited partners. We, however, as the general partner of the operating partnership, are liable for any unpaid debts and liabilities.

Limited partners do not have the right to participate in the management of the operating partnership. The voting rights of the limited partners are generally limited to approval of specific types of amendments to the operating partnership agreement. With respect to such amendments, each limited partnership common unit has one vote. See “ — Management of the Operating Partnership” in this section for a more detailed discussion of this subject.

In general, each limited partnership common unit will share equally in distributions from the operating partnership when as general partner we may declare distributions in our sole discretion. They will also share equally in the assets of the operating partnership legally available for distribution upon its liquidation after payment of all liabilities and establishment of reserves and after payment of the preferred return owed to holders of limited partnership preferred units, if any. In addition, a portion of the items of income, gain, loss and deduction of the operating partnership for federal income tax purposes will be allocated to each limited partnership common unit, regardless of whether any distributions are made by the operating partnership. See “Federal Income Tax Considerations — Income Taxation of the Partnerships and Their Partners” for a description of the manner in which income, gain, loss and deductions are allocated under the operating partnership agreement. As general partner, we may amend the allocation and distribution sections of the operating partnership agreement to reflect the issuance of additional units and classes of units without the consent of the limited partnership common unit holders. See “ — Issuance of Additional Units” and “ — Distributions” in

this section; and also see “Federal Income Tax Considerations — Income Taxation of the Partnerships and Their Partners” for a more detailed explanation of these matters.

Under certain circumstances, holders of limited partnership units may not transfer their interests without the consent of the general partner. See “ — Transferability of Interests” in this section for a discussion of certain restrictions imposed by the operating partnership agreement on such transfers. After owning a limited partnership common unit for one year, limited partnership common unit holders generally may, subject to restrictions, exchange limited partnership units into cash or, at our option, shares of common stock. See “ — Limited Partner Exchange Rights” in this section for a description of these rights and the amount and types of consideration a limited partner is entitled to receive upon their exercise. These exchange rights are accelerated in the case of some extraordinary transactions. See “ — Extraordinary Transactions” in this section for an explanation of the exchange rights under those circumstances. For a description of registration rights which may in the future be granted to holders of limited partnership units, see “Shares Eligible for Future Sale — Registration Rights.”

Subordinated Profits Interests

Our operating partnership will issue subordinated profits interests to Lightstone SLP II LLC, which is controlled by our sponsor, in exchange for an amount equal to cash or interests in real property up to 10% of our gross offering proceeds. Our sponsor may elect to purchase subordinated profits interests with cash or interests in real property of equivalent value. The proceeds received from the cash sale of subordinated profits interests will be used to pay the dealer manager fees and selling commissions. If our sponsor elects to purchase subordinated profits interests with interests in properties, a majority of our board of directors (including a majority of our independent directors) will determine the value of the interest based on an appraisal obtained by a qualified independent real estate appraiser concerning the underlying property.

Regular Distributions

This section describes the apportionment of any regular distributions that the operating partnership may make. At each stage of distribution, a different apportionment method commences or terminates, as applicable, when a particular party or parties have received a specific amount of distributions. The return calculations described below apply to all regular distributions received and not the specific distribution being made. Achievement of a particular threshold, therefore, is determined with reference to all prior distributions made by our operating partnership to Lightstone SLP II LLC and to us, which we will then distribute to our stockholders, and results in all subsequent regular distributions being made pursuant to the allocation method triggered by that or later thresholds.

Distributions Until 7% Stockholder Return Threshold is Achieved

Regular distributions will be made initially to us, which we will distribute to the holders of our common stock until these holders have received dividends equal to a cumulative non-compounded return of 7% per year on their net investment. “Net investment” refers to $10 per share, less a pro rata share of any proceeds received from the sale or refinancing of properties. Until this 7% threshold is reached, our operating partnership will not pay to Lightstone SLP II LLC any distributions with respect to the purchase price of the subordinated profits interests that it received in exchange for agreeing to pay the dealer manager fees and selling commissions.

Distributions Until 7% Lightstone SLP II LLC Return Threshold is Achieved

After this 7% threshold is reached, our operating partnership will make all of its distributions to Lightstone SLP II, LLC until our sponsor receives an amount equal to a cumulative non-compounded return of 7% per year on the purchase price of the subordinated profits interests.

Distributions Until 12% Stockholder Return Threshold is Achieved

After this second 7% threshold is reached and until the holders of our common stock have received dividends in an amount equal to a cumulative non-compounded return of 12% per year on their net investment (including, for the purpose of the calculation of such amount, the amounts equaling a 7% return on their net investment described in the first paragraph of this section), 70% of the aggregate amount of any additional distributions by our operating partnership will be payable to us (and the limited partners entitled to such distributions under the terms of the operating partnership’s operating agreement), which we will distribute to the holders of our common stock, and 30% of such amount will be payable by our operating partnership to Lightstone SLP II LLC. “Net investment” refers to $10 per share, less a pro rata share of any proceeds received from the sale or refinancing of properties.

Distributions After 12% Stockholder Return Threshold is Achieved

After this 12% threshold is reached, 60% of the aggregate amount of any additional distributions by our operating partnership will be payable to us, which we will distribute to the holders of our common stock (and the limited partners entitled to such distributions under the terms of the operating partnership’s operating agreement), and 40% of such amount will be payable by our operating partnership to Lightstone SLP II LLC.

We cannot assure investors of the cumulative non-compounded returns discussed above, which we disclose solely as a measure for the incentive compensation of our sponsor, advisor and affiliates.

Special Liquidation Distribution

This section describes the apportionment of any liquidation distributions that we make. At each stage of distributions, a different apportionment method commences or terminates, as applicable, when a particular party or parties have received a specific amount of distributions. The return calculations described below apply to all regular and liquidation distributions received and not just distributions made upon liquidation. Achievement of a particular threshold, therefore, is determined with reference to all prior distributions made by our operating partnership to Lightstone SLP II LLC and to us, which we will then distribute to our stockholders.

We cannot assure investors of the cumulative non-compounded returns discussed below, which we disclose solely as a measure for compensation of our sponsor, advisor and affiliates.

Distributions Until 7% Stockholder Return Threshold is Achieved

Distributions in connection with our liquidation will be made initially to us, which we will distribute to the holders of our common stock, until these holders have received liquidation distributions equal to their initial investment plus a cumulative non-compounded return of 7% per year on their net investment. “Net investment” refers to $10 per share, less a pro rata share of any proceeds received from the sale or refinancing of properties. Until this 7% threshold is reached, our operating partnership will not pay to Lightstone SLP II LLC any special liquidation distribution in connection with our liquidation.

Distributions Until 7% Lightstone SLP II LLC Return Threshold is Achieved

After the first 7% threshold is reached, Lightstone SLP II LLC will receive special liquidation distributions with respect to the purchase price of the subordinated profits interests that it received in exchange for agreeing to pay the dealer manager fees and selling commissions until it receives an amount equal to the purchase price of the subordinated profits interests plus a cumulative non-compounded return of 7% per year on the purchase price of those interests;

Distributions Until 12% Stockholder Return Threshold is Achieved

After this second 7% threshold is reaches and until the holders of our common stock have received an amount equal to their initial investment plus a cumulative non-compounded return of 12% per year on their net investment. “Net investment” refers to $10 per share, less a pro rata share of any proceeds received from the sale or refinancing of properties (including, for the purpose of the calculation of such amount, the amounts equaling a 7% return on their net investment described in the first paragraph of this section), 70% of the aggregate amount of any additional distributions by our operating partnership will be payable to us (and the limited partners entitled to such distributions under the terms of the operating partnership’s operating agreement), which we will distribute to the holders of our common stock, and 30% of such amount will be payable by our operating partnership to Lightstone SLP II LLC; and

Distributions After 12% Stockholder Return Threshold is Achieved

After this 12% threshold is reached, 60% of the aggregate amount of any additional distributions by our operating partnership will be payable to us (and the limited partners entitled to such distributions under the terms of the operating partnership’s operating agreement), which we will distribute to the holders of our common stock, and 40% of such amount will be payable by our operating partnership to Lightstone SLP II LLC.

Advisory Agreement Termination

In the event of the termination of the advisory agreement, Lightstone SLP II LLC may elect to (i) receive cash in an amount equal to the cash purchase price per subordinated profits interest and the value of the contributed interests in real property (with such value determined at the time of contribution) per subordinated profits interest, or (ii) retain the subordinated profits interests and receive distributions in accordance with the terms of such interests.

Management of the Operating Partnership

The operating partnership is organized as a Delaware limited partnership pursuant to the terms of the operating partnership agreement. We are the general partner of the operating partnership and we anticipate that we will conduct substantially all of our business through it. Generally, pursuant to the operating partnership agreement, we, as the managing general partner, will have full, exclusive and complete responsibility and discretion in the management and control of the partnership, including the ability to enter into major transactions, including acquisitions, dispositions and refinancings, and to cause changes in its line of business and distribution policies. Lightstone SLP II LLC will also be a general partner of our operating partnership but will have no authority or control over the management of the partnership. We may, without the consent of the limited partners:

•	file a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of the partnership’s debts under Title 11 of the United States Bankruptcy Code, or any other federal or state insolvency law, or corresponding provisions of future laws, or file an answer consenting to or acquiescing in any such petition; or
•	cause the operating partnership to make an assignment for the benefit of its creditors or admit in writing its inability to pay its debts as they mature.

The limited partners in their capacities as limited partners of the operating partnership will have no authority to transact business for, or participate in the management or decisions of, the operating partnership, except as provided in the operating partnership agreement and as required by applicable law.

As general partner of the operating partnership, we may amend the operating partnership agreement without the consent of the limited partners. However, any amendment that:

•	alters or changes the distribution rights of limited partners, subject to the exceptions discussed below under “ — Distributions” in this section;
•	alters or changes their exchange rights;
•	imposes on limited partners any obligation to make additional capital contributions;
•	alters the terms of the operating partnership agreement regarding the rights of the limited partners with respect to extraordinary transactions; or
•	will require the unanimous written consent of the affected limited partners holding more than 50% of the voting power in the operating partnership. The limited partners have no right to remove us as the general partner.

Indemnification

To the extent permitted by law, the operating partnership agreement provides for our indemnification as general partner. It also provides for the indemnification of directors, officers and other persons as we may designate against damages and other liabilities under the same conditions and subject to the same restrictions applicable to the indemnification of officers, directors, employees and stockholders under our charter. See “Limitation of Liability and Indemnification of Directors, Officers and Our Advisor.”

Transferability of Interests

Under the operating partnership agreement, we may not withdraw from the partnership or transfer or assign all of our general partnership interest, except in connection with the sale of all or substantially all of our assets, without the consent of two-thirds of the limited partners. We may, however, assign less than all of our general partnership interest. Under certain circumstances, holders of limited partnership units may withdraw from the partnership and may transfer or encumber all or any part of their units only with the written consent of the general partner and upon satisfaction of the other conditions set forth in the partnership agreement.

In addition, limited partnership units are not registered under the federal or state securities laws. As a result, the ability of a holder to transfer units may be restricted under such laws.

Extraordinary Transactions

The operating partnership agreement generally provides that either we or the operating partnership may engage in any authorized business combination without the consent of the limited partners. A business combination is any merger, consolidation or other combination with or into another person, or the sale of all or substantially all of the assets of any entity, or any liquidation, or any reclassification, recapitalization or change in the terms of the equity stock into which a unit may be converted. We are required to send to each limited partnership common unit holder notice of a proposed business combination at least 15 days prior to the record date for the stockholder vote on the combination, if any. Generally, a limited partner may not exercise his or her exchange rights until he or she has held the units for at least one year. However, in the case of a proposed combination, each holder of a limited partnership common unit in the operating partnership shall have the right to exercise his or her exchange right prior to the stockholder vote on the transaction, even if he or she has held the units for less than one year. See  — “Limited Partner Exchange Rights” in this section for a description of such rights. Upon the limited partner’s exercise of the exchange right in the case of a business combination, the partnership units will be exchanged into cash or, at our option, shares of common stock. However, we cannot pay the limited partnership common unit holder in shares if the issuance of shares to such holder would:

•	violate the ownership limit;
•	result in our being “closely held” within the meaning of section 856(h) of the Internal Revenue Code;
•	cause us to no longer qualify or create a material risk that we may no longer qualify as a REIT in the opinion of our counsel; or
•	cause the acquisition of shares by such limited partner to be integrated with any other distribution of shares for purposes of complying with the registration provisions of the Securities Act of 1933.

Holders of limited partnership units who timely exchange their units prior to the record date for the stockholder vote on a business combination, if any, shall be entitled to vote their shares in any stockholder vote on the business combination. Holders of limited partnership units who exchange their units after the record date may not vote their shares in any stockholder vote on the proposed business combination. The right of the limited partnership common unit holders to exercise their right to exchange without regard to whether they have held the units for more than a year shall terminate upon the first to occur of the disapproval of the business combination by our board of directors, its disapproval by the stockholders, its abandonment by any of the parties to it, or its effective date.

Issuance of Additional Units

As general partner of the operating partnership, we can, without the consent of the limited partners, cause the operating partnership to issue additional units representing general or limited partnership interests. A new issuance may include preferred units, which may have rights which are different and/or superior to those of general partnership units and limited partnership units.

Capital Contributions

The operating partnership agreement provides that if the operating partnership requires additional funds at any time or from time to time in excess of funds available to it from borrowings or prior capital contributions, we as general partner have the right to raise additional funds required by the operating partnership by causing it to borrow the necessary funds from third parties on such terms and conditions as we deem appropriate. As an alternative to borrowing funds required by the operating partnership, we may contribute the amount of such required funds as an additional capital contribution. The operating partnership agreement also provides that we will contribute cash or other property received in exchange for the issuance of equity stock to the operating partnership in exchange for units. Upon the contribution of the cash or other property received in exchange for the issuance of a share, we will receive one general partnership common unit for each share issued by us. Upon the contribution of the cash or other property received in exchange for the issuance of each share of equity stock other than a share, we shall receive one unit with rights and preferences respecting distributions corresponding to the rights and preferences of the equity stock. If we so contribute additional capital to the operating partnership, our partnership interest will be increased on a proportionate basis. Conversely, the partnership interests of the limited partners will be decreased on a proportionate basis in the event we contribute any additional capital.

Distributions

The operating partnership agreement sets forth the manner in which distributions from the partnership will be made to unit holders. Distributions from the partnership are made at the times and in the amounts determined by us as the general partner. Under the operating partnership agreement, preferred units, if any, may entitle their holders to distributions prior to the payment of distributions for the units. The agreement further provides that remaining amounts available for distribution after distributions for preferred units, if any, will be distributed at the times and in the amounts we determine as the general partner in our sole discretion, pro rata, to the holders of the general partnership units and the limited partnership units, in accordance with the number of units that they hold (provided that Lightstone SLP II LLC will also be entitled to its share of distributions as described in “Subordinated Profits Interests,” above). We will also distribute the remaining amounts to the holders of preferred units, if any, which are entitled to share in the net profits of the operating partnership beyond, or in lieu of, the receipt of any preferred return. Liquidating distributions will generally be made in the same manner and amounts as operating distributions. The operating partnership agreement also provides that as general partner we have the right to amend the distribution provisions of the operating partnership agreement to reflect the issuance of additional classes of units.

Operations

The operating partnership agreement requires that the operating partnership be operated in a manner that will:

•	satisfy the requirements for our classification as a REIT;
•	avoid any federal income or excise tax liability, unless we otherwise cease to qualify as a REIT; and
•	ensure that the operating partnership will not be classified as a publicly traded partnership under the Internal Revenue Code.

Pursuant to the operating partnership agreement, the operating partnership will assume and pay when due or reimburse us for payment of all administrative and operating costs and expenses incurred by the operating partnership and the administrative costs and expenses that we incur on behalf of, or for the benefit of, the operating partnership.

Limited Partner Exchange Rights

Pursuant to the terms of the operating partnership agreement and subject to the conditions in the operating partnership agreement, each holder of a limited partnership common unit (but not the holder of the associate general partner units) will have the right, commencing one year from the issuance of the limited partner common units (except in connection with a business combination), to have all or any portion of his or her units exchanged for cash equal to the has an aggregate market price as of the date of exchange equal to the net equity value of the property or properties as of the date of exchange of the property or properties he or she contributed. However, at our option, we may satisfy the exchange right by delivering a number of shares which has an aggregate market price as of the date of exchange equal to the net equity value of the property or properties he or she contributed. We will make the decision to exercise our right to deliver exchange cash in lieu of shares on a case by case basis at our sole and absolute discretion. The limited partnership units exchanged for cash or common stock will augment our ownership percentage in the operating partnership. See — “Extraordinary Transactions” in this section for a description of exchange rights in connection with mergers and other major transactions. However, no limited partner may exchange any limited partnership units for shares at any time if the limited partner’s actual or constructive ownership of our common stock would:

•	violate the 9.8% ownership limit;
•	result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code;
•	in the opinion of our counsel, cause us to no longer qualify, or create a material risk that we would no longer qualify, as a REIT; or
•	cause the acquisition of common stock by the limited partner to be integrated with any other distribution of common stock for purposes of complying with the registration provisions of the Securities Act of 1933.

Any common stock issued to the limited partners upon exchange of their respective limited partnership units may be sold only pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to an available exemption from registration. We expect to grant holders of partnership interests registration rights for such shares of common stock. See “Shares Eligible for Future Sale — Exchange Rights” and “ — Registration Rights.” The interest represented by the limited partnership units exchanged for cash or common stock will augment our ownership percentage interest in the operating partnership. The cash necessary to exchange limited partnership units will come from any funds legally available to us or the operating partnership. However, specific funds will not be specially set aside for such purposes, nor will an accounting reserve be established for it. The necessary cash to satisfy the exchange right could come from cash flow not required to be distributed to stockholders to maintain our REIT status, fund operations or acquire new properties, or could come from borrowings. However, as explained above, we always have the option to satisfy the exchange right by the issuance of common stock, and we intend to reserve common stock for that purpose. We will make the decision to exercise our right to satisfy the exchange right by paying to the holder the exchange price or common stock having an aggregate market price on the date the holder exercises the exchange right equal to the exchange price for all units being exchanged on a case by case basis in our sole and absolute discretion.

In the event of termination of the advisory agreement by our board of directors or stockholders, at the election of Lightstone SLP II LLC, which is controlled by our sponsor, will either (i) receive cash, in an amount equal to the purchase price of the subordinated profits interests that it received in exchange for a purchase price sufficient to cover the costs and expenses of this offering, including dealer manager fees and selling commissions or (ii) retain such subordinated profits interests and receive distributions in accordance with the terms of such interests.

As general partner, we will have the right to grant similar exchange rights to holders of other classes of units, if any, in the operating partnership, and to holders of equity interests in the entities that own our properties.

Exercise of exchange rights will be a taxable transaction in which gain or loss will be recognized by the limited partner exercising its right to exchange its units into common stock to the extent that the amount realized exceeds the limited partner’s adjusted basis in the units exchanged. See “Federal Income Tax Considerations — Income Taxation of the Partnerships and their Partners” and “ — Tax Consequences of Exercise of Exchange Right.”

Tax Matters

Pursuant to the operating partnership agreement, we will be the tax matters partner of the operating partnership and, as such, will have authority to make tax decisions under the Internal Revenue Code on behalf of the operating partnership. Tax income and loss will generally be allocated in a manner that reflects the entitlement of the general partner, limited partners and associate general partner to receive distributions from the operating partnership. For a description of other tax consequences stemming from our investment in the operating partnership, see “Federal Income Tax Considerations — Income Taxation of the Partnerships and their Partners.”

Duties and Conflicts

Except as otherwise set forth under “Conflicts of Interest” and “Management,” any limited partner may engage in other business activities outside the operating partnership, including business activities that directly compete with the operating partnership.

Term

The operating partnership will continue in full force and effect until December 31, 2099 or until sooner dissolved and terminated upon (1) our dissolution, bankruptcy, insolvency or termination, (2) the sale or other disposition of all or substantially all of the assets of the operating partnership unless we, as general partner, elect to continue the business of the operating partnership to collect the indebtedness or other consideration to be received in exchange for the assets of the operating partnership, or (3) by operation of law.

FEDERAL INCOME TAX CONSIDERATIONS

The following discusses the material federal income tax considerations associated with ownership of our shares, as well as the applicable requirements under federal income tax laws to maintain REIT status, and the material federal income tax consequences of maintaining REIT status. This discussion is based upon the laws, regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. This discussion does not purport to deal with the federal income and other tax consequences applicable to all investors in light of their particular investment or other circumstances, or to all categories of investors, some of whom may be subject to special rules (for example, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States). No ruling on the federal, state, or local tax considerations relevant to our operation or to the purchase, ownership or disposition of our shares, has been requested from the Internal Revenue Service, or other tax authority. Proskauer Rose LLP has acted and will act as our tax counsel (“Counsel”) in connection with our election to be taxed as a REIT, and has rendered the opinion set forth below. However, opinions of counsel are not binding on the Internal Revenue Service or on the courts, and no assurance can be given that the conclusions reached by Counsel would be sustained in court. Prospective investors are urged to consult their own tax advisors in order to determine the federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our shares, the tax treatment of a REIT and the effect of potential changes in the applicable tax laws.

Beginning with 2009, we will elect to be taxable as a REIT under the applicable provisions of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder and receive the beneficial federal income tax treatment described below, and we intend to continue operating as a REIT so long as REIT status remains advantageous. However, we cannot assure you that we will meet the applicable requirements under federal income tax laws, which are highly technical and complex.

In brief, a corporation that invests primarily in real estate can, if it complies with the provisions in Sections 856 through 860 of the Internal Revenue Code, qualify as a REIT and claim federal income tax deductions for the dividends it pays to its stockholders. Such a corporation generally is not taxed on its REIT taxable income to the extent such income is currently distributed to stockholders, thereby completely or substantially eliminating the “double taxation” that a corporation and its stockholders generally bear together. However, as discussed in greater detail below, a corporation could be subject to federal income tax in some circumstances even if it qualifies as a REIT and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if it failed to qualify as a REIT.

Proskauer Rose LLP is of the opinion, (i) assuming that the actions described in this section are completed on a timely basis and we timely filed the requisite elections, that we have been organized in conformity with the requirements for qualification as a REIT beginning with our first taxable year, and, (ii) that Lightstone Value Plus REIT LP, our operating partnership will be treated as a partnership for federal income tax purposes beginning with its first taxable year. This opinion has been filed as an exhibit to the registration statement of which this prospectus is a part, and is based and conditioned, in part, on various assumptions and representations made to Proskauer Rose LLP by us and the advisor as to factual matters. Our qualification and federal income tax treatment as a REIT depends upon our ability to meet, through operation of the properties we acquire and our investment in other assets, the applicable requirements under federal income tax laws. Proskauer Rose LLP has not reviewed these operating results for compliance with the applicable requirements under federal income tax laws. Therefore, we cannot assure you that our actual operating results allow us to satisfy the applicable requirements under federal income tax laws in any taxable year.

Taxation

General

We use the term REIT Taxable Income which means the taxable income as computed for a corporation which is not a REIT:

•	without the deductions allowed by Internal Revenue Code Sections 241 and 247, and 249 and 250 (relating generally to the deduction for dividends received);
•	excluding amounts equal to:
•	the net income from foreclosure property; and
•	the net income derived from prohibited transactions;
•	deducting amounts equal to:
•	any net loss derived from prohibited transactions; and
•	the tax imposed by Internal Revenue Code Section 857(b)(5) upon a failure to meet the 95% and/or the 75% gross income tests;
•	disregarding the deduction for dividends paid, computed without regard to the amount of the net income from foreclosure property which is excluded from REIT Taxable Income; and
•	without regard to any change of annual accounting period pursuant to Internal Revenue Code Section 443(b).

In any year in which we qualify as a REIT and have a valid election in place, we will claim deductions for the dividends we pay to the stockholders, and therefore will not be subject to federal income tax on that portion of our REIT Taxable Income or capital gain which is distributed to our stockholders. We will, however, be subject to federal income tax at normal corporate rates on any REIT Taxable Income or capital gain not distributed.

Although we can eliminate or substantially reduce our federal income tax liability by maintaining our REIT status and paying sufficient dividends, we could be subject to federal income tax on some items of income. If we fail to satisfy either the 95% Gross Income Test or the 75% Gross Income Test (each of which is described below), yet we maintain our REIT status, we will be subject to a penalty tax which would be imposed by reference to the amount by which we failed the 75% or 95% test (whichever amount is greater), as described below. We will also be subject to a penalty tax on the net income from any “prohibited transaction,” as described below. In addition, as a REIT we must make annual distributions to our stockholders of at least 90% of our annual REIT Taxable Income (as defined above). We will also be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year, we must distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed. We may also be subject to the corporate alternative minimum tax. Furthermore, if we have income from prohibited transactions (as described below) such income would be subject to a 100% tax. Additionally, we will be subject to federal income tax at the highest corporate rate on any non-qualifying income from foreclosure property, although we will not own any foreclosure property unless we make loans or accept purchase money notes secured by interests in real property and foreclose on the property following a default on the loan.

Finally, if we acquire in exchange for our stock any asset from a corporation that is subject to full corporate-level federal income tax in a transaction in which our basis in the asset is determined by reference to the selling corporation’s basis in the asset, and we recognize gain on the disposition of such an asset during the 10-year period beginning on the date we acquired such asset, then the excess of the fair market value as of the beginning of the applicable recognition period over our adjusted basis in such asset at the beginning of such recognition period will be subject to federal income tax at the highest regular corporate federal income tax rate.

REIT Qualification Tests.  The Internal Revenue Code defines a REIT as a corporation, trust or association:

•	that is managed by one or more trustees or directors;
•	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;
•	that would be taxable as a domestic corporation but for its status as a REIT;
•	that is neither a financial institution nor an insurance company;
•	the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a partial taxable year;
•	generally in which, at any time during the last half of each taxable year, no more than 50% in value of the outstanding stock is owned, directly, or indirectly, by five or fewer individuals or some entities; and
•	that meets the gross income, asset and annual distribution requirements, described in greater detail below.

The first four and last conditions must be met during each taxable year for which REIT status is sought, while the other two conditions do not have to be met until after the first taxable year for which a REIT election is made.

Although the 25% Asset Test (as defined below) generally prevents a REIT from owning more than 10% of the stock, by vote or value, of an entity other than another REIT, the Internal Revenue Code provides an exception for ownership of voting stock in a qualified REIT subsidiary and in a taxable REIT subsidiary. A qualified REIT subsidiary is a corporation that is wholly owned by a REIT, and that it is not a taxable REIT subsidiary. For purposes of the asset and Gross Income Tests described below, all assets, liabilities and tax attributes of a qualified REIT subsidiary are treated as belonging to the REIT. A qualified REIT subsidiary is not subject to federal income tax, but may be subject to state or local tax. Although we expect to hold all of our investments through the operating partnership, we may hold investments through qualified REIT subsidiaries. A taxable REIT subsidiary is described under “Asset Tests — 25% Asset Test” below. With respect to the operating partnership, a partnership is not subject to federal income tax, and instead allocates its tax attributes to its partners. The partners are subject to federal income tax on their allocable share of the income and gain, without regard to whether they receive distributions from the partnership. Each partner’s share of a partnership’s tax attributes is determined in accordance with the partnership agreement. For purposes of the asset and income tests, we will be deemed to own a proportionate share (based on our capital interest) of the assets of the operating partnership and we will be allocated a proportionate share of each item of gross income of the operating partnership.

We, in satisfying the general tests described above, must meet, among others, the following requirements:

Share Ownership Tests.  The common stock and any other stock we issue must be held by a minimum of 100 persons (determined without attribution to the owners of any entity owning our stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, at all times during the second half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals (determined with attribution to the owners of any entity owning our stock). However, these two requirements do not apply until after the first taxable year an entity elects REIT status.

Our charter contains certain provisions intended to enable us to meet these requirements. First, it contains provisions restricting the transfer of our stock which would result in any person or entity actually, constructively or beneficially acquiring or owning more than 9.8% of our outstanding stock. See “Description of

Securities — Restrictions on Ownership and Transfer.” Additionally, the distribution reinvestment program contains provisions that prevent it from causing a violation of these tests as do the terms of the options that may be granted to the independent directors. Our charter also contains provisions requiring each holder of our shares to disclose, upon demand, constructive or beneficial ownership of shares as deemed necessary to comply with the requirements of the Internal Revenue Code. Furthermore, stockholders failing or refusing to comply with our disclosure request will be required, under Regulations of the Internal Revenue Code, to submit a statement of such information to the Internal Revenue Service at the time of filing their annual income tax return for the year in which the request was made.

Asset Tests.  We must satisfy, at the close of each calendar quarter of the taxable year, two tests based on the composition of our assets. After initially meeting the Asset Tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the Asset Tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure can be cured by disposing of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to insure compliance with these tests and will act within 30 days after the close of any quarter as may be required to cure any noncompliance.

75% Asset Test.  At least 75% of the value of our assets must be represented by “real estate assets,” cash, cash items (including receivables) and government securities. Real estate assets include (i) real property (including interests in real property and interests in mortgages on real property) (ii) shares in other qualifying REITs and (iii) any property (not otherwise a real estate asset) attributable to the temporary investment of “new capital” in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital. Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock (other than amounts received pursuant to our distribution reinvestment program) or in a public offering of debt obligations that have a maturity of at least five years.

Additionally, regular and residual interests in a real estate mortgage investment conduit, known as a REMIC, and regular interests in a financial asset securitization investment trust, known as a FASIT, are considered real estate assets. However, if less than 95% of the assets of a REMIC or FASIT are real estate assets, we will be treated as holding and earning a proportionate share of the assets and income of the REMIC or FASIT directly.

We do not currently own interests in real properties but we intend to own such interests in the future. We anticipate that substantially all of our gross income will be from sources that will allow us to satisfy the income tests described above. Furthermore, our purchase contracts for such real properties will apportion no more than 5% of the purchase price of any property to property other than “real property,” as defined in the Internal Revenue Code. However, there can be no assurance that the Internal Revenue Service may not contest such purchase price allocation. If the Internal Revenue Service were to prevail resulting in more than 5% of the purchase price of property being allocated to other than “real property,” we may be unable to continue to qualify under the 75% Asset Test, and may also be subject to additional taxes, as described below. In addition, we intend to invest funds not used to acquire properties in cash sources, “new capital” investments or other liquid investments which allow us to continue to qualify under the 75% Asset Test. Therefore, our investment in the real properties will constitute “real estate assets” and should allow us to meet the 75% Asset Test.

25% Asset Test.  The remaining 25% of our assets may generally be invested without restriction. However, if we invest in any securities that do not qualify under the 75% Asset Test, such securities may not exceed either: (i) 5% of the value of our assets as to any one issuer; or (ii) 10% of the outstanding securities by vote or value of any one issuer. A partnership interest held by a REIT is not considered a “security” for purposes of these tests; instead, the REIT is treated as owning directly its proportionate share of the partnership’s assets.

Two modifications apply to the 25% Asset Test for “qualified REIT subsidiaries” or “taxable REIT subsidiaries.” As discussed above, the stock of a “qualified REIT subsidiary” is not counted for purposes of the 25% Asset Test. A qualified REIT subsidiary is a corporation that is wholly owned by a REIT throughout the subsidiary’s existence. All assets, liabilities and tax attributes of a qualified REIT subsidiary are treated as belonging to the REIT. A qualified REIT subsidiary is not subject to federal income tax, but may be subject to state or local tax. Although we expect to hold all of our investments through the operating partnership, we may also hold investments separately, through qualified REIT subsidiaries. As described above, a qualified REIT subsidiary must be wholly owned by a REIT. Thus, any such subsidiary utilized by us would have to be owned by us, or another qualified REIT subsidiary, and would not be owned by the operating partnership.

Additionally, a REIT may own the stock of a “taxable REIT subsidiary.” A taxable REIT subsidiary is a corporation (other than another REIT) that is owned in whole or in part by a REIT, and joins in an election with the REIT to be classified as a taxable REIT subsidiary. A corporation that is 35% owned by a taxable REIT subsidiary will also be treated as a taxable REIT subsidiary. A taxable REIT subsidiary may not be a qualified REIT subsidiary, and vice versa. As described below regarding the 75% Gross Income Test, a taxable REIT subsidiary is utilized in much the same way an independent contractor is used to provide types of services without causing the REIT to receive or accrue some types of non-qualifying income. For purposes of the 25% Asset Test, securities of a taxable REIT subsidiary are excepted from the 10% vote and value limitations on a REIT’s ownership of securities of a single issuer. However, no more than 25% of the value of a REIT may be represented by securities of one or more taxable REIT subsidiaries. In addition to using independent contractors to provide services in connection with the operation of our properties, we may also use taxable REIT subsidiaries to carry out these functions. We may form a subsidiary and jointly make the election that would cause such subsidiary to be treated as a taxable REIT subsidiary in order to facilitate our acquisition of lodging facilities in the future. It would be our intention to lease all acquired lodging facilities to such taxable REIT subsidiary, or its subsidiaries.

On October 22, 2004, the President signed into law the American Jobs Creation Act of 2004. Among other things, this legislation contains the following provisions regarding the ability to cure REIT asset test violations.

Prior to the new law, a violation of an asset test resulted in loss of REIT status for the year of the violation and a prohibition on reelecting REIT status for another four years, unless the IRS granted a waiver of all or a part of such four-year period. As noted above, a REIT cannot own securities of any one issuer representing more than 5% of the total value of REIT assets or more than 10% of the voting securities or 10% of the value of outstanding securities of any one issuer. Under the new law, a REIT would not lose its REIT status for failing to satisfy these 5% or 10% asset tests in a quarter if the failure is due to the ownership of assets the total value of which does not exceed the lesser of (1) 1% of the total value of the REIT’s assets at the end of the quarter for which the measurement is done; or (2) $10 million, provided in either case that the REIT either disposes of the assets within six months after the last day of the quarter in which the REIT identifies the failure (or such other time period prescribed by the Treasury), or otherwise meets the requirements of those rules by the end of that period.

If a REIT fails to meet any of the asset test requirements for a quarter and the failure exceeds the de minimis threshold described above, then the REIT still would be deemed to have satisfied the requirements if (1) following the REIT’s identification of the failure, the REIT files a schedule with a description of each asset that caused the failure, in accordance with regulations prescribed by the Treasury; (2) the failure was due to reasonable cause and not to willful neglect; (3) the REIT disposes of the assets within six months after the last day of the quarter in which the identification occurred or such other time period as is prescribed by the Treasury (or the requirements of the rules are otherwise met within that period); and (4) the REIT pays a tax on the failure equal to the greater of (1) $50,000; or (2) an amount determined (under regulations) by multiplying the highest rate of tax for corporations under section 11 of the Internal Revenue Code, by the net income generated by the assets for the period beginning on the first date of the failure and ending on the date the REIT has disposed of the assets (or otherwise satisfies the requirements).

Gross Income Tests.  We must satisfy for each calendar year two separate tests based on the composition of our gross income, as defined under our method of accounting.

The 75% Gross Income Test.  At least 75% of our gross income for the taxable year (excluding gross income from prohibited transactions) must result from (i) rents from real property, (ii) interest on obligations secured by mortgages on real property or on interests in real property, (iii) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (iv) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (v) other specified investments relating to real property or mortgages thereon, and (vi) for a limited time qualified temporary investment income, as defined under the 75% Asset Test. We intend to invest funds not otherwise invested in real properties in cash sources or other liquid investments which will allow us to qualify under the 75% Gross Income Test.

Income attributable to a lease of real property will generally qualify as “rents from real property” under the 75% Gross Income Test (and the 95% Gross Income Test described below), subject to the rules discussed below:

Rent from a particular tenant will not qualify if we, or an owner of 10% or more of our stock, directly or indirectly, owns 10% or more of the voting stock or the total number of shares of all classes of stock in, or 10% or more assets or net profits of, the tenant (subject to certain exceptions). As described below, we expect that amounts received from taxable REIT subsidiaries we may form to facilitate our acquisition of lodging facilities will satisfy the conditions of the exception for rents received from a taxable REIT subsidiary with the result that such amounts will be considered rents from real property.

The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease.

Generally rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.

Rental income will not qualify if we furnish or render services to tenants or manage or operate the underlying property, other than through a permissible “independent contractor” from whom we derive no revenue, or through a taxable REIT subsidiary. This requirement, however, does not apply to the extent that the services, management or operations we provide are “usually or customarily rendered” in connection with the rental of space, and are not otherwise considered “rendered to the occupant.”

With respect to the last rule, tenants will receive some services in connection with their leases of the real properties. Our intention is that the services to be provided are those usually or customarily rendered in connection with the rental of space, and, therefore, providing these services will not cause the rents received with respect to the properties to fail to qualify as rents from real property for purposes of the 75% Gross Income Test (and the 95% Gross Income Test described below). The board of directors intends to hire qualifying independent contractors or to utilize taxable REIT subsidiaries to render services which it believes, after consultation with Proskauer Rose LLP, are not usually or customarily rendered in connection with the rental of space.

In addition, we have represented that with respect to our leasing activities, we will not (1) charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage or percentages of receipts or sales, as described above) (2) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease or (3) enter into any lease with a related party tenant.

Amounts received as rent from a taxable REIT subsidiary are not excluded from rents from real property by reason of the related party rules described above, if the activities of the taxable REIT subsidiary and the nature of the properties it leases meet certain requirements. Generally, amounts received by us from our taxable REIT subsidiary with respect to any lodging facilities we own will be considered rents from real property only if the following conditions are met:

•	Each lodging facility must not be managed or operated by us or the taxable REIT subsidiary to which it is leased, but rather must be managed or operated by an eligible independent contractor that qualifies for federal tax purposes as an independent contractor that is actively engaged in the trade or business of operating lodging facilities for persons not related to us or the taxable REIT subsidiary. The test for such independent contractor’s eligibility is made at the time the independent contractor enters into a management agreement or other similar service contract with the taxable REIT subsidiary to operate the lodging facility;
•	The lodging facility is a (i) hotel, (ii) motel or (iii) other establishment, more than one-half of the dwelling units in which are used on a transient basis. A dwelling unit is generally understood to be used on a transient basis if, for more than one half of the days in which such unit is used on a rental basis during a taxable year, it is used by a tenant or series of tenants each of whom uses the unit for less than thirty days;
•	The taxable REIT subsidiary may not directly or indirectly provide to any person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility is operated, except with respect to an independent contractor in relation to facilities it manages for or leases from us; and
•	No wagering activities may be conducted at or in connection with our lodging facilities by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business.

We expect that all lodging facilities we acquire will be operated in accordance with these requirements with the result that amounts received from the taxable REIT subsidiary will be considered rents from real property. The taxable REIT subsidiary will pay regular corporate rates on any income it earns from the lease of our lodging facilities. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a taxable REIT subsidiary and its parent REIT or the REIT’s tenants whose terms are not on an arm’s-length basis.

It is possible that we will be paid interest on loans secured by real property. All interest income qualifies under the 95% gross income test, and interest on loans secured by real property qualifies under the 75% gross income test, provided, in both cases, that the interest does not depend, in whole or in part, on the income or profits of any person (other than amounts based on a fixed percentage or percentages of receipts or sales). If a loan is secured by both real property and other property, all the interest on it will nevertheless qualify under the 75% gross income test if the amount of the loan does not exceed the fair market value of the real property at the time of the loan commitment. All of our loans secured by real property will be structured this way. Therefore, income generated through any investments in loans secured by real property will be treated as qualifying income under the 75% gross income test.

The 95% Gross Income Test.  In addition to deriving 75% of our gross income from the sources listed above, at least 95% of our gross income (excluding gross income from prohibited transactions) for the taxable year must be derived from (i) sources which satisfy the 75% Gross Income Test, (ii) dividends, (iii) interest, or (iv) gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business. It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Gross Income Test, but not under the 75% Gross Income Test. We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments which will allow us to qualify under the 95% Gross Income Test.

Our share of income from the properties will primarily give rise to rental income and gains on sales of the properties, substantially all of which will generally qualify under the 75% Gross Income and 95% Gross Income Tests. Our anticipated operations indicate that it is likely that we will have little or no non-qualifying income to cause adverse federal income tax consequences.

As described above, we may establish one or more taxable REIT subsidiaries with whom we could enter into leases for any properties we may invest in. The gross income generated by these taxable REIT subsidiaries would not be included in our gross income. However, we would realize gross income from these subsidiaries in the form of rents. In addition, any dividends from taxable REIT subsidiaries to us would be included in our gross income and qualify for the 95% income test.

If we fail to satisfy either the 75% Gross Income or 95% Gross Income Tests for any taxable year, we may retain our status as a REIT for such year if we satisfy the Internal Revenue Service that: (i) the failure was due to reasonable cause and not due to willful neglect, (ii) we attach to our return a schedule describing the nature and amount of each item of our gross income, and (iii) any incorrect information on such schedule was not due to fraud with intent to evade federal income tax. If this relief provision is available, we would remain subject to tax equal to the greater of the amount by which we failed the 75% Gross Income Test or the 95% Gross Income Test multiplied by a fraction meant to reflect our profitability.

Annual Distribution Requirements.  In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to the stockholders each year in an amount at least equal to the excess of: (1) the sum of: (a) 90% of our REIT Taxable Income (determined without regard to the deduction for dividends paid and by excluding any net capital gain); and (b) 90% of the net income (after tax) from foreclosure property; less (2) the sum of some types of items of non-cash income. Whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we: (1) declared a dividend before the due date of our tax return (including extensions), (2) distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration), and (3) file an election with our tax return. Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in any such month will be treated as having been paid on December 31 of that year so long as the dividends are actually paid during January of the following year. If we fail to meet the annual distribution requirements as a result of an adjustment to our federal income tax return by the Internal Revenue Service, or under certain other circumstances, we may cure the failure by paying a “deficiency dividend” (plus penalties and interest to the Internal Revenue Service) within a specified period.

If we do not distribute at least 90% of our REIT Taxable Income, we will be subject to federal income tax on the undistributed portion. We will also be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year, we must distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed.

We intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid federal income tax on net capital gains. It is possible that we may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. We will closely monitor the relationship between our REIT Taxable Income and cash flow and, if necessary to comply with the annual distribution requirements, will borrow funds to fully provide the necessary cash flow.

Failure to Qualify.  If we fail to qualify for federal income tax purposes as a REIT in any taxable year, we may be eligible for relief provisions if the failures are due to reasonable cause and not willful neglect and if a penalty tax is paid with respect to each failure to satisfy the applicable requirements. If the applicable relief provisions are not available or cannot be met, we will not be able to deduct our dividends and will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, thereby reducing cash available for distributions. In such event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits) will be taxable as ordinary income. This “double taxation” results from our failure to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT status for the four taxable years following the year during which qualification was lost.

Prohibited Transactions.  As discussed above, we will be subject to a 100% federal income tax on any net income derived from “prohibited transactions.” Net income derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of our business which is not foreclosure property. There is an exception to this rule for the sale of property that:

•	is a real estate asset under the 75% Asset Test;

•	has been held for at least two years;
•	has aggregate expenditures which are includable in the basis of the property not in excess of 30% of the net selling price;
•	in some cases, was held for production of rental income for at least two years;
•	in some cases, substantially all of the marketing and development expenditures were made through an independent contractor; and
•	when combined with other sales in the year, either does not cause the REIT to have made more than seven sales of property during the taxable year, or occurs in a year when the REIT disposes of less than 10% of its assets (measured by federal income tax basis or fair market value and ignoring involuntary dispositions and sales of foreclosure property).

Although we will eventually sell each of the properties, our primary intention in acquiring and operating the properties is the production of rental income and we do not expect to hold any property for sale to customers in the ordinary course of our business. As a general matter, any condominium conversions we might undertake must satisfy these restrictions to avoid being “prohibited transactions,” which will limit the annual number of transactions.

Characterization of Property Leases.  We may purchase either new or existing properties and lease them to tenants. Our ability to claim certain tax benefits associated with ownership of these properties, such as depreciation, would depend on a determination that the lease transactions are true leases, under which we would be the owner of the leased property for federal income tax purposes, rather than a conditional sale of the property or a financing transaction. A determination by the Internal Revenue Service that we are not the owner of any properties for federal income tax purposes may have adverse consequences to us, such as the denial of depreciation deductions (which could affect the determination of our REIT Taxable Income subject to the distribution requirements) or the aggregate value of our assets invested in real estate (which could affect REIT asset testing).

Tax Aspects of Investments in Partnerships

General.  We anticipate holding direct or indirect interests in one or more partnerships, including the operating partnership. We intend to operate as an Umbrella Partnership REIT, or UPREIT, which is a structure whereby we would own a direct interest in the operating partnership, and the operating partnership would, in turn, own the properties and may possibly own interests in other non-corporate entities that own properties. Such non-corporate entities would generally be organized as limited liability companies, partnerships or trusts and would either be disregarded for federal income tax purposes (if the operating partnership was the sole owner) or treated as partnerships for federal income tax purposes. The following is a summary of the federal income tax consequences of our investment in the operating partnership. This discussion should also generally apply to any investment by us in a property partnership or other non-corporate entity.

A partnership (that is not a publicly traded partnership) is not subject to tax as an entity for federal income tax purposes. Rather, partners are allocated their proportionate share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. We will be required to take into account our allocable share of the foregoing items for purposes of the various REIT gross income and asset tests, and in the computation of our REIT Taxable Income and federal income tax liability. Further, there can be no assurance that distributions from the operating partnership will be sufficient to pay the tax liabilities resulting from an investment in the operating partnership.

Generally, for entities formed after January 1, 1997, an entity with two or more members formed as a partnership or limited liability company under state law will be taxed as a partnership for federal income tax purposes unless it specifically elects otherwise. Because the operating partnership was formed as a partnership under state law after January 1, 1997 and will have two or more partners, the operating partnership will be treated as a partnership for federal income tax purposes. Additionally, the operating partnership (and any partnership invested in by the operating partnership) will not be treated as a publicly traded partnership within the meaning of Section 7704 of the Internal Revenue Code, which is taxed as a corporation for federal income tax purposes. The interests in the operating partnership (and any partnership invested in by the operating partnership) will fall within one of the “safe harbors” for the partnership to avoid being classified as a publicly traded partnership. However, our ability to satisfy the requirements of some of these safe harbors depends on the results of our actual operations.

If for any reason the operating partnership (or any partnership invested in by the operating partnership) is taxable as a corporation for federal income tax purposes, the character of our assets and items of gross income would change, and, as a result, we would most likely be unable to satisfy the applicable requirements under federal income tax laws discussed above. In addition, any change in the status of any partnership may be treated as a taxable event, in which case we could incur a tax liability without a related cash distribution. Further, if any partnership was treated as a corporation, items of income, gain, loss, deduction and credit of such partnership would be subject to corporate income tax. The partners of any such partnership would be treated as stockholders, with distributions to such partners being treated as dividends.

Final anti-abuse Treasury regulations have been issued under the partnership provisions of the Internal Revenue Code that authorize the Internal Revenue Service, in some abusive transactions involving partnerships, to disregard the form of a transaction and recast it as it deems appropriate. The anti-abuse regulations apply where a partnership is utilized in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners’ aggregate federal tax liability in a manner inconsistent with the intent of the partnership provisions. The anti-abuse regulations contain an example in which a REIT contributes the proceeds of a public offering to a partnership in exchange for a general partnership interest. The limited partners contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in such property. The example concludes that the use of the partnership is not inconsistent with the intent of the partnership provisions and, thus, cannot be recast by the Internal Revenue Service. However, the anti-abuse regulations are extraordinarily broad in scope and are applied based on an analysis of all the facts and circumstances. As a result, we cannot assure you that the Internal Revenue Service will not attempt to apply the anti-abuse regulations to us. Any such action could potentially jeopardize our status as a REIT and materially affect the tax consequences and economic return resulting from an investment in us.

Income Taxation of the Partnerships and their Partners.  In general, no gain or loss will be recognized by either the operating partnership or by the contributing partner on the transfer of a property in exchange for units in the partnership. Gain (but not loss) may be recognized by the transferring partner if the partner receives consideration other than units, if liabilities of the partner are assumed by the partnership in connection with the transfer of the property, if the transfer is treated as a disguised sale, and in other circumstances.

A partner’s adjusted basis in operating partnership units (the calculation of which is discussed below) is important for a number of reasons. The amount of losses and deductions allocated to a partner cannot exceed the partner’s adjusted basis. Any excess loss deduction allocated to a partner is suspended indefinitely until the partner has sufficient additional basis. In addition, the amount of gain or loss recognized on distributions to the partner, the adjusted basis of property distributed to the partner from the partnership, and the gain or loss recognized by a partner on the sale or other disposition of units are all calculated based on the partner’s adjusted basis in the units.

The initial basis of units in the operating partnership is equal to: (1) the sum of the adjusted basis of any property contributed to the partnership and the amount of any money contributed (or deemed contributed); (2) less the amount of money distributed (or deemed distributed) to the partner by the operating partnership in connection with the contribution. For purposes of these rules, the assumption of a partnership liability by a partner is treated as a deemed cash contribution by the partner; the assumption of a partner’s liability by the partnership is treated as a deemed cash distribution to the partner. Basis in units acquired through other means is calculated under other rules. In addition, other rules such as the disguised sale rules, may affect the basis of the partner’s units.

A partner’s initial basis in partnership units will be adjusted as follows. Basis is increased to reflect: (1) the partner’s distributive share of the taxable income of the operating partnership, and (2) the amount of any additional capital contributions made by the partner. Basis is reduced to reflect: (1) the amount of cash distributed (or deemed distributed) to the partner, (2) the adjusted basis of any partnership property distributed to the partner, and (3) the partner’s distributive share of the losses, deductions and nondeductible expenditures of the partnership that are not properly chargeable to a capital account. Finally, the basis of a unit is adjusted to reflect the partner’s share of the partnership’s liabilities. This allocation is made solely for tax purposes under federal income tax regulations. Allocations of partnership liabilities for basis purposes do not affect the limited liability of limited partners in the operating partnership.

Although a partnership agreement will generally determine the allocation of a partnership’s income and losses among the partners, such allocations may be disregarded for federal income tax purposes under Section 704(b) of the Internal Revenue Code and the Treasury regulations. If any allocation is not recognized for tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ economic interests in the partnership. We believe that the allocations of taxable income and loss in the operating partnership agreement comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury regulations.

For a description of allocations by the operating partnership to the partners, see the section “Operating Partnership Agreement.”

In some cases special allocations of net profits or net losses will be required to comply with the federal income tax principles governing partnership tax allocations.

Additionally, pursuant to Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to property contributed to the operating partnership in exchange for units must be allocated in a manner so that the contributing partner is charged with, or benefits from, the unrealized gain or loss attributable to the property at the time of contribution. The amount of such unrealized gain or loss is generally equal to the difference between the fair market value and the adjusted basis of the property at the time of contribution. These allocations are designed to eliminate book-tax differences by allocating to contributing partners lower amounts of depreciation deductions and increased taxable income and gain attributable to the contributed property than would ordinarily be the case for economic or book purposes. With respect to any property purchased by the operating partnership subsequent to our formation, such property will generally have an initial tax basis equal to its fair market value and, accordingly, Section 704(c) will not apply. The application of the principles of Section 704(c) in tiered partnership arrangements is not entirely clear. Accordingly, the Internal Revenue Service may assert a different allocation method than the one selected by the operating partnership to cure any book-tax differences.

For federal income tax purposes, depreciation deductions will be computed using the straight-line method. Commercial buildings, structural components and improvements are generally depreciated over 40 years. Some improvements to land are depreciated over 15 years. With respect to such improvements, however, taxpayers may elect to depreciate these improvements over 20 years using the straight-line method. For properties transferred to the operating partnership, depreciation deductions are calculated based on the transferor’s basis and depreciation method. For property acquired by a transferor prior to May 13, 1993, different depreciation methods may apply. Because depreciation deductions are based on the transferor’s basis in the contributed property, the operating partnership generally would be entitled to less depreciation than if the properties were purchased in a taxable transaction. The burden of lower depreciation will generally fall first on the contributing partner, but may also reduce the depreciation allocated to other partners.

Gain on the sale or other disposition of depreciable property is characterized as ordinary income (rather than capital gain) to the extent of any depreciation recapture. Buildings and improvements depreciated under the straight-line method of depreciation are generally not subject to depreciation recapture unless the property was held for less than one year. However, individuals, trusts and estates that hold shares either directly or through a pass-through entity may be subject to tax on the disposition on such assets at a rate of 25% rather than at the normal capital gains rate, to the extent that such assets have been depreciated.

Some expenses incurred in the conduct of the operating partnership’s activities may not be deducted in the year they were paid. To the extent this occurs, the taxable income of the operating partnership may exceed its cash receipts for the year in which the expense is paid. As discussed above, the costs of acquiring properties must generally be recovered through depreciation deductions over a number of years. Prepaid interest and loan fees, and prepaid management fees are other examples of expenses that may not be deducted in the year they were paid.

Tax Consequences of Disposition of Units.  If a unit in the operating partnership is sold or disposed of in a transaction treated as a sale for federal income tax purposes, the unit holder will generally recognize gain or loss based on the difference between the amount realized for tax purposes and the holder’s adjusted basis in the unit. The amount realized will be equal to the sum of the cash and the fair market value of other property received plus the amount of any liabilities of the operating partnership allocated to the unit holder. It is possible that the amount of gain recognized, or the tax imposed on the disposition, could exceed the amount of cash and/or value of any property received. In general, gain recognized on the sale of a unit will be treated as capital gain. To the extent that the unit holder’s amount realized on the transaction is attributable to the unit holder’s share of inventory or unrealized receivables of the operating partnership, such portion may be recharacterized as ordinary income.

Tax Consequences of Exercise of Exchange Rights.  Subject to some restrictions, the operating partnership agreement gives holders of limited partnership units the right to exchange their units into cash, subject to our right to pay for the units with shares of common stock rather than with cash. The exchange of units into shares is treated as a taxable sale of the units to us on which the unit owners will generally recognize capital gain or loss. To the extent that the unit holder’s amount realized on the transaction is attributable to the unit holder’s share of inventory or unrealized receivables of the operating partnership, such portion may be recharacterized as ordinary income. No gain or loss will be recognized by us. Our basis in the units will be increased by the amount of cash and the market price of the shares used to acquire the units, and will be adjusted to reflect changes in the liabilities of the operating partnership allocated to us as a result of acquiring the units.

Termination of the Operating Partnership.  The operating partnership will be considered as having terminated for federal income tax purposes if either: (1) no part of any business of the partnership continues to be carried on, or (2) within a 12 month period there is a sale or exchange of units representing 50% or more of the total ownership in the operating partnership. The operating partnership would be considered as having terminated solely for tax purposes and the termination would not result in an actual liquidation or dissolution of the operating partnership for state law purposes. It is unlikely that the operating partnership would terminate as a result of a sale of 50% or more of the operating partnership’s total ownership. Provisions in the operating partnership agreement specifically prohibit transfers of units (and any exercise of exchange rights) that would cause such a termination.

The termination of the operating partnership for federal income tax purposes would cause its taxable year to close. This may cause a “bunching” of income if the operating partnership’s taxable year is different from that of its partners; however, both we and the operating partnership intend to use the calendar taxable year. Additional tax consequences may result from a deemed termination. A deemed termination may also cause the operating partnership to reset its periods for depreciation and amortization, and to remake other tax elections, all of which could result in further tax consequences. Termination of the operating partnership generally would also cause a deemed termination of every non-corporate entity in which the operating partnership had a majority interest, with similar consequences.

Federal Income Taxation of Stockholders

Taxation of Taxable Domestic Stockholders.  As long as we qualify as a REIT, distributions paid to our domestic stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be ordinary dividend income. Generally, a domestic stockholder is any person other than a nonresident alien individual, a foreign trust or estate or a foreign partnership or corporation. Distributions in excess of current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the stockholder, reducing the stockholder’s tax basis in his or her common stock by the amount of such distribution, and then as capital gain. Because our earnings and profits are reduced for depreciation and other non-cash items, it is possible that a portion of each distribution will constitute a tax-deferred return of capital.

Additionally, because distributions in excess of earnings and profits reduce the stockholder’s basis in our stock, this will increase the stockholder’s gain on any subsequent sale of the stock.

Dividend income is characterized as “portfolio” income under the passive loss rules and cannot be offset by a stockholder’s current or suspended passive losses. Corporate stockholders cannot claim the dividends received deduction for such dividends unless we lose our REIT status. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year. However, corporate stockholders may be required to treat up to 20% of some types of capital gain dividends as ordinary income. Although stockholders generally recognize taxable income in the year that a distribution is received, any distribution we declare in October, November or December of any year and is payable to a stockholder of record on a specific date in any such month will be treated as both paid by us and received by the stockholder on December 31 of the year it was declared even if paid by us during January of the following calendar year. Because we are not a pass-through entity for federal income tax purposes, stockholders may not use any of our operating or capital losses to reduce their tax liabilities. We may also decide to retain, rather than distribute, our net long-term capital gains and pay any tax thereon. In this case, stockholders would include their proportionate shares of such gains in income, receive a credit on their returns for their proportionate share of our tax payments, and increase the tax basis of their shares of stock by the after-tax amount of such gain.

In general, the sale of our common stock held for more than 12 months will produce long-term capital gain or loss. All other sales will produce short-term gain or loss. In each case, the gain or loss is equal to the difference between the amount of cash and fair market value of any property received from the sale and the stockholder’s basis in the common stock sold. However, any loss from a sale or exchange of common stock by a stockholder who has held such stock for six months or less will be treated as a long-term capital loss, to the extent of our distributions that the stockholder treated as long-term capital gains.

We will report to our domestic stockholders and to the Internal Revenue Service the amount of dividends paid during each calendar year, and the amount (if any) of federal income tax we withhold. A stockholder may be subject to backup withholding with respect to dividends paid unless such stockholder: (a) is a corporation or comes within other exempt categories; or (b) provides us with a taxpayer identification number, certifies as to no loss of exemption, and otherwise complies with applicable requirements. A stockholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding can be credited against the stockholder’s federal income tax liability. In addition, we may be required to withhold a portion of distributions made to any stockholders who fail to certify their non-foreign status to us. See “ — Taxation of Foreign Stockholders” in this section.

Legislative Changes.  The Jobs and Growth Tax Relief Reconciliation Act of 2003 generally reduces the maximum tax rate applicable to you on capital gains recognized on the sale or other disposition of shares from 20% to 15%. The Jobs and Growth Tax Relief Reconciliation Act of 2003 also generally reduces the maximum marginal rate of tax payable by individuals on dividends received from corporations that are subject to a corporate level of tax. Except in limited circumstances, this reduced tax rate will not apply to dividends paid to you by us, because generally we are not subject to federal income tax on the portion of our REIT taxable income or capital gains distributed to our stockholders. The reduced maximum federal income tax rate will apply to that portion, if any, of dividends received by you that are attributable to:

•	dividends received by us from non-REIT corporations or taxable REIT subsidiaries;
•	income from the prior year with respect to which we were required to pay federal corporate income tax during the prior year (if, for example, we did not distribute 100% of our REIT taxable income for the prior year); and
•	distributions by us that we designate as long-term capital gains dividends (except for certain distributions taxable to you at a maximum rate of 25%).

The dividend and capital gains tax rate reductions provided in the Jobs and Growth Tax Relief Reconciliation Act of 2003 generally are effective for taxable years ending on or after May 6, 2003 through December 31, 2010. Without future legislative changes, the maximum long-term capital gains and dividend rates discussed above will increase in 2011.

Although this legislation does not adversely affect the taxation of real estate investment trusts or dividends paid by real estate investment trusts, the more favorable treatment of regular corporate dividends could cause investors who are individuals to consider stocks of other corporations that pay dividends to be more attractive relative to stocks of real estate investment trusts. It is not possible to predict whether this change in perceived relative value will occur, or what the effect will be on the market price of our stock.

The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in us.

Taxation of Tax-Exempt Stockholders.  Our distributions to a stockholder that is a domestic tax-exempt entity should not constitute unrelated business taxable income, or UBTI, unless the stockholder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Internal Revenue Code) to acquire its common shares, or the common shares are otherwise used in an unrelated trade or business of the tax-exempt entity.

Special rules apply to the ownership of REIT shares by some tax-exempt pension trusts. If we would fail to satisfy the “five or fewer” share ownership test (discussed above with respect to the Share Ownership tests) because the stock held by tax-exempt pension trusts was viewed as being held by the trusts rather than by their respective beneficiaries, tax-exempt pension trusts owning more than 10% by value of our stock may be required to treat a percentage of our dividends as UBTI. This rule applies if: (1) at least one tax-exempt pension trust owns more than 25% by value of our shares, or (2) one or more tax-exempt pension trusts (each owning more than 10% by value of our shares) hold in the aggregate more than 50% by value of our shares. The percentage treated as UBTI is our gross income (less direct expenses) derived from an unrelated trade or business (determined as if we were a tax-exempt pension trust) divided by our gross income from all sources (less direct expenses). If this percentage is less than 5%, however, none of the dividends will be treated as UBTI. Because of the restrictions in our charter regarding the ownership concentration of our common stock, we believe that a tax-exempt pension trust should not become subject to these rules. However, because our common shares may be publicly traded, we can give no assurance of this.

Prospective tax-exempt purchasers should consult their own tax advisors as to the applicability of these rules and consequences to their particular circumstances.

Taxation of Foreign Stockholders.  The rules governing the federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders (collectively, “Non-U.S. Stockholder”) are complex and no attempt will be made herein to provide more than a summary of such rules. Non-U.S. investors should consult with their own tax advisors to determine the impact that federal, state and local income tax or similar laws will have on them as a result of an investment in our REIT.

Distributions — In General.  Distributions paid by us that are not attributable to gain from our sales or exchanges of United States real property interests and not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such dividends to Non-U.S. Stockholders ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the common shares is treated as effectively connected with the Non-U.S. Stockholder’s conduct of a United States trade or business, the Non-U.S. Stockholder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as U.S. stockholders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a stockholder that is a foreign corporation that is not entitled to any treaty exemption). Dividends in excess of our current and accumulated earnings and profits will not be taxable to a stockholder to the extent they do not exceed the adjusted basis of the stockholder’s shares. Instead, they will reduce the adjusted basis of such shares. To the extent that such dividends exceed the adjusted basis of a Non-U.S. Stockholder’s shares, they will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of his shares, as described in “ — Sale of Shares” below.

Distributions Attributable to Sale or Exchange of Real Property. Distributions that are attributable to gain from our sales or exchanges of United States real property interests will be taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a United States trade or business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. stockholders, and would be subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Also, such dividends may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Stockholder not entitled to any treaty exemption.

Under the American Jobs Creation Act of 2004, a capital gain distribution from a REIT is not treated as effectively connected income for a foreign investor if (1) the distribution is received with regard to a class of stock that is regularly traded on an established securities market located in the United States; and (2) the foreign investor does not own more than 5% of the class of stock at any time during the tax year within which the distribution is received. However, it is not anticipated that our shares will be “regularly traded” on an established securities market, and therefore this exception is not expected to apply.

Tax Withholding on Distributions.  For withholding tax purposes, we will generally withhold tax at the rate of 30% on the amount of any distribution (other than distributions designated as capital gain dividends) made to a Non-U.S. Stockholder, unless the Non-U.S. Stockholder provides us with a properly completed Internal Revenue Service (i) Form W-8BEN evidencing that such Non-U.S. Stockholder is eligible for an exemption or reduced rate under an applicable tax treaty (in which case we will withhold at the lower treaty rate) or (ii) Form W-8ECI claiming that the dividend is effectively connected with the Non-U.S. Stockholder’s conduct of a trade or business within the United States (in which case we will not withhold tax). We are also generally required to withhold tax at the rate of 35% on the portion of any dividend to a Non-U.S. Stockholder that is or could be designated by us as a capital gain dividend, to the extent attributable to gain on a sale or exchange of an interest in U.S. real property. Such withheld amounts of tax do not represent actual tax liabilities but, rather, represent payments in respect of those tax liabilities described in the preceding two paragraphs. Thus, such withheld amounts are creditable by the Non-U.S. Stockholder against its actual U.S. federal income tax liabilities, including those described in the preceding two paragraphs. The Non-U.S. Stockholder would be entitled to a refund of any amounts withheld in excess of such Non-U.S. Stockholder’s actual U.S. federal income tax liabilities, provided that the Non-U.S. Stockholder files applicable returns or refund claims with the IRS.

Sales of Shares.  Gain recognized by a Non-U.S. Stockholder upon a sale of shares generally will not be subject to U.S. federal income taxation, provided that: (i) such gain is not effectively connected with the conduct by such Non-U.S. Stockholder of a trade or business within the United States; (ii) the Non-U.S. Stockholder is not present in the United States for 183 days or more during the taxable year and certain other conditions apply; and (iii) our REIT is a “domestically controlled REIT,” which generally means that less than 50% in value of our shares continues to be held directly or indirectly by foreign persons during a continuous 5-year period ending on the date of disposition or, if shorter, during the entire period of our existence.

We cannot assure you that we will qualify as a “domestically controlled” REIT. If we were not a domestically controlled REIT, a Non-U.S. Stockholder’s sale of common shares would be subject to tax, unless the common shares were regularly traded on an established securities market and the selling Non-U.S. Stockholder has not directly, or indirectly, owned during a specified testing period more than 5% in value of our common shares. However, it is not anticipated that the common shares will be “regularly traded” on an established market. If the gain on the sale of shares were to be subject to taxation, the Non-U.S. Stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain, and the purchaser of such common shares may be required to withhold 10% of the gross purchase price.

If the proceeds of a disposition of common stock are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and to backup withholding unless the disposing foreign stockholder certifies as to its name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer. Under

Treasury regulations, if the proceeds from a disposition of common stock paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker-dealer that is (i) a “controlled foreign corporation” for federal income tax purposes, (ii) a person 50% or more of whose gross income from all sources for a three-year period was effectively connected with a U.S. trade or business, (iii) a foreign partnership with one or more partners who are U.S. persons and who in the aggregate hold more than 50% of the income or capital interest in the partnership, or (iv) a foreign partnership engaged in the conduct of a trade or business in the United States, then (i) backup withholding will not apply unless the broker-dealer has actual knowledge that the owner is not a foreign stockholder, and (ii) information reporting will not apply if the foreign stockholder certifies its status as a foreign stockholder and further certifies that it has not been, and at the time the certificate is furnished reasonably expects not to be, present in the United States for a period aggregating 183 days or more during each calendar year to which the certification pertains. Prospective foreign purchasers should consult their tax advisors concerning these rules.

Other Tax Considerations

Distribution Reinvestment Program.  Stockholders who participate in the distribution reinvestment program will recognize taxable dividend income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed dividends will be treated as actual dividends from us to the participating stockholders and will retain the character and federal income tax effects applicable to all dividends. See “Taxation of Stockholders” in this section. Stock received under the program will have a holding period beginning with the day after purchase, and a federal income tax basis equal to its cost, which is the gross amount of the deemed distribution.

Share Repurchase Program.  A redemption of our shares will be treated under Section 302 of the Internal Revenue Code as a taxable dividend (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Internal Revenue Code enabling the redemption to be treated as a sale or exchange of our shares. The redemption will satisfy such test if it (i) is “substantially disproportionate” with respect to the stockholder, (ii) results in a “complete termination” of the stockholder's stock interest in us, or (iii) is “not essentially equivalent to a dividend” with respect to the stockholder, all within the meaning of Section 302(b) of the Internal Revenue Code. In determining whether any of these tests have been met, shares considered to be owned by the stockholder by reason of certain constructive ownership rules set forth in the Internal Revenue Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Internal Revenue Code is satisfied with respect to any particular stockholder of our shares will depend upon the facts and circumstances at the time the determination is made, prospective investors are advised to consult their own tax advisors to determine such tax treatment. If a redemption of our shares is treated as a distribution that is taxable as dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of any property received by the stockholders. The stockholder's adjusted tax basis in such redeemed shares would be transferred to the stockholder's remaining stockholdings in us. If, however, the stockholder has no remaining stockholdings in us, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

State And Local Taxes.  We and you may be subject to state or local taxation in various jurisdictions, including those in which we transact business or reside. Our and your state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws on an investment in the common shares.

Foreign Taxes.  Various of our subsidiaries and entities in which we and our subsidiaries invest may be subject to taxation in various foreign jurisdictions. We may own interests in properties located in a number of jurisdictions, and may be required to file tax returns in certain of those jurisdictions. The foreign tax treatment of our company and our stockholders may not conform to the U.S. federal income tax treatment discussed above. Each of the parties will pay any such foreign taxes prior to payment of any dividends. Each entity will attempt to minimize the amount of such taxes, but there can be no assurance whether or the extent to which measures taken to minimize taxes will be successful. Any foreign taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. To the extent that any of these entities is required to pay foreign taxes, the cash available for distribution to our stockholders will be reduced accordingly.

You should consult your own advisor regarding the specific foreign tax consequences of the purchase, ownership, and sales of our common shares, and of potential changes in applicable foreign tax laws.

Legislative Proposals.  You should recognize that our and your present federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with federal income taxation are constantly under review by Congress, the Internal Revenue Service and the Treasury Department, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not currently aware of any pending legislation that would materially affect our or your taxation as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of common shares.

ERISA CONSIDERATIONS

The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of ERISA and of Section 4975 of the Internal Revenue Code that may be relevant to a prospective purchaser of the shares. This discussion does not address all aspects of ERISA or Section 4975 of the Internal Revenue Code or, to the extent not pre-empted by ERISA, state law that may be relevant to particular employee benefit plan stockholders (including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Internal Revenue Code, and governmental plans and church plans that are exempt from ERISA and Section 4975 of the Internal Revenue Code but that may be subject to state law and other Internal Revenue Code requirements) in light of their particular circumstances.

General Investment Considerations

A plan fiduciary making the decision to invest in shares is advised to consult its own legal advisor regarding the specific considerations arising under ERISA, Section 4975 of the Internal Revenue Code, and (to the extent not pre-empted by ERISA) state law with respect to the purchase, ownership, or sale of shares. Plan fiduciaries should also consider the entire discussion under the preceding section entitled “Federal Income Tax Considerations,” as material contained therein is relevant to any decision by a plan to purchase the shares.

In considering whether to invest a portion of the assets of a plan in shares, plan fiduciaries should consider, among other things, whether the investment:

•	will be in accordance with the documents and instruments governing the plan;
•	will allow the plan to satisfy the diversification requirements of ERISA, if applicable;
•	will result in UBTI to the plan (see “Federal Income Tax Considerations — Taxation of Stockholders — Taxation of Tax-Exempt Stockholders”);
•	will be sufficiently liquid;
•	is prudent under ERISA; and
•	is for the exclusive purpose of providing benefits to participants and their beneficiaries.

The fiduciary of a plan not subject to Title I of ERISA or Section 4975 of the Internal Revenue Code, such as a governmental or church plan, should consider that such a plan may be subject to prohibitions against some related-party transactions under Section 503 of the Internal Revenue Code, which operate similar to the prohibited transaction rules of ERISA and Section 4975 of the Internal Revenue Code. In addition, the fiduciary of any such plan must consider applicable state or local laws, if any, and the restrictions and duties of common law, if any, imposed upon such plan. We express no opinion on whether an investment in shares is appropriate or permissible for any plan under Section 503 of the Internal Revenue Code, or under any state, county, local, or other law respecting such plan.

Regulation Under ERISA and the Internal Revenue Code

In addition to imposing general fiduciary standards of investment prudence and diversification on persons who are plan fiduciaries, ERISA and the Internal Revenue Code prohibit certain transactions involving “plan assets” and persons who have specified relationships to the plan (“parties in interest” under ERISA and “disqualified persons” under the Internal Revenue Code).

A prohibited transaction may occur if our assets are deemed to be assets of a benefit plan (i.e., the “look-through rule”) which invests in shares and thereafter a “party in interest” or a “disqualified person” deals with the assets in a manner not permitted under ERISA or the Internal Revenue Code. Under such circumstances, any person that exercises authority or control with respect to the management or disposition of plan assets is a plan fiduciary and, therefore, is a “party in interest” and a “disqualified person” capable of participating in a prohibited transaction with the plan. Thus, the action of an employee of ours in dealing with our assets could cause a plan which invests in our shares to be a participant in a prohibited transaction.

Regulations Issued by the Department of Labor

The Department of Labor, or the DOL, issued regulations that provide guidance on the circumstances under which a plan’s investment in shares will be subject to the “look-through rule” and thus turn our assets into plan assets. The DOL regulations provide exceptions to the “look-through rule.” Under the DOL regulation, an exception exists for investments in a “publicly-offered security.” A “publicly-offered security” is a security that is:

•	part of a class of securities that is “widely held,”
•	“freely transferable,” and
•	either part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 or sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 provided the securities are registered under the Securities Exchange Act of 1934 within the requisite time.

The DOL regulations provide that a security is “widely-held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be “widely-held” because the number of independent investors falls below 100 subsequent to the initial offering as a result of events beyond the issuer’s control. We represent that the shares will be held by over 100 investors independent of us and of one another and, therefore, should be considered “widely-held.”

The DOL regulations further provide that whether a security is “freely-transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL regulations state that generally, when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, some restrictions ordinarily will not, alone or in combination, affect the determination of the finding that such securities are “freely-transferable.” The DOL regulations indicate that a restriction or prohibition against a transfer or assignment which would result in a termination or reclassification of an entity for federal or state income tax purposes will not affect the determination of whether securities are “freely transferable.” The ownership limits imposed under our charter on the transfer of the shares are designed to prevent violations of the five or fewer requirement of federal income tax laws (which would cause a termination of REIT status for tax purposes) or are otherwise permitted under the DOL regulations and, therefore, we represent that there will be no restrictions imposed on the transfer of shares that will cause the shares to fail to be “freely-transferable.”

The DOL regulations are interpretive in nature and, therefore, no assurance can be given that the DOL will not conclude that the shares are not “freely-transferable,” or not “widely-held.” However, since the shares will be sold as part of an offering pursuant to an effective registration statement under the Securities Act of 1933 and they will be timely registered under the Securities Exchange Act of 1934, each as amended, we believe that the shares are “publicly offered securities” for purposes of the DOL regulations and that:

•	our assets will not be deemed to be “plan assets” of any plan that invests in the shares; and
•	any person who exercises authority or control with respect to our assets should not be treated as a plan fiduciary of any plan that invests in the shares, for purposes of the prohibited transaction rules of ERISA and Section 4975 of the Internal Revenue Code.

Other Prohibited Transactions

In addition, a prohibited transaction may also occur under ERISA or the Internal Revenue Code where there are circumstances indicating that:

•	investment in the shares is made or retained for the purposes of avoiding application of the fiduciary standard of ERISA;
•	the investment in the REIT constitutes an arrangement under which it is expected that the REIT will engage in transactions which would otherwise be prohibited if entered into directly by the plan purchasing the shares;

•	the investing plan, by itself, has the authority or influence to cause the REIT to engage in such transactions; or
•	the person who is prohibited from transacting with the investing plan may, but only with the aid of its affiliates and the investing plan, cause the REIT to engage in such transactions with such person.

In any event, a fiduciary or other person investing “plan assets” of any plan should not purchase shares, unless an exemption is available, if we or any of our affiliates either:

•	have investment discretion with respect to the investment of such assets; or
•	have authority or responsibility to give or regularly gives investment advice with respect to such assets, for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of such plan.

Any such purchase might result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code.

Insurance Companies

An insurance company considering an investment in shares should consider whether its general account may be deemed to include assets of the plans investing in the general account, for example, through the purchase of an annuity contract. In John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), the United States Supreme Court held that assets held in an insurance company’s general account may be deemed to be the plan assets under certain circumstances. In that event, the insurance company might be treated as a party in interest under such plans. However, Prohibited Transaction Exemption 95-60 may exempt some or all of the transactions that could occur as the result of the acquisition of the common stock by an insurance company general account. Therefore, insurance company investors should analyze whether John Hancock and PTE 95-60 or any other exemption may have an impact with respect to their purchase of the shares.

In addition, the Small Business Job Protection Act of 1996 added a new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Internal Revenue Code. Pursuant to Section 401(c), the Department of Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer’s general account. As a result of these regulations, assets of an insurance company general account will not be treated as “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code to the extent such assets relate to contracts issued to employee plans on or before December 31, 1998 and the insurer satisfies various conditions. The assets of a plan invested in an insurance company separate account continue to be treated as the plan assets of any such plan.

See “Risk Factors — Employee Benefit Plan Risks — Annual Statement of Value is an Estimate” for an explanation of the annual statement of value we will provide stockholders.

PLAN OF DISTRIBUTION

General

We are offering a maximum of 51,000,000 shares of our common stock to the public through Lightstone Securities (our “dealer manager”), a registered broker-dealer. The shares are being offered at a price of $10.00 per share. All of the shares are being sold through Lightstone Securities, a registered broker-dealer, underwriter and the dealer manager on a best-efforts basis. A “best-efforts” basis means that neither the dealer manager nor the soliciting dealers are under any obligation to purchase any of the shares being offered. Therefore, no specified number of shares is guaranteed to be sold and no specified amount of money is guaranteed to be raised from this offering. Our dealer manager is a subsidiary of our sponsor.

This offering will commence as of the date of this prospectus. If the minimum offering of 500,000 shares is not sold by  2010, we will cancel this offering and your investment will be returned to you with interest. If the minimum offering of 500,000 shares of common stock is sold and if this offering continues thereafter, the offering will terminate on or before ,  2011, unless we elect to extend it to a date no later than           2012, in states that permit an extension. We reserve the right to terminate this offering at any time.

Until we achieve the maximum offering, Lightstone SLP II LLC will purchase the subordinated profits interests of our operating partnership semiannually, at a cost of $100,000 per unit, the purchase price of which will be repaid only after stockholders receive a stated preferred return and their net investment. Lightstone SLP II LLC will be entitled to a portion of any regular distributions made by the operating partnership, but only after our stockholders receive a stated preferred return. We anticipate that the first sale and purchase of subordinated profits interests will occur on or around the date that we achieve the minimum offering. Our sponsor may elect to purchase subordinated profits interests with cash or may contribute interests in real property of equivalent value. The proceeds received from the cash sale of subordinated profits interests will be used to pay dealer manager fees and selling commissions. If our sponsor elects to purchase subordinated profits interests with interests in real properties, a majority of our board of directors (including a majority of our independent directors) will determine the value of the interest based on an appraisal obtained by a qualified independent real estate appraiser concerning the underlying property. Any subordinated profits interests purchased with an interest in real property may have property level secured indebtedness to which the REIT’s purchase may be subject. In determining the value of such interests, the board of directors will consider the individual and portfolio leverage limitations of the REIT, the maturity date and interest rate of any such indebtedness and the current state of the real estate debt markets at the time of such purchase in determining the value of such property.

Factors Used to Determine Offering Price

Our board of directors determined the offering price of the common stock and such price bears no relationship to any established criteria for valuing issued or outstanding shares. It determined the offering price of our shares of common stock based primarily on the range of offering prices of other REITs that do not have a public trading market. In addition, our board of directors set the offering price of our shares at $10, a round number, in order to facilitate calculations relating to the offering price of our shares. However, the offering price of our shares of common stock may not reflect the price at which the shares may trade if they were listed on an exchange or actively traded by brokers, or the proceeds that a stockholder may receive if we were liquidated or dissolved.

Dealer Manager

Our dealer manager, organized in 2004, is an affiliate of us and our sponsor and is registered as a broker-dealer. Through The Lightstone Group, Mr. Lichtenstein wholly owns our dealer manager. Although the principal business function of the dealer manager will be to sell our common stock, the dealer manager may participate in other offerings for our sponsor and its affiliates. Our dealer manager was also the dealer manager for the Lightstone I initial public offering.

Escrow Conditions

If you are qualified to participate in this offering, the proceeds from your subscription will be deposited in a segregated escrow account with the escrow agent, Wells Fargo Bank, National Association, and will be held in trust for your benefit, pending release to us. Your investment will not be commingled with any other funds. None of the common stock offered by this prospectus will be sold, no commissions or fees will be paid, and your initial admission as a stockholder will not take place unless the escrow agent has received and accepted paid subscriptions for at least 500,000 shares of common stock for $5,000,000 (subject to any applicable volume discounts) within one year from the date of this prospectus. Through the purchase of the subordinated profits interests by Lightstone SLP II LLC, we will pay expenses and commissions to the managing dealer, who may reallow them to the soliciting dealers. If subscriptions for at least the minimum offering have not been received, accepted, and paid for within one year from the date of this prospectus, the escrow agent will promptly refund your investment with interest. If a refund is made, our sponsor will pay any escrow fees and no amounts will be deducted from the escrow funds.

The escrow agreement between us, the dealer manager and the escrow agent provides that escrowed funds will be held by the escrow agent in an interest bearing account with the power of investment in investments permitted under Rule 15c2-4 of the Securities Exchange Act of 1934. Additionally, as soon as we have received subscription proceeds for at least 500,000 shares of our common stock, we may direct that the escrow agent invest the proceeds in other short-term investments which can be readily sold, with appropriate safety of principal. The escrow agreement prohibits investment of the proceeds in (i) money market mutual funds, (ii) corporate equity or debt securities, (iii) repurchase agreements, (iv) bankers’ acceptances, (v) commercial paper and (vi) municipal securities. After the minimum offering amount is sold, closings will be held on an ongoing basis to release subscription proceeds to us. We will accept or reject subscriptions within 10 business days after we receive them.

Any interest that we earn on subscription proceeds relating to the minimum offering prior to their release to us from escrow will be distributed to you if we do not achieve the minimum offering or, if we do achieve the minimum offering, you will receive all interest earned on your subscription payments prior to the first closing of this offering. After your initial admission as a stockholder in connection with the sale of at least 500,000 shares, you will not be entitled to interest earned on our funds or to receive interest on your investment except for interest earned on your subscription proceeds from the date of their transfer to an escrow account until our initial issuance of shares to subscribers.

Special Notice to Pennsylvania Investors

Subscription proceeds received from residents of Pennsylvania will be placed in a separate interest-bearing escrow account with the escrow agent until subscriptions for shares aggregating at least $25,500,000 have been received and accepted by us. If we have not raised a minimum of $25,500,000 in gross offering proceeds (including sales made to residents of other jurisdictions) by the end of each 120-day escrow period (with the initial 120-day escrow period commencing upon the effectiveness of this offering), we will notify Pennsylvania investors in writing by certified mail within ten calendar days after the end of each 120-day escrow period that they have a right to have their investments returned to them. If a Pennsylvania investor requests the return of his or her subscription funds within ten calendar days after receipt of the notification, we must return those funds to the investor, together with any interest earned on the funds for the time those funds remain in escrow subsequent to the initial 120-day escrow period, within ten calendar days after receipt of the investor’s request.

Subscription Process

We are offering up to 51,000,000 shares of our common stock to the public through the dealer manager and the soliciting dealers, as our agents. The agreement between our dealer manager and the soliciting dealers requires the soliciting dealers to make diligent inquiries of you in order to find out whether a purchase of our common stock is suitable and appropriate for you, and to transmit promptly to us the completed subscription documentation and any supporting documentation we may reasonably require. In addition, our sponsor, our dealer manager and the soliciting dealers, as our agents, must make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for an investor. In making this determination, the soliciting dealers will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information.

The dealer manager or a soliciting dealer is also required to deliver to you a copy of our final prospectus and its appendices. We plan to make this prospectus and the appendices available electronically to the dealer manager and the soliciting dealers, as well as to provide them paper copies. As a result, if the dealer manager or a soliciting dealer chooses to, with your prior consent, it may provide you with the option of receiving this prospectus and the appendices electronically. In any case, however, you may always receive a paper copy upon request.

Our common stock is being sold as subscriptions for the common stock are received and accepted by us, subject to the satisfaction by us of the escrow conditions described in the section immediately above. We have the unconditional right to accept or reject your subscription. Your subscription will be accepted or rejected within 10 business days after our receipt of a fully completed copy of the subscription agreement and payment for the number of shares of common stock subscribed for. If we accept your subscription, a confirmation will be mailed to you not more than three business days after our acceptance. No sale of our common stock may be completed until at least five business days after the date you receive our final prospectus as filed with the SEC pursuant to Rule 424(b) of the Securities Act of 1933, as amended, and, if required by state regulatory authorities, a copy of our organizational documents. If for any reason your subscription is rejected, your funds and your subscription agreement will be returned to you, without interest (unless we reject your subscription because we fail to achieve the minimum offering) or deduction, within 10 business days after receipt.

Representations and Warranties in the Subscription Agreement

The subscription agreement requires you to make the following factual representations:

•	Your tax identification number set forth in the subscription agreement is accurate and you are not subject to backup withholding;
•	You received a copy of our final prospectus not less than five business days prior to signing the subscription agreement;
•	You meet the minimum income, net worth and any other applicable suitability standards established for you;
•	You are purchasing our common stock for your own account; and
•	You acknowledge that our common stock is illiquid.

Each of the above representations is included in the subscription agreement in order to help satisfy our responsibility, which our broker dealers will undertake as our agents, to make every reasonable effort to determine that the purchase of our common stock is a suitable and appropriate investment for you and that appropriate income tax reporting information is obtained. We will not sell any common stock to you unless you are able to make the above factual representations by executing the subscription agreement. You must separately sign or initial each representation made in the subscription agreement and, except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

By executing the subscription agreement, you will not be waiving any rights under federal or state law.

Determination of Your Suitability as an Investor

We, our dealer manager, each soliciting dealer and our sponsor will make reasonable efforts to determine that you satisfy the suitability standards set forth herein and that an investment in our common stock is an appropriate investment for you. The soliciting dealers must determine whether you can reasonably benefit from this investment. In making this determination, the soliciting dealers will consider whether:

•	you have the capability of understanding fundamental aspects of our business based on your employment experience, education, access to advice from qualified sources such as attorneys, accountants and tax advisors and prior experience with investments of a similar nature;
•	you have an apparent understanding of:
•	the fundamental risks and possible financial hazards of this type of investment;
•	the fact that the shares are illiquid;

•	the role of our advisor in directing or managing your investment in our company;
•	the tax consequences of your investment; and
•	you have the financial capability to invest in our common stock.

By executing the subscription agreement, each soliciting dealer acknowledges its determination that our common stock is a suitable and appropriate investment for you. Each soliciting dealer is required to represent and warrant that it has complied with all applicable laws in determining the suitability of our common stock as an investment for you, which each will do in its capacity as our agent. We and our affiliates will coordinate the processes and procedures used by the dealer manager and the soliciting dealers and, where necessary, implement additional reviews and procedures to determine that you meet the suitability standards set forth in this prospectus.

Compensation We Will Pay for the Sale of Our Shares

You will not be responsible for any commissions on any sales of shares under this offering. Our operating partnership will issue subordinated profits interests to Lightstone SLP II LLC, which is controlled by our sponsor, in exchange for an amount equal to 10% of the gross offering proceeds raised in this offering. If we raise the maximum $510,000,000, we expect to pay a total of $51,000,000 in selling commissions and in dealer manager fees. If we raise the minimum $5,000,000, we expect to pay a total of $500,000 in selling commissions and in dealer manager fees. Our sponsor may elect to purchase subordinated profits interests with either cash or contributions of interests in real property of equivalent value. We cannot currently determine the value of these subordinated profits interests, which depends upon results of operations, but the initial sale price of each such unit will be $100,000. With the proceeds from the cash sale of the subordinated profits interests, we will pay expenses and commissions to the dealer manager, who may reallow them to the soliciting dealers. Lightstone Securities will pay all brokers commissions until subscriptions for the minimum offering have been received, accepted and paid for. After the minimum offering is achieved, Lightstone Securities will be reimbursed for such payments with the proceeds from the purchase of the subordinated profits interests.

The subordinated profits interests will entitle Lightstone SLP II LLC to certain distributions from our operating partnership. The following table sets forth information with respect to the apportionment of any regular and liquidating distributions that we make among Lightstone SLP II LLC and our stockholders. For a more detailed discussion of distribution apportionment, see “Operating Partnership Agreement — Subordinated Profits Interests.”

We cannot assure investors of the cumulative non-compounded returns discussed below, which we disclose solely as a measure for the incentive compensation of our sponsor, advisor and affiliates.

Recipient(s) of Distribution (Listed Chronologically)	Apportionment of Distributions	Cumulative Non-Compounded Return Threshold (That Initiates Next Level of Distributions)
(i) Stockholders	100%	7% per year on stockholders’ net investment
(ii) Lightstone SLP II LLC	100%	7% per year on the purchase price of the subordinated profits interests
(iii) Stockholders/ Lightstone SLP II LLC	70% to stockholders; 30% to Lightstone SLP II LLC	Until 12% per year on stockholders’ net investment
(iv) Stockholders/ Lightstone SLP II LLC	60% to stockholders; 40% to Lightstone SLP II LLC	Above 12% on stockholders’ net investment (remainder of regular distributions apportioned in this manner)

In the event of termination of the advisory agreement by our board of directors or stockholders, Lightstone SLP II LLC, which is controlled by our sponsor, may elect either (i) to receive cash in an amount equal to the purchase price of the subordinated profits interests that it received in exchange for a purchase price sufficient to cover the dealer manager fees and selling commissions or (ii) retain the subordinated profits interests and receive distributions in accordance with the terms of such interests.

We will use the proceeds from this sale of subordinated profits interests to Lightstone SLP II LLC to pay all broker dealer fees and selling commissions. Accordingly, none of the payments described below will reduce the amount which we will invest to acquire property. Except for the special sales described later in this section, we will pay the dealer manager selling commissions of 7% on all of the shares of common stock sold. All of these selling commissions will be reallowed to soliciting dealers as compensation for their services in soliciting and obtaining subscriptions from you and other investors. Except for the special sales described later in this section, we will pay the dealer manager 3% of the gross offering proceeds in the form of a dealer manager fee as compensation for acting as the dealer manager and for expenses incurred in connection with marketing our shares and paying the employment costs of the dealer manager’s wholesalers. Out of its dealer manager fee, the dealer manager may pay salaries and commissions to its wholesalers of up to 3% of gross offering proceeds. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares. Generally, the dealer manager will not give any portion of the dealer manager fee to soliciting dealers unless they have a prescribed minimum annual sales volume of our common stock. Marketing and due diligence costs paid by the dealer manager on behalf of, or to, the soliciting dealers may be deducted from any portion of the dealer manager fee payable to the soliciting dealers.

Registered Investment Advisers and Bank Trust Departments

We will not pay any selling commissions in connection with the sale of shares to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature. Investors may agree with their participating brokers to reduce the amount of selling commissions payable with respect to the sale of their shares down to zero (i) if the investor has engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice or (ii) if the investor is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department. The net proceeds to us will not be affected by reducing the commissions payable in connection with such transaction. Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in our shares. In all events, the amount of the dealer manager fee and any services or other fee paid in connection with the sale of shares to investors whose contracts for investment advisor or related brokerage services include a fixed or wrap fee feature will not exceed 10% of the gross proceeds of the shares acquires by such investors.

Estimated Dealer Manager Compensation and Expenses

Set forth below is a table indicating the estimated dealer manager compensation and expenses that will be paid in connection with the offering.

	Per Unit Sold	Total Minimum	Total Maximum
Selling commissions	$.70	$350,000	$35,700,000
Dealer manager fees	$.30	$150,000	$15,300,000
Total	$1.00 (before marketing and due diligence)	$500,000	$51,000,000

The dealer manager does not intend to be a market maker and so will not execute trades for selling stockholders.

Other Dealer Manager Commission Arrangements

No selling commissions or dealer manager fees are payable in connection with the purchase of shares under the distribution reinvestment program or the redemption of shares under the share repurchase program.

We will not pay selling commissions in connection with the following sales:

•	the sale of common stock to our employees, directors and associates and our affiliates, our advisor, affiliates of our advisor, the dealer manager or their respective officers and employees;
•	the sale of our common stock to one or more soliciting dealers and to their respective officers and employees and some of their respective affiliates who request and are entitled to purchase common stock net of selling commissions; and
•	the common stock credited to an investor as a result of a volume discount.

It is illegal for us to pay or award any commissions or other compensation to any person engaged by you for investment advice as an inducement to such advisor to advise you to purchase our common stock; however, nothing herein will prohibit a registered broker-dealer or other properly licensed person from earning a sales commission in connection with a sale of the common stock.

We will provide, on an annual basis, a per-share estimated value of our common stock, the method by which we developed such value and the date of the data we used to estimate such value, in accordance with the rules of FINRA.

Volume Discounts

We will offer a reduced share purchase price to “single purchasers” on orders of more than $250,000 and selling commissions paid to Lightstone Securities and participating broker-dealers will be reduced by the amount of the share purchase price discount. The share purchase price will be reduced for each incremental share purchased in the total volume ranges set forth in the table below. The reduced purchase price will not affect the amount we receive for investment.

For a “Single Purchaser”	Purchase Price per Share for Incremental Share in Volume Discount Range	Selling Commission per Share for Incremental Share in Volume Discount Range
$2,000 – $250,000	$10.00	$0.70
250,001 – 500,000	9.85	0.55
500,001 – 750,000	9.70	0.40
750,001 – 1,000,000	9.60	0.30
1,000,001 – 5,000,000	9.50	0.20

Any reduction in the amount of the selling commissions in respect of volume discounts received will be credited to the investor in the form of additional whole shares. Selling commissions will not be paid on any shares issued for a volume discount.

As an example, a single purchaser would receive 50,380 shares rather than 50,000 shares for an investment of $500,000 and the selling commission would be $31,459. The discount would be calculated as follows: On the first $250,000 of the investment there would be no discount and the purchaser would receive 25,000 shares at $10 per share. On the remaining $250,000, the per share price would be $9.85 and the purchaser would receive 25,380 shares.

Selling commissions for purchases of $5,000,000 or more may, in our sole discretion, be reduced to $0.20 per share or less. In the event of a sale of $5,000,000 or more, we will supplement this prospectus to include: (i) the aggregate amount of the sale, (ii) the price per share paid by the purchaser and (iii) a statement that other investors wishing to purchase at least the amount described in (i) will pay no more per share than the initial purchaser.

Orders may be combined for the purpose of determining the total commissions payable with respect to applications made by a “single purchaser,” so long as all the combined purchases are made through the same soliciting dealer. The amount of total commissions thus computed will be apportioned pro rata among the individual orders on the basis of the respective amounts of the orders being combined. As used herein, the term “single purchaser” will include:

•	any person or entity, or persons or entities, acquiring shares as joint purchasers;

•	all profit-sharing, pension and other retirement trusts maintained by a given corporation, partnership or other entity;
•	all funds and foundations maintained by a given corporation, partnership or other entity; and
•	all profit-sharing, pension and other retirement trusts and all funds or foundations over which a designated bank or other trustee, person or entity (except an investment advisor registered under the Investment Advisers Act of 1940) exercises discretionary authority with respect to an investment in our company.

In the event a single purchaser described in the last four categories above wishes to have its orders so combined, that purchaser will be required to request the treatment in writing, which request must set forth the basis for the discount and identify the orders to be combined. Any request will be subject to our verification that all of the orders were made by a single purchaser.

Orders also may be combined for the purpose of determining the commissions payable in the case of orders by any purchaser described in any category above who, subsequent to its initial purchase of shares, orders additional shares. In this event, the commission payable with respect to the subsequent purchase of shares will equal the commission per share which would have been payable in accordance with the commission schedule set forth above if all purchases had been made simultaneously.

Unless investors indicate that orders are to be combined and provide all other requested information, we cannot be held responsible for failing to combine orders properly.

Purchases by entities not required to pay federal income tax may only be combined with purchases by other entities not required to pay federal income tax for purposes of computing amounts invested if investment decisions are made by the same person. If the investment decisions are made by an independent investment advisor, that investment advisor may not have any direct or indirect beneficial interest in any of the entities not required to pay federal income tax whose purchases are sought to be combined. You must mark the “Additional Investment” space on the subscription agreement signature page in order for purchases to be combined. We are not responsible for failing to combine purchases if you fail to mark the “Additional Investment” space.

If the subscription agreements for the purchases to be combined are submitted at the same time, then the additional common stock to be credited to you as a result of such combined purchases will be credited on a pro rata basis. If the subscription agreements for the purchases to be combined are not submitted at the same time, then any additional common stock to be credited as a result of the combined purchases will be credited to the last component purchase, unless we are otherwise directed in writing at the time of the submission. However, the additional common stock to be credited to any entities not required to pay federal income tax whose purchases are combined for purposes of the volume discount will be credited only on a pro rata basis on the amount of the investment of each entity not required to pay federal income tax on their combined purchases.

California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this rule, volume discounts can be made available to California residents only in accordance with the following conditions:

•	there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;
•	all purchasers of the shares must be informed of the availability of quantity discounts;
•	the same volume discounts must be allowed to all purchasers of shares which are part of the offering;
•	the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

•	the variance in the price of the shares must result solely from a different range of commissions, and all discounts must be based on a uniform scale of commissions; and
•	no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

Electronic Prospectus

An electronic prospectus is available on our Internet Web site, www.lightstonereit.com. We will not make shares available for sale on this Internet Web site, however. An investor can only purchase our shares through his, her or its broker-dealer who has entered into a soliciting dealers agreement with Lightstone Securities. Other than the prospectus in electronic format, the information on our Web site is not part of this prospectus.

Indemnification

We have agreed to indemnify the dealer manager and the soliciting dealers against certain liabilities arising under the Securities Act of 1933, as amended, against any and all loss, liability, claim, damage and expense caused by any untrue statement or alleged untrue statement of a material fact contained in this prospectus (or any amendment or supplement thereto), or the omission or alleged omission of a material fact required to be stated or necessary to make the statements in this prospectus not misleading, subject to certain exceptions. We may advance expenses to any indemnified party for legal and other expenses and costs incurred as a result of any legal action for which indemnification is sought, subject to the satisfaction of certain conditions. We are not required to indemnify our dealer manager for violations of the federal or state securities laws unless our dealer manager is found successful on the merits, the claims against our dealer manager are dismissed with prejudice or a court approves a settlement of the claims and, in each case, the court approves indemnification of the litigation costs.

WHO MAY INVEST

In order to purchase shares, you must:

•	Meet the financial suitability standards, and
•	Purchase at least the minimum number of shares.

Suitability Standards

Because an investment in our common stock is risky and is a long-term investment, it is suitable for you only if you have adequate financial means to make this investment, you have no immediate need for liquidity in your investment and you can bear the loss of your investment. We have established financial suitability standards for investors who purchase shares of our common stock, which are set forth following the cover page hereof.

Minimum Purchase

Subject to the restrictions imposed by state law, we will sell shares of our common stock only to investors who initially purchase a minimum of 200 shares of common stock for a total purchase price of $2,000, including tax-exempt entities. Tax-exempt entities are generally any investor that is exempt from federal income taxation, including:

•	a pension, profit-sharing, retirement or other employee benefit plan which satisfies the requirements for qualification under Section 401(a), 414(d) or 414(e) of the Internal Revenue Code;
•	a pension, profit-sharing, retirement or other employee benefit plan which meets the requirements of Section 457 of the Internal Revenue Code;
•	trusts that are otherwise exempt under Section 501(a) of the Internal Revenue Code;
•	a voluntary employees’ beneficiary association under Section 501(c)(9) of the Internal Revenue Code; or
•	an IRA which meets the requirements of Section 408 of the Internal Revenue Code.

The term “plan” includes plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Internal Revenue Code, governmental or church plans that are exempt from ERISA and Section 4975 of the Internal Revenue Code, but that may be subject to state law requirements, or other employee benefit plans.

HOW TO SUBSCRIBE

Investors who meet the suitability standards described above may purchase shares of common stock. See “Who May Invest” and “Plan of Distribution — Determination of Investor Suitability,” above, for the suitability standards. Investors who want to purchase shares should proceed as follows:

•	Read the entire final prospectus and the current supplement(s), if any, accompanying the final prospectus.
•	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in the prospectus as Appendix C.
•	Deliver a check for the full purchase price of the shares being subscribed for, payable to “ Wells Fargo Bank, NA, Escrow Agent for Lightstone II” along with the completed subscription agreement to the soliciting dealer. The name of the soliciting dealer appears on the subscription agreement.
•	By executing the subscription agreement and paying the full purchase price for the shares subscribed for, each investor attests that he or she meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms.

A sale of the shares may not be completed until at least five business days after the subscriber receives our final prospectus as filed with the SEC pursuant to Rule 424(b) of the Securities Act of 1933, as amended. Within 10 business days of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three days. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest (unless we reject your subscription because we fail to achieve the minimum offering) or deduction, within 10 business days after we received it.

An approved trustee must process through us and forward to us subscriptions made through individual retirement accounts, Keogh plans and 401(k) plans. In the case of individual retirement accounts, Keogh plans and 401(k) plan stockholders, we will send the confirmation to the trustee.

SALES LITERATURE

In addition to and apart from this prospectus, we may use supplemental sales material in connection with the offering. This material may consist of a brochure describing the advisor and its affiliates and our objectives. The material may also contain pictures and summary descriptions of properties similar to those we intend to acquire that our affiliates have previously acquired. This material may also include audiovisual materials and taped presentations highlighting and explaining various features of the offering, properties of prior real estate programs and real estate investments in general, and articles and publications concerning real estate. Business reply cards, introductory letters and seminar invitation forms may be sent to the dealer members of the Financial Industry Regulatory Association designated by Lightstone Securities and prospective investors. No person has been authorized to prepare for, or furnish to, a prospective investor any sales literature other than that described herein and “tombstone” newspaper advertisements or solicitations of interest that are limited to identifying the offering and the location of sources of further information.

The use of any sales materials is conditioned upon filing with and, if required, clearance by appropriate regulatory agencies. Such clearance (if provided), however, does not indicate that the regulatory agency allowing the use of the materials has passed on the merits of the offering or the adequacy or accuracy of the materials.

This offering is made only by means of this prospectus. Except as described herein, we have not authorized the use of other supplemental literature or sales material in connection with this offering.

DISTRIBUTION REINVESTMENT AND SHARE REPURCHASE PROGRAMS

Distribution Reinvestment Program

We are registering 6,500,000 shares of our common stock to be sold pursuant to our distribution reinvestment program on the registration statement of which this prospectus is a part. Our distribution reinvestment program provides our stockholders with an opportunity to purchase additional shares of common stock by reinvesting distributions. Stockholders who elect to participate in the distribution reinvestment program will authorize us to use distributions payable to them to purchase additional shares of common stock. A participant will not be able to acquire common stock under the program if the purchase would cause it to exceed the 9.8% ownership limit or would violate any of the other share ownership restrictions imposed by our charter. Participation in the distribution reinvestment program is limited to stockholders who purchase shares pursuant to this offering. Stockholders who have received a copy of this prospectus and participate in this offering may elect to participate in and purchase shares through the distribution reinvestment program at any time and would not need to receive a separate prospectus relating solely to such program.

As further explained below, purchases under the distribution reinvestment program are made at a price, $9.50 per share at first, equal to 95% of the market price of a share of common stock on the date of purchase until such time as our shares are listed on a national securities exchange or included for quotation on a national market system. This reduced price reflects a decrease in costs associated with these issuances.

Participants in the distribution reinvestment program may also purchase fractional shares of common stock, so that 100% of distributions will be used to acquire common stock. Common stock will be purchased under the distribution reinvestment program on the record date for the distribution used to purchase the common stock. Distributions on common stock acquired under the distribution reinvestment program will be paid at the same time as distributions are paid on common stock purchased outside the program and are calculated with a daily record and distribution declaration date. Each participant agrees that he or she will promptly notify us in writing if his or her financial condition changes at any time prior to listing the common stock on a national securities exchange or inclusion of them for quotation on a national market system.

Beginning with the first distribution paid after the effective date of the offering, participants will acquire our shares at a fixed price of $9.50 per share. This will continue until the earlier of (1) the increase of the public offering price per share of common stock in the offering from $10 per share, if there is an increase, and (2) the termination of the offering. Thereafter, participants may acquire our shares at a price equal to 95% of the market price of a share on the date of purchase until our shares are listed on a national stock exchange or included for quotation on a national market system. In the event of listing or inclusion, we will purchase shares for the distribution reinvestment program on the exchange or market at the prevailing market price. We will then sell the shares to stockholders at that price. The discount from the public offering price per share will not exceed 5% of the market price of a share on the date of purchase. It is possible that a secondary market will develop for the shares, and that the prices on the secondary market will be lower or higher than the price of shares purchased through the distribution reinvestment program.

Because we have no intention of establishing this secondary market for our shares, however, it is unlikely that one will develop unless we list the shares on a national stock exchange or include them for quotation on a national market system. If a secondary market does develop, we may purchase shares in this secondary market for sale under the distribution reinvestment program, and if we choose to do so, participants will pay the price we paid to purchase such shares, which may be higher or lower than otherwise set forth in this section. In the unlikely event that we do purchase shares in the secondary market and we use the services of a broker, we will allocate the costs of such broker among all the participants in the plan. We will not charge these investors for any fees other than the actual third party out-of-pocket expenses that we would incur in the secondary market. Neither we nor our affiliates will receive a fee for selling shares through the distribution reinvestment program. We do not warrant or guarantee that participants will acquire shares at the lowest possible price through the program.

A participant may stop participating in the distribution reinvestment program at any time without penalty, by delivering written notice to us. Prior to listing the shares on a national stock exchange or including them for quotation on a national market system, any transfer of shares by a participant to a non-participant will terminate participation in the distribution reinvestment program with respect to the transferred shares. Within 90 days after the end of our fiscal year, we provide each participant with an individualized report on his or her investment, including the purchase date(s), purchase price and number of shares owned, as well as the dates of distribution and amount of distributions received during the prior fiscal year. Prior to listing the shares as described above, we will not issue share certificates except to stockholders who make a written request therefore, and ownership of these shares will be in book-entry form.

The individualized statement to participants will include receipts and purchases relating to each participant’s participation in the distribution reinvestment program including the tax consequences relative thereto. The directors, including a majority of independent directors, by majority vote may amend or terminate the distribution reinvestment program upon 30 days notice to participants.

Stockholders who participate in the distribution reinvestment program will recognize dividend income, taxable to the extent of our current or accumulated earnings and profits, in the amount and as though they had received the cash rather than purchased shares through the distribution reinvestment program. These deemed dividends will be treated as actual dividends and will retain the character and tax effects applicable to all dividends. In addition, the 5% discount applicable to shares purchased under the distribution reinvestment program will itself be treated as a deemed distribution to the purchaser. Shares received under the distribution reinvestment program will have a holding period, for tax purposes, beginning with the day after purchase, and a tax basis equal to their cost, which is the gross amount of the deemed distribution. See “Federal Income Tax Considerations — Taxation of Stockholders — Taxation of Taxable Domestic Stockholders” for a full discussion of the tax effects of distributions.

We will not issue certificates representing shares purchased through the distribution reinvestment program and the ownership of these shares will be in book-entry form.

No selling commissions or dealer manager fees are payable in connection with the distribution reinvestment program.

Share Repurchase Program

Prior to the time that our shares are listed on a national securities exchange, the share repurchase program may provide eligible stockholders with limited, interim liquidity by enabling them to sell shares back to us, subject to restrictions and applicable law. Specifically, state securities regulators impose investor suitability standards that establish specific financial thresholds that must be met by any investor in certain illiquid, long-term investments, including REIT shares. The prices at which stockholders who have held shares for the required one-year period may sell shares back to us are as follows:

•	during the current offering period, $9.00 per share. This is a reduction of $1.00 from the $10.00 offering price per share;
•	during the 12 months following the termination of the offering period, the lesser of (i) $9.50 per share or (ii) the purchase price per share if purchased from Lightstone Securities at a reduced price in accordance with the volume discounts; and
•	after 12 months following the termination of the offering period, the lesser of (i) $10.00 per share or (ii) the purchase price per share if purchased from Lightstone Securities at a reduced price in accordance with the volume discounts.

A stockholder must have beneficially held the shares for at least one year prior to offering them for sale to us through the share repurchase program, although if a stockholder redeems all of its shares our Board of Directors has the discretion to exempt shares purchased pursuant to the dividend reimbursement plan from this one-year requirement. Our affiliates will not be eligible to participate in the share repurchase program.

Pursuant to the terms of the share repurchase program, we will make repurchases, if requested, at least once quarterly. Each stockholder whose redemption request is granted will receive the redemption amount within 30 days after the fiscal quarter in which we grant its redemption request. Subject to the limitations described in this prospectus, we will also redeem shares upon the request of the estate, heir or beneficiary of a deceased stockholder. We will limit the number of shares redeemed pursuant to our share redemption program as follows: during any 12-month period, we will not redeem in excess of two percent (2.0%) of the weighted average number of shares outstanding during the prior calendar year.

Our Board of Directors, at its sole discretion, may choose to terminate the share repurchase program after the end of the offering period, or reduce or increase the number of shares purchased under the program, if it determines that the funds allocated to the share repurchase program are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution. A determination by our Board of Directors to eliminate, reduce or increase the share repurchase program will require the unanimous affirmative vote of the independent directors.

No selling commissions or dealer manager fees are payable in connection with the share repurchase plan.

Our Board of Directors reserves the right in its sole discretion at any time and from time to time to:

•	waive the one-year holding period in the event of the death of a stockholder, a stockholder’s disability or need for long-term care, other involuntary exigent circumstances such as bankruptcy, or a mandatory distribution requirement under a stockholder’s IRA;
•	reject any request for redemption;
•	change the purchase price for redemptions; or
•	otherwise amend the terms of, suspend or terminate our share repurchase program.

Funding for the share repurchase program will come exclusively from proceeds we receive from the sale of shares under our distribution reinvestment program and other operating funds, if any, as our Board of Directors, at its sole discretion, may reserve for this purpose. We cannot guarantee that the funds set aside for the share repurchase program will be sufficient to accommodate all requests made each year. However, the stockholder may withdraw the request at any time or ask that we honor the request when funds are available. Pending repurchase requests will be honored on a pro rata basis.

If funds available for our share redemption program are not sufficient to accommodate all requests, shares will be redeemed as follows: first, pro rata as to redemptions upon the death or disability of a stockholder; next pro rata as to redemptions to stockholders who demonstrate, in the discretion of our Board of Directors, another involuntary exigent circumstance, such as bankruptcy; next pro rata as to redemptions to stockholders subject to a mandatory distribution requirement under such stockholder’s IRA; and, finally, pro rata as to all other redemption requests.

In general, a stockholder or his or her estate, heir or beneficiary may present to us fewer than all of the shares then-owned for redemption, except that the minimum number of shares that must be presented for redemption shall be at least 25% of the holder’s shares. However, provided that your redemption request is made within 180 days of the event giving rise to the special circumstances described in this sentence, where redemption is being requested (1) on behalf of a deceased stockholder; (2) by stockholder who is deemed by our Board of Directors to be disabled or in need of long-term care; (3) by a stockholder due to other involuntary exigent circumstances, such as bankruptcy; or (4) by a stockholder due to a mandatory distribution under such stockholder’s IRA, a minimum of 10% of the stockholder’s shares may be presented for redemption; provided, however, that any future redemption request by such stockholder must present for redemption at least 25% of such stockholder’s remaining shares.

A stockholder who wishes to have shares redeemed must mail or deliver to us a written request on a form provided by us and executed by the stockholder, its trustee or authorized agent. An estate, heir or beneficiary that wishes to have shares redeemed following the death of a stockholder must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our Board of Directors of the death of the stockholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent. Unredeemed shares may be passed to an estate, heir or beneficiary following the death of a stockholder.

A stockholder requesting the redemption of his shares due to a disability must mail or deliver to us a written request on a form provided by us, including the evidence acceptable to our Board of Directors of the stockholder’s disability. If the shares are to be redeemed under any conditions outlined herein, we will forward the documents necessary to effect the redemption, including any signature guaranty we may require.

Stockholders are not required to sell their shares to us. The share repurchase program is only intended to provide interim liquidity for stockholders until a liquidity event occurs, such as the listing of the shares on a national stock exchange, inclusion of the shares for quotation on a national market system, or our merger with a listed company. We cannot guarantee that a liquidity event will occur.

Shares we purchase under the share repurchase program will be canceled, and will have the status of authorized but unissued shares. Shares we acquire through the share repurchase program will not be reissued unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933 and under appropriate state securities laws or otherwise issued in compliance with such laws.

If we terminate, reduce or otherwise change the share repurchase program, we will send a letter to stockholders informing them of the change, and we will disclose the changes in quarterly reports filed with the Securities and Exchange Commission on Form 10-Q.

REPORTS TO STOCKHOLDERS

Our advisor will keep, or cause to be kept, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. All of these books of account, together with a copy of our charter, will at all times be maintained at our principal office, and will be open to inspection, examination and duplication at reasonable times by the stockholders or their agents.

The advisor will submit to each stockholder our audited annual reports within 120 days following the close of each fiscal year. The annual reports will contain the following:

•	audited financial statements;
•	the ratio of the costs of raising capital during the period to the capital raised;
•	the aggregate amount of advisory fees and the aggregate amount of fees paid to the advisor and any affiliate of the advisor, including fees or charges paid to the advisor and to any affiliate of the advisor by third parties doing business with us;
•	our total operating expenses, stated as a percentage of the average invested assets and as a percentage of net income;
•	a report from the independent directors that the policies, objectives and strategies we follow are in the best interests of our stockholders and the basis for such determination; and
•	separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us, the directors, the advisor and any of their affiliates occurring in the year for which the annual report is made. Independent directors are specifically charged with the duty to examine and comment in the report on the fairness of such transactions.

In addition, unaudited quarterly reports containing the information required by Form 10-Q will be submitted to each stockholder within 45 days after the close of each quarterly fiscal period. Also, each stockholder will be provided our unaudited semi-annual reports within 270 days following the close of each fiscal year. The semi-annual reports will contain the same type of information as the annual reports described above.

At the same time as any distribution, we will provide stockholders with a statement disclosing the source of the funds distributed. If the information is not available when the distribution is made, we will provide a statement setting forth the reasons why the information is not available. In no event will the information be provided to stockholders more than 60 days after we make the distribution. We will include in our stockholders’ account statements an estimated value of our shares that will comply with the requirements of NASD Rule 2340.

Within 60 days following the end of any calendar quarter during the period of the offering in which we have closed an acquisition of a property, we will submit a report to each stockholder containing:

•	the location and a description of the general character of the property acquired during the quarter;
•	the present or proposed use of the property and its suitability and adequacy for that use;
•	the terms of any material leases affecting the property;
•	the proposed method of financing, if any, including estimated down payment, leverage ratio, prepaid interest, balloon payment(s), prepayment penalties, “due-on-sale” or encumbrance clauses and possible adverse effects thereof and similar details of the proposed financing plan; and
•	a statement that title insurance has been or will be obtained on the property acquired.

In addition, during the period of the offering we will send a report to each stockholder and submit to prospective investors when the advisor believes a property will probably be acquired:

•	on specified terms, i.e., upon completion of due diligence which includes review of the title insurance commitment, appraisal and environmental analysis; and
•	involving the use of 10% or more, on a cumulative basis, of the net proceeds of the offering.

After the completion of the last acquisition, the advisor will, upon request, send a schedule to the Commissioner of Corporations of the State of California. The schedule, verified under the penalty of perjury, reflects: each acquisition made; the purchase price paid; the aggregate of all acquisition expenses paid on each transaction; and a computation showing compliance with our charter. We will, upon request, submit to the Commissioner of Corporations of the State of California or to any of the various state securities administrators, any report or statement required to be distributed to stockholders pursuant to our charter or any applicable law or regulation.

In addition, we will annually prepare a comparison between our compensation structure and the compensation structure prescribed by the NASAA REIT Guidelines. Certain state securities regulators, including the Securities Division of the Commonwealth of Massachusetts, the Arizona Corporation Commission, the Alabama Securities Commission, the Arkansas Securities Department, the Securities Division of the Secretary of State of Indiana, the Securities and Regulated Industries Bureau of the Iowa Insurance Division, the Securities Division of the Secretary of State of Missouri, the Securities Division of the New Mexico Regulation and Licensing Department, the Pennsylvania Securities Commission, the Securities Division of the Department of Commerce and Insurance of Tennessee, the Texas State Securities Board and the Virginia Division of Securities and Retail Franchising require us to deliver this comparison for their review on a regular basis. See “Prospectus Summary — Compensation Restrictions.”

The accountants we regularly retain will prepare our federal tax return and any applicable state income tax returns. We will submit appropriate tax information to the stockholders within 30 days following the end of each of our fiscal years. We will not provide a specific reconciliation between generally accepted accounting principles and income tax information to the stockholders. However, the reconciling information will be available in our office for inspection and review by any interested stockholder. Annually, at the same time as the dissemination of appropriate tax information (including a Form 1099) to stockholders, we will provide each stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of shares owned, as well as the dates of distribution and amounts of distributions received during the prior fiscal year. The individualized statement to stockholders will include any purchases of shares under the distribution reinvestment program. Stockholders requiring individualized reports on a more frequent basis may request these reports. We will make every reasonable effort to supply more frequent reports, as requested, but we may, at our sole discretion, require payment of an administrative charge either directly by the stockholder, or through pre-authorized deductions from distributions payable to the stockholder making the request.

We may deliver to our stockholders each of the reports discussed in this section, as well as any other communications that we may provide them with, by E-mail or by any other means.

See “Risk Factors; Employee Benefit Plan Risks; Annual Statement of Value is an Estimate” for an explanation of the annual statement of value we provide to stockholders.

LITIGATION

We are not subject to any material pending legal proceedings.

RELATIONSHIPS AND RELATED TRANSACTIONS

On May 20, 2008, Lightstone Value Plus REIT II LLC purchased 20,000 shares for $10.00 per share from us in connection with our organization. Our advisor also made a capital contribution of $2,000 to Lightstone Value Plus REIT II LP, our operating partnership, in exchange for 200 limited partnership units of the operating partnership. The 200 limited partnership units received by our advisor may be exchanged, at its option, for 200 shares identical to those being offered pursuant to the prospectus included in this registration statement, subject to our option to pay cash in lieu of such shares. No sales commission or other consideration was paid in connection with such sales, which were consummated without registration under the Securities Act of 1933, as amended, in reliance upon the exemption from registration in Section 4(2) of the Securities Act because the transactions did not involve any public offering.

We have entered into agreements to pay our advisor, our property managers, our dealer manager and their affiliates fees or other compensation for providing services to us, as more fully described in “Compensation Table.”

Our operating partnership will issue subordinated profits interests to Lightstone SLP II LLC in exchange for an amount equal to 10% of the gross proceeds raised in this offering. Lightstone SLP II, LLC will purchase the subordinated profits interests of our operating partnership at a cost of $100,000 per unit and has the option to pay in cash or with interests in real property of equivalent value. Lightstone SLP II LLC is wholly owned by The Lightstone Group.

LEGAL MATTERS

Proskauer Rose LLP, will pass upon the legal matters in connection with our status as a REIT for federal income tax purposes. Proskauer Rose LLP does not purport to represent our stockholders or potential investors, who should consult their own counsel. Proskauer Rose LLP also provides legal services to our sponsor, advisor and their affiliates.

Proskauer Rose LLP has reviewed the statements in the section in the prospectus titled “Federal Income Tax Considerations” and elsewhere as they relate to federal income tax matters and the statements in the section in the prospectus titled “ERISA Considerations.”

Venable LLP will pass upon the legality of the common stock and certain matters of Maryland law in connection with our organization. Venable LLP does not purport to represent our stockholders or potential investors, who should consult their own counsel.

EXPERTS

The consolidated financial statements of Lightstone Value Plus Real Estate Investment Trust II, Inc. and Subsidiary included in this prospectus have been audited by Amper, Politziner & Mattia, LLP independent registered public accounting firm, as stated in their report appearing herein, and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the Securities and Exchange Commission in connection with this offering. This prospectus is part of the registration statement and does not contain all of the information included in the registration statement and all of its exhibits, certificates and schedules. Whenever a reference is made in this prospectus to any contract or other document of ours, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

You may read and copy our registration statement and all of its exhibits and schedules which we have filed with the SEC and which may be inspected and copied at the Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. This material, as well as copies of all other documents filed with the SEC, may be obtained from the Public Reference Section of the SEC, 100 F. Street, N.E., Washington D.C. 20549 upon payment of the fee prescribed by the SEC. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxies, information statements and other information regarding registrants that file electronically with the SEC, including us. The address of this website is http://www.sec.gov.

INDEX TO FINANCIAL STATEMENTS
OF
LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC.
(a Maryland Corporation)

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC.
AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

October 31, 2008
(UNAUDITED)
ASSETS
Cash	100,488
Due from sponsor	101,512
Total Assets	$202,000
LIABILITIES AND STOCKHOLDERS’ EQUITY
Minority interest in partnership	2,000
Stockholders’ equity:
Preferred shares, $0.01 par value; 10,000,000 shares authorized, none outstanding	—
Common stock, $0.01 par value; 100,000,000 shares authorized, 20,000 shares issued and outstanding	200
Additional paid-in-capital	199,800
Total stockholder’s equity	200,000
Total Liabilities and Stockholders' Equity	$202,000

See Accompanying Unaudited Notes to These Unaudited Consolidated Financial Statements

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC.
AND SUBSIDIARY

CONSOLIDATED STATEMENT OF STOCKHOLDER’S EQUITY (UNAUDITED)

For the Period April 28, 2008 (Date of Inception) through October 31, 2008

	Preferred Shares		Common Shares		Additional Paid-In Capital	Total Stockholder’ Equity
	Preferred Shares	Amount	Common Shares	Amount
Balance, at inception, April 28, 2008	—	$—	—	$—	$—	$—
Net loss						—
Proceeds from issuance of common stock	—	—	20,000	200	199,800	200,000
Balance, October 31, 2008	—	$—	20,000	$200	$199,800	$200,000

See Accompanying Unaudited Notes to These Unaudited Consolidated Financial Statements

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

For the Period April 28, 2008 (Date of Inception) through October 31, 2008

Cash Flows From Operating Activities:
Net cash provided by (used in) operating activities	$—
Cash Flows From Investing Activities:
Net cash provided by (used in) investing activities	—
Cash Flows From Financing Activities:
Due from sponsor	(101,512)
Proceeds from issuance of common stock	200,000
Proceeds from issuance of limited partnership units	2,000
Net cash provided by financing activities	100,488
Net change in cash	100,488
Cash, beginning of period	—
Cash, end of period	$100,488

See Accompanying Unaudited Notes to These Unaudited Consolidated Financial Statements

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARY
(A Maryland Corporation in the Developmental Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
October 31, 2008

1. Organization

Lightstone Value Plus Real Estate Investment Trust II, Inc. (the “Company”), incorporated on April 28, 2008, in Maryland, intends to qualify as a real estate investment trust (“REIT”). The Company intends to offer for sale a maximum of 51,000,000 common shares at a price of $10 per share (exclusive of 6,500,000 shares available pursuant to the Company’s distribution reinvestment program, 75,000 shares reserved for issuance under the Company’s stock option plan and 255,000 shares reserved for issuance under the Company’s Employee and Director Incentive Restricted Share Plan). The Company sold 20,000 shares to Lightstone Value Plus REIT II LLC (the “Advisor”) on May 20, 2008, for $10 per share. The Company invested the proceeds from this sale in the Operating Partnership, and as a result, held a 99.9% limited partnership interest in the Operating Partnership. The Advisor also contributed $2,000 to the Operating Partnership in exchange for 200 limited partner units in the Operating Partnership. The limited partner has the right to convert operating partnership units into cash or, at the option of the Company, an equal number of common shares of the Company, as allowed by the limited partnership agreement.

The Company will seek to acquire and operate commercial and residential properties located in the United States. All such properties may be acquired and operated by the Company alone or jointly with another party. As of the date of this financial statement, the Company has neither purchased nor contracted to purchase any properties, nor has the Advisor identified any properties in which there is a reasonable probability that the Company will acquire.

The management of the Company will be through the Advisor and Prime Retail Property Management LLC, HVM, LLC, Prime Group Realty Trust and Beacon Property Management, LLC, the Company’s affiliated property managers. Lightstone Securities LLC (the “Dealer Manager”) will serve as the dealer manager of the Company’s public offering. These related parties will receive compensation and fees for services related to the offering and for the investment and management of the Company’s assets. These entities will receive fees during the offering, acquisition, operational and liquidation stages. The compensation levels during the offering, acquisition and operational stages are based on percentages of the offering proceeds sold, the cost of acquired properties and the annual revenue earned from such properties and other such fees outlined in each of the respective agreements. (See Note 4, Related Party Transactions, for a summary of related party fees.)

The Company has not commenced operations and is therefore in its developmental stage.

2. Summary of Significant Accounting Policies

Basis of Presentation

The unaudited consolidated financial statements include the accounts of the Company and the Operating Partnership. As of October 31, 2008, the Company had a 99.01% general partnership interest in the Operating Partnership. All inter-company balances and transactions have been eliminated in consolidation.

In management’s opinion, the accompanying unaudited consolidated financial statements reflect all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation of the financial information as of October 31, 2008 and for the period April 28, 2008 (date of inception) through October 31, 2008.

The unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses during a reporting period. The most significant assumptions and estimates relate to the valuation of real estate, depreciable lives, revenue recognition, the collectability of trade accounts receivable and the realizability of deferred tax assets. Application of these assumptions requires the exercise of judgment as to future uncertainties and, as a result, actual results could differ from these estimates.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARY
(A Maryland Corporation in the Developmental Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
October 31, 2008

2. Summary of Significant Accounting Policies  – (continued)

Investments in real estate partnerships where the Company has the ability to exercise significant influence, but does not exercise financial and operating control, are accounted for using the equity method.

Marketable Securities

Marketable are recorded at fair value, in accordance with Statement of Financial Accounting Standards (FAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities. Unrealized holding gains or losses are reported as a component of accumulated other comprehensive income (loss). Realized gains or losses resulting from the sale of these securities are determined based on the specific identification of the securities sold. Marketable securities with original maturities greater than three months and less than one year are classified as short-term; otherwise they are classified as long-term. An impairment charge is recognized when the decline in the fair value of a security below the amortized cost basis is determined to be other-than-temporary. We consider various factors in determining whether to recognize an impairment charge, including the duration and severity of any decline in fair value below our amortized cost basis, any adverse changes in the financial condition of the issuers’ and our intent and ability to hold the investment for a period of time sufficient to allow for any anticipated recovery in market value. The Board has authorized the Company to from time to time to invest the Company’s available cash in marketable securities of real estate related companies. The Board has approved investments up to 30% of the Company’s total assets to be made at the Company’s discretion, subject to compliance with any REIT or other restrictions.

Revenue Recognition

Minimum rents will be recognized on an accrual basis, over the terms of the related leases on a straight-line basis. The capitalized above-market lease values and the capitalized below-market lease values are amortized as an adjustment to rental income over the initial lease term. Percentage rents, which are based on commercial tenants’ sales, are recognized once the sales reported by such tenants exceed any applicable breakpoints as specified in the tenants’ leases. Recoveries from commercial tenants for real estate taxes, insurance and other operating expenses, and from residential tenants for utility costs, are recognized as revenues in the period that the applicable costs are incurred. The Company recognizes differences between estimated recoveries and the final billed amounts in the subsequent year.

Accounts Receivable

The Company makes estimates of the uncollectability of its accounts receivable related to base rents, expense reimbursements and other revenues. The Company analyzes accounts receivable and historical bad debt levels, customer credit worthiness and current economic trends when evaluating the adequacy of the allowance for doubtful accounts. In addition, tenants in bankruptcy are analyzed and estimates are made in connection with the expected recovery of pre-petition and post-petition claims. The Company’s reported net income is directly affected by management’s estimate of the collectability of accounts receivable.

Investment in Real Estate

Accounting for Acquisitions

The Company accounts for acquisitions of Properties in accordance with SFAS No. 141, “Business Combinations” (“SFAS No. 141”). The fair value of the real estate acquired is allocated to the acquired tangible assets, consisting of land, building and tenant improvements, and identified intangible assets and liabilities, consisting of the value of above-market and below-market leases for acquired in-place leases and the value of tenant relationships, based in each case on their fair values. Purchase accounting is applied to assets and liabilities related to real estate entities acquired based upon the percentage of interest acquired. Fees incurred related to acquisitions are generally capitalized. Fees incurred in the acquisition of joint venture interest are expensed as incurred.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARY
(A Maryland Corporation in the Developmental Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
October 31, 2008

2. Summary of Significant Accounting Policies  – (continued)

Upon the acquisition of real estate operating properties, the Company estimates the fair value of acquired tangible assets (consisting of land, building and improvements) and identified intangible assets and liabilities (consisting of above and below-market leases, in-place leases and tenant relationships), and assumed debt in accordance with SFAS No. 141, at the date of acquisition, based on evaluation of information and estimates available at that date. Based on these estimates, the Company allocates the initial purchase price to the applicable assets and liabilities. As final information regarding fair value of the assets acquired and liabilities assumed is received and estimates are refined, appropriate adjustments are made to the purchase price allocation. The allocations are finalized within twelve months of the acquisition date.

In determining the fair value of the identified intangible assets and liabilities of an acquired property, above-market and below-market in-place lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease values and the capitalized below-market lease values are amortized as an adjustment to rental income over the initial non-cancelable lease term.

The aggregate value of in-place leases is determined by evaluating various factors, including an estimate of carrying costs during the expected lease-up periods, current market conditions and similar leases. In estimating carrying costs, management includes real estate taxes, insurance and other operating expenses, and estimates of lost rental revenue during the expected lease-up periods based on current market demand. Management also estimates costs to execute similar leases including leasing commissions, legal and other related costs. The value assigned to this intangible asset is amortized over the remaining lease terms. Optional renewal periods are not considered.

The aggregate value of other acquired intangible assets includes tenant relationships. Factors considered by management in assigning a value to these relationships include: assumptions of probability of lease renewals, investment in tenant improvements, leasing commissions and an approximate time lapse in rental income while a new tenant is located. The value assigned to this intangible asset is amortized over the remaining lease terms.

Carrying Value of Assets

The amounts to be capitalized as a result of periodic improvements and additions to real estate property, and the periods over which the assets are depreciated or amortized, are determined based on the application of accounting standards that may require estimates as to fair value and the allocation of various costs to the individual assets. Differences in the amount attributed to the assets can be significant based upon the assumptions made in calculating these estimates.

Impairment Evaluation

Management evaluates the recoverability of its investment in real estate assets in accordance with Statement of Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (SFAS No. 144). This statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that recoverability of the asset is not assured.

The Company evaluates the long-lived assets, in accordance with SFAS No. 144 on a quarterly basis and will record an impairment charge when there is an indicator of impairment and the undiscounted projected cash flows are less than the carrying amount for a particular property. The estimated cash flows used for the impairment analysis and the determination of estimated fair value are based on the Company’s plans for the respective assets and the Company’s views of market and economic conditions. The estimates consider matters such as current and historical rental rates, occupancies for the respective Properties and comparable properties, and recent sales data for comparable properties. Changes in estimated future cash flows due to changes in the

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARY
(A Maryland Corporation in the Developmental Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
October 31, 2008

2. Summary of Significant Accounting Policies  – (continued)

Company’s plans or views of market and economic conditions could result in recognition of impairment losses, which, under the applicable accounting guidance, could be substantial.

Depreciation and Amortization

Depreciation expense for real estate assets is computed using a straight-line method using a weighted average composite life of thirty-nine years for buildings and improvements and five to ten years for equipment and fixtures. Expenditures for tenant improvements and construction allowances paid to commercial tenants are capitalized and amortized over the initial term of each lease. Maintenance and repairs are charged to expense as incurred.

Deferred Costs

The Company capitalizes initial direct costs in accordance with SFAS No. 91, “Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases.” The costs are capitalized upon the execution of the loan or lease and amortized over the initial term of the corresponding loan or lease. Amortization of deferred loan costs begins in the period during which the loan was originated. Deferred leasing costs are not amortized to expense until the earlier of the store opening date or the date the tenant’s lease obligation begins.

Income Taxes

The Company will make an election in 2009 to be taxed as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), beginning with its first taxable year, ending December 31, 2009. Accordingly, no provision for income tax has been recorded.

We will elect and plan to qualify to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code in conjunction with the filing of our 2009 federal tax return. To qualify and maintain its status as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of its ordinary taxable income to stockholders. As a REIT, the Company generally will not be subject to federal income tax on taxable income that it distributes to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will then be subject to federal income taxes on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service grants the Company relief under certain statutory provisions. Such an event could materially adversely affect the Company’s net income and net cash available for distribution to stockholders. However, the Company believes that it will be organized and operate in such a manner as to qualify and maintain treatment as a REIT and intends to operate in such a manner so that the Company will qualify and remain qualified as a REIT for federal income tax purposes.

The Company adopted FIN No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109. The adoption of FIN 48 did not have a material impact on the Company’s financial position or cash flows.

Organization and Offering Costs

The Company estimates dealer manager fees and selling commissions of approximately $500,000 if the minimum offering of 500,000 shares is sold and approximately $51,000,000 if the maximum offering of 51,000,000 shares is sold. The sponsor has agreed to purchase subordinated profits interests in the Company’s operating partnership semiannually at a price of $100,000 per $1,000,000 in subscriptions until the maximum offering is achieved. The sponsor may elect to purchase subordinated profits interests with cash or contributions of interests in real property. The proceeds received from the cash sale of subordinated profits interests

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARY
(A Maryland Corporation in the Developmental Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
October 31, 2008

2. Summary of Significant Accounting Policies  – (continued)

will be used to pay the dealer manager fees and selling commissions. The Company’s sponsor will pay all organizational and offering expenses in connection with the offering, except that the Company will apply any proceeds from the sale of the subordinated profits interests (if any) remaining after paying all dealer manager fees and selling commissions to pay the costs of organizational and offering expenses. As of October 31, 2008, the Company had paid approximately $101,000 of organizational and offering expenses. These expenses will be reimbursed by the sponsor.

Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivable and accounts payable approximate their fair values because of the short maturity of these instruments.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Net Loss per Share

Net loss per share is computed in accordance with SFAS No. 128, Earnings per Share by dividing the net loss by the weighted average number of shares of common stock outstanding. The Company does not have any options outstanding. As such, the numerator and the denominator used in computing both basic and diluted net loss per share allocable to common stockholders for each year presented are equal due to the net operating loss.

New Accounting Pronouncements

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities Including an Amendment of FASB Statement No. 115” (“SFAS No. 159”). This standard permits entities to choose to measure many financial instruments and certain other items at fair value and is effective for the first fiscal year beginning after November 15, 2007. The Company adopted SFAS No. 159 as required effective April 28, 2008 (date of inception). The adoption of SFAS No. 157 did not have a material effect on the consolidated financial position.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement clarifies that market participant assumptions include assumptions about risk, for example, the risk inherent in a particular valuation technique used to measure fair value (such as a pricing model) and/or risk inherent in the inputs to the valuation technique. This Statement clarifies that market participant assumptions also include assumptions about the effect of a restriction on the sale or use of an asset. This Statement also clarifies that a fair value measurement for a liability reflects its nonperformance risk. The statement is effective in the fiscal first quarter of 2008 except for non-financial assets and liabilities recognized or disclosed at fair value on a recurring basis, for which the effective date is fiscal years beginning after November 15, 2008. The Company adopted SFAS No. 157 as required effective April 28, 2008 (date of inception). The adoption of SFAS No. 157 did not have a material effect on the consolidated financial position.

In June 2007, the American Institute of Certified Public Accountants (“AICPA”) issued Statement of Position 07-1 “SOP” No, 07-1, entitled “Clarification of the Scope of the Audit and Accounting Guide Investment Companies and Accounting by Parent Companies and Equity Method Investors for Investments in

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARY
(A Maryland Corporation in the Developmental Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
October 31, 2008

2. Summary of Significant Accounting Policies  – (continued)

Investment Companies.” SOP No. 07-1 (a) provides guidance for determining whether an entity is within the scope of the AICPA Audit and Accounting Guide Investment Companies, or the Guide (b) addresses whether the specialized industry accounting principles of the Guide, or investment company accounting, should be retained by the parent company of an investment company in consolidation or by an investor that has the ability to exercise significant influence over the investment company, or equity method investor, and (c) includes certain disclosure requirements for parent companies and equity method investors in investment companies that retain investment company accounting in the parent company’s consolidated financial statements or the financial statements of an equity method investor. In February, 2008, the FASB issued a staff position indefinitely delaying the effective date of SOP 07-1 until the FASB can reassess SOP-07-1’s provisions.

In December 2007, the FASB issued FASB No. 141(R) which establishes principles and requirements for how the acquirer shall recognize and measure in its financial statements the identifiable assets acquired, liabilities assumed, any noncontrolling interest in the acquiree and goodwill acquired in a business combination. This statement is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.

In December 2007, the FASB issued No. 160, which establishes and expands accounting and reporting standards for minority interests, which will be recharacterized as noncontrolling interests, in a subsidiary and the deconsolidation of a subsidiary. FASB 160 is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. This statement is effective for fiscal years beginning on or after December 15, 2008. The Company is currently assessing the potential impact that the adoption of FASB No. 160 will have on its financial position and results of operations.

3. Stockholder’s Equity

Preferred Shares

Shares of preferred stock may be issued in the future in one or more series as authorized by the Company’s board of directors. Prior to the issuance of shares of any series, the board of directors is required by the Company’s charter to fix the number of shares to be included in each series and the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each series. Because the Company’s board of directors has the power to establish the preferences, powers and rights of each series of preferred stock, it may provide the holders of any series of preferred stock with preferences, powers and rights, voting or otherwise, senior to the rights of holders of our common stock. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of the Company, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of the Company’s common stock. To date, the Company had no outstanding preferred shares.

Common Shares

All of the common stock being offered by the Company will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock and to the provisions of its charter regarding the restriction on the ownership and transfer of shares of our stock, holders of the Company’s common stock will be entitled to receive distributions if authorized by the board of directors and to share ratably in the Company’s assets available for distribution to the stockholders in the event of a liquidation, dissolution or winding-up.

Each outstanding share of the Company’s common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARY
(A Maryland Corporation in the Developmental Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
October 31, 2008

3. Stockholder’s Equity  – (continued)

election of directors, which means that the holders of a majority of the outstanding common stock can elect all of the directors then standing for election, and the holders of the remaining common stock will not be able to elect any directors.

Holders of the Company’s common stock have no conversion, sinking fund, redemption or exchange rights, and have no preemptive rights to subscribe for any of its securities. Maryland law provides that a stockholder has appraisal rights in connection with some transactions. However, the Company’s charter provides that the holders of its stock do not have appraisal rights unless a majority of the board of directors determines that such rights shall apply. Shares of the Company’s common stock have equal dividend, distribution, liquidation and other rights.

Under its charter, the Company cannot make some material changes to its business form or operations without the approval of stockholders holding at least a majority of the shares of our stock entitled to vote on the matter. These include (1) amendment of its charter, (2) its liquidation or dissolution, (3) its reorganization, and (4) its merger, consolidation or the sale or other disposition of its assets. Share exchanges in which the Company is the acquirer, however, do not require stockholder approval. The Company had 20,000 shares of common stock outstanding as of October 31, 2008.

Equity Compensation Plans

The Company plans to adopt its Employee and Director Incentive Restricted Share Plan to provide for grants of awards to its directors, officers and full-time employees (in the event we ever have employees), full-time employees of its advisor and its affiliates, full-time employees of entities that provide services to it, directors of its advisor or of entities that provide services to it, certain of its consultants and certain consultants to the advisor and its affiliates or to entities that provide services to it. Such awards shall consist of restricted shares.

Restricted share awards entitle the recipient to common shares under terms that provide for vesting over a specified period of time or upon attainment of pre-established performance objectives. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with the Company. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash dividends prior to the time that the restrictions on the restricted shares have lapsed. Any dividends payable in common shares shall be subject to the same restrictions as the underlying restricted shares.

The Company has also adopted a stock option plan under which its independent directors may receive grants of options to purchase shares of the Company’s common stock. The Company has authorized 75,000 shares of its common stock for issuance under its plan. Pursuant to the stock options plan, the Company cannot grant options to its independent directors unless and until such time as either the Company offers options to the general public on the same terms or the rules of the North American Securities Administrators Association permit real estate investment trusts to grant compensatory stock options to independent directors without offering such options to the general public. The exercise price for all stock options granted under the stock option plan will be at least 100% of the fair market value of the common stock as of the date the option is granted. The term of each such option will be 10 years.

The Company adopted the provisions of, and accounts for stock-based compensation in accordance with, FAS No. 123(R), Share-Based Payment (FAS 123(R)). Under the fair value recognition provisions of this statement, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense over the requisite service period, which is the vesting period. There were no options or restricted shares granted to date. Stock-based compensation is classified within general and administrative expense in the consolidated statements of operations. As stock-based compensation expense

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARY
(A Maryland Corporation in the Developmental Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
October 31, 2008

3. Stockholder’s Equity  – (continued)

recognized in the consolidated statements of operations is based on awards ultimately expected to vest, the amount of expense has been reduced for estimated forfeitures, which is an immaterial adjustment. FAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Forfeitures are estimated based on historical experience.

Notwithstanding any other provisions of the Company’s stock option plan to the contrary, no stock option issued pursuant thereto may be exercised if such exercise would jeopardize the Company’s status as a REIT under the Internal Revenue Code.

4. Related Party Transactions

The Company has agreements with the Dealer Manager, Advisor and Property Manager to pay certain fees, as follows, in exchange for services performed by these entities and other affiliated entities. The Company’s ability to secure financing and subsequent real estate operations are dependent upon its Advisor, Property Manager, Dealer Manager and their affiliates to perform such services as provided in these agreements.

Selling Commission	The Dealer Manager will be paid up to 7% of the gross offering proceeds before reallowance of commissions earned by participating broker-dealers. Selling commissions are expected to be approximately $35.7 million if the maximum offering of 51 million shares is sold.
Dealer Management Fee	The Dealer Manager will be paid up to 3% of gross offering proceeds before reallowance to participating broker-dealers. The estimated dealer management fee is expected to be approximately $15.3 million if the maximum offering of 51 million shares is sold.
Reimbursement of Offering Expenses	Selling commissions and dealer management fees indicated above are estimated at approximately $51 million if the maximum offering of 51 million shares is sold. The Company will sell subordinated profits interests in the Operating Partnership to Lightstone SLP II LLC (an affiliate of the Sponsor) for either cash or interests in real property of equivalent value, at the Sponsor’s option. The proceeds received from the cash sale of subordinated profits interests will be used to pay the dealer manager fees and selling commissions. The sponsor will be responsible for all organizational and offering expenses (other than selling commissions and dealer manager fees), except to the extent that the proceeds from the sale of the subordinated profits participation interests (if any) exceed the dealer manager fees and selling commissions, the Company will apply the remaining proceeds to pay for organizational and offering expenses.
Acquisition Fee	The Advisor will be paid an acquisition fee equal to 0.95% of the gross contract purchase price (including any mortgage assumed) of each property purchased. The Advisor will also be reimbursed for expenses that it incurs in connection with the purchase of a property. The Company anticipates that acquisition expenses will be 0.45% of a property’s purchase price, and acquisition fees and expenses are capped at 5% of the gross contract purchase price of the property. The actual amounts of these fees and reimbursements depend upon results of operations and, therefore, cannot be determined at the present time. However, $19,380,000 may be paid as an acquisition fee and for the reimbursement of acquisition expenses if the maximum offering is sold, assuming aggregate long-term permanent leverage of approximately 75%.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARY
(A Maryland Corporation in the Developmental Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
October 31, 2008

4. Related Party Transactions  – (continued)

Fees	Amount
Property Management – Residential/Retail/ Hospitality	The Property Manager will be paid a monthly management fee of up to 5% of the gross revenues from residential, hospitality and retail properties. Company may pay the Property Manager a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area.
Property Management – Office/Industrial	The Property Manager will be paid monthly property management and leasing fees of up to 4.5% of gross revenues from office and industrial properties. In addition, the Company may pay the Property Manager a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area.
Asset Management Fee	The Advisor or its affiliates will be paid an asset management fee of 0.95% of the Company’s average invested assets, as defined, payable quarterly in an amount equal to 0.2375 of 1% of average invested assets as of the last day of the immediately preceeding quarter.
Reimbursement of Other expenses	For any year in which the Company qualifies as a REIT, the Advisor must reimburse the Company for the amounts, if any, by which the total operating expenses, the sum of the advisor asset management fee plus other operating expenses paid during the previous fiscal year exceed the greater of 2% of average invested assets, as defined, for that fiscal year, or, 25% of net income for that fiscal year. Items such as property operating expenses, depreciation and amortization expenses, interest payments, taxes, non-cash expenditures, the special liquidation distribution, the special termination distribution, organization and offering expenses, and acquisition fees and expenses are excluded from the definition of total operating expenses, which otherwise includes the aggregate expense of any kind paid or incurred by the Company.
The Advisor or its affiliates will be reimbursed for expenses that may include costs of goods and services, administrative services and non-supervisory services performed directly for the Company by independent parties.

Lightstone SLP II LLC, a wholly-owned subsidiary of the Sponsor, will purchase subordinated profits interests in the Operating Partnership. These subordinated profits interests, the purchase price of which will be repaid only after stockholders receive a stated preferred return and their net investment, will entitle Lightstone SLP II LLC to a portion of any regular distributions made by the Operating Partnership. There are no distributions to date. Any future distributions will be paid at a 7% annualized rate of return to Lightstone SLP II LLC and will always be subordinated until stockholders receive a stated preferred return, as described below:

The subordinated profits interests will also entitle Lightstone SLP II LLC to a portion of any liquidating distributions made by the Operating Partnership. The value of such distributions will depend upon the net sale

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARY
(A Maryland Corporation in the Developmental Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
October 31, 2008

4. Related Party Transactions  – (continued)

proceeds upon the liquidation of the Company and, therefore, cannot be determined at the present time. Liquidating distributions to Lightstone SLP II, LLC will always be subordinated until stockholders receive a distribution equal to their initial investment plus a stated preferred return, as described below:

Liquidating Stage Distributions	Amount of Distribution
7% Stockholder Return Threshold	Once stockholders have received liquidation distributions, and a cumulative non-compounded 7% return per year on their initial net investment, Lightstone SLP, LLC will receive available distributions until it has received an amount equal to its initial purchase price of the subordinated profits interests plus a cumulative non-compounded return of 7% per year.
Returns in Excess of 7%	Once stockholders have received liquidation distributions, and a cumulative non-compounded return of 7% per year on their initial net investment, 70% of the aggregate amount of any additional distributions from the Operating Partnership will be payable to the stockholders, and 30% of such amount will be payable to Lightstone SLP II, LLC, until a 12% return is reached.
Returns in Excess of 12%	After stockholders and Lightstone SLP II, LLC have received liquidation distributions, and a cumulative non-compounded return of 12% per year on their initial net investment, 60% of any remaining distributions from the Operating Partnership will be distributable to stockholders, and 40% of such amount will be payable to Lightstone SLP II, LLC.

Operating Stage Distributions	Amount of Distribution
7% stockholder Return Threshold	Once a cumulative non-compounded return of 7% return on their net investment is realized by stockholders, Lightstone SLP II, LLC is eligible to receive available distributions from the Operating Partnership until it has received an amount equal to a cumulative non-compounded return of 7% per year on the purchase price of the subordinated profits interests. “Net investment” refers to $10 per share, less a pro rata share of any proceeds received from the sale or refinancing of the Company’s assets.
Returns in excess of 7%	Once a cumulative non-compounded return of 7% per year is realized by stockholders on their net investment, 70% of the aggregate amount of any additional distributions from the Operating Partnership will be payable to the stockholders, and 30% of such amount will be payable to Lightstone SLP II, LLC until a 12% return is reached.
Returns in Excess of 12%	After the 12% return threshold is realized by stockholders and Lightstone SLP II, LLC, 60% of any remaining distributions from the Operating Partnership will be distributable to stockholders, and 40% of such amount will be payable to Lightstone SLP II, LLC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholder
Lightstone Value Plus Real Estate Investment Trust II, Inc.

We have audited the accompanying consolidated balance sheet of Lightstone Value Plus Real Estate Investment Trust II, Inc. and Subsidiary (a development stage company) (the “Company'') as of May 31, 2008 and the related consolidated statements of stockholder’s equity and cash flows for the period April 28, 2008 (date of inception) through May 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Lightstone Value Plus Real Estate Investment Trust II, Inc. and Subsidiary as of May 31, 2008 and their cash flows for the period April 28, 2008 (date of inception) through May 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

/s/ Amper, Politziner & Mattia, LLP

Edison, New Jersey
June 5, 2008 (except for the description of equity compensation plans as described in Note 3, which is as of November 14, 2008)

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND
SUBSIDIARY

CONSOLIDATED BALANCE SHEET

May 31, 2008
ASSETS
Cash	202,000
Total Assets	$202,000
LIABILITIES AND STOCKHOLDERS’ EQUITY
Minority interest in partnership	2,000
Stockholder’s equity:
Preferred shares, $0.01 par value; 10,000,000 shares authorized, none outstanding	—
Common stock, $0.01 par value; 100,000,000 shares authorized, 20,000 shares issued and outstanding	200
Additional paid-in-capital	199,800
Total stockholder’s equity	200,000
Total Liabilities and Stockholder’s Equity	$202,000

The Company’s notes are an integral part of these consolidated financial statements.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND
SUBSIDIARY

CONSOLIDATED STATEMENT OF STOCKHOLDER’S EQUITY
For the Period April 28, 2008 (Date of Inception) through May 31, 2008

	Preferred Shares		Common Shares		Additional Paid-In Capital	Accumulated Other Comprehensive Income	Accumulated Distributions in Excess of Net Income	Total Stockholder’s Equity
	Preferred Shares	Amount	Common Shares	Amount
Balance, At inception, April 28, 2008	—	$—	—	$—	$—	$—	$—	$—
Proceeds from issuance of common stock	—	—	20,000	200	199,800	—	—	200,000
Balance, May 31, 2008	—	$—	20,000	$200	$199,800	$—	$—	$200,000

The Company’s notes are an integral part of these consolidated financial statements.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS
For the Period April 28, 2008 (Date of Inception) through May 31, 2008

Cash Flows From Operating Activities:
Net loss	$—
Net cash provided by (used in) operating activities	—
Cash Flows Used in Investing Activities:
Net cash provided by (used in) investing activities	—
Cash Flows from Financing Activities:
Proceeds from issuance of common stock	200,000
Proceeds from issuance of limited partnership units	2,000
Net cash provided by financing activities	202,000
Net change in cash	202,000
Cash, beginning of period	—
Cash, end of period	$202,000

The Company’s notes are an integral part of these consolidated financial statements.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARY
(A Maryland Corporation in the Developmental Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2008

1. Organization

Lightstone Value Plus Real Estate Investment Trust II, Inc. (the “Company”), incorporated on April 28, 2008, in Maryland, intends to qualify as a real estate investment trust (“REIT”). The Company intends to offer for sale a maximum of 51,000,000 common shares at a price of $10 per share (exclusive of 6,500,000 shares available pursuant to the Company’s distribution reinvestment program, 75,000 shares reserved for issuance under the Company’s stock option plan and 255,000 shares reserved for issuance under the Company’s Employee and Director Incentive Restricted Share Plan). The Company sold 20,000 shares to Lightstone Value Plus REIT II LLC (the “Advisor”) on May 20, 2008, for $10 per share. The Company invested the proceeds from this sale in the Operating Partnership, and as a result, held a 99.9% limited partnership interest in the Operating Partnership. The Advisor also contributed $2,000 to the Operating Partnership in exchange for 200 limited partner units in the Operating Partnership. The limited partner has the right to convert operating partnership units into cash or, at the option of the Company, an equal number of common shares of the Company, as allowed by the limited partnership agreement.

The Company will seek to acquire and operate commercial and residential properties located in the United States. All such properties may be acquired and operated by the Company alone or jointly with another party. As of the date of this financial statement, the Company has neither purchased nor contracted to purchase any properties, nor has the Advisor identified any properties in which there is a reasonable probability that the Company will acquire.

The management of the Company will be through the Advisor and Prime Retail Property Management LLC, HVM, LLC, Prime Group Realty Trust and Beacon Property Management, LLC, the Company’s affiliated property managers. Lightstone Securities LLC (the “Dealer Manager”) will serve as the dealer manager of the Company’s public offering. These related parties will receive compensation and fees for services related to the offering and for the investment and management of the Company’s assets. These entities will receive fees during the offering, acquisition, operational and liquidation stages. The compensation levels during the offering, acquisition and operational stages are based on percentages of the offering proceeds sold, the cost of acquired properties and the annual revenue earned from such properties and other such fees outlined in each of the respective agreements. (See Note 4, Related Party Transactions, for a summary of related party fees.)

The Company has not commenced operations and is therefore in its developmental stage.

2. Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements include the accounts of the Company and the Operating Partnership. As of May 31, 2008, the Company had a 99.01% general partnership interest in the Operating Partnership. All inter-company balances and transactions have been eliminated in consolidation.

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses during a reporting period. The most significant assumptions and estimates relate to the valuation of real estate, depreciable lives, revenue recognition, the collectability of trade accounts receivable and the realizability of deferred tax assets. Application of these assumptions requires the exercise of judgment as to future uncertainties and, as a result, actual results could differ from these estimates.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARY
(A Maryland Corporation in the Developmental Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2008

2. Summary of Significant Accounting Policies  – (continued)

Investments in real estate partnerships where the Company has the ability to exercise significant influence, but does not exercise financial and operating control, are accounted for using the equity method.

Marketable Securities

Marketable are recorded at fair value, in accordance with Statement of Financial Accounting Standards (FAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities. Unrealized holding gains or losses are reported as a component of accumulated other comprehensive income (loss). Realized gains or losses resulting from the sale of these securities are determined based on the specific identification of the securities sold. Marketable securities with original maturities greater than three months and less than one year are classified as short-term; otherwise they are classified as long-term. An impairment charge is recognized when the decline in the fair value of a security below the amortized cost basis is determined to be other-than-temporary. We consider various factors in determining whether to recognize an impairment charge, including the duration and severity of any decline in fair value below our amortized cost basis, any adverse changes in the financial condition of the issuers’ and our intent and ability to hold the investment for a period of time sufficient to allow for any anticipated recovery in market value. The Board has authorized the Company to from time to time to invest the Company’s available cash in marketable securities of real estate related companies. The Board has approved investments up to 30% of the Company’s total assets to be made at the Company’s discretion, subject to compliance with any REIT or other restrictions.

Revenue Recognition

Minimum rents will be recognized on an accrual basis, over the terms of the related leases on a straight-line basis. The capitalized above-market lease values and the capitalized below-market lease values are amortized as an adjustment to rental income over the initial lease term. Percentage rents, which are based on commercial tenants’ sales, are recognized once the sales reported by such tenants exceed any applicable breakpoints as specified in the tenants’ leases. Recoveries from commercial tenants for real estate taxes, insurance and other operating expenses, and from residential tenants for utility costs, are recognized as revenues in the period that the applicable costs are incurred. The Company recognizes differences between estimated recoveries and the final billed amounts in the subsequent year.

Accounts Receivable

The Company makes estimates of the uncollectability of its accounts receivable related to base rents, expense reimbursements and other revenues. The Company analyzes accounts receivable and historical bad debt levels, customer credit worthiness and current economic trends when evaluating the adequacy of the allowance for doubtful accounts. In addition, tenants in bankruptcy are analyzed and estimates are made in connection with the expected recovery of pre-petition and post-petition claims. The Company’s reported net income is directly affected by management’s estimate of the collectability of accounts receivable.

Investment in Real Estate

Accounting for Acquisitions

The Company accounts for acquisitions of Properties in accordance with SFAS No. 141, “Business Combinations” (“SFAS No. 141”). The fair value of the real estate acquired is allocated to the acquired tangible assets, consisting of land, building and tenant improvements, and identified intangible assets and liabilities, consisting of the value of above-market and below-market leases for acquired in-place leases and the value of tenant relationships, based in each case on their fair values. Purchase accounting is applied to assets and liabilities related to real estate entities acquired based upon the percentage of interest acquired. Fees incurred related to acquisitions are generally capitalized. Fees incurred in the acquisition of joint venture interest are expensed as incurred.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARY
(A Maryland Corporation in the Developmental Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2008

2. Summary of Significant Accounting Policies  – (continued)

Upon the acquisition of real estate operating properties, the Company estimates the fair value of acquired tangible assets (consisting of land, building and improvements) and identified intangible assets and liabilities (consisting of above and below-market leases, in-place leases and tenant relationships), and assumed debt in accordance with SFAS No. 141, at the date of acquisition, based on evaluation of information and estimates available at that date. Based on these estimates, the Company allocates the initial purchase price to the applicable assets and liabilities. As final information regarding fair value of the assets acquired and liabilities assumed is received and estimates are refined, appropriate adjustments are made to the purchase price allocation. The allocations are finalized within twelve months of the acquisition date.

In determining the fair value of the identified intangible assets and liabilities of an acquired property, above-market and below-market in-place lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease values and the capitalized below-market lease values are amortized as an adjustment to rental income over the initial non-cancelable lease term.

The aggregate value of in-place leases is determined by evaluating various factors, including an estimate of carrying costs during the expected lease-up periods, current market conditions and similar leases. In estimating carrying costs, management includes real estate taxes, insurance and other operating expenses, and estimates of lost rental revenue during the expected lease-up periods based on current market demand. Management also estimates costs to execute similar leases including leasing commissions, legal and other related costs. The value assigned to this intangible asset is amortized over the remaining lease terms. Optional renewal periods are not considered.

The aggregate value of other acquired intangible assets includes tenant relationships. Factors considered by management in assigning a value to these relationships include: assumptions of probability of lease renewals, investment in tenant improvements, leasing commissions and an approximate time lapse in rental income while a new tenant is located. The value assigned to this intangible asset is amortized over the remaining lease terms.

Carrying Value of Assets

The amounts to be capitalized as a result of periodic improvements and additions to real estate property, and the periods over which the assets are depreciated or amortized, are determined based on the application of accounting standards that may require estimates as to fair value and the allocation of various costs to the individual assets. Differences in the amount attributed to the assets can be significant based upon the assumptions made in calculating these estimates.

Impairment Evaluation

Management evaluates the recoverability of its investment in real estate assets in accordance with Statement of Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (SFAS No. 144). This statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that recoverability of the asset is not assured.

The Company evaluates the long-lived assets, in accordance with SFAS No. 144 on a quarterly basis and will record an impairment charge when there is an indicator of impairment and the undiscounted projected cash flows are less than the carrying amount for a particular property. The estimated cash flows used for the impairment analysis and the determination of estimated fair value are based on the Company’s plans for the respective assets and the Company’s views of market and economic conditions. The estimates consider matters such as current and historical rental rates, occupancies for the respective Properties and comparable properties, and recent sales data for comparable properties. Changes in estimated future cash flows due to changes in the

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARY
(A Maryland Corporation in the Developmental Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2008

2. Summary of Significant Accounting Policies  – (continued)

Company’s plans or views of market and economic conditions could result in recognition of impairment losses, which, under the applicable accounting guidance, could be substantial.

Depreciation and Amortization

Depreciation expense for real estate assets is computed using a straight-line method using a weighted average composite life of thirty-nine years for buildings and improvements and five to ten years for equipment and fixtures. Expenditures for tenant improvements and construction allowances paid to commercial tenants are capitalized and amortized over the initial term of each lease. Maintenance and repairs are charged to expense as incurred.

Deferred Costs

The Company capitalizes initial direct costs in accordance with SFAS No. 91, “Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases.” The costs are capitalized upon the execution of the loan or lease and amortized over the initial term of the corresponding loan or lease. Amortization of deferred loan costs begins in the period during which the loan was originated. Deferred leasing costs are not amortized to expense until the earlier of the store opening date or the date the tenant’s lease obligation begins.

Income Taxes

The Company will make an election in 2009 to be taxed as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), beginning with its first taxable year, ending December 31, 2009. Accordingly, no provision for income tax has been recorded.

We will elect and plan to qualify to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code in conjunction with the filing of our 2009 federal tax return. To qualify and maintain its status as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of its ordinary taxable income to stockholders. As a REIT, the Company generally will not be subject to federal income tax on taxable income that it distributes to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will then be subject to federal income taxes on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service grants the Company relief under certain statutory provisions. Such an event could materially adversely affect the Company’s net income and net cash available for distribution to stockholders. However, the Company believes that it will be organized and operate in such a manner as to qualify and maintain treatment as a REIT and intends to operate in such a manner so that the Company will qualify and remain qualified as a REIT for federal income tax purposes.

The Company adopted FIN No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109. The adoption of FIN 48 did not have a material impact on the Company’s financial position or cash flows.

Organization and Offering Costs

The Company estimates dealer manager fees and selling commissions of approximately $500,000 if the minimum offering of 500,000 shares is sold and approximately $51,000,000 if the maximum offering of 51,000,000 shares is sold. The sponsor has agreed to purchase subordinated profits interests in the Company’s operating partnership semiannually at a price of $100,000 per $1,000,000 in subscriptions until the maximum offering is achieved. The sponsor may elect to purchase subordinated profits interests with cash or contributions of interests in real property. The proceeds received from the cash sale of subordinated profits interests

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARY
(A Maryland Corporation in the Developmental Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2008

2. Summary of Significant Accounting Policies  – (continued)

will be used to pay the dealer manager fees and selling commissions. The Company’s sponsor will pay all organizational and offering expenses in connection with the offering, except that the Company will apply any proceeds from the sale of the subordinated profits interests (if any) remaining after paying all dealer manager fees and selling commissions to pay the costs of organizational and offering expenses.

Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivable and accounts payable approximate their fair values because of the short maturity of these instruments.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Net Loss per Share

Net loss per share is computed in accordance with SFAS No. 128, Earnings per Share by dividing the net loss by the weighted average number of shares of common stock outstanding. The Company does not have any options outstanding. As such, the numerator and the denominator used in computing both basic and diluted net loss per share allocable to common stockholders for each year presented are equal due to the net operating loss.

New Accounting Pronouncements

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities Including an Amendment of FASB Statement No. 115” (“SFAS No. 159”). This standard permits entities to choose to measure many financial instruments and certain other items at fair value and is effective for the first fiscal year beginning after November 15, 2007. The Company adopted SFAS No. 159 as required effective April 28, 2008 (date of inception). The adoption of SFAS No. 157 did not have a material effect on the consolidated financial position.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement clarifies that market participant assumptions include assumptions about risk, for example, the risk inherent in a particular valuation technique used to measure fair value (such as a pricing model) and/or risk inherent in the inputs to the valuation technique. This Statement clarifies that market participant assumptions also include assumptions about the effect of a restriction on the sale or use of an asset. This Statement also clarifies that a fair value measurement for a liability reflects its nonperformance risk. The statement is effective in the fiscal first quarter of 2008 except for non-financial assets and liabilities recognized or disclosed at fair value on a recurring basis, for which the effective date is fiscal years beginning after November 15, 2008. The Company adopted SFAS No. 157 as required effective April 28, 2008 (date of inception). The adoption of SFAS No. 157 did not have a material effect on the consolidated financial position.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARY
(A Maryland Corporation in the Developmental Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2008

2. Summary of Significant Accounting Policies  – (continued)

In June 2007, the American Institute of Certified Public Accountants (“AICPA”) issued Statement of Position 07-1 “SOP” No, 07-1, entitled “Clarification of the Scope of the Audit and Accounting Guide Investment Companies and Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies.” SOP No. 07-1 (a) provides guidance for determining whether an entity is within the scope of the AICPA Audit and Accounting Guide Investment Companies, or the Guide (b) addresses whether the specialized industry accounting principles of the Guide, or investment company accounting, should be retained by the parent company of an investment company in consolidation or by an investor that has the ability to exercise significant influence over the investment company, or equity method investor, and (c) includes certain disclosure requirements for parent companies and equity method investors in investment companies that retain investment company accounting in the parent company’s consolidated financial statements or the financial statements of an equity method investor. In February, 2008, the FASB issued a staff position indefinitely delaying the effective date of SOP 07-1 until the FASB can reassess SOP-07-1’s provisions.

In December 2007, the FASB issued FASB No. 141(R) which establishes principles and requirements for how the acquirer shall recognize and measure in its financial statements the identifiable assets acquired, liabilities assumed, any noncontrolling interest in the acquiree and goodwill acquired in a business combination. This statement is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.

In December 2007, the FASB issued No. 160, which establishes and expands accounting and reporting standards for minority interests, which will be recharacterized as noncontrolling interests, in a subsidiary and the deconsolidation of a subsidiary. FASB 160 is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. This statement is effective for fiscal years beginning on or after December 15, 2008. The Company is currently assessing the potential impact that the adoption of FASB No. 160 will have on its financial position and results of operations.

3. Stockholder’s Equity

Preferred Shares

Shares of preferred stock may be issued in the future in one or more series as authorized by the Company’s board of directors. Prior to the issuance of shares of any series, the board of directors is required by the Company’s charter to fix the number of shares to be included in each series and the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each series. Because the Company’s board of directors has the power to establish the preferences, powers and rights of each series of preferred stock, it may provide the holders of any series of preferred stock with preferences, powers and rights, voting or otherwise, senior to the rights of holders of our common stock. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of the Company, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of the Company’s common stock. To date, the Company had no outstanding preferred shares.

Common Shares

All of the common stock being offered by the Company will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock and to the provisions of its charter regarding the restriction on the ownership and transfer of shares of our stock, holders of the Company’s common stock will be entitled to receive distributions if authorized by the board of directors and to share ratably in the Company’s assets available for distribution to the stockholders in the event of a liquidation, dissolution or winding-up.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARY
(A Maryland Corporation in the Developmental Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2008

3. Stockholder’s Equity  – (continued)

Each outstanding share of the Company’s common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding common stock can elect all of the directors then standing for election, and the holders of the remaining common stock will not be able to elect any directors.

Holders of the Company’s common stock have no conversion, sinking fund, redemption or exchange rights, and have no preemptive rights to subscribe for any of its securities. Maryland law provides that a stockholder has appraisal rights in connection with some transactions. However, the Company’s charter provides that the holders of its stock do not have appraisal rights unless a majority of the board of directors determines that such rights shall apply. Shares of the Company’s common stock have equal dividend, distribution, liquidation and other rights.

Under its charter, the Company cannot make some material changes to its business form or operations without the approval of stockholders holding at least a majority of the shares of our stock entitled to vote on the matter. These include (1) amendment of its charter, (2) its liquidation or dissolution, (3) its reorganization, and (4) its merger, consolidation or the sale or other disposition of its assets. Share exchanges in which the Company is the acquirer, however, do not require stockholder approval. The Company had 20,000 shares of common stock outstanding as of May 31, 2008.

Equity Compensation Plans

The Company plans to adopt its Employee and Director Incentive Restricted Share Plan to provide for grants of awards to its directors, officers and full-time employees (in the event we ever have employees), full-time employees of its advisor and its affiliates, full-time employees of entities that provide services to it, directors of its advisor or of entities that provide services to it, certain of its consultants and certain consultants to the advisor and its affiliates or to entities that provide services to it. Such awards shall consist of restricted shares.

Restricted share awards entitle the recipient to common shares from us under terms that provide for vesting over a specified period of time or upon attainment of pre-established performance objectives. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with the Company. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash dividends prior to the time that the restrictions on the restricted shares have lapsed. Any dividends payable in common shares shall be subject to the same restrictions as the underlying restricted shares.

The Company has also adopted a stock option plan under which its independent directors may receive grants of options to purchase shares of the Company’s common stock. The Company has authorized 75,000 shares of its common stock for issuance under its plan. The plan indicates that the Company shall not grant options to its independent directors unless and until such time as either the Company offers options to the general public on the same terms or the rules of the North American Securities Administrators Association permit real estate investment trusts to grant compensatory stock options to independent directors without offering such options to the general public. The exercise price for options granted under the stock option plan will be at least 100% of the fair market value of the common stock as of the date the option is granted. The term of each such option will be 10 years.

The Company adopted the provisions of, and accounts for stock-based compensation in accordance with, FAS No. 123(R), Share-Based Payment (FAS 123(R)). Under the fair value recognition provisions of this statement, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense over the requisite service period, which is the vesting period. There were no

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARY
(A Maryland Corporation in the Developmental Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2008

3. Stockholder’s Equity  – (continued)

options or restricted shares granted to date. Stock-based compensation is classified within general and administrative expense in the consolidated statements of operations. As stock-based compensation expense recognized in the consolidated statements of operations is based on awards ultimately expected to vest, the amount of expense has been reduced for estimated forfeitures, which is an immaterial adjustment. FAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Forfeitures are estimated based on historical experience.

Notwithstanding any other provisions of the Company’s stock option plan to the contrary, no stock option issued pursuant thereto may be exercised if such exercise would jeopardize the Company’s status as a REIT under the Internal Revenue Code.

4. Related Party Transactions

The Company has agreements with the Dealer Manager, Advisor and Property Manager to pay certain fees, as follows, in exchange for services performed by these entities and other affiliated entities. The Company’s ability to secure financing and subsequent real estate operations are dependent upon its Advisor, Property Manager, Dealer Manager and their affiliates to perform such services as provided in these agreements.

Selling Commission	The Dealer Manager will be paid up to 7% of the gross offering proceeds before reallowance of commissions earned by participating broker-dealers. Selling commissions are expected to be approximately $35.7 million if the maximum offering of 51 million shares is sold.
Dealer Management Fee	The Dealer Manager will be paid up to 3% of gross offering proceeds before reallowance to participating broker-dealers. The estimated dealer management fee is expected to be approximately $15.3 million if the maximum offering of 51 million shares is sold.
Reimbursement of Offering Expenses	Reimbursement of all selling commissions and dealer management fees indicated above, are estimated at approximately $51 million if the maximum offering of 51 million shares is sold. The Company will sell a subordinated profits interests in the Operating Partnership to Lightstone SLP II LLC (an affiliate of the Sponsor) for either cash or interests in real property of equivalent value, at the Sponsor’s option. The proceeds received from the cash sale of subordinated profits interests will be used to pay the dealer manager fees and selling commissions. The sponsor will be responsible for all organizational and offering expenses, except to the extent that the proceeds from the sale of the subordinated profits participation interests exceed the dealer manager fees and selling commissions, the Company will apply the remaining proceeds to pay for organizational and offering expenses.
Acquisition Fee	The Advisor will be paid an acquisition fee equal to 0.95% of the gross contract purchase price (including any mortgage assumed) of each property purchased. The Advisor will also be reimbursed for expenses that it incurs in connection with the purchase of a property. The Company anticipates that acquisition expenses will be 0.45% of a property’s purchase price, and acquisition fees and expenses are capped at 5% of the gross contract purchase price of the property. The actual amounts of these fees and reimbursements depend upon results of operations and, therefore, cannot be determined at the present time. However, $19,380,000 may be paid as an acquisition fee and for the reimbursement of acquisition expenses if the maximum offering is sold, assuming aggregate long-term permanent leverage of approximately 75%.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARY
(A Maryland Corporation in the Developmental Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2008

4. Related Party Transactions  – (continued)

Fees	Amount
Property Management – Residential/Retail/ Hospitality	The Property Manager will be paid a monthly management fee of up to 5% of the gross revenues from residential, hospitality and retail properties. Company may pay the Property Manager a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area.
Property Management – Office/Industrial	The Property Manager will be paid monthly property management and leasing fees of up to 4.5% of gross revenues from office and industrial properties. In addition, the Company may pay the Property Manager a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area.
Asset Management Fee	The Advisor or its affiliates will be paid an asset management fee of 0.95% of the Company’s average invested assets, as defined, payable quarterly in an amount equal to 0.2375 of 1% of average invested assets as of the last day of the immediately preceeding quarter.
Reimbursement of Other expenses	For any year in which the Company qualifies as a REIT, the Advisor must reimburse the Company for the amounts, if any, by which the total operating expenses, the sum of the advisor asset management fee plus other operating expenses paid during the previous fiscal year exceed the greater of 2% of average invested assets, as defined, for that fiscal year, or, 25% of net income for that fiscal year. Items such as property operating expenses, depreciation and amortization expenses, interest payments, taxes, non-cash expenditures, the special liquidation distribution, the special termination distribution, organization and offering expenses, and acquisition fees and expenses are excluded from the definition of total operating expenses, which otherwise includes the aggregate expense of any kind paid or incurred by the Company.
The Advisor or its affiliates will be reimbursed for expenses that may include costs of goods and services, administrative services and non-supervisory services performed directly for the Company by independent parties.

Lightstone SLP II LLC, a wholly-owned subsidiary of the Sponsor, will purchase subordinated profits interests in the Operating Partnership. These subordinated profits interests, the purchase price of which will be repaid only after stockholders receive a stated preferred return and their net investment, will entitle Lightstone SLP II LLC to a portion of any regular distributions made by the Operating Partnership. There are no distributions to date. Any future distributions will be paid at a 7% annualized rate of return to Lightstone SLP II LLC and will always be subordinated until stockholders receive a stated preferred return, as described below:

The subordinated profits interests will also entitle Lightstone SLP II LLC to a portion of any liquidating distributions made by the Operating Partnership. The value of such distributions will depend upon the net sale

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARY
(A Maryland Corporation in the Developmental Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2008

4. Related Party Transactions  – (continued)

proceeds upon the liquidation of the Company and, therefore, cannot be determined at the present time. Liquidating distributions to Lightstone SLP II, LLC will always be subordinated until stockholders receive a distribution equal to their initial investment plus a stated preferred return, as described below:

Liquidating Stage Distributions	Amount of Distribution
7% Stockholder Return Threshold	Once stockholders have received liquidation distributions, and a cumulative non-compounded 7% return per year on their initial net investment, Lightstone SLP, LLC will receive available distributions until it has received an amount equal to its initial purchase price of the subordinated profits interests plus a cumulative non-compounded return of 7% per year.
Returns in Excess of 7%	Once stockholders have received liquidation distributions, and a cumulative non-compounded return of 7% per year on their initial net investment, 70% of the aggregate amount of any additional distributions from the Operating Partnership will be payable to the stockholders, and 30% of such amount will be payable to Lightstone SLP II, LLC, until a 12% return is reached.
Returns in Excess of 12%	After stockholders and Lightstone SLP II, LLC have received liquidation distributions, and a cumulative non-compounded return of 12% per year on their initial net investment, 60% of any remaining distributions from the Operating Partnership will be distributable to stockholders, and 40% of such amount will be payable to Lightstone SLP II, LLC.

Operating Stage Distributions	Amount of Distribution
7% stockholder Return Threshold	Once a cumulative non-compounded return of 7% return on their net investment is realized by stockholders, Lightstone SLP II, LLC is eligible to receive available distributions from the Operating Partnership until it has received an amount equal to a cumulative non-compounded return of 7% per year on the purchase price of the subordinated profits interests. “Net investment” refers to $10 per share, less a pro rata share of any proceeds received from the sale or refinancing of the Company’s assets.
Returns in excess of 7%	Once a cumulative non-compounded return of 7% per year is realized by stockholders on their net investment, 70% of the aggregate amount of any additional distributions from the Operating Partnership will be payable to the stockholders, and 30% of such amount will be payable to Lightstone SLP II, LLC until a 12% return is reached.
Returns in Excess of 12%	After the 12% return threshold is realized by stockholders and Lightstone SLP II, LLC, 60% of any remaining distributions from the Operating Partnership will be distributable to stockholders, and 40% of such amount will be payable to Lightstone SLP II, LLC.

APPENDIX A

Prior Performance Tables for Program Properties

The following introduction provides information relating to real estate investment Program Properties sponsored by the Sponsor or its affiliates (“Prior Programs”). The tables below provide information about the Sponsor’s prior programs to which third parties contributed capital. These programs are substantially similar to our program because they invested in the same property types (e.g., retail, residential, industrial and office) that we intend to acquire and had the same objectives as we do. These tables provide information for use in evaluating the programs, the results of the operations of the programs, and compensation paid by the programs. The tables are furnished solely to provide prospective investors with information concerning the past performance of entities formed by The Lightstone Group that raised capital from third parties. During the five years ended December 31, 2007, The Lightstone Group sponsored programs that invested in Program Properties that have investment objectives similar to ours.

Information in the tables is current as of December 31, 2007. Investors are strongly encouraged to carefully review the section of this prospectus captioned “Prior Performance of Affiliates of Our Sponsor — Adverse Business Developments” for a description of the adverse developments that have occurred in 2008 and may occur in 2009. These adverse business developments are not reflected in the tabular information contained in this prospectus.

The Lightstone Group presents the data in the Prior Performance Table III for its Prior Programs on either a “GAAP basis” or an “cash basis” depending on the reporting requirements of the program. In compliance with the SEC reporting requirements, the Table III presentation of Revenues, Expenses and Net Income for The Lightstone Group’s public program has been prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP, which incorporate accrual basis accounting. Of the non-public programs presented on Table III, only the DL-DW Holdings LLC program is presented on a GAAP basis; all other programs are presented on an income tax basis (and specifically, a cash basis).

While SEC rules and regulations allow The Lightstone Group to record and report results for its non-public programs on an income tax basis, investors should understand that the results of these non-public programs may be different if they were reported on a GAAP basis. Some of the major differences between GAAP accounting and income tax accounting (and, where applicable, between cash basis and accrual basis income tax accounting) that impact the accounting for investments in real estate are described in the following paragraphs:

•	The primary difference between the cash methods of accounting and accrual methods (both GAAP and the accrual method of accounting for income tax purposes) is that the cash method of accounting generally reports income when received and expenses when paid while the accrual method generally requires income to be recorded when earned and expenses recognized when incurred.
•	GAAP requires that, when reporting lease revenue, the minimum annual rental revenue be recognized on a straight-line basis over the term of the related lease, whereas the cash method of accounting for income tax purposes requires recognition of income when cash payments are actually received from tenants, and the accrual method of accounting for income tax purposes requires recognition of income when the income is earned pursuant to the lease contract.
•	GAAP requires that when an asset is considered held for sale, depreciation ceases to be recognized on that asset, whereas for income tax purposes, depreciation continues until the asset either is sold or is no longer in service.
•	GAAP requires that when a building is purchased certain intangible assets and liabilities (such as above- and below-market leases, tenant relationships and in-place lease costs) are allocated separately from the building and are amortized over significantly shorter lives than the depreciation recognized on the building. These intangible assets and liabilities are not recognized for income tax purposes and are not allocated separately from the building for purposes of tax depreciation.

•	GAAP requires that an asset is considered impaired when the carrying amount of the asset is greater than the sum of the future undiscounted cash flows expected to be generated by the asset, and an impairment loss must then be recognized to decrease the value of the asset to its fair value. For income tax purposes, losses are generally not recognized until the asset has been sold to an unrelated party or otherwise disposed of in an arm’s length transaction.

Prospective investors should read these tables carefully together with the summary information concerning the prior programs as set forth in “Prior Performance Summary” elsewhere in this Prospectus.

INVESTORS IN LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. WILL NOT OWN ANY INTEREST IN THE PRIOR PROGRAM PROPERTIES AND SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN SUCH PRIOR PROGRAMS.

Additional information about these tables can be obtained by calling us at (732) 367-0129.

The following tables use certain financial terms. The following paragraphs briefly describe the meanings of these terms.

•	“Acquisition Costs” means fees related to the purchase of property, cash down payments, acquisition fees, and legal and other costs related to property acquisitions.
•	“Cash Generated From Operations” means the excess (or the deficiency in the case of a negative number) of operating cash receipts, including interest on investments, over operating cash expenditures, including debt service payments.
•	“GAAP” refers to “Generally Accepted Accounting Principles” in the United States.
•	“Recapture” means the portion of taxable income from property sales or other dispositions that is taxed as ordinary income.
•	“Reserves” refers to offering proceeds designated for repairs and renovations to properties and offering proceeds not committed for expenditure and held for potential unforeseen cash requirements.
•	“Return of Capital” refers to distributions to investors in excess of net income.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS FOR PUBLIC PROGRAM PROPERTIES(1)

Table I provides a summary of the experience of The Lightstone Group as a sponsor in raising and investing funds in Lightstone Value Plus Real Estate Investment Trust, Inc. for the last three fiscal years ended December 31, 2007. Information is provided as to the manner in which the proceeds of the offerings have been applied, the timing and length of this offering and the time period over which the proceeds have been invested.

			Percentage of Total Dollar Amount Raised
Dollar Amount Offered (total equity)	$330,000,000	(2)	—
Dollar Amount Raised from Investors	$131,045,998	(1)	—
Dollar Amount Raised from Sponsor and Affiliates from sale of special partnership units, and $200,000 of common stock	$13,153,936		—
Total Dollar Amount Raised	$144,199,934		—
Less offering expenses:
Selling commissions and discounts	9,468,297		6.6%
Retained by affiliates
Organizational expenses	3,706,724		2.6%
Other (explain)
Available for investment	131,024,913		90.9%
Reserves	—
Acquisition costs:
Cash down payment – (deposit)	$89,209,273		61.9%
Proceeds from mortgage financings	233,054,537		—
Acquisition fees
Acquisition expenses	4,698,852		3.3%
Acquisition fees paid to sponsor	9,323,888		6.5%
Other (explain)	—
Total acquisition costs	$336,286,551		71.6	%(4)
Percent leverage (mortgage financing divided by total)	69.30%
Date offering began	5/22/2005
Number of Offerings in the Year	One
Length of offerings (in months)	40	(3)
Month(s) to invest 90% of amount available for investment	—	(3)

(1)	Lightstone Value Plus Real Estate Investment Trust, Inc. is the only public program of The Lightstone Group. This offering was closed to new investors on October 10, 2008 when the maximum number of shares were sold.
(2)	Dollar amount offered includes $30 million of anticipated proceeds from the sale of special general partnership interests.
(3)	As of December 31, 2007, the public offering of Lightstone Value Plus Real Estate Investment Trust, Inc. was ongoing and funds were still being raised for investment.
(4)	Does not include proceeds from mortgage financings.

TABLE II

COMPENSATION TO SPONSOR FROM PUBLIC PROGRAM PROPERTIES

Table II summarizes the amount and type of compensation paid to The Lightstone Group and its affiliates from Lightstone Value Plus Real Estate Investment Trust, Inc. during the three years ended December 31, 2007.

Date Offering Commenced	5/22/2005
Dollar amount raised	$144,199,934	(2)
Amount paid to sponsor from proceeds of offering	—
Underwriting fees	—
Acquisition fees
Real estate commissions	—
Advisory fees
Advisory fees – acquisition fees	9,323,888
Other (identify and quantify)	—
Dollar amount of cash generated from operations before deducting payments to sponsor	$13,268,479
Actual amount paid to sponsor from operations:
Property management fees	$1,385,804
Partnership management fees	1,308,095
Reimbursements	635,848
Leasing commissions	99,606
Other	$—
Total amount paid to sponsor from operations	$3,429,353
Dollar amount of property sales and refinancing before deducting payment to sponsor
Cash	$—
Notes	—
Amount paid to sponsor from property sale and refinancing:
Real estate commissions	—
Incentive fees(1)	—
Other –	—

(1)	The subordinated profits interests will entitle Lightstone SLP LLC, which is controlled by our sponsor, to certain distributions from the operating partnership of Lightstone I, but only after their stockholders have received a stated preferred return.
(2)	Dollar amount offered includes $30 million of anticipated proceeds from the sale of special general partnership interests

TABLE III

OPERATING RESULTS OF PRIOR PUBLIC PROGRAM PROPERTIES

Table III summarizes the operating results of Lightstone Value Plus Real Estate Investment Trust, Inc. All figures are as of December 31 of the year indicated.

	Year Ended December 31,
	2005(1)	2006	2007
Gross revenues	$—	$8,262,667	$25,259,655
Profit (loss) on sales of properties	—	—	—
Less:
Operating expenses	$—	$4,539,126	$12,319,696
Interest expense	$—	$2,587,527	$9,384,383
Depreciation	$—	$2,674,819	$6,163,437
Net income – GAAP Basis	$(116,407)	(1,536,344)	(9,242,390
Taxable income (loss)
From operations	$(117,571)	$(576,290)	$1,286,647
From gain (loss) on sale	$—	$—	$—
Cash generated from operations	$(80,060)	$1,722,853	$6,651,989
Cash generated from sales	$—	$—	$—
Cash generated from refinancing	$—	$—	$—
Cash generated from operations, sales and refinancing	$(80,060)	$1,722,853	$6,651,989
Less: Cash distribution to investors
From operating cash flow	$—	$302,591	$3,298,407
From sales and refinancing	$—	$—	$—
From other	$—	$—	$—
Cash generated after cash distributions	$(80,060)	$1,420,262	$3,353,582
Less: Special items	—	—	—
Cash generated after cash distributions and special items	$(80,060)	$1,420,262	$3,353,582
Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
from operations	$(587.86)	$(13.46)	$9.8
from recapture	—	—	—
Capital gain (loss)	$—	$—	$—
Cash distributions to investors
Source (on GAAP Basis)
Investment income	$—	$—	$—
Return of capital	—	25.73	54.30
Source (on cash basis)
Sales	$—	$—	$—
Refinancing	$—	$—	$—
Operations	$—	$25.73	$54.30
Other	$—	$—	$—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	100%	100%	100%

(1)	There were no property acquisitions in 2005.

TABLE IV

RESULTS OF COMPLETED PROGRAMS OF THE SPONSOR AND ITS AFFILIATES

NOT APPLICABLE

TABLE V

SALES OR DISPOSALS OF PUBLIC PROGRAM PROPERTIES

Lightstone Value Plus Real Estate Investment Trust, Inc. has not sold or disposed of any of its properties.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS FOR NON-PUBLIC PROGRAM PROPERTIES
(Unaudited)

Table I provides a summary of the experience of The Lightstone Group as a sponsor in raising and investing funds in non-public programs for the last three fiscal years ended December 31, 2007. Information is provided as to the manner in which the proceeds of the offerings have been applied, the timing and length of this offering and the time period over which the proceeds have been invested.

	PREIT Industrial Various	Belz Outlets Orlando, FL	Minot Dakota Mall Retail	Williamsburg Mazel Private Retail	DL-DW Holdings LLC
Date Offering Commenced	2005	2005	2005	2006	2007
Dollar Amount Offered (total equity)	$898,988	$19,588,776	$11,821,940	$10,566,669	$627,900,000
Dollar Amount Raised from Investors	$550,000	$10,997,212	$5,000,000	$1,689,120	$410,000,000
Dollar Amount Raised from Sponsor and Affiliates	348,988	$8,591,564	$6,821,940	$8,877,549	$217,900,000
Total Dollar Amount
Less offering expenses:
Selling commissions and discounts	—	—	—	—	—
Retained by affiliates	—	—	—	—	—
Organizational expenses	—	—	—	—	—
Other (explain)	—	—	—	—	—
Reserves:
Percent available for investment	100%	100%	100%	100%	100%
Acquisition costs:
Prepaid items and fees related to purchase of property	0.6%	1.1%	4.6%	0.0%	1.1%
Cash down payment – (deposit)	20.5%	28.8%	19.2%	18.9%	7.6%
Acquisition fees	0.0%	0.0%	0.0%	0.0%	0.0%
Other (explain)	0.0%	0.0%	0.0%	0.0%	0.0%
Total acquisition cost (purchase price + closing costs)	$4,391,321	$123,036,870	$55,135,054	$14,967,618	$8,271,434,000
Total acquisition cost (percentage of dollar amount raised)(1)	21.1%	29.9%	23.8%	18.9%	8.7%
Percent leverage (mortgage financing divided by total)	78.9%	70.1%	76.2%	81.1%	91.3%
Number of Offerings in the Year	1	1	1	1	1
Length of offerings (in months)	1	1	1	1	1
Month(s) to invest 90% of amount available for investment	1	1	1	1	1

(1)	Does not include proceeds from mortgage financings.

TABLE II

COMPENSATION TO SPONSOR FROM NON-PUBLIC PROGRAM PROPERTIES
(Unaudited)

Table II summarizes the amount and type of compensation paid to The Lightstone Group and its affiliates from its non-public programs during the three years ended December 31, 2007.

	PREIT Industrial Various	Belz Outlets Orlando, FL	Dakota Square Mall Private Retail	Williamsburg Mazel Private Retail	DL-DW Holdings LLC	Payments to Sponsor from 13 Non-Public Programs that Closed Prior to December 31, 2004(1)
Date offering commenced	2005	2005	2005	2006	2007
Dollar amount raised	$898,998	$19,588,776	$11,821,940	$10,566,669	$627,900,000
Amount paid to sponsor from proceeds of offering
Underwriting fees	—	—	—	—	—	—
Acquisition fees
Real estate commissions	—	—	—	—	—	—
Advisory fees	—	—	—	—	—	—
Other (identify and quantify)	—	—	—	—	—	—
Dollar amount of cash generated in 2005, 2006 and 2007 from operations before deducting payments to sponsor	$188,316	$(4,373,833)	$4,222,400	$(496,725)	$44,711,000	$—
Actual amount paid to sponsor from operations in 2005:
Property management fees	$—	$399,781	$247,925	$—	$—	$1,466,621
Partnership management fees				—	—	—
Reimbursements				—	—	—
Leasing commissions				—	—	—
Other	$—	$—	$—	$—	$—	$—
Actual amount paid to sponsor from operations in 2006:
Property management fees	$—	$809,147	$425,912	$38,579	$—	$2,653,377
Partnership management fees	—	—	—	—	—	—
Reimbursements	—	—	—	—	—	—
Leasing commissions	—	—	—	—	—	—
Other	—	—	—	—	—	—
Actual amount paid to sponsor from operations in 2007:
Property management fees	$19,625	$832,568	$438,468	$41,891	$—	$2,507,620
Partnership management fees	—	—	—	—	—	—
Reimbursements	—	—	—	—	1,000,000	—
Leasing commissions	—	55,419	—	—	—	—
Other	—	—	—	—	—	—
Dollar amount of property sales and refinancing before deducting payment to sponsor
Cash	$—	$—	$—	$—	$—	$—
Notes	—	—	—	—	—	—
Amount paid to sponsor from property sale and refinancing:
Real estate commissions	$—	—	—	—	—	—
Incentive fees	—	—	—	—	—	—
Other –	—	—	—	—	—	—
(1)	Only includes payments to the sponsor in the most recent three fiscal years.

TABLE III

OPERATING RESULTS OF PRIOR NON-PUBLIC PROGRAM PROPERTIES
PREIT Industrial
(Unaudited)

Table III summarizes the operating results the PREIT Industrial Portfolio consisting of four industrial properties. This non-public program closed during the five years ended December 31, 2007. All figures are as of December 31 of the year indicated and are presented on the cash basis method of accounting.

	Year Ended December 31,
	2003	2004	2005	2006	2007
Gross revenues	$—	$—	$194,718	$503,171	$549,875
Profit (loss) on sales of properties	—	—	—	—	—
Less:
Operating expenses	$—	$—	$27,756	$93,332	$276,075
Interest expense	$—	$—	$99,336	$279,087	$283,863
Depreciation	$—	$—	$40,787	$99,774	$105,517
Net income – Income tax basis	$—	$—	$26,839	30,977	(115,578)
Taxable income (loss)
From operations	$—	$—	$26,839	$30,977	$(115,578)
From gain (loss) on sale	$—	$—	$—	$—	$—
Cash generated from operations	$—	$—	$67,626	$130,752	$(10,062)
Cash generated from sales	$—	$—	$—	$—	$—
Cash generated from refinancing	$—	$—	$—	$—	$—
Cash generated from operations, sales and refinancing	$—	$—	$67,626	$130,752	$(10,062)
Less: Cash distribution to investors				—
From operating cash flow	$—	$—	$66,000	$66,000	$32,444
From sales and refinancing	$—	$—	$—	$—	$—
From other	$—	$—	$—	$—	$—
Cash generated after cash distributions	$—	$—	$1,626	$64,752	$(42,506)
Less: Special items	—	—	—	—	—
Cash generated after cash distributions and special items	$—	$—	$1,626	$64,752	$(42,506)
Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
from operations	$—	$—	$30	$34	$(129)
from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (Income tax basis)	—	—	—	—	—
Investment income	$—	$—	$73	$73	$36
Return of capital	—	—	—	—	—
Source (on cash basis)
Sales	—	—	—	—	—
Refinancing	$—	$—	$—	$—	$—
Operations	$—	$—	$73	$73	$36
Other	$—	$—	$—	$—	$—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	—	—	100.0%	100.0%	100.0%

TABLE III

OPERATING RESULTS OF PRIOR NON-PUBLIC PROGRAM PROPERTIES
DL-DW Holdings LLC

Table III summarizes the operating results of DL-DW Holdings LLC, which holds Extended Stay Hotels. This non-public program property closed during the five years ended December 31, 2007. All figures represent the seven months ended December 31, 2007 and are presented on a GAAP basis.

	Year Ended December 31,
	2003	2004	2005	2006	2007
Gross revenues	$—	$—	$—	$—	$623,104,000
Profit (loss) on sales of properties	—	—	—	—	—
Less:
Operating expenses	$—	$—	$—	$—	$296,487,000
Interest expense	$—	$—	$—	$—	$321,141,000
Depreciation	$—	$—	$—	$—	$236,310,000
Net income – GAAP Basis, before minority interests	$—	$—	$—	$—	$(230,352,000)
Taxable income (loss)
From operations	$—	$—	$—	$—	$(230,352,000)
From gain (loss) on sale	$—	$—	$—	$—	$—
Cash generated from operations	$—	$—	$—	$—	$44,711,000
Cash generated from sales	$—	$—	$—	$—	$—
Cash generated from refinancing and construction loans	$—	$—	$—	$—	$—
Cash generated from operations, sales and refinancing	$—	$—	$—	$—	$44,711,000
Less: Cash distribution to investors
From operating cash flow	$—	$—	$—	$—	$21,933,000
From sales and refinancing	$—	$—	$—	$—	$—
From other	$—	$—	$—	$—	$—
Cash generated after cash distributions	$—	$—	$—	$—	$22,778,000
Less: Special items
Cash generated after cash distributions and special items	$—	$—	$—	$—	$22,778,000
Tax and distribution data per $1,000 invested	—	—	—	—	—
Federal income tax results:
Ordinary income (loss)
from operations	$—	$—	$—	$—	$(367)
from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on GAAP basis)
Investment income	$—	$—	$—	$—	$35
Return of capital	—	—	—	—	—
Source (on cash basis)
Sales	—	—	—	—	—
Refinancing	$—	$—	$—	$—	$—
Operations	$—	$—	$—	$—	$35
Other	$—	$—	$—	$—	$—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	—	—	—	—	—

TABLE III

OPERATING RESULTS OF PRIOR NON-PUBLIC PROGRAM PROPERTIES
Belz Outlets Orlando, Florida
(Unaudited)

Table III summarizes the operating results for the Belz Outlets, Orlando Florida non-public program which closed during the five years ended December 31, 2007. All figures are as of December 31 of the year indicated and are presented on the cash basis accounting method.

	Year Ended December 31,
	2003	2004	2005	2006	2007
Gross revenues	$—	$—	$11,173,515	$17,029,426	$17,467,069
Profit (loss) on sales of properties	—	—	—	—	—
Less:
Operating expenses	$—	$—	$5,797,307	$8,443,345	$9,127,671
Interest expense	$—	$—	$3,458,303	$10,915,130	$10,491,031
Depreciation	$—	$—	$1,942,495	$4,765,419	$5,965,107
Net income – Income tax basis	$—	$—	$(24,590)	(7,094,467)	(8,116,740)
Taxable income (loss)
From operations	$—	$—	$(24,590)	$(7,094,467)	$(8,116,740)
From gain (loss) on sale	$—	$—	$—	$—	$—
Cash generated from operations	$—	$—	$1,294,795	$(3,517,045)	$(2,151,633)
Cash generated from sales	$—	$—	$—	$—	$—
Cash generated from refinancing	$—	$—	$—	$10,627,218	$85,352,251
Cash generated from operations, sales and refinancing	$—	$—	$1,294,795	$7,110,173	$83,200,618
Less: Cash distribution to investors
From operating cash flow	$—	$—	$691,997	$3,100,000	$—
From sales and refinancing	$—	$—	$—	$—	$—
From other	$—	$—	$—	$—	$—
Cash generated after cash distributions	$—	$—	$602,798	$4,010,173	$83,200,618
Less: Special items	—	—	—	—	—
Cash generated after cash distributions and special items	$—	$—	$602,798	$4,010,173	$83,200,618
Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
from operations	$—	$—	$(1)	$(362)	$(414)
from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (Income tax basis)	—	—	—	—	—
Investment income	—	$—	$35	$158	$—
Return of capital	—	—	—	—	—
Source (on cash basis)
Sales	—	—	—	—	—
Refinancing	$—	$—	$—	$—	$—
Operations	$—	$—	$35	$158	$—
Other	$—	$—	$—	$—	$—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	—	—	100.0%	100.0%	100.0%

TABLE III

OPERATING RESULTS OF PRIOR NON-PUBLIC PROGRAM PROPERTIES
Minot Dakota Square Mall
(Unaudited)

Table III summarizes the operating results for the Minot Dakota Square Mall non-public program which closed during the five years ended December 31, 2007. All figures are as of December 31 of the year indicated and are presented on the cash basis accounting method.

	Year Ended December 31,
	2003	2004	2005	2006	2007
Gross revenues	$—	$—	$7,427,841	$8,626,595	$8,846,511
Profit (loss) on sales of properties	—	—	—	—	—
Less:
Operating expenses	$—	$—	$2,914,861	$3,270,440	$3,420,383
Interest expense	$—	$—	$2,658,893	$4,461,373	$3,943,682
Depreciation	$—	$—	$1,984,643	$2,244,368	$2,051,468
Net income – Income tax basis	$—	$—	$(130,556)	(1,349,586)	(569,022)
Taxable income (loss)
From operations	$—	$—	$(130,556)	$(1,349,586)	$(569,022)
From gain (loss) on sale	$—	$—	$—	$—	$—
Cash generated from operations	$—	$—	$1,854,087	$894,783	$1,473,530
Cash generated from sales	$—	$—	$—	$—	$—
Cash generated from refinancing	$—	$—	$—	$8,523,904	$1,096
Cash generated from operations, sales and refinancing	$—	$—	$1,854,087	$9,418,686	$1,474,627
Less: Cash distribution to investors
From operating cash flow	$—	$—	$1,143,333	$550,000	$700,000
From sales and refinancing	$—	$—	$—	$—	$—
From other	$—	$—	$—	$—	$—
Cash generated after cash distributions	$—	$—	$710,753	$8,868,686	$774,627
Less: Special items	—	—	—	—	—
Cash generated after cash distributions and special items	$—	$—	$710,753	$8,868,686	$774,627
Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
from operations	$—	$—	$(11)	$(114)	$(48)
from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (Income tax basis)	—	—	—	—	—
Investment income	—	$—	$97	$47	$59
Return of capital
Source (on cash basis)
Sales	—	—	—	—	—
Refinancing	$—	$—	$—	$—	$—
Operations	$—	$—	$97	$47	$59
Other	$—	$—	$—	$—	$—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	—	—	100.0%	100.0%	100.0%

TABLE III

OPERATING RESULTS OF PRIOR NON-PUBLIC PROGRAM PROPERTIES
Williamsburg Mazel Outlets
(Unaudited)

Table III summarizes the operating results for the Williamsburg Mazel Outlets non-public program which have closed during the five years ended December 31, 2007. All figures are as of December 31 of the year indicated and are presented on the cash basis accounting method.

	Year Ended December 31,
	2003	2004	2005	2006	2007
Gross revenues	$—	$—	$—	$1,418,443	$1,587,714
Profit (loss) on sales of properties	—	—	—	—	—
Less:
Operating expenses	$—	$—	$—	$252,689	$399,256
Interest expense	$—	$—	$—	$1,055,205	$1,795,732
Depreciation	$—	$—	$—	$474,827	$504,683
Net income – Income tax basis	$—	$—	$—	(364,278)	(1,111,956)
Taxable income (loss)
From operations	$—	$—	$—	(364,278)	(1,111,956)
From gain (loss) on sale	$—	$—	$—	$—	$—
Cash generated from operations	$—	$—	$—	$110,549	$(607,274)
Cash generated from sales	$—	$—	$—	$—	$—
Cash generated from refinancing	$—	$—	$—	$406,878	$8,983,279
Cash generated from operations, sales and refinancing	$—	$—	$—	$517,427	$8,376,006
Less: Cash distribution to investors
From operating cash flow	$—	$—	$—	$172,200	$5,000,000
From sales and refinancing	$—	$—	$—	$—	$—
From other	$—	$—	$—	$—	$—
Cash generated after cash distributions	$—	$—	$—	$345,227	$3,376,006
Less: Special items	—	—	—	—	—
Cash generated after cash distributions and special items	$—	$—	$—	$345,227	$3,376,006
Tax and distribution data per $1,000 invested	—	—	—	—	—
Federal income tax results:
Ordinary income (loss)
from operations	$—	$—	$—	$(34)	$(105)
from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (Income tax basis)	—	—	—	—	—
Investment income	$—	$—	$—	$16	$473
Return of capital	—	—	—	—	—
Source (on cash basis)
Sales	—	—	—	—	—
Refinancing	$—	$—	$—	$—	$—
Operations	$—	$—	$—	$16	$473
Other	$—	$—	$—	$—	$—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	—	—	—	100.0%	100.0%

TABLE III

OPERATING RESULTS OF PRIOR NON-PUBLIC PROGRAM PROPERTIES
Prime Outlets Portfolio
(Unaudited)

Table III summarizes the operating results for the Prime Outlets Portfolio consisting of 29 outlet centers at acquisition. This non-public program closed during the five years ended December 31, 2007. All figures are as of December 31 of the year indicated and are presented on the cash basis method of accounting.

	Year Ended December 31,
	2003	2004	2005	2006	2007
Gross revenues	$7,468,992	$120,655,608	$113,411,407	$143,141,207	$180,100,636
Profit (loss) on sales of properties	(240,725)	2,883,232	3,577,921	2,387,259	(36,722,884)
Less:
Operating expenses	$4,030,710	$59,495,085	$62,617,766	$47,329,604	$86,207,010
Interest expense	$2,632,652	$33,770,149	$60,909,687	$50,705,949	$58,662,029
Depreciation	$1,500,799	$23,069,639	$26,855,302	$25,350,963	$31,830,286
Net income – Income tax basis	$(935,895)	$7,203,967	$(33,393,427)	22,141,951	(33,321,572)
Taxable income (loss)
From operations	$(695,169)	$4,320,735	$(36,971,348)	$19,754,692	$3,401,311
From gain (loss) on sale	$(240,725)	$2,883,232	$3,577,921	$2,387,259	$(36,722,884)
Cash generated from operations	$805,630	$25,034,171	$(15,056,165)	$43,595,723	$35,231,597
Cash generated from sales	$—	$2,599,020	$5,048,636	$12,984,649	$—
Cash generated from refinancing	$—	$27,089,227	$189,779,346	$135,341,142	$—
Cash generated from operations, sales and refinancing	$805,630	$54,722,419	$179,771,817	$191,921,514	$35,231,597
Less: Cash distribution to investors
From operating cash flow	$—	$—	$—	$—	$22,069,627
From sales and refinancing	$—	$7,000,000	$163,878,403	$25,000,000	$—
From other	$—	$—	$—	$—	$—
Cash generated after cash distributions	$805,630	$47,722,419	$15,893,414	$166,921,514	$13,161,970
Less: Special items
Cash generated after cash distributions and special items	$805,630	$47,722,419	$15,893,414	$166,921,514	$13,161,970
Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
from operations	$(35)	$218	$(1,862)	$995	$171
from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (Income tax basis)	—	—	—	—	—
Investment income	—	$352	$8,251	$1,259	$1,111
Return of capital	—	—	—	—	—
Source (on cash basis)
Sales
Refinancing	$—	$352	$8,251	$1,259	$—
Operations	$—	$—	$—	$—	$1,111
Other	$—	$—	$—	$—	$—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	100.0%	100.0%	100.0%	100.0%	100.0%

TABLE III

OPERATING RESULTS OF PRIOR NON-PUBLIC PROGRAM PROPERTIES
PREIT Malls
(Unaudited)

Table III summarizes the operating results for the PREIT Malls portfolio consisting of 5 regional malls. This non-public program closed during the five years ended December 31, 2007. All figures are as of December 31 of the year indicated and are presented on the cash basis method of accounting.

	Year Ended December 31,
	2003	2004		2005		2006		2007
Gross revenues	$		$6,530,079		$25,315,734		$25,677,525		$24,110,735
Profit (loss) on sales of properties			—		—		—		—
Less:
Operating expenses	$		$4,157,788		$15,138,097		$14,546,574		$15,152,531
Interest expense	$		$1,957,904		$8,776,644		$10,845,717		$9,027,986
Depreciation	$		$2,127,872		$7,433,603		$7,238,595		$4,900,716
Net income – Income tax basis	$		$(1,713,486)		$(6,032,609)		$(6,953,362)		$(4,970,498)
Taxable income (loss)
From operations	$		$(1,713,486)		$(6,032,609)		$(6,953,362)		$(4,970,498)
From gain (loss) on sale	$		—		—		—		—
Cash generated from operations	$		$414,386		$1,400,993		$282,205		$(86,348)
Cash generated from sales	$	$		$		$		$
Cash generated from refinancing	$	$			$2,013,722	$		$
Cash generated from operations, sales and refinancing	$		$414,386		$3,414,715		$282,205		$(86,348)
Less: Cash distribution to investors
From operating cash flow	$	$			$633,836		$76,115		—
From sales and refinancing	$	$		$		$		$
From other	$	$		$		$		$
Cash generated after cash distributions	$		$414,386		$2,780,880		$206,090		(86,348)
Less: Special items
Cash generated after cash distributions and special items	$		$414,386		$2,780,880		$206,090		$(86,348)
Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
from operations	$		$(784)		$(2,761)		$(3,183)		$(2,275)
from recapture
Capital gain (loss)
Cash distributions to investors
Source (Income tax basis)
Investment income			—		290		35		—
Return of capital
Source (on cash basis)
Sales
Refinancing	$	$			$—		$—		$—
Operations	$	$			290		35		—
Other	$	$		$		$		$
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)			%		%		%		%

TABLE III

OPERATING RESULTS OF PRIOR NON-PUBLIC PROGRAM PROPERTIES
Regency Park
(Unaudited)

Table III summarizes the operating results for the Regency Park non-public program consisting of one multifamily property which closed during the five years ended December 31, 2007. All figures are as of December 31 of the year indicated and are presented on the cash basis method of accounting.

	Year Ended December 31,
	2003	2004	2005	2006	2007
Gross revenues	$532,444	$1,827,015	$1,541,138	$1,658,765	$1,791,361
Profit (loss) on sales of properties	—	—	—	—	—
Less:
Operating expenses	$296,274	$1,437,461	$1,438,136	$1,452,056	$1,543,394
Interest expense	$88,042	$514,539	$506,654	$500,306	$493,448
Depreciation	$96,092	$333,924	$359,362	$381,205	$410,268
Net income – Income tax basis	$52,036	$(458,909)	$(763,013)	(674,802)	(655,750)
Taxable income (loss)
From operations	$52,036	$(458,909)	$(763,013)	$(674,802)	$(655,750)
From gain (loss) on sale	$—	$—	$—	$—	$—
Cash generated from operations	$100,926	$(235,096)	$(521,498)	$(417,941)	$(376,684)
Cash generated from sales	$—	$—	$—	$—	$—
Cash generated from refinancing	$—	$—	$—	$—	$—
Cash generated from operations, sales and refinancing	$100,926	$(235,096)	$(521,498)	$(417,941)	$(376,684)
Less: Cash distribution to investors
From operating cash flow	$5,466	$47,850	$47,850	$47,850	$122,850
From sales and refinancing	$—	$—	$—	$—	$—
From other	$—	$—	$—	$—	$—
Cash generated after cash distributions	$95,459	$(282,946)	$(569,348)	$(465,791)	$(499,534)
Less: Special items	—	—	—	—	—
Cash generated after cash distributions and special items	$95,459	$(282,946)	$(569,348)	$(465,791)	$(499,534)
Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
from operations	$107	$(941)	$(1,564)	$(1,383)	$(1,344)
from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (Income tax basis)	—	—	—	—	—
Investment income	11	$98	$98	$98	$252
Return of capital	—	—	—	—	—
Source (on cash basis)
Sales	—	—	—	—	—
Refinancing	$—	$—	$—	$—	$—
Operations	$11	$98	$98	$98	$252
Other	$—	$—	$—	$—	$—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	100.0%	100.0%	100.0%	100.0%	100.0%

TABLE III

OPERATING RESULTS OF PRIOR NON-PUBLIC PROGRAM PROPERTIES
F&W Portfolio
(Unaudited)

Table III summarizes the operating results for the F & W portfolio consisting of fourteen multifamily properties. This non-public program closed during the five years ended December 31, 2007. All figures are as of December 31 of the year indicated and are presented on the cash basis method of accounting.

	Year Ended December 31,
	2003	2004	2005	2006	2007
Gross revenues	$1,959,728	$10,524,398	$13,191,122	$13,109,469		$13,781,714
Profit (loss) on sales of properties	—	—	—	—		—
Less:
Operating expenses	$611,731	$7,975,994	$8,350,652	$8,466,574		$8,707,796
Interest expense	$323,589	$1,860,838	$2,453,402	$2,923,100		$3,224,939
Depreciation	$2,620,039	$4,145,564	$3,631,040	$4,112,181		$3,043,416
Net income – Income tax basis	$(1,595,631)	$(3,457,998)	$(1,243,972)	(2,392,386)		(1,194,438)
Taxable income (loss)
From operations	$(1,595,631)	$(3,457,998)	$(1,243,972)	$(2,392,386)		$(1,194,438)
From gain (loss) on sale	$—	$—	$—	$—		$—
Cash generated from operations	$169,408	$(166,222)	$1,626,880	$1,719,795		$1,848,978
Cash generated from sales	$—	$—	$—	$—		$—
Cash generated from refinancing	$—	$—	$—	$6,885,576		$—
Cash generated from operations, sales and refinancing	$169,408	$(166,222)	$1,626,880	$8,605,371		$1,848,978
Less: Cash distribution to investors
From operating cash flow	$621,929	$1,295,174	$1,402,645	$1,584,318		$547,223
From sales and refinancing	$—	$—	$—	$6,885,576	$
From other	$—	$—	$—	$—		$—
Cash generated after cash distributions	$(452,521)	$(1,461,396)	$224,235	$135,477		$1,301,755
Less: Special items	—	—	—	—		—
Cash generated after cash distributions and special items	$(452,521)	$(1,461,396)	$224,235	$135,477		$1,301,755
Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
from operations	$(82)	$(179)	$(64)	$(124)		$(62)
from recapture	—	—	—	—		—
Capital gain (loss)	—	—	—	—		—
Cash distributions to investors
Source (Income tax basis)	—	—	—	—		—
Investment income	32	$67	$72	$437		$28
Return of capital	—	—	—	—		—
Source (on cash basis)
Sales	—	—	—	—		—
Refinancing	$—	$—	$—	$356		$—
Operations	$32	$67	$72	$82		$28
Other	$—	$—	$—	$—		$—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	100.0%	100.0%	100.0%	100.0%		100.0%

TABLE III

OPERATING RESULTS OF PRIOR NON-PUBLIC PROGRAM PROPERTIES
Brownmill Portfolio
(Unaudited)

Table III summarizes the operating results for the Brownmill portfolio consisting of two retail properties. This non-public program closed during the five years ended December 31, 2007. All figures are as of December 31 of the year indicated and are presented on the cash basis method of accounting.

	Year Ended December 31,
	2003	2004	2005	2006	2007
Gross revenues	$1,343,844	$2,948,231	$3,363,968	$3,090,860	$3,338,339
Profit (loss) on sales of properties	—	—	—	—	—
Less:
Operating expenses	$479,849	$1,244,070	$1,383,523	$1,467,366	$1,328,456
Interest expense	$220,295	$519,090	$862,853	$1,298,974	$1,281,449
Depreciation	$159,002	$349,606	$423,353	$461,023	$698,616
Net income – Income tax basis	$484,698	$835,465	$694,239	$(136,503)	$29,817
Taxable income (loss)
From operations	$484,698	$835,465	$694,239	$(136,503)	$29,817
From gain (loss) on sale	$—	$—	$—	$—	$—
Cash generated from operations	$502,300	$760,871	$749,394	$10,801	$397,233
Cash generated from sales	$—	$—	$—	$—	$—
Cash generated from refinancing	$—	$—	$9,807,594	$—	$—
Cash generated from operations, sales and refinancing	$502,300	$760,871	$749,394	$10,801	$397,233
Less: Cash distribution to investors
From operating cash flow	$—	$750,801	$502,800	$12,500	$12,500
From sales and refinancing	$—	$—	$9,500,000	$—	$—
From other	$—	$—	$—	$—	$—
Cash generated after cash distributions	$502,300	$10,070	$(9,253,406)	$(1,699)	$384,733
Less: Special items	—	—	—	—	—
Cash generated after cash distributions and special items	$502,300	$10,070	$(9,253,406)	$(1,699)	$384,733
Tax and distribution data per $1,000 invested	—	—	—	—	—
Federal income tax results:
Ordinary income (loss)	—	—	—	—	—
from operations	$304	$524	$435	$(86)	$19
from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (Income tax basis)	—	—	—	—	—
Investment income	—	$471	$6,272	$8	$8
Return of capital	—	—	—	—	—
Source (on cash basis)
Sales	—	—	—	—	—
Refinancing	$—	$—	$5,957	$—	$—
Operations	$—	$471	$315	$8	$8
Other	$—	$—	$—	$—	$—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	100.0%	100.0%	100.0%	100.0%	100.0%

TABLE III

OPERATING RESULTS OF PRIOR NON-PUBLIC PROGRAM PROPERTIES
Lightstone Member II LLC
(Unaudited)

Table III summarizes the operating results for Lightstone Member II LLC, consisting of two regional malls. This non-public program closed during the five years ended December 31, 2007. All figures are as of December 31 of the year indicated and are presented on the cash basis method of accounting.

	Year Ended December 31,
	2003	2004	2005	2006	2007
Gross revenues	$—	$359,772	$9,468,400	$9,278,376	$9,811,213
Profit (loss) on sales of properties	—	—	—	—	—
Less:
Operating expenses	$—	$122,781	$4,920,788	$4,999,772	$5,675,430
Interest expense	$—	$106,676	$3,308,389	$4,099,846	$5,849,589
Depreciation	$—	$—	$2,867,732	$2,681,685	$2,846,790
Net income – Income tax basis	$—	$130,314	$(1,628,509)	(2,502,927)	(4,560,596)
Taxable income (loss)
From operations	$—	$130,314	$(1,628,509)	$(2,502,927)	$(4,560,596)
From gain (loss) on sale	$—	$—	$—	$—	$—
Cash generated from operations	$—	$130,314	$1,239,223	$178,759	$(1,713,806)
Cash generated from sales	$—	$—	$—	$—	$—
Cash generated from refinancing	$—	$—	$—	$335,000	$—
Cash generated from operations, sales and refinancing	$—	$130,314	$1,239,223	$513,759	$(1,713,806)
Less: Cash distribution to investors
From operating cash flow	$—	$—	$215,033	$12,375	$16,500
From sales and refinancing	$—	$—	$—	$—	$—
From other	$—	$—	$—	$—	$—
Cash generated after cash distributions	$—	$130,314	$1,024,190	$501,384	$(1,730,306)
Less: Special items
Cash generated after cash distributions and special items	$—	$130,314	$1,024,190	$501,384	$(1,730,306)
Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
from operations	$—	$52	$(651)	$(1,001)	$(1,824)
from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (Income tax basis)	—	—	—	—	—
Investment income	—	$—	$86	$5	$7
Return of capital	—	—	—	—	—
Source (on cash basis)
Sales	—	—	—	—	—
Refinancing	$—	$—	$—	$—	$—
Operations	$—	$—	$86	$5	$7
Other	$—	$—	$—	$—	$—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	—	100.0%	100.0%	100.0%	100.0%

TABLE III

OPERATING RESULTS OF PRIOR NON-PUBLIC PROGRAM PROPERTIES
Marbury Plaza
(Unaudited)

Table III summarizes the operating results Marbury Plaza, a non-public program consisting of one multifamily property which closed during the five years ended December 31, 2007. All figures are as of December 31 of the year indicated and are presented on the cash basis method of accounting.

	Year Ended December 31,
	2003	2004		2005	2006	2007
Gross revenues	$—		$4,364,944	$6,229,261	$6,259,450	$7,134,906
Profit (loss) on sales of properties	—		—	—	—	—
Less:
Operating expenses	$—		$2,650,541	$4,597,434	$5,884,784	$5,578,608
Interest expense	$—		$1,462,297	$1,816,665	$2,397,469	$2,369,561
Depreciation	$—		$675,507	$1,171,632	$1,425,516	$1,524,830
Net income – Income tax basis	$—		$(423,401)	$(1,356,469)	(3,448,319)	(2,338,094)
Taxable income (loss)
From operations	$—		$(423,401)	$(1,356,469)	$(3,448,319)	$(2,338,094)
From gain (loss) on sale	$—		$—	$—	$—	$—
Cash generated from operations	$—		$2,305	$(556,712)	$(2,442,803)	$(1,360,548)
Cash generated from sales	$—	$		$—	$—	$—
Cash generated from refinancing	$—		$—	$14,719,455	$—	$—
Cash generated from operations, sales and refinancing	$—		$2,305	$14,162,743	$(2,442,803)	$(1,360,548)
Less: Cash distribution to investors
From operating cash flow	$—	$		$—	$—	$—
From sales and refinancing	$—		$—	$10,911,454	$—	$—
From other	$—	$		$—	$—	$—
Cash generated after cash distributions	$—		$2,305	$3,251,289	$(2,442,803)	$(1,360,548)
Less: Special items
Cash generated after cash distributions and special items	$—		$2,305	$3,251,289	$(2,442,803)	$(1,360,548)
Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
from operations	$—		$(156)	$(501)	$(1,273)	$(863)
from recapture	—			—	—	—
Capital gain (loss)	—			—	—	—
Cash distributions to investors
Source (Income tax basis)	—			—	—	—
Investment income	—		$—	$4,028	$—	$—
Return of capital	—			—	—	—
Source (on cash basis)
Sales	—			—	—	—
Refinancing	$—		$—	$4,028	$—	$—
Operations	$—		$—	$—	$—	$—
Other	$—		$—	$—	$—	$—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	—			100.0%	100.0%	100.0%

TABLE III

OPERATING RESULTS OF PRIOR NON-PUBLIC PROGRAM PROPERTIES
Netherwood
(Unaudited)

Table III summarizes the operating results for the Netherwood non-public program consisting of one multifamily property which closed during the five years ended December 31, 2007. All figures are as of December 31 of the year indicated and are presented on the cash basis method of accounting.

	Year Ended December 31,
	2003	2004	2005	2006	2007
Gross revenues	$28,437	$1,205,087	$1,425,853	$1,345,207	$1,389,818
Profit (loss) on sales of properties	—	—	—	—	—
Less:
Operating expenses	$—	$729,121	$921,723	$894,797	$826,247
Interest expense	$—	$167,050	$231,074	$226,587	$221,830
Depreciation	$—	$127,859	$136,795	$141,836	$149,054
Net income – Income tax basis	$28,437	$181,057	$136,260	81,986	192,687
Taxable income (loss)
From operations	$28,437	$181,057	$136,260	$81,986	$192,687
From gain (loss) on sale	$—	$—	$—	$—	$—
Cash generated from operations	$28,437	$279,180	$198,657	$144,938	$258,099
Cash generated from sales	$—	$—	$—	$—	$—
Cash generated from refinancing	$—	$853,825	$—	$—	$—
Cash generated from operations, sales and refinancing	$28,437	$1,133,005	$198,657	$144,938	$258,099
Less: Cash distribution to investors
From operating cash flow	$—	$39,250	$160,000	$160,000	$45,000
From sales and refinancing	$—	$853,825	$—	$—	$—
From other	$—	$—	$—	$—	$—
Cash generated after cash distributions	$28,437	$239,930	$38,657	$(15,062)	$213,099
Less: Special items	—	—	—	—	—
Cash generated after cash distributions and special items	$28,437	$239,930	$38,657	$(15,062)	$213,099
Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
from operations	$42	$266	$200	$120	$283
from recapture
Capital gain (loss)
Cash distributions to investors
Source (Income tax basis)	—	—	—	—	—
Investment income	—	$1,311	$235	$235	$66
Return of capital
Source (on cash basis)
Sales	—	—	—	—	—
Refinancing	$—	$1,254	$—	$—	$—
Operations	$—	$58	$235	$235	$66
Other	$—	$—	$—	$—	$—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	100.0%	100.0%	100.0%	100.0%	100.0%

TABLE III

OPERATING RESULTS OF PRIOR NON-PUBLIC PROGRAM PROPERTIES
International Village
(Unaudited)

Table III summarizes the operating results for the International Village non-public program which closed during the five years ended December 31, 2007. All figures are as of December 31 of the year indicated and are presented on the cash basis method of accounting.

	Year Ended December 31,
	2003	2004	2005	2006	2007
Gross revenues	$819,931	$2,949,214	$2,832,666	$2,605,444	$2,552,642
Profit (loss) on sales of properties	—	—	—	—	—
Less:
Operating expenses	$403,286	$2,476,195	$2,244,909	$2,233,504	$2,092,310
Interest expense	$178,431	$783,955	$769,951	$760,933	$749,662
Depreciation	$145,029	$524,480	$545,727	$566,092	$574,959
Net income – Income tax basis	$93,186	$(835,416)	$(727,922)	(955,086)	(864,289)
Taxable income (loss)
From operations	$93,186	$(835,416)	$(727,922)	$(955,086)	$(864,289)
From gain (loss) on sale	$—	$—	$—	$—	$—
Cash generated from operations	$211,178	$(476,447)	$(361,232)	$(577,049)	$(488,621)
Cash generated from sales	$—	$—	$—	$—	$—
Cash generated from refinancing	$—	$—	$—	$—	$—
Cash generated from operations, sales and refinancing	$211,178	$(476,447)	$(361,232)	$(577,049)	$(488,621)
Less: Cash distribution to investors
From operating cash flow	$8,314	$73,150	$73,150	$73,150	$73,150
From sales and refinancing	$—	$—	$—	$—	$—
From other	$—	$—	$—	$—	$—
Cash generated after cash distributions	$202,864	$(549,597)	$(434,381)	$(650,199)	$(561,771)
Less: Special items	—	—	—	—	—
Cash generated after cash distributions and special items	$202,864	$(549,597)	$(434,381)	$(650,199)	$(561,771)
Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
from operations	$125	$(1,123)	$(978)	$(1,283)	$(1,161)
from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (Income tax basis)	—	—	—	—	—
Investment income	11	$98	$98	$98	$107
Return of capital	—	—	—	—	—
Source (on cash basis)
Sales	—	—	—	—	—
Refinancing	$—	$—	$—	$—	$—
Operations	$11	$98	$98	$98	$107
Other	$—	$—	$—	$—	$—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	100.0%	100.0%	100.0%	100.0%	100.0%

TABLE IV
RESULTS OF COMPLETED NON-PUBLIC PROGRAMS OF THE SPONSOR AND ITS AFFILIATES

NOT APPLICABLE

TABLE V
SALES OR DISPOSALS OF NON-PUBLIC PROGRAM PROPERTIES

This table provides summary information on the results of sales or disposals of properties by Non-Public Prior Programs having similar investment objectives to ours. All figures below are through December 31, 2007.

Selling Price, Net of Closing Costs and GAAP Adjustments

Property	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale		Total
Prime Outlets – Anderson	December-03	Jul-05	$941,088		$8,739,063	$9,680,151
Prime Outlets – Odessa	December-03	Dec-05	$4,107,549		—	$4,107,549
Prime Outlets – Morrisville	December-03	Mar-06	$1,562,128		$6,081,400	$7,643,528
Prime Outlets – Warehouse Row	June-04	Oct-06	$13,131,821		$—	$13,131,821
Liberty Gardens	February-98	Oct-04	$12,138,460		$9,590,310	$21,728,770
Northwood Apartments	March-96	Jan-06	$2,323,531		$9,990,528	$12,314,059
ASC Capital Holdings	November-98	Aug-07	$2,564,782		$3,900,474	$6,465,256
Prime Outlets – Hilsboro	December-03	May-07	$17,806,634	$	—*	$17,806,634
Prime Outlets – Tracy	December-03	Apr-07	$20,173,617	$	—*	$20,173,617
Prime Outlets – Burlington	December-03	Aug-07	$1,656,101		$20,008,746	$21,664,847
Prime Outlets – Fremont	December-03	Aug-07	$1,104,213		$13,340,930	$14,445,143
Prime Outlets – Oshkosh	December-03	Aug-07	$1,623,224		$19,611,537	$21,234,762
Prime Outlets – Lodi	December-03	Aug-07	$(2,373,673)		$21,145,608	$18,771,935

**	Mortgage balances paid off in 10/11/06 refinance. Outstanding amount at 10/11/06 was $37.2 million. Mortgage proceeds were sent to partnership.

Cost of Properties Including Closing and Soft Costs

Property	Original Mortgage Financing	Cash Acquisition Costs, Capital Improvements, Closing and Soft Costs	Total	Excess (Deficiency) Cash over Cash Expenditures
Prime Outlets – Anderson	$3,988,173	$7,666,150	$11,654,323	$12,011,132
Prime Outlets – Odessa	$—	$2,887,658	$2,887,658	$4,099,509
Prime Outlets – Morrisville	$—	$19,780,805	$19,780,805	$5,606,723
Prime Outlets – Warehouse Row	$—	$5,882,710	$5,882,710	$5,569,861
Liberty Gardens	$9,150,000	$1,673,014	$10,823,014	$534,892
Northwood Apartments	$7,888,000	$10,379,543	$8,000,000	$212,320
ASC Capital Holdings	4,625,000	2,948,899	7,573,899	(1,113,436)
Prime Outlets – Hilsboro	28,257,364	32,314,665	60,572,029	18,308,069
Prime Outlets – Tracy	12,114,635	11,125,045	23,239,680	21,127,506
Prime Outlets – Burlington	12,971,187	12,646,131	25,617,318	14,792,344
Prime Outlets – Fremont	12,467,079	15,327,382	27,794,461	33,372,145
Prime Outlets – Oshkosh	12,833,669	18,800,752	31,634,421	18,322,583
Prime Outlet – Lodi	23,481,000	3,868,966	27,349,966	18,671,603

APPENDIX B

DISTRIBUTION REINVESTMENT PROGRAM

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC.

Lightstone Value Plus Real Estate Investment Trust II, Inc., a Maryland corporation (“Lightstone”), has adopted this Distribution Reinvestment Program (the “Program”), to be administered by Lightstone, Lightstone Securities, LLC (“the Dealer Manager”) or an unaffiliated third party (the “Administrator”) as agent for participants in the Program (“Participants”), on the terms and conditions set forth below.

1. Election to Participate.  Any purchaser of shares of common stock of Lightstone, par value $.01 per share (the “Shares”), may become a Participant by making a written election to participate on such purchaser’s subscription agreement at the time of subscription for Shares. Any stockholder who has not previously elected to participate in the Program may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator. Participants are generally required to have the full amount of their cash distributions with respect to their Shares (the “Distributions”) reinvested pursuant to the Program. However, the Administrator shall have the sole discretion, upon request by the Participant, to accommodate the Participant’s request for less than all of the Participant’s Shares to be subject to participation in the Program.

2. Distribution Reinvestment.  The Administrator will receive all Distributions paid by Lightstone. Participation will commence with the next Distribution payable after receipt of the Participant’s election pursuant to Paragraph 1 hereof, provided it is received at least ten (10) days prior to the last day of the period to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a stockholder will become a Participant effective on the first day of the period following such election, and the election will apply to all Distributions attributable to such period and to all periods thereafter.

3. General Terms of Program Investments.

(a) Lightstone intends to offer Shares pursuant to the Program at the higher of (i) 95% of the then current net asset value as estimated by Lightstone’s board of directors or (ii)$9.50 per share, regardless of the price per Share paid by the Participant. A stockholder may not participate in the Program through distribution channels that would be eligible to purchase shares in the public offering of shares pursuant to Lightstone’s prospectus outside of the Program at prices below $9.50 per share.

(b) Selling commissions will not be paid for the Shares purchased pursuant to the Program.

(c) Dealer manager fees will not be paid for the Shares purchased pursuant to the Program.

(d) For each Participant, the Administrator will maintain an account which shall reflect for each period in which Distributions are paid (a “Distribution Period”) the Distributions received by the Administrator on behalf of such Participant. A Participant’s account shall be reduced as purchases of Shares are made on behalf of such Participant.

(e) Distributions shall be invested in Shares by the Administrator promptly following the payment date with respect to such Distributions to the extent Shares are available for purchase under the Program. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to Participants. Any interest earned on such accounts will be paid to Lightstone and will become property of the company.

(f) Participants may acquire fractional Shares, computed to four decimal places. The ownership of the Shares shall be reflected on the books of Lightstone or its transfer agent.

(g) a Participant will not be able to acquire Shares under the Program to the extent such purchase would cause it to exceed the Ownership Limit or other Share ownership restrictions imposed by the Lightstone’s Amended and Restated Charter. For purposes of this Program, “Ownership Limit” shall mean the prohibition on beneficial ownership of no more than 9.8%, in number of shares or value, of outstanding equity securities of Lightstone.

4. Absence of Liability.  Lightstone, the Dealer Manager and the Administrator shall not have any responsibility or liability as to the value of the Shares or any change in the value of the Shares acquired for the Participant’s account. Lightstone, the Dealer Manager and the Administrator shall not be liable for any act done in good faith, or for any good faith omission to act hereunder.

5. Suitability.  Each Participant shall notify the Administrator in the event that, at any time during his participation in the Program, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the subscription agreement for the Participant’s initial purchase of Shares. A material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in Lightstone’s prospectus for the Participant’s initial purchase of Shares.

6. Reports to Participants.  Within ninety (90) days after the end of each calendar year, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions received, the number of Shares purchased and the per Share purchase price for such Shares pursuant to the Program during the prior year. Each statement also shall advise the Participant that, in accordance with Paragraph 5 hereof, the Participant is required to notify the Administrator in the event there is any material change in the Participant’s financial condition or if any representation made by the Participant under the subscription agreement for the Participant’s initial purchase of Securities becomes inaccurate. Tax information regarding a Participant’s participation in the Program will be sent to each Participant by the company or the Administrator at least annually.

7. Taxes.  Taxable Participants may incur a tax liability for Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions reinvested in Shares under the Program.

8. Termination.

(a) A Participant may terminate or modify his participation in the Program at any time by written notice to the Administrator. To be effective for any Distribution, such notice must be received by the Administrator at least ten (10) days prior to the last day of the Distribution Period to which it relates.

(b) Prior to the listing of the Shares on a national securities exchange, a Participant’s transfer of Shares will terminate participation in the Program with respect to such transferred Shares as of the first day of the Distribution Period in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

9. State Regulatory Restrictions.  The Administrator is authorized to deny participation in the Program to residents of any state or foreign jurisdiction that imposes restrictions on participation in the Program that conflict with the general terms and provisions of this Program, including, without limitation, any general prohibition on the payment of broker-dealer commissions for purchases under the Program.

10. Amendment to or Termination of the Program.

(a) The terms and conditions of this Program may be amended by Lightstone at any time, including but not limited to an amendment to the Program to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least ten (10) days prior to the effective date thereof to each Participant.

(b) The Administrator may terminate a Participant’s individual participation in the Program and Lightstone may terminate the Program itself, at any time by providing ten (10) days’ prior written notice to a Participant, or to all Participants, as the case may be.

(c) After termination of the Program or termination of a Participant’s participation in the Program, the Administrator will send to each Participant a check for the amount of any Distributions in the Participant’s account that have not been invested in Shares. Any future Distributions with respect to such former Participant’s Shares made after the effective date of the termination of the Participant’s participation will be sent directly to the former Participant.

11. Governing Law.  This Program and the Participants’ election to participate in the Program shall be governed by the laws of the State of Maryland.

12. Notice.  Any notice or other communication required or permitted to be given by any provision of this Program shall be in writing and, if to the Administrator, addressed to ACS Securities Services, Inc., 3988 N. Central Expressway, Building 5, Floor 2, Dallas, Texas 75024, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any changes of address.

13. Certificates.  The ownership of the Shares will be in book-entry form prior to the issuance of certificates. Lightstone will not issue share certificates except to stockholders who make a written request to the Administrator.

APPENDIX C

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC.

SUBSCRIPTION AGREEMENT

CURRENTLY NOT AVAILABLE TO RESIDENTS OF OHIO

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC.

INSTRUCTION PAGE

In no event may a subscription of shares be accepted until at least five business days after the date the subscriber receives the final prospectus. You will receive a confirmation of your purchase.

PLEASE MAIL the properly completed and executed ORIGINALS of the subscription agreement with your check made payable to: “Wells Fargo Bank, NA, Escrow Agent for Lightstone II.”

Mail completed documents to:

ACS SECURITIES SERVICES, INC
3988 N. CENTRAL EXPWY
BLDG 5, FLR 2
DALLAS, TX 75204

*For IRA Accounts, mail investor signed documents to the IRA Custodian for signatures.

If you have any questions, please call your registered representative or Lightstone Securities at (888) 808-7348 (REIT)

Instructions to Subscribers

Section 1:	Indicate investment amount. Make all checks payable to “Wells Fargo Bank, NA, Escrow Agent for Lightstone II.”
Section 2:	Choose type of ownership

Non-Custodial Ownership

— Accounts with more than one owner must have ALL PARTIES SIGN where indicated on page 3.

— Be sure to attach copies of all plan documents for Pension Plans, Trusts or Corporate Partnerships required in section 2.

Custodial Ownership

For New IRA/Qualified Plan Accounts-Please complete the form/application provided by your custodian of choice in addition to this subscription document and forward to the custodian for processing.

Existing IRA Accounts and other Custodial Accounts

— Information must be completed BY THE CUSTODIAN. Have all documents signed by appropriate officers as indicated in their Corporate Resolution (also, to be included).

Section 3:	All names addresses, Dates of Birth, Social Security or Tax I.D. numbers of all investors or Trustees
Section 4:	Choose Dividend Allocation option
Section 5:	To be signed and completed by your Financial Advisor Be sure to include CRD number for FA and BD Firm Branch Manager signature
Section 6:	Have ALL owners initial and sign where indicated on Page 3
Section 7:	Have investors complete and sign the substitute W-9

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC.

SUBSCRIPTION AGREEMENT

1.	YOUR INITIAL INVESTMENT Make all checks payable to “Wells Fargo Bank, NA, Escrow Agent for Lightstone II”

Investment Amount $ The minimum initial investment is 200 shares ($2,000)	Brokerage Account Number (If applicable)

Cash, cashier’s checks/official bank checks in bearer form, foreign checks, money orders, third party checks, or traveler’s checks will not be accepted.

☐	I/WE AM/ARE EMPLOYEE (S) OF LIGHTSTONE SECURITIES, AN AFFILIATE, BROKER AND OR AN IMMEDIATE FAMILY MEMBER OF ONE OF THE ABOVE. I ACKNOWLEDGE THAT I WILL NOT BE PAID A COMMISSION FOR THIS PURCHASE, BUT WILL RECEIVE ADDITIONAL SHARES OR FRACTIONS THEREOF.
☐	CHECK HERE IF ADDITIONAL PURCHASE AND COMPLETE NUMBER 3 BELOW.
2.	FORM OF OWNERSHIP (Select only one)

Non-Custodial Ownership	Custodial Ownership
 Individual

 Joint Tenant (Joint accounts will be registered as joint tenants with rights of survivorship unless otherwise indicated)
 Tenants in Common
 TOD - Optional designation of beneficiaries for individual joint owners with rights of survivorship or tenants by the entireties.(Please complete Transfer on Death Registration Form. You may download the form at www.lightstonereit.com)
 Uniform Gift/Transfer to Minors (UGMA/UTMA)

Under the UGMA/UTMA of the State of _______________

 Pension Plan (Include Plan Documents)
 Trust (Include title and signature pages of Trust Documents)  Corporation or Partnership (Include Corporate Resolution or Partnership Agreement)
Other ________________ (Include title and signature pages)	Third Party Administered Custodial Plan
(new IRA accounts will require an additional application)
☐ IRA  ☐ ROTH/IRA  ☐ SEP/IRA  ☐ SIMPLE  ☐ OTHER

Name of Custodian

Mailing Address

City State Zip
Custodian Information (To be completed by Custodian above)
Custodian Tax ID #
Custodian Account #

Custodian Phone
3.	INVESTOR INFORMATION Please print name(s) in which Shares are to be registered.
A.	Individual/Trust/Beneficial Owner

First Name:		Middle:

Last Name:		Tax ID or SS#

Street Address:	City:	State:	Zip

Date of Birth: (mm/dd/yyyy) / /	If Non-U.S. Citizen, specify Country of Citizenship:

Daytime Phone #:	U.S. Drivers License Number (if available)		State of Issue:

CURRENTLY NOT AVAILABLE TO RESIDENTS OF OHIO.

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISIONER’S RULES.

Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

B.	Joint Owner/Co-Trustee/Minor

First Name:		Middle:

Last Name:		Tax ID or SS#

Street Address:	City:	State:	Zip:

Date of Birth: (mm/dd/yyyy) / /	If Non-U.S. Citizen, Specify Country of Citizenship:

Daytime Phone Number:

C.	Residential Street Address (This section must be completed for verification purposes if mailing address in section 3A is a P.O.Box)

Street Address:

City:	State:	Zip:

D.	Trust/Corporation/Partnership/Other (Trustee’(s) information must be provided in sections 3A and 3B) Date of Trust------/------/-------

Entity Name/Title of Trust:	Tax ID Number:

E.	Government ID (Foreign Citizens only) Identification documents must have a reference number and photo. Please attach a photocopy.

Place of birth:
City State/Providence Country

Immigration Status ☐	Permanent resident ☐	Non-permanent resident ☐	Non-resident ☐
Check which type of document you are providing:

☐ US Driver’s License	☐ INS Permanent resident alien card	☐ Passport with U.S. Visa	☐ Employment Authorization Document

☐ Passport without U.S. Visa	Bank Name required:	Account No. required:

☐ Foreign national identity documents	Bank address required:	Phone No. required:

Documents number and country of issuance	Number for the document checked above:
F.	Employer: Retired: ☐

4.	DISTRIBUTIONS (Select only one)

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your dividend distributions
IRA accounts may not direct distributions without the custodian’s approval.
I hereby subscribe for Shares of Lightstone Value Plus REIT II and elect the distribution option indicated below:

A.	Reinvest/Distribution Reinvestment Plan (see the final prospectus for details)
B.	Mail Check to the address of record
C.	Credit Dividend to my IRA or Other Custodian Account
D.	Cash/Direct Deposit. Please attach a pre-printed voided check (Non-Custodian Investors only). I authorize Lightstone Value Plus REIT II or its agent to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify Lightstone Value Plus REIT II in writing to cancel it. In the event that Lightstone Value Plus REIT II deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Name/Entity Name/Financial Institution:

Mailing Address:	City:	State:	Zip:

Account Number :	Your Bank’s ABA/Routing Nbr:

Your Bank’s Account Number:	Checking Acct:	Savings Acct:

PLEASE ATTACH COPY OF VOIDED CHECK TO THIS FORM IF FUNDS ARE TO BE SENT TO A BANK

*The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.

Signature  Signature

5.	BROKER-DEALER/FINANCIAL ADVISOR INFORMATION (All fields must be completed)

The financial advisor must sign below to complete order. The financial advisor hereby warrants that he/she is dulylicensed and may lawfully sell shares in the state designated at the investor’s legal residence.

Broker Dealer		Financial Advisor Name/RIA

Advisor Mailing Address

City		State	Zip code

Advisor No.	Branch No.	Telephone No.

Email Address		Fax No.

Broker Dealer CRD Number		Financial Advisor CRD Number

☐	AFFILIATED REGISTERED INVESTMENT ADVISOR (RIA): All sales of securities must be made through a Broker-Dealer. If an RIA introduces a sale, the sale must be conducted through the RIA in his or her capacity as a Registered Representative of Broker-Dealer (Section 5 must be filled in). I acknowledge that by checking the above box I WILL NOT RECEIVE A COMMISSION.

The undersigned FINANCIAL ADVISOR further represents and certifies that in connection with this subscription for Shares, he/she has complied with and has followed all applicable policies and procedures under his firm’s existing Anti-Money Laundering Program and Customer Identification Program.

Financial Advisor and / or RIA Signature:	Date:

Branch Manager Signature:	Date:

6.	SUBSCRIBER SIGNATURES

The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such subscriber behalf) the following: (you must initial each of the representations below)

Owner	Co-Owner	a) I/We have a minimum net worth (not including home, home furnishings and personal automobiles) of at least $70,000 and estimate that (without regard to Lightstone Value Plus REIT II, Inc.) I/We have a gross income due in the current year of at least $70,000; or have a net worth (excluding home, home furnishings and automobiles) of at least $250,000, or such higher suitability as may be required by certain states and set forth on the reverse side hereof; in the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.
Owner	Co-Owner	b) I/We have received the final prospectus of Lightstone Value Plus REIT II.
Owner	Co-Owner	c) I/We am/are purchasing shares for my/our own account.
Owner	Co-Owner	d) I/We acknowledge that shares are not liquid.
Owner	Co-Owner	e) If an affiliate of Lightstone Value Plus REIT II, I/We represent that the shares are being purchased for investment purposes only and not for immediate resale.

Owner Signature:	Date:

Co-Owner Signature:	Date:

Signature of Custodians(s) or Trustees(s) (if applicable). Current Custodian must sign if investment is for an IRA Account

Authorized Signature (Custodian or Trustee)	Date:

CERTAIN STATES HAVE IMPOSED SPECIAL FINANCIAL SUITABILITY
STANDARDS FOR SUBSCRIBERS WHO PURCHASE SHARES

Kentucky

•	Investors must have either (a) a net worth of $250,000 or (b) an annual gross income of at least $70,000 and a minimum net worth of at least $70,000, with the amount invested in this offering not to exceed 10% of the Kentucky investor’s liquid net worth.

Massachusetts, Michigan, Oregon, Pennsylvania and Washington

•	Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a minimum net worth of at least $70,000. The investor’s maximum investment in the issuer and its affiliates cannot exceed 10% of the Massachusetts, Michigan, Oregon, Pennsylvania or Washington resident’s net worth.

Kansas, Missouri, and California

•	In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth in our shares and securities of other real estate investment trusts. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Alabama

•	In addition to the general suitability standards above, shares will only be sold to Alabama residents that represent that they have a liquid net worth of at least 10 times the amount of their investment in this real estate investment program and other similar programs.

Tennessee

•	In addition to the general suitability standards described above, Tennessee residents’ maximum investment in the issuer and its affiliates must not exceed ten percent (10%) of their liquid net worth. Further, the minimum closing amount for Tennessee investors is $10,000,000 or 1,000,000 shares subscribed. We will only sell shares of our common stock to Tennessee investors who initially purchase a minimum of 500 shares for a total purchase price of $5,000, except tax-exempt entities may initially purchase a minimum of 250 shares for a total purchase price of $2,500.

Currently Not Open to Residents of Ohio

WE INTEND TO ASSERT THE FOREGOING REPRESENTATIONS AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. WE HAVE THE RIGHT TO ACCEPT OR REJECT THIS SUBSCRIPTION IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. AS USED IN THIS SUBSCRIPTION AGREEMENT,“LIGHTSTONE” REFERS TO THE LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND ITS AFFILIATES. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS.

By executing this Subscription Agreement, the subscriber is not waiving any rights under federal or state law.

7.	SUBSTITUTE W-9

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

What Number to Give the Requester. – Social Security numbers (“SSN”) have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers (“EIN”) have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer. All “Section” references are to the Internal Revenue Code of 1986, as amended. “IRS” is the Internal Revenue Service.

For this type of account:	Give the SSN of:	For this type of account:	Give the EIN of:
1. An individual’s account	The individual	6. Sole proprietorship or single-owner LLC	The owner(3)
2. Two or more individuals (Joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)	7. A valid trust, estate, or pension trust	The legal entity(4)
		8. Corporate or LLC electing corporate status on Form 8832	The corporation
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)	9. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization

		10. Partnership or multi-member LLC	The partnership
4. (a) The usual revocable savings trust account (grantor is also trustee.	The grantor-trustee(1)	11. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity
(b) So-called trust account that is not a legal or valid trust under State law	The actual owner(1)
5. Sole proprietorship or single-owner LLC	The owner(3)	12. A broker or registered nominee	The broker or nominee

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a SSN, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s SSN.
(3)	You must show your individual name and you may also enter your business or “DBA” name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.
(4)	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note. If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Obtaining a Number

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov/online/ss-5.pdf. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

Payees Exempt from Backup Withholding

Backup withholding is not required on any payments made to the following payees:

•	An organization exempt from tax under Section 501 (a), an individual retirement account (“IRA”), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).
•	The United States or any of its agencies or instrumentalities.
•	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
•	A foreign government or any of its political subdivisions, agencies or instrumentalities.
•	An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

•	A corporation.
•	A foreign central bank of issue.
•	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.
•	A futures commission merchant registered with the Commodity Futures Trading Commission.
•	A real estate investment trust.
•	An entity registered at all times during the tax year under the Investment Company Act of 1940.
•	A common trust fund operated by a bank under Section 584(a).
•	A financial institution.
•	A middleman known in the investment community as a nominee or custodian.
•	A trust exempt from tax under Section 664 or described in Section 4947.

Exempt payees should complete a Substitute Form W-9 to avoid possible erroneous backup withholding. Check the “Exempt TIN” box in Part 4 of the attached Substitute Form W-9, furnish your TIN, sign and date the form and return it to the payer. Foreign payees who are not subject to backup withholding should complete an appropriate Form W-8 and return it to the payer.

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

Penalties

•	Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.Civil Penalty for False Information With Respect to
•	Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.
•	Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
•	Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), that the investor is a U.S. person, and that the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the IRS that the investor is subject to backup withholding as a result of failure to report all interest or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding. If the box in Part 3 is checked and a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS. SEE THE GUIDELINES BELOW FOR INSTRUCTIONS ON HOW TO FILL OUT THE SUBSTITUTE W-9.

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (“TIN”)	Part 1 – PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	Social security number OR Employer Identification Numbers
Part 2 – Certification-Under – penalties of perjury, I certify that:
(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me);
(2) I am not subject to backup withholding because (a) I am exempt from withholding or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding; and
(3) I am a U.S. person (including a U.S. resident alien)
	CERTIFICATION INSTRUCTIONS – YOU MUST CROSS OUT ITEM (2) IN PART 2 ABOVE IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDERREPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURNS. HOWEVER, IF AFTER BEING NOTIFIED BY THE IRS STATING THAT YOU WERE SUBJECT TO BACKUP WITHHOLDING YOU RECEIVED ANOTHER NOTIFICATION FROM THE IRS STATING YOU ARE NO LONGER SUBJECT TO BACKUP WITHHOLDING, DO NOT CROSS OUT TIME (2). IF YOU ARE EXEMPT FROM BACKUP WITHHOLDING, CHECK THE BOX IN PART 4.	Part 3 – Awaiting TIN ☐ Part 4 – Exempt TIN ☐
SIGNATURE: DATE: , 2009
Name (Please Print):
Address (Please Print):

NOTE: FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU FROM THE ESCROW ACCOUNT, PLEASE REVIEW THE ENCLOSED GUIDELINES FOR
CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9
FOR ADDITIONAL INFORMATION.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me and that either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center for Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to the Depositary by the time of payment, 28% of all reportable payments made to me will be withheld.

SIGNATURE:	Date:

LIGHTSTONE VALUE PLUS REAL ESTATE
INVESTMENT TRUST II, INC.

Common Stock

500,000 SHARES — MINIMUM OFFERING

51,000,000 SHARES — MAXIMUM OFFERING

PROSPECTUS

             , 2009

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by Lightstone Value Plus Real Estate Investment Trust II, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Until , 2009 (90 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as soliciting dealers with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION (assuming sale of maximum offering)

Securities and Exchange Commission Registration Fee	$22,469.78
FINRA Filing Fee	$57,500.00
Printing and Mailing Expenses	$400,000.00
Blue Sky Filing Fees and Expenses	$750,000.00
Legal Fees and Expenses	$1,500,000.00
Accounting Fees and Expenses	$500,000.00
Advertising and Sales Literature	$260,000.00
Due Diligence	$70,000.00
Miscellaneous	$530,000.00
Total	$4,089,969.78

Sales to Special Parties.

Lightstone SLP II, LLC, which is controlled by our sponsor, will receive subordinated profits interests of our operating partnership in exchange for approximately $51,000,000, assuming 51,000,000 shares are sold pursuant to this offering. Our sponsor has agreed to purchase subordinated profits interests semiannually at a price of $100,000 per $1,000,000 in subscriptions that we accept until we achieve the maximum offering. Our sponsor may elect to purchase subordinated profits interests with cash or contributions of interests in a real property of equivalent value. The proceeds received from the cash sale of subordinated profits interests will be used to pay the dealer manager fees and selling commissions. If our sponsor elects to purchase subordinated profits interests with contributions of real property interests, a majority of our board of directors (including a majority of our independent directors) will determine the value of the interest based on an appraisal obtained by a qualified independent real estate appraiser concerning the underlying property. In the event of the termination of the advisory agreement, our sponsor may elect to (i) receive cash in an amount equal to the cash purchase price per subordinated profits interest and the value of the contributed interests in real property (with such value determined at the time of contribution) per subordinated profits interest, or (ii) retain the subordinated profits interests and receive distributions in accordance with the terms of such interests. We may compensate certain individuals with grants of restricted stock pursuant to our Employee and Director Incentive Restricted Share Plan and options to purchase our common stock under our stock option plan. Stockholders will be allowed to purchase shares pursuant to our distribution reinvestment program for $9.50 per Share. Subscribers to shares which are entitled to volume discounts will pay reduced selling commissions.

Recent Sale of Unregistered Securities

In connection with our incorporation, we issued 20,000 shares of our common stock to Lightstone Value Plus REIT II LLC for $10.00 per share in a private offering on May 20, 2008. Such offering was exempt from the registration requirements pursuant to Section 4(2) of the Securities Act.

Indemnification of Directors and Officers.

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The charter of the Company contains such a provision.

Subject to these restrictions, the charter of the Company authorizes it to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Company, (b) any individual who, while a director or officer of the Company and at the request of the Company, serves or has served as a director, officer, partner, or trustee of another corporation, real investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise, and (c) the advisor and its officers, directors and Affiliates, (such persons and the advisor and its officers, directors and Affiliates being referred to herein as an Indemnitee) from and against any claim or liability to which an Indemnitee may become subject or which the Indemnitee may incur by reason of his, her or its service in such capacities.

However, the Company may not indemnify any Indemnitee unless (a) the Indemnitee has determined in good faith that the course of conduct which caused the loss, liability or expense was in the best interests of the Company, (b) the Indemnitee was acting on behalf of the Company or performing services for the Company and (c) the liability, loss or expense was not the result of negligence or misconduct on the part of the Indemnitee, except that if the Indemnitee is or was an independent director, the liability, loss or expense was not the result of gross negligence or willful misconduct. Further, the Company may not indemnify any Indemnitee for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (y) each claim or count involving alleged violations of federal or state securities has been adjudicated in favor of the Indemnitee, or (z) each such claim or count has been dismissed with prejudice by a court of competent jurisdiction, or a court of competent jurisdiction approves a settlement of each such claim or count and finds that indemnification of the settlement and related costs should be made, and the court considering the matter has been advised of the position of the Securities and Exchange Commission and the published position of any applicable state securities regulatory authority as to indemnification for securities law violations.

The Bylaws of the Company obligate it, subject to the limits described above, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to an Indemnitee who is made a party to the proceeding by reason of his service in the capacities described above. The charter and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

The MGCL requires a corporation (unless its charter provides otherwise, which the Company’s charter does to the extent described above) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met. However, the Company may advance amounts to an Indemnitee only if (w) the proceeding relates to acts or omissions relating to the performance of duties or services for the Company or on its behalf, (x) the proceeding is initiated by a third party who is not a stockholder or is initiated by a stockholder acting in his or her capacity as such, and a court of competent jurisdiction specifically approves the advancement, (y) the Indemnitee provides the Company with written affirmation of his, her or its good faith belief that he, she or it has met the standard of conduct necessary for indemnification, and (z) the Indemnitee undertakes in writing to repay the advanced funds to the Company, together with interest at the applicable legal rate of interest if the Indemnitee is found not to be entitled to indemnification.

Any indemnification payment or reimbursement of expenses will be furnished in accordance with the procedures in Section 2- 418(e) of the MGCL or any successor statute.

Our Bylaws provide that neither the amendment, nor the repeal, nor the adoption of any other provision of the the Bylaws will apply to or affect, in any respect, an indemnified person’s right to indemnification for any act or failure to act which occurred prior to such amendment, repeal or adoption.

To the extent that the indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and, therefore, unenforceable.

Treatment of Proceeds from Stock being Registered.

Inapplicable.

Financial Statements and Exhibits

(a) Financial Statements:

Inapplicable.

(b) Exhibits:

The list of exhibits filed with or incorporated by reference in this Registration Statement is set forth in the Exhibit Index following the signature page herein.

Undertakings

(a) The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b) The Registrant undertakes (i) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Securities and Exchange Commission in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) The Registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(d) The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

(e) The Registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(f) The Registrant undertakes that, for the purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) under the Securities Act as part a registration statement relating to an offering, other than registration statements relying on Rule 430B under the Securities Act or other than prospectuses filed in reliance on Rule 430A under the Securities Act, shall be deemed to be part of and included in the registration Statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration Statement or made in a document incorporated or deemed incorporated by reference into the registration Statement or prospectus that is part of the registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration Statement or prospectus that was part of the registration Statement or made in any such document immediately prior to such date of first use.

(g) For the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(h) The Registrant undertakes to provide to the stockholders the financial statements as required by Form 10-K for the first full fiscal year of the Registrant’s operations.

(i) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS(1)
(UNAUDITED)

The table below presents information concerning the acquisition of properties during the three years ended December 31, 2007 by prior non-public programs sponsored by The Lightstone Group.

	2005			2006	2007
Name Location	PREIT Portfolio	Belz Outlets Orlando, FL	Dakota Square Mall Minot, ND	Williamsburg Mazel Williamsburg, VA	DL-DW Holdings LLC US and Canada
Type of Property Public/Private	4 Industrial Properties Private	2 Retail Outlets Private	Regional Mall Private	Retail Private	684 Hotels and 1 Office Bldg Private
Gross leasable space (sq. feet) or number of units and total sq. feet of unit	253,000 Sq. Ft.	831,000 Sq. Ft.	510,000 Sq. Ft.	65,298 Sq. Ft.	76,500 hotel rooms; 102,000 Sq Ft. office bldg
Date of purchase	Aug-05	May-05	Feb-05	2/1/2006	6/11/07
Cash down payment	$898,988	35,392,162 (2)	10,612,554	2,828,118	627,900,000
Contract purchase price plus acquisition fee	$4,363,137	$121,662,305	$52,623,755	$12,421,618	$8,177,949,000
Mortgage financing at date of purchase	$3,464,149	86,270,143	42,011,201	12,139,500	7,550,049,000 (1)
Other cash expenditures expensed	$28,184	1,374,565	2,511,299	—	—
Other cash expenditures capitalized	$—	—	—	—	93,485,000
Total acquisition cost	$4,391,321	123,036,870	55,135,054	14,967,618	8,271,434,000
Amount raised from investors	$550,000	17,183,128	5,000,000	172,220.00	410,000,000
Amount raised from sponsor	348,998	$8,591,564	$5,000,000	172,220.00	410,000,000

(1) — includes mezzanine debt, assumed subordinated debt, and assumed capital lease obligation

(2) — Includes $15.8 million of temporary financing, returned at refinancing in September 2005

The table below presents information concerning the acquisition of properties during the three years ended December 31, 2007 by Lightstone Value Plus Real Estate Investment Trust, Inc. Lightstone Value Plus Real Estate Investment Trust, Inc. did not acquire any properties in 2005.

	2006			2007
Name Location	St. Augustine Outlet Mall St. Augustine, Florida	Southeast Michigan – Four Multi-Family Apartment Complexes Southeast Michigan	Oakview Power Center Omaha, Nebraska	1407 Broadway New York, New York		Gulf States Industrial Properties Southeast Louisiana and San Antonio, Texas	Brazos Crossing Power Center Lake Jackson, Texas	Sugarland and Katy Extended Stay Hotels Houston, Texas	St. Augustine Outlet Mall Adjacent Land & Development Rights St. Augustine, Florida	Camden Properties Florida and North Greensboro and Charlotte, North Carolina & Tampa, Florida	Sarasota Industrial Building Sarasota, Florida
Type of Property Public/Private	Retail	Residential	Retail	Office		Industrial and Office	Retail	Lodging	Retial	Residential	Industrial
Gross leasable space (sq. feet) or number of units and total sq. feet of unit	253,346	1,017	177,331	914,762		1,006,752	61,213	22,040	N/A	1,576	281,276
Date of purchase	03/31/06	06/29/06	12/21/06	01/04/07		02/01/07	06/29/07 (1)	10/17/07	03/31/06	11/16/07	11/16/07
Contract purchase price plus acquisition fee	26,715,000	43,360,188	34,159,502 (1)	123,643,950	(2)	65,627,206	1,650,000	15,618,000	4,125,625	98,907,875	12,650,000
Cash down payment	4,506,429	3,544,231	6,922,636	21,109,214	(3)	13,339,158	1,688,326	6,118,464	4,229,973	21,088,704	13,095,413
Mortgage financing at date of purchase	$22,495,737	$40,725,000	$27,500,000	$106,000,000	(4)	$53,025,000	$—	$10,040,000	$—	$79,268,800	$—
Other cash expenditures expensed	—	—	—	—		—	—	—	—	—	—
Other cash expenditures capitalized	287,166	909,044	263,134	3,465,264		736,953	38,326	540,464	28,723	1,449,629	445,413
Total acquisition cost	27,002,166	44,269,231	34,422,636	127,109,214		66,364,158	1,688,326	16,158,464	4,154,348	100,357,504	13,095,413
Amount raised from investors	—	—	—	—		—	—	—	—	—	—

(1)	Original purchase was for the land only. The power center was subsequently built and opened in March, 2008.
(2)	We entered into a joint venture agreement to purchase 49% of a sub-leasehold interest in an office building located at 1407 Broadway, New York, New York with a ground lease set to expire in 2048; the numbers represent 100%.
(3)	Company’s cash down payment was $14,679,939.
(4)	Acquisition fee paid to the sponser is equal to 2.75% of the pro rata portion of the purchase price to reflect the Company’s 49% ownership.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, State of New York, on the 12th day of February, 2009.

LIGHTSTONE VALUE PLUS
REAL ESTATE INVESTMENT TRUST II, INC.

By: /s/ David Lichtenstein Chief Executive Officer and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacity	Date
/s/ David Lichtenstein David Lichtenstein	Chief Executive Officer and Chairman of the Board of Directors	February 12, 2009
/s/ Donna Brandin Donna Brandin	Chief Financial Officer	February 12, 2009
* Bruno de Vinck	Director	February 12, 2009
* Shawn R. Tominus	Director	February 12, 2009
* Edwin J. Glickman	Director	February 12, 2009
* George R. Whittemore	Director	February 12, 2009
* By: /s/ David Lichtenstein David Lichtenstein Attorney-in-fact

EXHIBIT INDEX

The following exhibits are included, or incorporated by reference, in this Registration Statement on Form S-11 (and are numbered in accordance with Item 601 of Regulation S-K).

Exhibit No.	Description
1.1*	Dealer Manager Agreement by and between Lightstone Value Plus Real Estate Investment Trust II, Inc. and Lightstone Securities, LLC.
1.2*	Form of Soliciting Dealers Agreement by and between Lightstone Securities, LLC and the Soliciting Dealers.
3.1*	Amended and Restated Charter of Lightstone Value Plus Real Estate Investment Trust II, Inc.
3.2*	Bylaws of Lightstone Value Plus Real Estate Investment Trust II, Inc.
4.1*	Form of Amended and Restated Agreement of Limited Partnership of Lightstone Value Plus REIT II LP
4.3*	Agreement by and among Lightstone Value Plus REIT II LP, Lightstone SLP II LLC, and David Lichtenstein
4.4*	Amended and Restated Agreement dated as of January 30, 2009, by and among Lightstone Value Plus REIT II LP, Lightstone SLP II LLC, and David Lichtenstein.
5.1*	Opinion of Venable LLP
8*	Opinion of Proskauer Rose LLP as to tax matters.
10.1*	Escrow Agreement by and among Lightstone Value Plus Real Estate Investment Trust II, Inc., Wells Fargo Bank, National Association and Lightstone Securities, LLC.
10.2*	Advisory Agreement by and between Lightstone Value Plus Real Estate Investment Trust II, Inc. and Lightstone Value Plus REIT II LLC.
10.3*	Form of Management Agreement, by and among Lightstone Value Plus Real Estate Investment Trust II, Inc., Lightstone Value Plus REIT II LP and Prime Retail Property Management, LLC.
10.4*	Form of Management Agreement, by and among Lightstone Value Plus Real Estate Investment Trust II, Inc., Lightstone Value Plus REIT II LP and Beacon Property Management, LLC.
10.5*	Form of Management Agreement, by and among Lightstone Value Plus Real Estate Investment Trust II, Inc., Lightstone Value Plus REIT II LP and HVM, LLC.
10.6*	Form of Management Agreement, by and among Lightstone Value Plus Real Estate Investment Trust II, Inc., Lightstone Value Plus REIT II LP and Prime Group Realty Trust.
10.7*	Form of the Employee and Director Incentive Restricted Share Plan.
10.8*	Form of the Stock Option Plan.
23.1	Consent of Amper, Politziner & Mattia, LLP
23.2*	Consent of Proskauer Rose LLP (included in Exhibit 8)
24*	Power of Attorney

*	Previously filed